Exhibit 4.1

Dated 30 June 2023

BETWEEN
TELENET BV
as Company
THE OBLIGORS
TELENET GROUP HOLDING NV
THE FINANCIAL INSTITUTIONS LISTED HEREIN
as Existing Revolving Facility Lenders

THE FINANCIAL INSTITUTIONS LISTED HEREIN
as Acceding Revolving Facility Lenders

THE BANK OF NOVA SCOTIA
acting as Facility Agent
and
KBC BANK NV
acting as Security Agent

TELENET SUPPLEMENTAL AGREEMENT (CREDIT AGREEMENT)

TABLE OF CONTENTS

Page

1. INTERPRETATION	2
2. EFFECTIVE DATE STEPS	2
3. ACCEDING REVOLVING FACILITY LENDERS	2
4. REPRESENTATIONS: OBLIGORS	3
5. CONFIRMATION OF GUARANTEES AND SECURITY	4
6. MISCELLANEOUS	5
7. GOVERNING LAW	5
SCHEDULE 1 CONDITIONS PRECEDENT	6
SCHEDULE 2 AMENDED CREDIT AGREEMENT	7
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THIS AGREEMENT (this “Agreement”) is dated 30 June 2023 and made
BETWEEN:
(1)TELENET BV (formerly known as TELENET BVBA), a company registered in Belgium with the Crossroads Bank for Enterprises under number 0473.416.418 (RLP Antwerp, division Mechelen) (the “Company”);
(2)THE OBLIGORS named as parties to this Agreement in the signature pages in their capacity as Obligors under and as defined in the Credit Agreement (as defined below) (each an “Obligor”);
(3)TELENET GROUP HOLDING NV, a company registered in Belgium with the Crossroads Bank for Enterprises under number 0477.702.333 (RLP Brussels) (“SuperHoldco”);
(4)ING BELGIUM NV/SA, THE BANK OF NOVA SCOTIA, BNP PARIBAS FORTIS SA/NV, DEUTSCHE BANK AKTIENGESELLSCHAFT, SOCIETE GENERALE, LONDON BRANCH, JPMORGAN CHASE BANK N.A., LONDON BRANCH, GOLDMAN SACHS BANK USA, THE ROYAL BANK OF SCOTLAND PLC, COÖPERATIEVE RABOBANK U.A., ROYAL BANK OF CANADA, KBC BANK NV, BELFIUS BANK NV/SA, CRÉDIT INDUSTRIEL ET COMMERCIAL LONDON BRANCH, MUFG BANK, LTD. and BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY (the “Existing Revolving Facility Lenders”);
(5)CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, MORGAN STANLEY BANK, N.A. AND SMBC BANK INTERNATIONAL PLC (the “Acceding Revolving Facility Lenders”);
(6)THE BANK OF NOVA SCOTIA as Facility Agent for and on behalf of the other Finance Parties under and each as defined in the Credit Agreement (in this capacity, the “Facility Agent”); and
(7)KBC BANK NV as security agent (the “Security Agent”).
BACKGROUND
(A)    We refer to the credit agreement originally dated 1 August 2007 and as amended and restated by supplemental agreements dated 22 August 2007, 11 September 2007, 8 October 2007, 23 June 2009, 25 August 2009, 4 October 2010, 2 November 2015 and 10 August 2017, as further amended by an amendment agreement dated 4 December 2017, and as further amended and restated by supplemental agreements dated 16 November 2018 and 6 April 2020 made between, amongst others, the Company as original borrower and The Bank of Nova Scotia as facility agent (the “Credit Agreement”).
(B)    This Agreement is supplemental to and amends the Credit Agreement.
(C)    Pursuant to clause 28 (Amendments and waivers) of the Credit Agreement, the Existing Revolving Facility Lenders hereby consent to the amendments to the Credit Agreement contemplated by this Agreement which apply to the Revolving Facility (as defined in the Credit Agreement). Furthermore, the Acceding Revolving Facility Lenders have agreed to provide new Revolving Facility Commitments (as defined in the Credit Agreement) in accordance with clause 2.2 (Increase) of the Amended Credit Agreement (as defined below), and consent to the amendments to the Credit Agreement which apply to the Revolving Facility (as defined in the Credit Agreement).
(D)    The Existing Revolving Facility Lenders and the Acceding Revolving Facility Lenders, being all of the affected Lenders, also consent to the bifurcation of the Revolving Facility (as defined in the Credit Agreement) into “Revolving Facility A” and “Revolving Facility B”, and the extension of the Final Maturity Date of “Revolving Facility B” to 31 May 2029.
(E)    Pursuant to clause 28.9 (Screen Rate) of the Credit Agreement, the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) and the Company (in each case, acting reasonably) may make certain amendments to the Credit Agreement in connection with the cessation of the LIBOR benchmark.
(F)    The Facility Agent is therefore authorised to make all of the amendments contemplated by this Agreement, and to execute this Agreement on behalf of each other Finance Party in accordance with paragraph (a) of clause 28.1 (Procedure) of the Credit Agreement.
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IT IS AGREED as follows:
1.INTERPRETATION
1.1Definitions
Capitalised terms defined in the Amended Credit Agreement (as defined below) have, unless expressly defined in this Agreement, the same meaning in this Agreement.
1.2Construction
(a)The provisions of clause 1.2 (Construction) of the Amended Credit Agreement apply to this Agreement as though they were set out in full in this Agreement except that references to the Amended Credit Agreement are to be construed as references to this Agreement.
(b)“Effective Date” means the later of (i) 30 June 2023 or such earlier date which the Company notifies to the Facility Agent in writing and (ii) the date on which the Facility Agent notifies the Company and the Lenders that it has received all of the documents set out in Schedule 1 (Conditions Precedent) to this Agreement in form and substance satisfactory to the Facility Agent (acting reasonably). The Facility Agent must give this notification as soon as reasonably practicable.
2.EFFECTIVE DATE STEPS
The parties hereto agree that with effect from the Effective Date, the steps below shall be deemed to have occurred sequentially in the order stated below:
(a)each Acceding Revolving Facility Lender shall become a party to the Amended Credit Agreement as a Lender under the Revolving Facility with a Revolving Facility Commitment of £1.00, in accordance with Clause 3 (Acceding Revolving Facility Lenders) below;
(b)the Revolving Facility Commitment of each Acceding Revolving Facility Lender shall be deemed increased with the consent of that Acceding Revolving Facility Lender (in accordance with clause 29 (Amendments and Waivers), paragraph (a)(v) of clause 29.2 (Exceptions) and clause 29.7 (Class Exception) of the Amended Credit Agreement);
(c)each of the Revolving Facility Commitments available immediately after the occurrence of the step set out in paragraph (b) above shall be redesignated as Revolving Facility A Commitments or Revolving Facility B Commitments (each as defined in the Amended Credit Agreement) such that:
(i)    the Revolving Facility A Commitment of each Lender shall be as set out in Part 3 of Schedule 1 (Revolving Facility Commitments as at the 2023 Amendment Effective Date) to the Amended Credit Agreement; and
(ii)    the Revolving Facility B Commitment of each Lender shall be as set out in Part 3 of Schedule 1 (Revolving Facility Commitments as at the 2023 Amendment Effective Date) to the Amended Credit Agreement; and
(d)the Credit Agreement shall otherwise be supplemented and amended and restated by this Agreement so that it shall then be in effect in the form set out at Schedule 2 (Amended Credit Agreement) to this Agreement (the “Amended Credit Agreement”).
3.ACCEDING REVOLVING FACILITY LENDERS
(a)With effect from the Effective Date:
(i)    each Acceding Revolving Facility Lender agrees to become party to and to be bound by the terms of the Amended Credit Agreement as a Lender in accordance with clause 2.2 (Increase) of the Amended Credit Agreement;
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(ii)    each Acceding Revolving Facility Lender agrees to assume and will assume all of the obligations corresponding to a Revolving Facility Commitment of £1.00 as if it was an Original Lender under the Amended Credit Agreement;
(iii)    each Acceding Revolving Facility Lender becomes party to the relevant Finance Documents;
(iv)    each Acceding Revolving Facility Lender agrees with each other person who is or becomes party to the Intercreditor Agreement in accordance with the terms thereof that with effect on and from the Effective Date, it will be bound by the Intercreditor Agreement as a Senior Lender as if it had been an original party thereto in such capacity and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender.
(b)Each Acceding Revolving Facility Lender represents on the date of this Agreement that it is a Qualifying Lender.
(c)Each Acceding Revolving Facility Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in clause 2.2 (Increase) of the Amended Credit Agreement.
(d)The Facility Office, address, e-mail and attention details of each Acceding Revolving Facility Lender for the purposes of clause 36.2 (Contact Details) of the Amended Credit Agreement are as set out on its signature page to this Agreement.
(e)This Agreement is accepted as an Increase Confirmation for the purposes of the Amended Credit Agreement by the Facility Agent (for itself and on behalf of each L/C Bank) and the Increase Date is confirmed as the Effective Date.
4.REPRESENTATIONS: OBLIGORS
4.1Representations
The representations and warranties set out in this Clause are made on the Effective Date by each Obligor to each Finance Party. Each Obligor makes the representations and warranties set out in this Clause in respect of itself and (where applicable) in respect of its Subsidiaries.
4.2    Legal Validity
(a)The obligations expressed to be assumed by it in this Agreement constitute its legal, valid and binding obligations enforceable, subject to any relevant reservations or qualifications as to matters of law contained in any legal opinion referred to in paragraph 2 of Schedule 1 (Conditions Precedent) to this Agreement in accordance with its terms.
(b)The choice of English law as the governing law of this Agreement and its irrevocable submission to the jurisdiction of the courts of England in respect of any proceedings relating to this Agreement will be recognised and enforced in its jurisdiction of incorporation, subject to any relevant reservation or qualification as to matters of law contained in any legal opinion referred to in paragraph (a) above.
(c)Any judgment obtained in England in relation to this Agreement will be recognised and enforced in its jurisdiction of incorporation, subject to any relevant reservation or qualification as to matters of law contained in any legal opinion referred to in paragraph (a) above.
4.3    Non-conflict
The execution and delivery by it of, this Agreement, and its performance of the transactions contemplated hereby, will not violate:
(a)in any material respect, any law or regulation or official judgment or decree applicable to it;
(b)in any material respect, its constitutional documents; or
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(c)any agreement or instrument to which it is a party or binding on any of its assets or binding upon any other member of the Group or any other member of the Group’s assets, where such violation would or is reasonably likely to have a Material Adverse Effect.
4.4    Power and authority
It has the power to enter into and comply with all obligations expressed on its part under this Agreement and has taken all necessary actions to authorise the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement.
4.5    Authorisations
(a)Subject to any relevant reservations or qualifications contained in any legal opinion referred to in paragraph (a) of Clause 4.2 (Legal Validity) above, all material and necessary authorisations, registrations, consents, approvals, licences (other than the Licences), and filings required by it in connection with the execution, validity or enforceability of this Agreement, and the performance of the transactions contemplated by this Agreement have been obtained (or, if applicable, will be obtained within the required time period) and are validly existing.
(b)The Licences are in full force and effect and each member of the Group is in compliance in all material respects with all provisions thereof such that the Licences are not the subject of any pending or, to the best of its knowledge, threatened attack, suspension or revocation by a competent authority except, in each case, to the extent that any lack of effect, non-compliance or attack, suspension or revocation of a Licence would not have or not be reasonably likely to have a Material Adverse Effect.
(c)All the Necessary Authorisations are in full force and effect, each member of the Group is in compliance in all material respects with all provisions thereof and the Necessary Authorisations are not the subject of any pending or, to the best of its knowledge, threatened attack or revocation by any competent authority except, in each case, to the extent that any lack of effect, non-compliance or attack or revocation of a Necessary Authorisation would not have or not be reasonably likely to have a Material Adverse Effect.
5.CONFIRMATION OF GUARANTEES AND SECURITY
With effect from the Effective Date, each of the Obligors and SuperHoldco:
(a)confirms its acceptance of the Amended Credit Agreement;
(b)in the case of the Obligors only, agrees that it is bound as an Obligor by the terms of the Amended Credit Agreement; and
(c)confirms and accepts that:
(i)    any Security, guarantee and indemnity created or given by it under a Security Document will:
(A)    continue in full force and effect on the terms of the respective Finance Documents (including the Amended Credit Agreement); and
(B)    continue to extend to the Secured Obligations (as defined in the Intercreditor Agreement); and
(ii)    in the case of the Obligors only, any guarantee or indemnity created or given by it under clause 18 (Guarantee and Indemnity) of the Credit Agreement will:
(A)    continue in full force and effect on the terms of the respective Finance Documents (including the Amended Credit Agreement); and
(B)    extend to the liabilities and obligations of the Obligors under the Finance Documents (including the Amended Credit Agreement), in each case, as amended by the terms of this Agreement and subject to any limitations set out in clause 18.9 (Limitations) of the Amended Credit Agreement and any Accession Agreement.
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6.MISCELLANEOUS
(a)Each of this Agreement and the Amended Credit Agreement is a Finance Document.
(b)Subject to the terms of this Agreement:
(i)    the Credit Agreement will remain in full force and effect and, from the Effective Date, the Credit Agreement and this Agreement will be read and construed as one document; and
(ii)    except as otherwise provided in this Agreement, the Finance Documents remain in full force and effect.
(c)The provisions of clauses 36 (Counterparts) and 40 (Enforcement) of the Credit Agreement apply to this Agreement as though they were set out in full in this Agreement except that references to the Credit Agreement are to be construed as references to this Agreement.
7.GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1
CONDITIONS PRECEDENT
1.Corporate documents
(a)A copy of the latest version on the date of this Agreement of the articles of association or equivalent constitutional documents, as applicable, of each Obligor and SuperHoldco.
(b)In relation to each Obligor incorporated under the laws of the United States, a certificate of good standing.
(c)A copy of a resolution of the board of directors, or the board of managers (or equivalent), of each Obligor and SuperHoldco approving the terms of, and the transactions contemplated by, this Agreement and any other Finance Documents to which it is, or will become, a party.
(d)A specimen of the signature of each person authorised on behalf of each Obligor and SuperHoldco to execute or witness the execution of this Agreement and any other Finance Document or to sign or send any document or notice in connection with this Agreement and any other Finance Document.
(e)An extract from the Luxembourg Trade and Companies Register in respect of each Obligor incorporated in Luxembourg dated no earlier than one Business Day prior to the Effective Date.
(f)A certificate of absence of a judicial or an administrative dissolution without liquidation (certificat de non-inscription d'une décision judiciaire ou de dissolution administrative sans liquidation) issued by the Luxembourg Trade and Companies Register in respect of each Obligor incorporated in Luxembourg dated no earlier than one Business Day prior to the Effective Date.
(g)A certificate of an authorised signatory of the Company certifying that each copy document specified in this Schedule 1 (Conditions Precedent) is correct, complete and in full force and effect on the date of this Agreement.
2.Security confirmation
A Luxembourg law confirmation agreement in relation to a share pledge agreement originally dated 4 October 2010 and made between Telenet BV (formerly, Telenet NV) as pledgor, KBC Bank NV as pledgee and Telenet International Finance S.à r.l. as company, as confirmed and amended from time to time.
3.Legal opinions
(a)A legal opinion of Allen & Overy LLP, English legal advisers to the Facility Agent, addressed to the Finance Parties.
(b)A legal opinion of Allen & Overy LLP, Belgian legal advisers to the Facility Agent, addressed to the Finance Parties.
(c)A legal opinion of Allen & Overy, societe en commandite simple, Luxembourg legal advisers to the Facility Agent, addressed to the Finance Parties.
(d)A legal opinion of Ropes & Gray International LLP, Delaware legal advisers to the Obligors and SuperHoldco, addressed to the Finance Parties.

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SCHEDULE 2
AMENDED CREDIT AGREEMENT
7

SENIOR FACILITIES AGREEMENT

CREDIT FACILITIES
for
TELENET BV
arranged by
ABN AMRO BANK N.V.
BNP PARIBAS S.A.
J.P. MORGAN PLC
with
THE BANK OF NOVA SCOTIA
acting as Facility Agent
and
KBC BANK NV
acting as Security Agent

Originally dated 1 August 2007 and as amended and restated by supplemental agreements dated 22 August 2007, 11 September 2007, 8 October 2007, 23 June 2009, 25 August 2009,
4 October 2010, 2 November 2015 and 10 August 2017, as amended by an amendment agreement dated 4 December 2017, and as further amended and restated by supplemental agreements dated 16 November 2018, 6 April 2020 and 30 June 2023.

TABLE OF CONTENTS

Page

1. DEFINITIONS AND INTERPRETATIONS	1
2. FACILITIES	76
3. PURPOSE	81
4. CONDITIONS PRECEDENT	82
5. ADVANCES	83
6. DOCUMENTARY CREDITS	84
7. ANCILLARY FACILITIES	89
8. OPTIONAL CURRENCIES	94
9. REPAYMENT	95
10. PREPAYMENT AND CANCELLATION	96
11. RATE SWITCH	103
12. INTEREST	104
13. TAXES	107
14. MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES	111
15. INCREASED COSTS	114
16. ILLEGALITY AND MITIGATION	115
17. PAYMENTS	116
18. GUARANTEE AND INDEMNITY	118
19. REPRESENTATIONS AND WARRANTIES	122
20. INFORMATION COVENANTS	125
21. FINANCIAL COVENANT	129
22. GENERAL COVENANTS	131
23. DEFAULT	145
24. THE ADMINISTRATIVE PARTIES	151
25. EVIDENCE AND CALCULATIONS	157
26. FEES	157
27. INDEMNITIES AND BREAK COSTS	158
28. EXPENSES	159
29. AMENDMENTS AND WAIVERS	160
30. CHANGES TO THE PARTIES	166
31. DISCLOSURE OF INFORMATION	175
32. CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS	176
33. SET-OFF	177
34. PRO RATA SHARING	177
35. SEVERABILITY	180
36. COUNTERPARTS	180
37. NOTICES	180
38. LANGUAGE	182
39. GOVERNING LAW	182
40. ENFORCEMENT	182
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TABLE OF CONTENTS (continued)

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ii

THIS AGREEMENT originally dated 1 August 2007 and as amended and restated by supplemental agreements dated 22 August 2007, 11 September 2007, 8 October 2007, 23 June 2009, 25 August 2009, 4 October 2010, 2 November 2015 and 10 August 2017, as amended by an amendment agreement dated 4 December 2017, and as further amended and restated by supplemental agreements dated 16 November 2018, 6 April 2020 and 30 June 2023 between the following parties:
(1)TELENET BV (formerly Telenet BidCo NV and subsequently Telenet NV and Telenet BVBA), a company registered in Belgium with the Crossroads Bank for Enterprises under number 0473.416.418 (RLP Antwerp, division Mechelen) as original borrower (the “Original Borrower” and the “Company”);
(2)THE PARTIES listed in Part 1 of Schedule 1 (Original Parties) as original guarantors as at the 2023 Amendment Effective Date (in this capacity, each an “Original Guarantor” and together the “Original Guarantors”);
(3)ABN AMRO BANK N.V., BNP PARIBAS S.A. and J.P. MORGAN PLC as mandated lead arrangers (in this capacity each a “Mandated Lead Arranger” and together the “Mandated Lead Arrangers”);
(4)THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 1 (Original Parties) as initial original lenders (the “Initial Original Lenders”);
(5)THE BANK OF NOVA SCOTIA as facility agent (in this capacity, the “Facility Agent”); and
(6)KBC BANK NV as security agent (in this capacity, the “Security Agent”).
IT IS AGREED as follows:
1.DEFINITIONS AND INTERPRETATIONS
1.1Definitions
In this Agreement:
“2015 Amendment Effective Date” means 2 November 2015.
“2017 Amendment Effective Date” means 10 August 2017.
“2017 ICA Amendment Effective Date” means 10 August 2017.
“2018 Amendment Effective Date” means 16 November 2018.
“2020 Amendment Effective Date” means 6 April 2020.
“2023 Amendment Effective Date” means 30 June 2023.
“80% Security Test” means the requirement that, save as otherwise provided in Clause 22.22 (Further Assurance) and subject to the Agreed Security Principles, members of the Group generating in aggregate not less than 80% of Consolidated EBITDA (excluding for the purposes of this calculation, any EBITDA attributable to any Joint Venture) have acceded as Guarantors to this Agreement and, in each case, granted Security Interests (or procured the granting of Security Interests) pursuant to the Security Documents over:
(a)all of the shares in the Obligors; and
(b)all of the rights of the relevant creditors in relation to any Subordinated Shareholder Loans, as tested by reference to each set of annual financial information relating to the Group delivered to the Facility Agent pursuant to Clause 20.1 (Financial Statements) and provided that to the extent any Guarantor generates negative earnings before interest, tax, depreciation and amortisation, such Guarantor shall be deemed for the purposes of calculating the 80% Security Test numerator to have zero earnings before interest, tax, depreciation and amortisation, and provided further that the EBITDA of any member of the Group that is not required to (or cannot) become a Guarantor and grant Security (or procure the granting of Security) due to the provisions of the Agreed Security Principles shall be disregarded for the purposes of calculating the 80% Security Test numerator and denominator, and such requirements shall at all times be subject to any grace period under this Agreement.

“Acceleration Date” means the date on which a written notice has been served under Clause 23.16 (Acceleration).
“Acceptable Bank” means:
(a)a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of (i) BBB+ or higher by Standard & Poor’s or Fitch, (ii) Baal or higher by Moody’s or (iii) a comparable rating from an internationally recognised credit rating agency; or
(b)any other bank or financial institution approved by the Facility Agent (in consultation with the Company).
“Acceptable Joint Venture” means a joint venture, partnership or similar arrangement formed by a member of the Group (a) by the contribution of some or all of the assets of the Group pursuant to a Business Division Transaction to such joint venture, partnership or similar arrangement with one or more persons and/or (b) for the purposes of network and/or infrastructure sharing with one or more Joint Ventures.
“Accession Agreement” means a letter, substantially in the form of Schedule 7 (Form of Accession Agreement) (including any applicable limitation language), with such amendments as the Facility Agent may approve or reasonably require.
“Accounting Principles” means IFRS, or, if at the relevant time GAAP has been adopted in accordance with Clause 20.5 (Change in Accounting Principles), GAAP.
“Additional Borrower” means a member of the Group or any Permitted Affiliate Parent which becomes a Borrower after the Signing Date pursuant to Clause 30.10 (Additional Borrowers).
“Additional Business Day” means any day specified as such in the applicable Reference Rate Terms.
“Additional Facilities Cap” has the meaning given to such term in paragraph (g) of Clause 2.3 (Telenet Additional Facility).
“Additional Guarantor” means a member of the Group, any Permitted Affiliate Parent or any Affiliate Subsidiary which becomes a Guarantor after the Signing Date pursuant to Clause 30.11 (Additional Guarantors).
“Additional Obligor” means an Additional Borrower or an Additional Guarantor.
“Administrative Party” means a Mandated Lead Arranger or an Agent and, where the context so admits or requires, includes each of them.
“Advance” means:
(a)when designated “Telenet Additional Facility”, an advance made or to be made to a Borrower under a Telenet Additional Facility (but excluding for the purposes of this definition, any utilisation of a Telenet Additional Facility by way of an Ancillary Facility or a Documentary Credit);
(b)when designated “Revolving Facility A” or “Revolving Facility B”, an advance made or to be made under Revolving Facility A or Revolving Facility B (as applicable) (but excluding for the purposes of this definition, any utilisation of a Revolving Facility by way of an Ancillary Facility or a Documentary Credit); or
(c)without any such designation, an advance made or to be made to a Borrower under a Telenet Additional Facility, Revolving Facility A and/or Revolving Facility B, as the context requires, and in each case as from time to time reduced by repayment or prepayment.
“Affected Documentary Credit” has the meaning given to such term in Clause 16.1 (Illegality in Relation to an L/C Bank).
“Affiliate” means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company provided that in relation to any clause, reference or provision that uses such term:

(a)an Affiliate of the Company that issues any notes, bonds or other securities for the purpose of on-lending the proceeds of such issuances under a Facility and to a Borrower under this Agreement and which acts in accordance with the terms of any indentures or other documents governing such issuances (a “Designated Notes Issuer”) shall not be an Affiliate of the Company or any of its Affiliates; and
(b)a Designated Notes Issuer shall be deemed not to be managed by, or under the control of, the Company or any of its Affiliates.
“Affiliate Subsidiary” means any Proposed Affiliate Subsidiary which accedes to this Agreement as a Guarantor in accordance with Clause 30.11 (Additional Guarantors) provided that such Affiliate Subsidiary has not ceased to be a Guarantor.
“Agent” means the Facility Agent or the Security Agent (or both of them), as the context requires.
“Agent’s Spot Rate of Exchange” means, in relation to two currencies, the Facility Agent’s spot rate of exchange for the purchase of the first-mentioned currency with the second-mentioned currency in the London foreign exchange market at or about 11.00 am on a particular day.
“Agreed Security Principles” means the security principles set out in Schedule 15 (Agreed Security Principles).
“All3Media Intercreditor Agreement” means the intercreditor agreement originally dated 28 September 2006 between, among others, The Royal Bank of Scotland plc as Senior Agent and Security Agent and All3Media Capital Limited, All3Media Intermediate Limited and All3Media Finance Limited as Effective Date Debtors (each as defined therein).
“Alternative Benchmark Commencement Date” means any Business Day on which the Facility Agent and the Company agree upon an Alternative Benchmark Rate.
“Alternative Benchmark Rate” means any alternative benchmark rate agreed in writing between the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) and the Company (in each case, acting reasonably) from time to time, provided that the Facility Agent and the Company shall consider the benchmark rates being used at that time in the then prevailing market for syndicated debt financings of a similar size to, and in the same currencies as, the Facilities.
“Alternative Fallback Rate” means any rate specified as such in the applicable Reference Rate Terms.
“Alternative Fallback Rate Adjustment” means any rate which is either:
(a)specified as such in the applicable Reference Rate Terms; or
(b)determined by the Facility Agent in accordance with the methodology specified in the applicable Reference Rate Terms.
“Alternative Fallback Rate Date” means any date specified as such in the applicable Reference Rate Terms.
“Alternative Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Alternative Reference Banks in relation to a Euro Term Rate Advance:
(a)(other than where paragraph (b) below applies) as the rate at which the relevant Alternative Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in Euro within the Participating Member States for the relevant period; or
(b)if different, as the rate (if any and applied to the relevant Alternative Reference Bank and the relevant period) which contributors to the applicable Primary Term Rate are asked to submit to the relevant administrator.
“Alternative Reference Banks” means the principal London offices of such banks as may be appointed by the Facility Agent with the consent of the Company.

“Alternative Term Rate” means any rate specified as such in the applicable Reference Rate Terms.
“Alternative Term Rate Adjustment” means, in respect of any Advance, any rate which is either:
(a)specified as such in the applicable Reference Rate Terms; or
(b)determined by the Facility Agent (or at the election of the Company, by any other Finance Party which agrees to determine that rate in place of the Facility Agent) in accordance with the methodology specified in the applicable Reference Rate Terms.
“Ancillary Facility” means any:
(a)overdraft, automated payment, cheque drawing or other current account facility;
(b)forward foreign exchange facility;
(c)derivatives facility;
(d)short term loan facility;
(e)guarantee, bond issuance, documentary or stand-by letter of credit facility;
(f)performance bond facility; and/or
(g)such other facility or financial accommodation as may be required in connection with the Business of the Group and which is agreed in writing between the relevant Borrower and the relevant Ancillary Facility Lender.
“Ancillary Facility Commitment” means, in relation to an Ancillary Facility Lender and an Ancillary Facility granted by it at any time, and save as otherwise provided in this Agreement, the maximum Euro Amount to be made available under that Ancillary Facility granted by it, to the extent not cancelled or reduced or transferred pursuant to the terms of such Ancillary Facility or under this Agreement.
“Ancillary Facility Documents” means the documents and other instruments pursuant to which an Ancillary Facility is made available and the Ancillary Facility Outstandings under it are evidenced.
“Ancillary Facility Final Maturity Date” has the meaning given to such term in Clause 7.1(g) (Utilisation of Ancillary Facilities).
“Ancillary Facility Lender” means each Lender (or an Affiliate of that Lender) which makes available an Ancillary Facility in accordance with Clause 7 (Ancillary Facilities).
“Ancillary Facility Outstandings” means (without double counting), at any time with respect to an Ancillary Facility Lender and each Ancillary Facility provided by it, the aggregate of:
(a)all amounts of principal then outstanding under any overdraft, automated payment, cheque drawing, other current account facility or short term loan facility (determined in accordance with the applicable terms) as at such time (net of any Available Credit Balance); and
(b)in respect of any other facility or financial accommodation, such other amount as fairly represents the aggregate potential exposure of that Ancillary Facility Lender with respect to it under its Ancillary Facility, in each case, as reasonably determined by that Ancillary Facility Lender from time to time in accordance with its usual banking practices for facilities or accommodation of the relevant type (including without limitation, the calculation of exposure under any derivatives facility by reference to the mark-to-market valuation of such transaction at the relevant time).
“Annualised EBITDA” means the annualised earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated Annualised EBITDA).

“Annuity Fees” means the amounts payable by Telenet Vlaanderen to Interkabel Vlaanderen CVBA pursuant to Sections 5, 6 and 7 of the contribution deed dated 23 September 1996 pursuant to which Interkabel Vlaanderen CVBA effected a contribution in kind of usage rights to a cable network to Telenet Vlaanderen, as amended on 28 May 1998.
“Anti-Terrorism Law” means each of:
(a)Executive Order No. 13224 on Terrorist Financing - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism issued 23 September 2001, as amended by Order 13268 (as so amended, the “Executive Order”);
(b)the Patriot Act;
(c)the Money Laundering Control Act of 1986 18 U.S.C, section 1956; and
(d)any updates or replacements to the laws listed above in paragraphs (a) to (c) which are enacted in the United States subsequent to the Signing Date.
“Approved Stock Options” means any options, warrants, rights to purchase or other equivalents (however designated) issued or granted by a member of the Group to any former, present or future officers, consultants, directors and/or employees of any member of the Group or its Affiliates to subscribe for share capital or similar rights of ownership in that member of the Group provided that the maximum aggregate amount of such options, warrants, rights to purchase or other equivalents (however designated) shall not exceed 3 per cent. of its issued share capital.
“Asset Passthrough” means a series of transactions between a Borrower Holdco, one or more members of the Group and an Asset Transferring Party where:
(a)in the case of an asset being transferred by a Borrower Holdco to the Asset Transferring Party, that asset:
(i)is first transferred by that Borrower Holdco to a member of the Group; and
(ii)may then be transferred between various members of the Group, and is finally transferred (insofar as such transaction relates to the Group) to an Asset Transferring Party; or
(b)in the case of an asset being transferred by an Asset Transferring Party to a Borrower Holdco, that asset:
(i)is first transferred by that Asset Transferring Party to a member of the Group; and
(ii)may then be transferred between various members of the Group, and is finally transferred (insofar as such transaction relates to the Group) to a Borrower Holdco, and where the purpose of each such asset transfer is, in the case of an Asset Passthrough of the type described in paragraph (a) above, to enable a Borrower Holdco to indirectly transfer assets (other than cash) to that Asset Transferring Party and, in the case of an Asset Passthrough of the type described in paragraph (b) above, is to enable an Asset Transferring Party to indirectly transfer assets (other than cash) to a Borrower Holdco, in either case, by way of transfers of those assets to and from (and, if necessary, between) one or more members of the Group in such a manner as to be neutral to the Group taken as a whole provided that:
(i)the consideration payable (if any) by the first member of the Group to acquire such assets comprises either (A) cash funded or to be funded directly or indirectly by a payment from (in the case of an Asset Passthrough of the type described in paragraph (a) above) the Asset Transferring Party or (in the case of an Asset Passthrough of the type described in paragraph (b) above) a Borrower Holdco, in either case, in connection with that series of transactions, (B) Subordinated Shareholder Loans or (C) the issue of one or more securities;
(ii)in the case of an Asset Passthrough of the type described in paragraph (a) above, the consideration payable by the Asset Transferring Party is equal to the consideration received or receivable by a Borrower Holdco and, in the case of an Asset Passthrough of the type described in paragraph (b) above, the consideration payable by that Borrower Holdco is equal to the consideration received or receivable by the Asset Transferring Party (and for this purpose, a security issued by one person shall constitute equal consideration to a security issued by another person where such securities have been issued on substantially the same terms and subject to the same conditions);
(iii)all of the transactions comprising such a series of transactions (from and including the transfer of the assets by a Borrower Holdco to and including the acquisition of those assets by the Asset Transferring Party or vice versa) are completed within two Business Days; and
(iv)upon completion of all of the transactions comprising such a series of transactions, no person (other than another member of the Group) has any recourse to any member of the Group and no member of the Group which is not an Obligor may have any recourse to an Obligor, in each case in relation to such a series of transactions (other than in respect of (A) the Subordinated Shareholder Loans or any rights and obligations under the securities, in each case, mentioned in paragraph (i) above and (B) covenants as to title provided, in the case of an Asset Passthrough of the type described in paragraph (a) above, in favour of the Asset Transferring Party on the same terms as such covenants were provided by that Borrower Holdco in respect of the relevant assets and, in the case of an Asset Passthrough of the type described in paragraph (b) above, in favour of that Borrower Holdco on the same terms as such covenants were provided by the Asset Transferring Party in respect of the relevant assets).
“Asset Securitisation Subsidiary” means any Subsidiary of the Company or any Subsidiary of any Permitted Affiliate Parent or any other member of the Group, as applicable, engaged solely in the business of effecting or facilitating any asset securitisation programme or programmes or one or more receivables factoring transactions.
“Asset Transferring Party” means the member of the Wider Group (or any person in which a member of the Group owns an interest but which is not a member of the Wider Group or the Group) or, where the asset being transferred is a security, a member of the Group, in each case, who is the initial transferor or final transferee in respect of a transfer to or from a Borrower Holdco, as the case may be, through one or more members of the Group.
“Auditors” means KPMG LLP or any other firm appointed by the Company to act as its auditors from time to time.
“Availability Period” means:
(a)in respect of a Telenet Additional Facility, the period agreed between the Company and the relevant Telenet Additional Facility Lenders in the applicable Telenet Additional Facility Accession Agreement;
(b)in respect of Revolving Facility A, the period from and including the 2020 Amendment Effective Date to and including the date falling one month prior to the Final Maturity Date in relation to Revolving Facility A; and
(c)in respect of Revolving Facility B, the period from and including the 2020 Amendment Effective Date to and including the date falling one month prior to the Final Maturity Date in relation to Revolving Facility B.
“Available Ancillary Facility Commitments” means, in relation to an Ancillary Facility Lender and an Ancillary Facility granted by it at any time, and save as otherwise provided in this Agreement or in the applicable Ancillary Facility Documents, its Ancillary Facility Commitment in relation to that Ancillary Facility at such time, less the Euro Amount of the relevant Ancillary Facility Outstandings at such time, provided always that such amount shall not be less than zero.
“Available Commitments” means, in relation to a Lender, the aggregate amount of its Available Telenet Additional Facility Commitments, its Available Revolving Facility Commitments and its Available Ancillary Facility Commitments, or, in the context of a particular Facility, its Available Telenet Additional Facility Commitments, its Available Revolving Facility Commitments or its Available Ancillary Facility Commitments, in respect of that Facility, as the context may require.
“Available Credit Balance” means, in relation to an Ancillary Facility, credit balances on any account of any Borrower of that Ancillary Facility with the Ancillary Facility Lender making available that Ancillary Facility to the extent that those credit balances are freely available to be set off by that Ancillary Facility Lender against liabilities owed to it by that Borrower under that Ancillary Facility.

“Available Revolving Facility” means, in relation to a Revolving Facility, at any time, the aggregate amount of the Available Revolving Facility Commitments in respect of that Revolving Facility at that time.
“Available Revolving Facility A Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its Revolving Facility A Commitment at such time less the Euro Amount of its share of the Revolving Facility A Outstandings, adjusted to take account of:
(a)any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, or any increase assumed by it of, any Revolving Facility A Commitment, in each case, pursuant to the terms of this Agreement; and
(b)in the case of any proposed Utilisation, the Euro Amount of its share of (i) such Revolving Facility A Advance and/or Documentary Credit which pursuant to any other Request is to be made, or as the case may be, issued under the Revolving Facility A, and (ii) any Revolving Facility A Advance and/or Documentary Credit issued under the Revolving Facility A which is due to be repaid, prepaid or expire (as the case may be), in each case, on or before the proposed Utilisation Date, provided always that such amount shall not be less than zero.
“Available Revolving Facility B Commitments” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its Revolving Facility B Commitment at such time less the Euro Amount of its share of the Revolving Facility B Outstandings, adjusted to take account of:
(a)any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, or any increase assumed by it of, any Revolving Facility B Commitment, in each case, pursuant to the terms of this Agreement; and
(b)in the case of any proposed Utilisation, the Euro Amount of its share of (i) any Revolving Facility B Advance and/or Documentary Credit which pursuant to any other Request is to be made, or as the case may be, issued under Revolving Facility B, and (ii) any Revolving Facility B Advance and/or Documentary Credit issued under Revolving Facility B which is due to be repaid, prepaid or expire (as the case may be), in each case, on or before the proposed Utilisation Date, provided always that such amount shall not be less than zero.
“Available Revolving Facility Commitment” means the Available Revolving Facility A Commitment and/or the Available Revolving Facility B Commitments (as the context requires).
“Available Telenet Additional Facility Commitments” means, in relation to a Lender and a Telenet Additional Facility granted by it, at any time and save as otherwise provided in this Agreement, its Telenet Additional Facility Commitment in relation to that Telenet Additional Facility at such time less the Euro Amount of its share of the Utilisations made under that Telenet Additional Facility, adjusted to take account of:
(a)any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, or any increase assumed by it of, any Telenet Additional Facility Commitment in relation to that Telenet Additional Facility, in each case, pursuant to the terms of this Agreement; and
(b)in the case of any proposed Utilisation, the Euro Amount of its share of (i) any Utilisation under a Telenet Additional Facility which pursuant to any other Request is to be made, or as the case may be, issued under that Telenet Additional Facility and (ii) any Utilisation under a Telenet Additional Facility in respect of any revolving loan facility made under that Telenet Additional Facility which is due to be repaid, prepaid or expire (as the case may be), in each case, on or before the proposed Utilisation Date, provided always that such amount shall not be less than zero.
“Backstop Rate Switch Date” means:
(a)in relation to a Rate Switch Currency, the date (if any) specified as such in the applicable Reference Rate Terms; or

(b)any other date as may be agreed as such between the Company and the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party).
“Bail-In Action” means the exercise of any Write-down and Conversion Powers.
“Bail-In Legislation” means:
(a)in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law as described in the EU Bail-In Legislation Schedule from time to time;
(b)in relation to the United Kingdom, Part I of the UK Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); and
(c)in relation to any other state, any analogous law from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law.
“Bank Levy” means the bank levy which is imposed under section 73 of, and schedule 19 to, the Finance Act 2011 (the “UK Bank Levy”) and any levy or Tax of an equivalent nature imposed in any jurisdiction in a similar context or for a similar reason to that in and/or which the UK Bank Levy has been imposed by reference to the equity and liability of a financial institution or other person carrying out financial transactions.
“Beneficiaries” has the meaning given to the term Senior Secured Creditors in the Intercreditor Agreement.
“BEPS Action 6” means Action 6 of the Base Erosion and Profit Shifting Action Plan as set out in the Final Report published by the Organisation for Economic and Corporate Development on 5 October 2015.
“Borrower” means the Original Borrower and any Additional Borrower, in each case, unless it has ceased to be a Borrower in accordance with Clause 30.12 (Resignation of an Obligor (other than the Company)) and, in respect of an Ancillary Facility only, any Affiliate of a Borrower that becomes a borrower of that Ancillary Facility with the approval of the relevant Ancillary Facility Lender pursuant to Clause 7.7 (Affiliates of Borrowers).
“Borrower Holdco” means a direct Holding Company of a member of the Group which is not a member of the Group.
“Break Costs” means, in respect of any Term Rate Advance, any amount specified as such in the applicable Reference Rate Terms for that Term Rate Advance.
“Business” means:
(a)any business that consists of the upgrade, construction, creation, development, marketing, acquisition (to the extent permitted under this Agreement), operation, utilisation and maintenance of networks that use existing or future technology for the transmission, reception and delivery of voice, video and/or other data (including networks that transmit, receive and/or deliver services such as multi-channel television and radio, programming, telephony, Internet services and content, high speed data transmission, video, multi-media and related activities);
(b)any business that consists of the provision, creation, distribution and broadcasting of Content;
(c)any business that comprises being a Holding Company of one or more persons engaged in any business referred to in paragraphs (a), (b) and (d) of this definition; and
(d)any business or provision of services substantially the same or similar to that of any member of the Wider Group on the 2017 Amendment Effective Date,
and any related ancillary or complementary business to any of the services described above and references to “business” or “ordinary course of business” shall be similarly construed.

“Business Day” means a day (other than a Saturday or Sunday):
(a)on which banks are open for general business in London, Paris and Brussels;
(b)if such reference relates to a date for the payment or purchase of any sum denominated in Euro, which is a TARGET Day;
(c)if such reference relates to a date for the payment or purchase of any sum denominated in U.S. Dollars, on which banks generally are open for business in New York;
(d)if such reference relates to a date for the payment or purchase of any sum denominated in an Optional Currency (other than Euro or U.S. Dollars), on which banks generally are open for business in the principal financial centre of the country of that currency; and
(e)in relation to:
(i)the fixing of an interest rate in relation to a Term Rate Advance;
(ii)any date for payment or purchase of an amount relating to a Compounded Rate Advance; or
(iii)the determination of the first day or the last day of a Term for a Compounded Rate Advance, or otherwise in relation to the determination of the length of such a Term, which is an Additional Business Day relating to that currency or that Advance or Unpaid Sum.
“Business Division Transaction” means any sale, transfer, demerger or partial demerger, contribution, spin off or distribution of, any creation or participation in any joint venture and/or entering into any other transaction or taking any action with respect to, in each case, any assets, undertakings and/or businesses of the Group which comprise all or part of any business division (or its predecessors or successors), to or with any other person, whether or not within the Group.
“Capital Expenditure” means any expenditure which is or will be treated as a capital expenditure in the audited consolidated financial statements of the Group in accordance with the Accounting Principles.
“Cash” means at any time, without double counting:
(a)all Cash Equivalent Investments; and
(b)cash (in cleared balances) denominated in Euro (or any other currency freely convertible into Euro) and credited to an account in the name of a member of the Group, SuperHoldco or any other issuer of Holdco Debt (as applicable) with an Acceptable Bank and to which such member of the Group, SuperHoldco or any other issuer of Holdco Debt (as applicable) is alone (or, in the case of a member of the Group, together with other members of the Group) beneficially entitled and for so long as:
(i)such cash is repayable on demand (including any cash held on time deposit which is capable of being broken and the balance received within two Business Days of notice provided that any such cash shall only be taken into account net of any penalties or costs which would be incurred in breaking the relevant time deposit); or
(ii)such cash has been deposited with an Acceptable Bank as security for any performance bond, guarantee, standby letter of credit or similar facility the contingent liabilities relating to such having been included in the calculation of Net Total Debt, and, in any such case:
(A)repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group, SuperHoldco or any other issuer of Holdco Debt (as applicable) or of any other person whatsoever or on the satisfaction of any other condition;

(B)there is no encumbrance over that cash except for the Security or any encumbrance constituted by a netting or set-off arrangement entered into by a member of the Group, SuperHoldco or any other issuer of Holdco Debt (as applicable) in the ordinary course of their banking arrangements and any security interest granted in connection with such banking arrangements; and
(C)the cash is freely and (except as mentioned in paragraph (ii) above) immediately available to be applied in repayment or prepayment of the Facilities or Financial Indebtedness of a member of the Group, SuperHoldco or any other issuer of Holdco Debt (as applicable).
“Cash Equivalent Investment” means:
(a)securities or obligations issued, insured or unconditionally guaranteed by the United States government, the government of the United Kingdom, the relevant member state of the European Union (each, a “Qualified Country”) or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;
(b)securities or obligations issued by any Qualified Country, or any political subdivision of any such Qualified Country, or any public instrumentality thereof, having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either Standard & Poor’s or Moody’s (or, if at any time neither Standard & Poor’s nor Moody’s shall be rating such obligations, then from another nationally recognised rating service);
(c)commercial paper issued by any Lender or any bank holding company owning any Lender;
(d)commercial paper maturing no more than 12 months after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either Standard & Poor’s or Moody’s (or, if at any time neither Standard & Poor’s nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognised rating service);
(e)time deposits, eurodollar time deposits, bank deposits, certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other bank or trust company (x) having combined capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. Dollar equivalent thereof) in the case of non-U.S. banks or (y) the long-term debt of which is rated at the time of acquisition thereof at least “A-” or the equivalent thereof by Standard & Poor’s, or “A-” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another nationally recognised rating agency);
(f)auction rate securities rated at least Aa3 by Moody’s and AA- by Standard & Poor’s (or, if at any time either Standard & Poor’s or Moody’s shall not be rating such obligations, an equivalent rating from another nationally recognised rating service);
(g)repurchase agreements or obligations with a term of not more than 30 days for underlying securities of the types described in paragraphs (a), (b) and (e) above entered into with any bank meeting the qualifications specified in paragraph (e) above or securities dealers of recognised national standing;
(h)marketable short-term money market and similar funds (x) either having assets in excess of $250.0 million (or U.S. Dollar equivalent thereof) or (y) having a rating of at least A-2 or P-2 from either Standard & Poor’s or Moody’s (or, if at any time neither Standard & Poor’s nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognised rating service in the United States);
(i)interests in investment companies or money market funds, 95% the investments of which are one or more of the types of assets or instruments described in paragraphs (a) through (h) above;
(j)any other debt security approved by the Majority Lenders;
(k)any other investments used by the Company, any Permitted Affiliate Parent or any member of the Group as temporary investments permitted by the Facility Agent in writing in its sole discretion; and
(l)in the case of investments by the Company, any Permitted Affiliate Parent or any member of the Group organised or located in a jurisdiction other than the United States or a Participating Member State of the European Union (or any political subdivision or territory thereof), or in the case of investments made in a country outside the United States, other customarily utilised high-quality investments in the country where such member of the Group is organized or located or in which such investment is made, all as conclusively determined in good faith by the Company, in each case to which any member of the Group, SuperHoldco or any other issuer of Holdco Debt (as applicable) is alone (or, in the case of a member of the Group, together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security Interest (other than Security Interests arising under the Security Documents).
“Central Bank Rate” has the meaning given to that term in the applicable Reference Rate Terms.
“Central Bank Rate Adjustment” has the meaning given to that term in the applicable Reference Rate Terms.
“Change of Control” has the meaning given to such term in Clause 10.2 (Mandatory Prepayment – Change of Control).
“Clientele Fees” means the fees payable by a member of the Group to Interkabel Vlaanderen CVBA pursuant to a clientele fee agreement dated 23 September 1996 as amended on 28 May 1998.
“Closing Date” means the date of first utilisation under the Facilities.
“Code” means the United States Internal Revenue Code of 1986, as amended and any rule or regulation issued thereunder from time to time in effect.
“Commitment” means:
(a)a Telenet Additional Facility Commitment;
(b)a Revolving Facility A Commitment; and/or
(c)a Revolving Facility B Commitment,
and where the context so requires, each of them.
“Common Holding Company” has the meaning given to such term in Clause 30.9(e) (Permitted Affiliate Group Designation).
“Compliance Certificate” means a certificate substantially in the form of Schedule 6 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenant.
“Composite Revolving Facility Instructing Group” means, at any time, a Lender or Lenders under Maintenance Covenant Revolving Facilities whose aggregate undrawn Revolving Facility Commitments and Telenet Additional Facility Commitments in relation to Maintenance Covenant Revolving Facilities (translated into Euros, where such Commitment is denominated in U.S. Dollars, on the basis of the Agent’s Spot Rate of Exchange on the date of the relevant Telenet Additional Facility Accession Agreement) and participations in outstanding Utilisations (calculated by reference to the Euro Amounts of such Utilisations), in each case, under the Maintenance Covenant Revolving Facilities, exceed 50 per cent. of the total aggregate undrawn Revolving Facility Commitments and Telenet Additional Facility Commitments in relation to Maintenance Covenant Revolving Facilities (translated into Euros, where such Commitment is denominated in U.S. Dollars, on the basis of the Agent’s Spot Rate of Exchange on the date of the relevant Telenet Additional Facility Accession Agreement) and participations in outstanding Utilisations (calculated by reference to the Euro Amounts of such Utilisations), in each case, under all the Maintenance Covenant Revolving Facilities.
“Compounded Rate Advance” means:
(a)any Advance or, if applicable, any Unpaid Sum which is due under a Compounded Rate Facility denominated in a Compounded Rate Currency which is, or becomes a “Compounded Rate Advance” pursuant to Clause 11 (Rate Switch); and
(b)any Advance or, if applicable, any Unpaid Sum for which the applicable interest rate is being calculated by the Facility Agent using compounding methodology by reference to an Alternative Fallback Rate pursuant to the operation of Clause 14.1 (Interest calculation if no Primary Term Rate) (provided that, for the avoidance of doubt, the use of such compounding methodology is consistent with prevailing market practice for such Alternative Fallback Rate).
“Compounded Rate Currency” means any currency which is not a Term Rate Currency.
“Compounded Rate Facility” means:
(a)Revolving Facility A;
(b)Revolving Facility B; and
(c)any Facility designated as a “Compounded Rate Facility” in writing by the Company and the Facility Agent (acting on the instructions of all the Lenders under that Facility).
“Compounded Rate Interest Payment” means the aggregate amount of interest that:
(a)is, or is scheduled to become payable under any Finance Document; and
(b)relates to a Compounded Rate Advance.
“Compounded Reference Rate” means, in relation to any RFR Banking Day during the Term of a Compounded Rate Advance, the percentage rate per annum which is the aggregate of:
(a)the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day; and
(b)the applicable Credit Adjustment Spread (if any),
provided that if such rate is less than zero, there shall be no adjustment to ensure the aggregate of such amounts is zero or otherwise except as otherwise set out in the Reference Rate Terms for the applicable currency and Facility, or in an applicable Telenet Additional Facility Accession Agreement.
“Confidentiality Undertaking” means a confidentiality undertaking substantially in the recommended form of either the LMA or the LSTA or in any other form agreed between the Company and the Facility Agent.
“Consolidated Annualised EBITDA” means if the L2QA Test Period applies in accordance with the definition of “Measurement Period”, two times Consolidated EBITDA of the Group for that Measurement Period, and if the Company has made an LTM Test Period election in accordance with the definition of “Measurement Period”, Consolidated EBITDA of the Group for that Measurement Period.
“Consolidated EBITDA” means the operating income of the Group for a Measurement Period plus (at the Company’s option):
(a)depreciation;
(b)amortisation;
(c)other non-cash impairment charges;
(d)earn out payments to the extent such payments are treated as capital payments under the Accounting Principles;
(e)realised gains (losses) (to the extent not already included) arising out of the maturity or on termination of forward foreign exchange or other currency hedging contracts entered into with respect to operational cash flows;
(f)any extraordinary, one-off, non-recurring, exceptional or unusual gain, loss, expense or charge including any one off reorganisation or restructuring charges;
(g)any stock based or other equity based compensation expense;

(h)other non-cash charges;
(i)direct acquisition, investment, disposition, recapitalisation, debt incurrence, or equity offering costs (in each case, whether successful or not);
(j)losses (or gains) on the sale of operating assets;
(k)the effects of adjustments pursuant to the Accounting Principles attributable to the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to any consummated merger or acquisition or joint venture investment or the amortisation or write-off or write-down of amounts thereof, net of taxes;
(l)accrued Management Fees (whether or not paid);
(m)any Holding Company Expenses paid to the extent that they were permitted to be paid under this Agreement for such Measurement Period;
(n)Specified Legal Expenses;
(o)the amount of loss on sale of assets or transfer of assets in connection with an asset securitisation programme, receivables factoring transaction or other receivables transaction;
(p)any net earnings or losses attributable to non-controlling interests;
(q)any share of income or loss on equity investments;
(r)deferred financing costs written off and premiums paid to extinguish debt early;
(s)unrealised gains or losses in respect of hedging;
(t)tangible or intangible asset impairment charges;
(u)capitalised interest on Subordinated Shareholder Loans;
(v)accruals and reserves established or adjusted within twelve months after the closing date of any acquisition required to be established or adjusted in accordance with the Accounting Principles;
(w)any realised and unrealised gains and losses due to changes in the value of equity investments;
(x)any expense to the extent covered by insurance or indemnity and actually reimbursed;
(y)any up-front installation fees associated with commercial contract installations completed during the applicable Measurement Period (less any portion of such fees included in earnings);
(z)any fees or other amounts charged or credited to the Company and the Guarantors related to Intra-Group Services may be excluded;
(aa)any fees and related expenses in relation to any Intra-Group Services paid during the applicable Measurement Period to any Restricted Person;
(ab)to the extent not already included in operating income, the amount received from business interruption insurance and reimbursements of any expenses covered by indemnification or other reimbursement in connection with any Permitted Acquisition, any investment or any Permitted Disposal;
(ac)Receivables Fees;
(ad)any charges or costs in relation to any long-term incentive plan and any interest component of pension or post-retirement benefits schemes;

(ae)any gross margin (revenue minus costs of goods sold) recognised by any Affiliate of the Company in relation to the sale of goods and services relating to the Business; and
(af)any adjustments to reduce the impact of the cumulative effect of a change in accounting principles or policies and changes as a result of the adoption or modification of accounting principles or policies, as reflected in, at the Company’s option, (i) the internal financial statements of the Reporting Entity which are available immediately preceding the date of determination of Consolidated EBITDA or (ii) the financial statements of the Reporting Entity most recently delivered to the Facility Agent pursuant to Clauses 20.1(a)(i) and (a)(ii) (Financial Statements) and all as determined in accordance with IFRS (or GAAP if the Company has adopted GAAP at the relevant time in accordance with Clause 20.5 (Change in Accounting Principles)).
“Consolidated Group Borrowings” means, in respect of the Group, at any time and in each case without double counting, (as set forth in accordance with IFRS (or GAAP if the Company has adopted GAAP at the relevant time in accordance with Clause 20.5 (Change in Accounting Principles)) on the balance sheet of the Group prepared and delivered to the Facility Agent pursuant to Clause 20.1 (Financial Statements)) the aggregate principal, capital or nominal amounts (including any interest capitalised as principal) of Financial Indebtedness (including, without limitation, any Financial Indebtedness under the Finance Documents) of the Group and the Reserved Indebtedness Amount at such time but excluding:
(a)any Financial Indebtedness of any member of the Group to another member of the Group (including contingent obligations) or under any Subordinated Shareholder Loans, to the extent not prohibited under this Agreement;
(b)any Financial Indebtedness arising by reason only of mark to market fluctuations in respect of hedging arrangements since the original date on which such hedging arrangements were consummated;
(c)any portion of the Financial Indebtedness of any member of the Group attributable to minority interests;
(d)any Financial Indebtedness referred to in paragraphs (k), (p) and (hh) of the definition of “Permitted Financial Indebtedness”;
(e)for a period of 6 months following the date of completion of an acquisition referred to in paragraph (j) of the definition of “Permitted Financial Indebtedness” only, any Financial Indebtedness to the extent outstanding at the time of completion of such acquisition;
(f)any Financial Indebtedness which is a contingent obligation;
(g)the aggregate of any Financial Indebtedness up to a maximum amount equal to the Credit Facility Excluded Amount (or its equivalent in other currencies) at the relevant time incurred under a Permitted Credit Facility; and
(h)any Financial Indebtedness incurred under the Production Facilities to the extent that it is limited recourse to the assets funded by such facilities.
“Content” means production of and any rights to broadcast, transmit, distribute or otherwise make available for viewing, exhibition or reception (whether in analogue or digital format and whether as a channel or an Internet service, a teletext-type service, an interactive service, or an enhanced television service or any part of any of the foregoing, or on a pay-per-view basis, or near video-on-demand, or video-on-demand basis or otherwise) any one or more of audio and/or visual images, audio content, or interactive content (including hyperlinks, re-purposed web-site content, database content plus associated templates, formatting information and other data including any interactive applications or functionality), text, data, graphics, or other content, by means of any means of distribution, transmission or delivery system or technology (whether now known or herein after invented).
“Content Transaction” means any sale, transfer, demerger, contribution, spin-off or distribution of, any creation or participation in any joint venture and/or entering into any other transaction or taking any action with respect to, in each case, any assets, undertakings and/or businesses of the Group which comprise all or part of the Content business of the Group, to or with any other person whether or not within the Group.
“Conversion Notice” has the meaning given to such term in Clause 7.1(a) (Utilisation of Ancillary Facilities).

“Cost” means the cost estimated in good faith by the relevant member of the Group to have been incurred or to be received by that member of the Group in the provision or receipt of the relevant service, facility or arrangement, including, without limitation, a proportion of any material employment, property, information technology, administration, utilities, transport and materials or other costs incurred or received in the provision or receipt of such service, facility or arrangement, but excluding costs which are either not material or not directly attributable to the provision or receipt of the relevant service, facility or arrangement.
“Credit Adjustment Spread” means, in respect of any Advance, any rate which is either:
(a)specified as such in the applicable Reference Rate Terms; or
(b)determined by the Facility Agent (or at the election of the Company, by any other Finance Party which agrees to determine that rate in place of the Facility Agent) in accordance with the methodology specified in the applicable Reference Rate Terms.
“Credit Facility Excluded Amount” means the greater of:
(a)€400,000,000 (or its equivalent in other currencies); and
(b)0.25 multiplied by Consolidated Annualised EBITDA for the most recent Measurement Period.
“Daily Non-Cumulative Compounded RFR Rate” means, in relation to any RFR Banking Day during a Term for a Compounded Rate Advance, the percentage rate per annum determined by the Facility Agent (or at the election of the Company, by any other Finance Party which agrees to determine that rate in place of the Facility Agent) in accordance with the methodology set out in Schedule 18 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Methodology Supplement.
“Daily Rate” means the rate specified as such in the applicable Reference Rate Terms.
“Default” means:
(a)an Event of Default; or
(b)an event or circumstance which would be (with the expiry of a grace period or the giving of notice) an Event of Default.
“Defaulting Lender” means any Lender (other than a Lender which is or becomes a member of the Wider Group):
(a)which has failed to make its participation in an Advance available (or has notified the Facility Agent or the Company (which has notified the Facility Agent) that it will not make its participation in an Advance available) by the Utilisation Date of that Advance in accordance with Clause 5.5 (Participations in Advances) or has failed to provide cash collateral (or has notified an L/C Bank or the Company (which has notified the L/C Bank) that it will not provide cash collateral) in accordance with Clause 6.8 (Cash Collateral by Non-Acceptable L/C Lender);
(b)which has otherwise rescinded or repudiated a Finance Document;
(c)which is an L/C Bank which has failed to issue or re-issue a Documentary Credit (or has notified the Facility Agent or the Company (which has notified the Facility Agent) that it will not issue or re-issue a Documentary Credit) in accordance with Clause 6 (Documentary Credits) or which has failed to pay a claim (or has notified the Facility Agent or the Company (which has notified the Facility Agent) that it will not pay a claim) in accordance with (and as defined in) Clause 6.6 (Claims under a Documentary Credit); or
(d)with respect to which an “Insolvency Event” has occurred and is continuing, unless, in the case of paragraph (a) above:
(i)its failure to pay is caused by:
(A)administrative or technical error; or

(B)a Disruption Event,
and payment is made within two Business Days of its due date; or
(ii)the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.
“Designated Gross Amount” has the meaning given to such term in Clause 7.1(b)(vi) (Utilisation of Ancillary Facilities).
“Designated Net Amount” has the meaning given to such term in Clause 7.1(b)(vi) (Utilisation of Ancillary Facilities).
“Designated Notes Issuer” has the meaning given to that term in the definition of “Affiliate”.
“Designated Party” means any person listed:
(a)in the Annex to the Executive Order;
(b)on the “Specially Designated Nationals and Blocked Persons” list maintained by the Office of Foreign Assets Control of the United States Department of the Treasury; or
(c)in any successor list to either of the foregoing.
“Disruption Event” means either or both of:
(a)a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or
(b)the occurrence of any other event which results in a material disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)from performing its payment obligations under the Finance Documents; or
(ii)from communicating with other parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the party whose operations are disrupted.
“Distribution Business” means:
(a)the business of upgrading, constructing, creating, developing, acquiring, operating, owning, leasing and maintaining cable television networks (including for the avoidance of doubt master antenna television, satellite master antenna television, single and multi-channel microwave single or multi-point distribution systems and direct-to-home satellite systems) for the transmission, reception and/or delivery of multi-channel television and radio programming, telephony and internet and/or data services to the residential markets; or
(b)any business which is incidental to or related to and, in either case, material to such business.
“Documentary Credit” means a letter of credit, bank guarantee, indemnity, performance bond or other documentary credit issued or to be issued by an L/C Bank pursuant to Clause 5.1 (Delivery of Requests).
“Documentary Credit Beneficiary” means a beneficiary in respect of a Documentary Credit.
“Documentary Credit Term” means the period from the date of the issuance of a Documentary Credit until its Expiry Date.

“Dormant Subsidiary” means a member of the Group which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, assets (including, without limitation, indebtedness owed to it) which in aggregate have a value of more than €10,000 (excluding loans existing on the 2015 Amendment Effective Date owed to it by members of the Group) or its equivalent in other currencies.
“Double Tax Treaty” means any convention between the government of the Kingdom of Belgium and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains.
“EBITDA” means earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA).
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“Effective Date” has the meaning given to such term in Clause 7.1(a) (Utilisation of Ancillary Facilities).
“Environmental Approval” means any authorisation required by an Environmental Law.
“Environmental Claim” means any claim by any person in connection with:
(a)a breach, or alleged breach, of an Environmental Law;
(b)any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment; or
(c)any other environmental contamination,
which might result in any liability on any Party.
“Environmental Law” means any law or regulation concerning:
(a)the protection of health and safety;
(b)the environment; or
(c)any emission or substance which is capable of causing harm to any living organism or the environment.
“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any person treated as a single employer with any Obligor under section 414 of the Code.
“EU Bail-In Legislation Schedule” means the document described as such and published by the LMA (or any successor person) from time to time.
“Euro” means the single currency of the Participating Member States.
“Euro Amount” means at any time:
(a)in relation to an Advance denominated in Euros, the amount thereof, and in relation to any other Advance, the Euro equivalent (calculated using the Agent’s Spot Rate of Exchange at the relevant time) of the amount specified in the Request (as at the date thereof) for that Advance, in each case, as adjusted, if necessary, in accordance with the terms of this Agreement and to reflect any repayment, consolidation or division of that Advance;
(b)in relation to a Documentary Credit, (i) if such Documentary Credit is denominated in Euros, the Outstanding L/C Amount in relation to it at such time or (ii) if such Documentary Credit is not denominated in Euros, the Euro equivalent (calculated using the Agent’s Spot Rate of Exchange at the relevant time) of the Outstanding L/C Amount at such time, calculated as at the later of (A) the date which falls two Business Days before its issue date or any renewal date or (B) the date of any revaluation pursuant to Clause 6.4 (Revaluation of Documentary Credits);

(c)in relation to any Ancillary Facility granted by a Lender, the amount of its Revolving Facility Commitment or Telenet Additional Facility Commitment in relation to a revolving loan facility converted to provide its Ancillary Facility Commitment as at the time of such conversion and in relation to Ancillary Facility Outstandings, (i) if such Ancillary Facility Outstandings are denominated in Euros, the aggregate amount of such Ancillary Facility Outstandings at such time and (ii) if such Ancillary Facility Outstandings are not denominated in Euros, the Euro equivalent (calculated using the Agent’s Spot Rate of Exchange at the relevant time) of the aggregate amount of such Ancillary Facility Outstandings at such time; and
(d)in relation to any Telenet Additional Facility Outstandings, the aggregate of the Euro Amounts (calculated in accordance with paragraphs (a), (b) and (c) above) of each outstanding Utilisation, made under the relevant Facility or Facilities (as the case may be).
“Euro Term Rate Advance” means a Term Rate Advance denominated in Euros.
“Event of Default” means an event specified as such in Clause 23 (Default) and, in respect of any reference to such term:
(a)in connection with Clause 22 (General Covenants) (including any defined terms when used in Clause 22 (General Covenants)); and
(b)in connection with any other provision of this Agreement, with respect to any Lender or Lenders under Maintenance Covenant Revolving Facilities only, shall include a breach of the undertaking set out in Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA) to the extent tested and not cured (or deemed to be cured) in accordance with paragraph (b) of Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA) or pursuant to Clause 21.4 (Cure Provisions) and provided that the cure period set out in Clause 21.4 (Cure Provisions) has expired.
“Excess Capacity Network Service” means the provision of network services, or agreement to provide network services, by a member of the Group in favour of one or more other members of the Wider Group where such network services are only provided in respect of the capacity available to such member of the Group in excess of that network capacity it requires to continue to provide current services to its existing and projected future customers and to allow it to provide further services to both its existing and projected future customers.
“Existing Lender” has the meaning given to such term in Clause 30.3(a) (Assignment and Transfers by Lenders).
“Existing Revolving Facility Lender” means each of the financial institutions listed in Part 3 of Schedule 1 (Original Parties).
“Existing Security” means the existing security as at the 2018 Amendment Effective Date as set out in Schedule 5 (Existing Security).
“Existing Security Document” means an agreement or instrument in respect of Existing Security including the agreements and instruments set out in Schedule 5 (Existing Security), as such agreement or instrument may be amended, restated and supplemented.
“Expiry Date” means, in relation to a Documentary Credit granted under this Agreement, the date stated in it to be its expiry date or the latest date on which demand may be made under it being a date falling on or prior to the Final Maturity Date in respect of the relevant Revolving Facility or the relevant Telenet Additional Facility which is a revolving loan facility (as applicable).
“Facility” means each Telenet Additional Facility, each Revolving Facility, any Ancillary Facility and Documentary Credit and, where the context so admits or requires, includes each of them.
“Facility Office” means the office notified by a Lender to the Facility Agent:
(a)on or before the date it becomes a Lender; or
(b)by not less than five Business Days’ notice,

as the office(s) through which it will perform its obligations under this Agreement or, in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.
“Fallback Term” means one month.
“FATCA” means:
(a)sections 1471 to 1474 of the Code or any associated regulations;
(b)any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the U.S. and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or
(c)any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction.
“FATCA Application Date” means:
(a)in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interests and certain other sources within the U.S.), 1 July 2014; or
(b)in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.
“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.
“FATCA Exempt Party” means a Party which is entitled to receive payments free from any deduction on account of FATCA.
“Fee Letter” means any letter entered into by reference to this Agreement between one or more Administrative Parties and an Obligor setting out the amount of certain fees referred to in this Agreement.
“Final Maturity Date” means:
(a)in relation to each Ancillary Facility, the relevant Ancillary Facility Final Maturity Date;
(b)in relation to each Telenet Additional Facility, the Final Maturity Date specified in the relevant Telenet Additional Facility Accession Agreement;
(c)in relation to Revolving Facility A, 31 May 2026; and
(d)in relation to Revolving Facility B, 31 May 2029.
“Finance Document” means:
(a)this Agreement;
(b)a Security Document;
(c)a Fee Letter;
(d)the Intercreditor Agreement;
(e)each Telenet Additional Facility Accession Agreement;
(f)any Ancillary Facility Document;

(g)any Documentary Credit;
(h)a Hedging Agreement;
(i)any Increase Confirmation;
(j)an Accession Agreement;
(k)a Resignation Request;
(l)any Reference Rate Supplement;
(m)any Methodology Supplement; or
(n)any other document designated in writing as such by the Facility Agent and the Company, provided that where the term “Finance Document” is used in, and construed for the purposes of, this Agreement or the Intercreditor Agreement, a Hedging Agreement shall be a Finance Document only for the purposes of Clause 18 (Guarantee and Indemnity).
“Finance Lease” means any contract treated as a finance or capital lease in accordance with the Accounting Principles.
“Finance Party” means a Lender, a Hedge Counterparty or an Administrative Party, provided that where the term “Finance Party” is used in, and construed for the purposes of, this Agreement or the Intercreditor Agreement, a Hedge Counterparty shall be a Finance Party only for the purposes of Clause 18 (Guarantee and Indemnity).
“Finance Party Claims” means liabilities of, and amounts owing from, any Obligor to the Finance Parties under the Finance Documents.
“Financial Indebtedness” means any indebtedness for or in respect of:
(a)moneys borrowed and debit balances at banks;
(b)any acceptance credit (including any dematerialised equivalent);
(c)any bond, note, debenture, loan stock or other similar instrument;
(d)(for the purposes of Clause 23.5 (Cross-default and Cross-acceleration) only) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the mark-to-market value (or, if any actual amount is due as a result of the termination or close-out of all or part of that derivative transaction, that amount together with the mark-to-market value of any part of that derivative transaction in respect of which no amount is due as a result of a termination or close-out) shall be taken into account); or
(e)any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in the above paragraphs, provided that the following shall not be regarded as Financial Indebtedness:
(i)indebtedness which has been cash-collateralised, to the extent so cash-collateralised;
(ii)indebtedness which is in the nature of equity (other than shares which are redeemable by the holder of such shares on or before the latest Final Maturity Date) or equity derivatives;
(iii)any deposits or prepayments received by any member of the Group from a customer or subscriber for its service and any other deferred or prepaid revenue;
(iv)obligations under Finance Leases;

(v)any indebtedness in respect of any transaction or series of transactions that may be entered into by any member of the Group pursuant to which any member of the Group may sell, convey or otherwise transfer to (A) an Asset Securitisation Subsidiary (in the case of a transfer by any member of the Group) and (B) any other person (in the case of a transfer by an Asset Securitisation Subsidiary), or may grant a security interest in, any receivables (whether now existing or arising in the future) of any member of the Group, and any assets related thereto including, without limitation, all collateral securing such receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitisation involving receivables and any indebtedness in respect of Limited Recourse;
(vi)any “parallel debt” obligations to the extent such obligations mirror other Financial Indebtedness;
(vii)receivables sold or discounted, whether recourse or non-recourse, including for the avoidance of doubt any indebtedness in respect of an asset securitisation programme or receivables factoring transaction, or its equivalent in each case, and any related credit support and any indebtedness in respect of Limited Recourse;
(viii)any obligations to make payments in relation to earn outs;
(ix)any pension obligations and any obligation under employee plans or employment agreements;
(x)any payments or liabilities for assets acquired or services supplied which are deferred (including, without limitation, any liability under an IRU Contract);
(xi)indebtedness raised through sale and lease back transactions; and
(xii)any indebtedness of any member of the Group, in respect of which the person or persons to whom such indebtedness is or may be owed has or have no recourse whatsoever to any member of the Group for any payment or repayment in respect thereof:
(A)other than recourse to such member of the Group which is limited solely to the amount of any recoveries made on the enforcement of any Security Interests securing such indebtedness or in respect of any other disposition or realisation of the assets underlying such indebtedness;
(B)provided that such person or persons are not entitled, pursuant to the terms of any agreement evidencing any right or claim arising out of or in connection with such indebtedness, to commence proceedings for the winding up, dissolution or administration of any member of the Group (or proceedings having an equivalent effect) or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of any member of the Group or any of its assets until after the Commitments have been reduced to zero and all amounts outstanding under the Finance Documents have been repaid or paid in full; and
(C)provided further that the principal amount of all indebtedness incurred and then outstanding pursuant to this paragraph does not exceed the greater of:
(1)€100,000,000 (or its equivalent in other currencies); and
(2)3 per cent. of Total Assets.
“Financial Ratio Test Condition” has the meaning given to that term in Clause 21.2(a) (Net Total Debt to Consolidated Annualised EBITDA).
“Fitch” means Fitch Ratings Ltd or any successor thereof.
“Fixed Rate Advance” means any Advance made or, if applicable, any Unpaid Sum due under a Fixed Rate Facility.

“Fixed Rate Facility” means:
(a)Telenet Additional Facility AK;
(b)Telenet Additional Facility AJ; and
(c)any Facility designated as a “Fixed Rate Facility” in writing by the Company and the Facility Agent (acting on the instructions of all the Lenders under that Facility).
“Funded Excluded Subsidiary” means, in respect of a Funding Passthrough, the Group Excluded Subsidiary or any person in which a member of the Group owns an interest but which is not a member of the Group which:
(a)indirectly receives funding from a Borrower Holdco; and/or
(b)by way of dividend or other distribution, loan or payment of interest on or the repayment of the principal amount of any indebtedness owed by it, directly or indirectly, makes a payment to a Borrower Holdco.
“Funding Passthrough” means a series of transactions between a Borrower Holdco, one or more members of the Group and a Funded Excluded Subsidiary where:
(a)in the case of funding being provided by a Borrower Holdco to the Funded Excluded Subsidiary, that funding is:
(i)first made available by that Borrower Holdco to the Company by way of the subscription for new securities, capital contribution or Subordinated Shareholder Loans; and
(ii)secondly (if relevant) made available by the recipient of the Funding Passthrough under (i) above, to a member of the Group (other than the Company) which may be followed by one or more transactions between members of the Group (other than the Company) and finally made available by a member of the Group (other than the Company) to the Funded Excluded Subsidiary in all such cases by way of either the subscription for new securities, the advancing of loans or capital contribution; or
(b)in the case of a payment to be made by the Funded Excluded Subsidiary to a Borrower Holdco that payment is:
(i)first made by the Funded Excluded Subsidiary to a member of the Group, and thereafter is made between members of the Group (as relevant), by way of dividend or other distribution, loan or payment of interest on or the repayment of the principal amount of any indebtedness owed by such Funded Excluded Subsidiary or relevant member of the Group; and
(ii)finally made by the Company to that Borrower Holdco by way of dividend or other distribution, loan or the payment of interest on or the repayment of the principal amount of any loan made by way of Subordinated Shareholder Loans.
“Funding Rate” means any individual rate notified by a Lender to the Facility Agent pursuant to Clause 14.4(a)(ii) (Cost of funds).
“GAAP” means generally accepted accounting principles in the United States as in effect as of the OFS Date; provided that at any date after the OFS Date, the Company may make an election to establish that “GAAP” shall mean GAAP as in effect on a date that is on or prior to the date of such election; provided further that for purposes of Clause 20.1 (Financial Statements) GAAP means generally accepted accounting principles in the United States as in effect from time to time.
“Group” means the Company and its Subsidiaries and any Permitted Affiliate Parent and its Subsidiaries, in each case, other than Group Excluded Subsidiaries but together with any Affiliate Subsidiary provided that at any time after a Group Redesignation Notice has been delivered to the Facility Agent in accordance with Clause 22.25 (Group Redesignation), the “Group” shall also include each New Group Topco and its Subsidiaries, other than Group Excluded Subsidiaries.
“Group Excluded Subsidiary” means:

(a)any Subsidiary of (i) the Company, (ii) any Permitted Affiliate Parent or (iii) any New Group Topco, in each case, which is a Dormant Subsidiary and which is not a Guarantor;
(b)any Unrestricted Subsidiary;
(c)any Subsidiary of (i) the Company, (ii) any Permitted Affiliate Parent or (iii) any New Group Topco, in each case which is a Project Company;
(d)any Asset Securitisation Subsidiary;
(e)any person which becomes a Subsidiary of the Company or a Subsidiary of any Permitted Affiliate Parent in each case, after the 2015 Amendment Effective Date pursuant to an Asset Passthrough;
(f)any person which becomes a Subsidiary of any New Group Topco after the 2017 Amendment Effective Date pursuant to an Asset Passthrough; and
(g)any Subsidiary of any person that is a Group Excluded Subsidiary pursuant to any of the paragraphs (a) to (f) above, provided that any Group Excluded Subsidiary may, at the election of the Company and upon not less than 10 Business Days prior written notice to the Facility Agent, cease to be a Group Excluded Subsidiary and become a member of the Group.
“Group Reconciliation” means an unaudited schedule to the financial statements of the Reporting Entity demonstrating the necessary adjustments that would need to be made to the financial statements of the Reporting Entity to derive financial information applicable to the Group prepared in accordance with the Accounting Principles.
“Group Redesignation Notice” has the meaning given to such term in Clause 22.25 (Group Redesignation).
“Guarantor” means an Original Guarantor and each Additional Guarantor and “Guarantor” means any one of them as the context requires, provided that in either case, such person has not been released from its rights and obligations as a Guarantor hereunder pursuant to this Agreement.
For information purposes only, the Original Guarantors as at the 2023 Amendment Effective Date are listed in Part 1 of Schedule 1 (Original Parties).
“Hedge Counterparty” has the meaning given to such term in the Intercreditor Agreement.
“Hedging Agreement” has the meaning given to such term in the Intercreditor Agreement.
“High Yield Notes Trustee Amounts” has the meaning given to such term in the Intercreditor Agreement.
“Historic Primary Term Rate” means, in relation to any Term Rate Advance, the most recent applicable Primary Term Rate for a period equal in length to the Term of that Term Rate Advance and which is as of a day which is no more than 30 days before the Quotation Date.
“Holdco Debt” means any Financial Indebtedness of SuperHoldco, any Permitted Affiliate Holdco and, in each case, one or more of their Subsidiaries (other than a member of the Group) in the form of:
(a)Senior Unsecured Notes; and/or
(b)any Financial Indebtedness incurred after the 2015 Amendment Effective Date, where the incurrence of such Financial Indebtedness would not result in the pro forma ratio (giving effect to such incurrence and the ultimate use of proceeds thereof, which shall not include any cash balances resulting from such incurrence) on the quarter date prior to such incurrence (giving pro forma effect to any movement of cash out of the Group since such date pursuant to any Permitted Payments) of Net Total Debt to Consolidated Annualised EBITDA being greater than 6.00:1 following such incurrence, provided that such Financial Indebtedness is designated as “Holdco Debt” by written notice from the Company to the Facility Agent and the Security Agent by the date when the consolidated financial statements are due to be provided pursuant to Clause 20.1 (Financial Statements) for the first full financial quarter after such incurrence.
“Holding Company” of any other person, means a person in respect of which that other person is a Subsidiary.
“Holding Company Expenses” means:
(a)costs (including all professional fees and expenses) incurred by a Parent and its Subsidiaries in connection with reporting obligations under or otherwise incurred in connection with compliance with applicable laws, applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Agreement or any other agreement or instrument relating to Financial Indebtedness of any Parent and its Subsidiaries from time to time;
(b)indemnification obligations of a Parent and its Subsidiaries owing to directors, officers, employees or other persons under its charter or by-laws or pursuant to written agreements with any such person with respect to its ownership of the Company, any Permitted Affiliate Parent or any Subsidiary of the Parent or the conduct of the business of the Group;
(c)obligations of a Parent and its Subsidiaries in respect of director and officer insurance (including premiums therefor) with respect to ownership of the Company, any Permitted Affiliate Parent or any Subsidiary of a Parent or the conduct of the business of the Group;
(d)general corporate overhead expenses, including professional fees and expenses and other operational expenses of a Parent and its Subsidiaries related to the ownership, stewardship or operation of the business of the Company or any member of the Group, including acquisitions, dispositions or treasury transactions by a member of the Group permitted hereunder (whether or not successful) in each case, to the extent such costs, obligations and/or expenses are not paid by another Subsidiary of a Parent; and
(e)any fees and expenses payable by any Parent in connection with a Post-Closing Reorganisation.
“IFRS” means the accounting standards issued by the International Accounting Standards Board and its predecessors as in effect as of the OFS Date; provided that at any date after the OFS Date, the Company may make an election to establish that “IFRS” shall mean IFRS as in effect on a date that is on or prior to the date of such election; provided further that for purposes of Clause 20.1 (Financial Statements) IFRS means the accounting standards issued by the International Accounting Standards Board and its predecessors as in effect from time to time.
“Impaired Agent” means the Facility Agent at any time when:
(a)it has failed to make (or has notified a Finance Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;
(b)it otherwise rescinds or repudiates a Finance Document;
(c)(if the Facility Agent is also a Lender) it is a Defaulting Lender under paragraph (a), (b) or (c) of the definition of “Defaulting Lender”; or
(d)an Insolvency Event has occurred and is continuing with respect to the Facility Agent, unless, in the case of paragraph (a) above:
(i)its failure to pay is caused by:
(A)administrative or technical error; or
(B)a Disruption Event,
and payment is made within three Business Days of its due date; or
(ii)the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 14 (Form of Increase Confirmation).
“Increase Lender” has the meaning set out in Clause 2.2(a) (Increase).
“Increased Cost” means:
(a)an additional or increased cost;
(b)a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital; or
(c)a reduction of an amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.
“IRU Contract” means a contract entered into by the Company, any Permitted Affiliate Parent, or any member of the Group in the ordinary course of business in relation to the right to use capacity on a telecommunications cable system (including the right to lease such capacity to another person).
“Insolvency Event” in relation to a Finance Party or a Holding Company of that Finance Party means that the Finance Party or a Holding Company of it (as applicable):
(a)is dissolved (other than pursuant to a consolidation, amalgamation or merger);
(b)becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;
(c)makes a general assignment, arrangement or composition with or for the benefit of its creditors;
(d)institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;
(e)has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person not described in paragraph (d) above and:
(i)results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or
(ii)is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;
(f)has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);
(g)seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person described in paragraph (d) above);
(h)has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;
(i)has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009; or
(j)causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above.
“Information Memorandum” means the document in the form approved by the Company which, at the request of the Company was prepared in relation to this Agreement and distributed by the Mandated Lead Arrangers in connection with the syndication of the Facilities.
“Intellectual Property Rights” means all know-how, patents, trademarks, service marks, designs, business names, domain names, topographical or similar rights, copyrights, database rights and other intellectual property rights and any interests (including by way of licence) in any of the foregoing (in each case whether registered or not and including all applications for the same) of any member of the Group.
“Intercreditor Agreement” means the intercreditor agreement entered into or to be entered into between (amongst others) the Facility Agent (on behalf of all of the Finance Parties), the Security Agent and the Obligors as amended from time to time and most recently amended on the 2017 ICA Amendment Effective Date.
“Interest” means, for any period, all interest and periodic financing charges (including, without limitation, acceptance commission or commitment fees) accrued during that period.
“Interkabel Acquisition” means (1) the acquisition by a member of the Group of the analogue and digital television business (including customer base) and certain or all assets related to this business and/or (2) the lease by a member of the Group of certain assets related to this business from:
(a)Provinciale Intercommunale Elektriciteitsmaatschappij van Limburg Interelectra (INTERELECTRA) and Intermedia (INTERMEDIA);
(b)West-Vlaamse Energie-en Teledistributiemaatschappij (WVEM);
(c)Provinciale Brabantse Energiemaatschappij (PBE);
(d)Interkommunale voor Teledistributie van het Gewest Antwerpen (Integan);
(e)Interkabel Vlaanderen CVBA; and
(f)IN.DI.
“Interpolated Alternative Term Rate” means, in relation to any Term Rate Advance, the rate (rounded to the same number of decimal places as the two relevant Alternative Term Rates) which results from interpolating on a linear basis between:
(a)the applicable Alternative Term Rate (as of the Quotation Time) for the longest period (for which that Alternative Term Rate is available) which is less than the Term of that Term Rate Advance; and
(b)the applicable Alternative Term Rate (as of the Quotation Time) for the shortest period (for which that Alternative Term Rate is available) which exceeds the Term of that Term Rate Advance.
“Interpolated Historic Primary Term Rate” means, in relation to any Term Rate Advance, the rate (rounded to the same number of decimal places as the two relevant Primary Term Rates) which results from interpolating on a linear basis between:
(a)the most recent applicable Primary Term Rate (as of a day which is not more than 30 days before the Quotation Date) for the longest period (for which that Primary Term Rate is available) which is less than the Term of that Term Rate Advance; and

(b)the most recent applicable Primary Term Rate (as of a day which is not more than 30 days before the Quotation Date) for the shortest period (for which that Primary Term Rate is available) which exceeds the Term of that Term Rate Advance.
“Interpolated Primary Term Rate” means, in relation to any Term Rate Advance, the rate (rounded to the same number of decimal places as the two relevant Primary Term Rates) which results from interpolating on a linear basis between:
(a)the applicable Primary Term Rate (as of the Quotation Time) for the longest period (for which that Primary Term Rate is available) which is less than the Term of that Advance; and
(b)the applicable Primary Term Rate (as of the Quotation Time) for the shortest period (for which that Primary Term Rate is available) which exceeds the Term of that Term Rate Advance.
“Intra-Group Services” means any of the following (provided that the terms of each such transaction are not materially less favourable, taken as a whole, to any member of the Group, as the case may be, than those that could be obtained in a comparable transaction in arm’s length dealings with a person that is not an Affiliate of the Company or, in the event that there are no comparable transactions to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company or any Permitted Affiliate Parent has conclusively determined in good faith to be fair to that member of the Group):
(a)the sale of programming or other Content by any member(s) of the Wider Group to one or more members of the Group;
(b)the lease or sublease of office space, other premises or equipment by one or more members of the Group to one or more members of the Wider Group or by one or more members of the Wider Group to one or more members of the Group;
(c)the provision or receipt of other goods, services, facilities or other arrangements (in each case not constituting Financial Indebtedness) in the ordinary course of business, by or from one or more members of the Group to or from one or more members of the Wider Group including, without limitation:
(i)the employment of personnel;
(ii)provision of employee healthcare or other benefits;
(iii)acting as agent to buy or develop equipment, other assets or services or to trade with residential or business customers; and
(iv)the provision of treasury, audit, accounting, banking, strategy, branding, marketing, network, technology, research and development, installation and customer service, telephony, office, administrative, compliance, payroll or other similar services; and
(d)the extension, in the ordinary course of business and on terms not materially less favourable to the relevant member of the Group than arms’ length terms, by or to any member of the Group to or by any such member of the Wider Group of trade credit not constituting Financial Indebtedness in relation to the provision or receipt of Intra-Group Services referred to in paragraph (a), (b) or (c) above.
“Joint Venture” means any person which is a joint venture, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other person.
“Joint Venture Parent” means the Joint Venture formed in a Parent Joint Venture Transaction.
“JV Minority Acquisition” has the meaning given to such term in paragraph (b) of the definition of Permitted Joint Venture.
“Law” means:
(a)common or customary law;

(b)any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction; and
(c)any directive, regulation, practice, requirement which has the force of law and which is issued by any governmental body or any central bank or other fiscal, monetary, regulatory or administrative authority.
“L/C Bank” means any Lender which has been appointed as an L/C Bank in accordance with Clause 6.11 (Appointment and Change of L/C Bank) and which has not resigned in accordance with Clause 6.11(c) (Appointment and Change of L/C Bank).
“L/C Bank Accession Certificate” means a duly completed accession certificate substantially in the form set out in Schedule 11 (Form of L/C Bank Accession Certificate).
“L/C Lender” has the meaning set out in Clause 6.1 (Issue of Documentary Credits).
“L/C Proportion” means, in relation to a Lender:
(a)in respect of any Documentary Credit issued under a Telenet Additional Facility which is a revolving loan facility and save as otherwise provided in this Agreement, the proportion (expressed as a percentage) borne by such Lender’s Available Telenet Additional Facility Commitment in relation to that Telenet Additional Facility to the aggregate of all Available Telenet Additional Facility Commitments in relation to that Telenet Additional Facility, in each case, immediately prior to the issue of such Documentary Credit; and
(b)in respect of any Documentary Credit issued under a Revolving Facility and save as otherwise provided in this Agreement, the proportion (expressed as a percentage) borne by such Lender’s Available Revolving Facility Commitment to the Available Revolving Facility, in each case, immediately prior to the issue of such Documentary Credit.
“Lender” means:
(a)an Original Lender;
(b)any Telenet Additional Facility Lender; or
(c)any person (including each Existing Revolving Facility Lender, each L/C Bank and each Ancillary Facility Lender) which becomes a Lender after the Signing Date, which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.
“Lending Transaction” has the meaning given to such term in Clause 22.13(j) (Loans and Guarantees).
“Licence” means each approval, consent, authorisation and licence from, and all filings, registrations and agreements with any governmental or regulatory authority, in each case granted, issued, made or entered into pursuant to any Telecommunications and Cable Law necessary in order to enable each member of the Group to carry on its business as may be permitted by the terms of this Agreement.
“Limited Condition Transaction” means (i) any investment or acquisition, in each case, by a member of the Group of any assets, business or person, the consummation of which is not conditional on the availability of, or on obtaining, third party finance, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Financial Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (iii) any Restricted Payment.
“Limited Recourse” means a letter of credit, revolving loan commitment, cash collateral account, guarantee or other credit enhancement issued by any member of the Group (other than an Asset Securitisation Subsidiary) in connection with the incurrence of Financial Indebtedness by an Asset Securitisation Subsidiary in relation to an asset securitisation programme or programmes or one or more receivables factoring transactions; provided that, the aggregate amount of such letter of credit reimbursement obligations and the aggregate available amount of such revolving loan commitments, cash collateral accounts, guarantees or other such credit enhancements of members of the Group (other than an Asset Securitisation Subsidiary) shall not exceed 25 per cent. of the principal amount of such Financial Indebtedness at any time.

“LMA” means the Loan Market Association.
“Lookback Period” means the number of days specified as such in the applicable Reference Rate Terms.
“LSTA” means the Loan Syndications & Trading Association.
“Maintenance Covenant Revolving Facilities” means:
(a)Revolving Facility A;
(b)Revolving Facility B; and
(c)each Telenet Additional Facility which is a revolving loan facility which is designated by the Company by notice in writing to the Facility Agent (including in the relevant Telenet Additional Facility Accession Agreement) at any time to have the benefit of Clause 21.2 (Net Total Debt to Annualised Consolidated EBITDA).
“Majority Acquisition” has the meaning given to such term in paragraph (e) of the definition of “Permitted Acquisition”.
“Majority Lenders” means, at any time, Lenders:
(a)whose share in the outstanding Utilisations and whose undrawn Commitments then aggregate more than 50 per cent. of the aggregate of all the outstanding Utilisations and the undrawn Commitments of all the Lenders;
(b)if there is no Utilisation then outstanding, whose undrawn Commitments then aggregate more than 50 per cent. of the Total Commitments; or
(c)if there is no Utilisation then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated more than 50 per cent. of the Total Commitments immediately before the reduction.
“Management Fees” means any management, consultancy, stewardship or other similar fees payable by any member of the Group to any Restricted Person, including any fees, charges and related expenses incurred by any Parent on behalf of and/or charged to any member of the Group.
“Margin” means:
(a)the applicable Telenet Additional Facility Margin; and
(b)the Revolving Facility Margin,
as applicable.
“Margin Regulations” means Regulation T, Regulation U and Regulation X issued, in each case, by the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.
“Margin Stock” means “margin stock” or “margin securities” as defined in the Margin Regulations.
“Marketable Securities” means any security which is listed on any publicly recognised stock exchange and which has, or is issued by a person which has, a capitalisation of not less than €1,000,000,000 (or its equivalent in other currencies) as at the time such Marketable Securities are acquired by any member of the Group by way of consideration for any disposal permitted under Clause 22.6 (Disposals).
“Material Adverse Effect” means a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment obligations under any Finance Document.
“Material Group Member” means an Obligor or a Material Subsidiary.

“Material Subsidiary” means, at any time, any Subsidiary of the Company or any Subsidiary of a Permitted Affiliate Parent (in each case, other than a Group Excluded Subsidiary) which accounts for more than 5 per cent. on an unconsolidated basis of Consolidated EBITDA in the financial statements most recently delivered under Clause 20.1 (Financial Statements).
“Maturing Advance” has the meaning given to such term in Clause 9.2 (Rollover).
“Measurement Period” means each period of approximately six months covering two quarterly accounting periods of the Group ending on each date to which each set of financial statements required to be delivered under Clause 20.1 (Financial statements) are prepared (“L2QA Test Period”), provided that the Company may make an election to establish that “Measurement Period” means each period of approximately 12 months covering four quarterly accounting periods of the Group ending on each date to which each set of financial statements required to be delivered under Clause 20.1 (Financial statements) are prepared (“LTM Test Period”) (and if such an LTM Test Period election has been made, the Company may not elect to change from LTM Test Period back to the L2QA Test Period).
“Methodology Supplement” means, in relation to the Daily Non-Cumulative Compounded RFR Rate or any other applicable rate, a document which:
(a)is agreed in writing by the Company and the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party);
(b)specifies a calculation methodology for that rate; and
(c)has been made available to each Finance Party.
“Moody’s” means Moody’s Investors Services Limited or any successor thereof.
“Multi-account Overdraft” means an Ancillary Facility which is an overdraft facility comprising more than one account.
“Necessary Authorisations” means all material approvals, consents, authorisations and licences from, all rights granted by and all filings, registrations and agreements with, any government or other regulatory authority necessary in order to enable each member of the Group to carry on its business as may be permitted by the terms of this Agreement as carried on by it at the relevant time.
“Net Proceeds” means the aggregate cash (or cash equivalent) proceeds received by any member of the Group in consideration for or otherwise in respect of a relevant disposal, net of all Taxes applicable on, or to any gain resulting from, that disposal and of all costs, fees and expenses properly incurred by continuing members of the Group in arranging and effecting that disposal.
“Net Senior Debt” means, at any time, Senior Debt less Cash and Cash Equivalent Investments of the Group at that time.
“Net Total Debt” means, at any time, Total Debt less Cash and Cash Equivalent Investments of the Group at that time.
“New Group Topco” means any Holding Company of the Company and/or any Holding Company of any Permitted Affiliate Parent designated as such in a Group Redesignation Notice.
“New Lender” has the meaning given to such term in Clause 30.3(a) (Assignments and Transfers by Lenders).
“Non-Acceptable L/C Lender” means a Lender under a Revolving Facility or a Telenet Additional Facility which is a revolving loan facility which the Facility Agent has determined:
(a)is not an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” (other than a Lender which each L/C Bank has agreed is acceptable to it notwithstanding that fact, any Initial Original Lender and any Affiliate of any Initial Original Lender);
(b)is a Defaulting Lender; or

(c)has failed to make (or has notified the Facility Agent or the Company (which has notified the Facility Agent) that it will not make) a payment to be made by it under Clause 24.11 (Indemnities) or any other payment to be made by it under the Finance Documents to or for the account of any other Finance Party in its capacity as Lender by the due date for payment unless the failure to pay falls within the description of any of those items set out at paragraph (d)(i) or (ii) of the definition of “Defaulting Lender”.
“Obligor” means a Borrower or a Guarantor.
“OFS Date” means the date on which the Original Financial Statements were prepared.
“Operational Expenditure” means any expenditure which is or will be treated as an operational expenditure in the financial statements of the Group prepared in accordance with the Accounting Principles and delivered to the Facility Agent pursuant to Clause 20.1 (Financial Statements).
“Optional Currency” means, in relation to any Advance, any currency other than Euros and U.S. Dollars:
(a)which is readily available to banks in the London interbank market, and is freely convertible into Euros in the Relevant Market at the Specified Time (in the case of a Term Rate Advance) and on the Utilisation Date for the relevant Advance; and
(b)which has been approved by the Facility Agent (acting on the instructions of all the Lenders in relation to that Advance) on or prior to receipt by the Facility Agent of the relevant Request; and
(c)for which there are Reference Rate Terms.
“Original Financial Statements” means the audited consolidated financial statements of SuperHoldco for the year ended 31 December 2006 as prepared or restated in accordance with accounting principles and practices generally applied in Belgium, including IFRS.
“Original Lender” means an Initial Original Lender which has not ceased to be a Lender in accordance with the terms of this Agreement.
“Original Obligor” means the Company or an Original Guarantor.
“Original Revolving Facility” means the €510,000,000 multicurrency revolving loan facility formerly made available to Telenet International Finance S.à r.l. under this Agreement on and from the 2020 Amendment Effective Date to and excluding the 2023 Amendment Effective Date.
“Outstanding L/C Amount” means each sum paid or payable by an L/C Bank to a Documentary Credit Beneficiary pursuant to the terms of a Documentary Credit which has not been reimbursed or in respect of which cash cover has not been provided by or on behalf of a relevant Borrower.
“Parent” means:
(a)the Ultimate Parent;
(b)any Subsidiary of the Ultimate Parent of which the Company or any Permitted Affiliate Parent is a Subsidiary (including, for the avoidance of doubt, the Spin Holdco and any Subsidiary of the Spin Holdco following any Spin-Off); and
(c)any Joint Venture Parent, any Subsidiary of a Joint Venture Parent and any Parent Joint Venture Holders following any Parent Joint Venture Transaction.
“Parent Joint Venture Holders” means the holders of the share capital of the Joint Venture Parent.
“Parent Joint Venture Transaction” means a transaction pursuant to which a joint venture is formed by the contribution of some or all of the assets of a Holding Company of any member of the Group or issuance or sale of shares of a Holding Company of any member of the Group to one or more persons which are not Affiliates of the Ultimate Parent.

“Pari Passu Debt Documents” has the meaning given to such term in the Intercreditor Agreement after the 2017 ICA Amendment Effective Date.
“Participating Member State” means any member state of the European Union that at the relevant time has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Party” means a party to this Agreement.
“Patriot Act” means the USA Patriot Act (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)).
“Paying Lender” has the meaning given to such term in Clause 7.3(g) (Ancillary Facility Default).
“Permitted Acquisition” means:
(a)any acquisition by any member of the Group pursuant to a Permitted Disposal by a member of Group;
(b)any Restricted Acquisition of a member of the Group by any other member of the Group as part of the solvent reorganisation of the Group;
(c)any Restricted Acquisition of further share capital (or equivalent) of a person which was a member of the Group immediately prior to the completion of the Restricted Acquisition;
(d)any Restricted Acquisition of further share capital (or equivalent) of any person in respect of which a member of the Group owns an interest of 50 per cent. or less in the share capital (or equivalent) of such person;
(e)any acquisition by a member of the Group of assets, businesses and entities or any equity interests in, or debts or securities owed or issued by any such entity, where upon completion of the acquisition the Target will be a Subsidiary of the Company or a Subsidiary of any Permitted Affiliate Parent or where a member of the Group will own directly or indirectly greater than a 50 per cent. interest in the assets or assets constituting the acquired business (a “Majority Acquisition”) and provided that:
(i)the principal activities of such entities are related to the Permitted Business as at the Signing Date; and
(ii)such acquisition would not result in any Obligor or any other member of the Group being in violation of any applicable law, directive, national statute or administrative regulation relating to money-laundering, unlawful financial activities or unlawful use or appropriation of corporate funds including economic or financial sanctions or trade embargoes imposed by the U.S. (including those administered by the Office of Foreign Assets Control of the U.S. Department of Treasury or equivalent European Union measure);
(f)any acquisition made by a member of the Group pursuant to the implementation of an Asset Passthrough or a Funding Passthrough;
(g)acquisitions of Cash and Cash Equivalent Investments;
(h)the purchase of or investment in Cash Equivalent Investments (including without limitation by way of consideration in respect of any disposal as contemplated in Clause 22.6 (Disposals) and subject to the conditions set out therein) or Marketable Securities;
(i)the incorporation of a company or the acquisition of an “off-the-shelf” company which is or becomes a member of the Group;
(j)any acquisition by any member of the Group in connection with a disposal permitted by the provisions of Clause 22.6 (Disposals) and any acquisition or subscription by a member of the Group of shares issued by a Subsidiary of the Company or a Subsidiary of any Permitted Affiliate Parent which in any such case, is a member of the Group which will, after the acquisition of such shares become a wholly-owned direct or indirect Subsidiary of the Company or a Subsidiary of any Permitted Affiliate Parent as the case may be, provided that if the other shares of such Subsidiary are subject to existing Security and if such shares are required to remain subject to Security in order to comply with this Agreement either (i) such newly issued shares shall also be subject to Security (in form and substance substantially similar to any existing Security or otherwise in such form and substance as may be reasonably required by the Facility Agent) upon their issue or (ii) such shares shall be made subject to Security (in form and substance substantially similar to any existing Security or otherwise in such form and substance as may be reasonably required by the Facility Agent) within 60 days of their issue;
(k)any acquisition by a member of the Group of any loan receivable, security or other asset by way of capital contribution or in consideration of the issue of any securities or of Subordinated Shareholder Loans;
(l)the acquisition of any leasehold interest in any assets which are the subject of a sale and lease back permitted under Clause 22.6 (Disposals);
(m)any acquisition arising from the conversion of any company (the “Original Company”) from one form of organisation into another form of organisation provided that (i) if, prior to the time of such conversion, the Security Agent has the benefit of security over the shares of such Original Company or such Original Company is an Obligor, then the Company shall, in the event that it is required by the 80% Security Test, ensure that the Security Agent is, within 60 days of the date of such conversion, provided with Security over the equivalent ownership interests in, the converted organisation of at least equivalent nature and ranking to the Security previously provided by the Original Company and (ii) the Security Agent is satisfied that any possibility of such additional Security being challenged or set aside is not materially greater than any such possibility in relation to the Security entered into by or in respect of the share capital of the Original Company;
(n)investments in any Asset Securitisation Subsidiary in connection with any asset securitisation programme or receivables factoring transaction otherwise permitted under Clause 22.6 (Disposals) and that is reasonably necessary or advisable (in the reasonable judgment of the board of directors or governing body of the relevant person) to effect such asset securitisation programme or receivables factoring transaction;
(o)acquisitions permitted by the Majority Lenders;
(p)any Permitted Transaction;
(q)any purchase or acquisition in the ordinary course of business;
(r)any acquisition of tax losses pursuant to any payments which are permitted under paragraphs (x) and (kk) of the definition of Permitted Payments;
(s)the acquisition of shares or other interests in any person pursuant to a merger, demerger, partial demerger, contribution, spin off, distribution or similar transaction, provided that such transaction is permitted under the Finance Documents;
(t)the acquisition of shares or other interests representing a nominal or non-substantial part of the share capital of a person which is not a member of the Group, provided that such person is a Subsidiary of SuperHoldco;
(u)any acquisition by a member of the Group for the purposes of a solvent reorganisation of the Group where the Acquisition is of share capital or equivalent of a person which:
(i)has not traded and does not own any assets; or
(ii)is a dormant subsidiary of the Ultimate Parent,
and, in each case, which has no liabilities;
(v)any acquisition by any member of the Group of any Senior Unsecured Notes provided that an amount equal to the purchase price paid for the acquisition of any such Senior Unsecured Notes could have been used by such member of the Group to fund a Permitted Payment and provided further that to the extent any such acquisition is made in reliance on any basket amount provided for under the definition of “Permitted Payment”, such basket amount shall be reduced by an amount equal to the consideration paid for such acquisition; and

(w)acquisitions which are not otherwise permitted under any other paragraph of this definition provided that the aggregate consideration paid in respect of such acquisitions does not exceed the greater of (i) €300,000,000 and (ii) 5% of Total Assets in any financial year.
“Permitted Affiliate Group Designation Date” means any date on which the Facility Agent provides confirmation to the Company that the conditions set out in Clause 30.9 (Permitted Affiliate Group Designation) are satisfied.
“Permitted Affiliate Holdco” means the immediate Holding Company of any Permitted Affiliate Parent and any other Holding Company of any Permitted Affiliate Parent that is an issuer of, or has otherwise incurred, Holdco Debt and, in each case, which is either (i) a Subsidiary of the Common Holding Company or (ii) to the extent the Common Holding Company is SuperHoldco, the Common Holding Company.
“Permitted Affiliate Parent” has the meaning given to such term in Clause 30.9 (Permitted Affiliate Group Designation).
“Permitted Business” means the carrying on of the Business.
“Permitted Business Division Transaction” means a Business Division Transaction provided that after giving pro forma effect thereto, an Obligor could incur at least €1.00 of additional Financial Indebtedness pursuant to paragraph (v) of the definition of Permitted Financial Indebtedness.
“Permitted Credit Facility” means one or more of any Facility or any other debt facilities, notes, bonds, debentures or arrangements that may be entered into by any member of the Group providing for credit, loans, letters of credit or other indebtedness or other advance, in each case, incurred in compliance with this Agreement.
“Permitted Disposal” means:
(a)a payment required to be made under the Senior Secured Finance Documents;
(b)any disposal (including, for the avoidance of doubt, the outsourcing of activities that support or are incidental to the Permitted Business) of assets on arm’s length commercial terms in the ordinary course of business;
(c)disposals of property or other assets on bona fide arm’s length commercial terms in the ordinary course of business in consideration for, or to the extent that contractual arrangements are in place within 12 months of such disposal and the Net Proceeds of that disposal are applied within 18 months after such disposal in the acquisition of, property or other assets of a similar nature and approximately equal value to be used in the Business of the Group;
(d)disposals of any interest in real or heritable property by way of a lease or licence granted by a member of the Group to another member of the Group;
(e)disposals of any assets pursuant to the implementation of an Asset Passthrough or of any funds received pursuant to the implementation of a Funding Passthrough;
(f)disposals of property or other assets required to satisfy any pension plan contribution liabilities;
(g)disposals of shares or other interests in any Group Excluded Subsidiary or Joint Venture or the assignment of any Financial Indebtedness owed to a member of the Group by any Group Excluded Subsidiary or a Joint Venture;
(h)disposals of assets to and sharing assets with any person who is providing services related to such assets, the provision of which have been or are to be outsourced by the Company or any member of the Group to such person;
(i)disposals of assets subject to finance or capital leases pursuant to the exercise of an option by the lessee under such finance or capital leases;
(j)disposals of assets in exchange for the receipt of assets of a similar or comparable value provided that where the aggregate net book value of all assets being exchanged in reliance on this paragraph (j) exceeds €200,000,000 (or its equivalent in other currencies) in any financial quarter, there is delivered to the

Facility Agent, within 30 days from the end of such financial quarter, a certificate signed by an authorised signatory of the Group (given without personal liability) certifying that the assets received by such member of the Group in reliance on this paragraph (j) during such financial quarter are of a similar or comparable value to the assets disposed of by such member of the Group;
(k)disposals constituting the surrender of tax losses by any member of the Group:
(i)to any other member of the Group;
(ii)to any other member of the Wider Group; or
(iii)in order to eliminate, satisfy or discharge any Tax liability of a former member of the Group or Wider Group which has been disposed of pursuant to a disposal permitted by the terms of this Agreement, to the extent that a member of the Group would have a liability (in the form of an indemnification obligation or otherwise) to one or more persons in relation to such Tax liability if not so eliminated, satisfied or discharged;
(l)disposals of non-core assets acquired in connection with a transaction permitted under Clause 22.9 (Acquisitions and Mergers);
(m)any disposal of all or part of a business division pursuant to a Permitted Business Division Transaction;
(n)disposals constituted by licences of intellectual property rights permitted by Clause 22.15 (Intellectual Property Rights);
(o)any disposal of assets made pursuant to the establishment of a Permitted Joint Venture or any disposal of assets to a Permitted Joint Venture;
(p)any disposal made in relation to a compulsory purchase order or any other order of any agency of state, authority or other regulatory body or any applicable law or regulation not exceeding €25,000,000 (or its equivalent in other currencies) in any financial year;
(q)disposals by any member of the Group of customer premises equipment to a customer;
(r)disposals of assets on arms’ length commercial terms where the cash proceeds of such disposal are reinvested within 12 months of the date of the relevant disposal in the purchase of replacement assets by a member of the Group (or within 18 months of the date of the relevant disposal if the proceeds are, within 12 months of the date of the relevant disposal, contractually committed to be so applied) provided that where the relevant member of the Group that has made the disposal is an Obligor, such replacement assets are, in the event required by the 80% Security Test, either subject to existing Security granted by the relevant member of the Group that has acquired the replacement assets, or will be made subject to Security by such member of the Group (in form and substance substantially similar to the existing Security or otherwise in such form and substance as may reasonably be required by the Facility Agent) within 60 days of the acquisition of such replacement assets;
(s)a Regulatory Authority Disposal;
(t)disposals of assets where the aggregate fair market value does not exceed the greater of €150,000,000 and three per cent. of Total Assets in any financial year (with unused amounts in any financial year being carried over to the next succeeding financial year subject to a maximum of the greater of €150,000,000 and three per cent. of Total Assets of carried over amounts for any financial year and with any such carried over amounts being used first in the next succeeding financial year);
(u)the disposal of assets in exchange for other assets similar or superior as to type, value or quality;
(v)any disposal of assets on bona fide arm’s length commercial terms where such assets are obsolete or no longer required for the purposes of the Permitted Business;
(w)the application of cash in payments which are not otherwise restricted by the terms of this Agreement and the Security Documents including, for the avoidance of doubt, Permitted Acquisitions and Permitted Payments;

(x)disposals (or the payment of management, consultancy or similar fees):
(i)by an Obligor to another Obligor; or
(ii)from a member of the Group (which is not an Obligor), to an Obligor; or
(iii)from an Obligor to another member of the Group (which is not an Obligor); or
(iv)from a member of the Group (which is not an Obligor) to another member of the Group (which is not an Obligor);
(y)disposals arising as a result of any Permitted Security Interest;
(z)disposals made in connection with Approved Stock Options;
(aa)the payment, transfer or other disposal of consideration for any Majority Acquisition, merger or consolidation permitted by Clause 22.9 (Acquisitions and Mergers);
(ab)the grant of indefeasible rights of use or equivalent arrangements with respect to network capacity, communications, fibre capacity or conduit, in each case on arm’s length commercial terms or on terms that are fair and reasonable and in the best interests of the Group;
(ac)the payment, transfer or other disposal between members of the Group constituting consideration or investment for or towards or in furtherance of any Permitted Acquisition, Permitted Joint Venture or a merger or consolidation permitted by Clause 22.9 (Acquisitions and Mergers);
(ad)the granting of operating leases or licences of real property on arm’s length terms;
(ae)disposals of the share capital of, or any interest in, any person which is not a member of the Group;
(af)any disposal made as part of a Permitted Transaction;
(ag)any disposal of any interest in an Unrestricted Subsidiary;
(ah)disposals of real property provided that the fair market value of the real property disposed of in any financial year does not exceed the greater of €150,000,000 and 3% of Total Assets (with any unused amounts in any financial year being carried over to the next succeeding financial year subject to a maximum of the greater of €150,000,000 and 3% of Total Assets of carried over amounts for any financial year);
(ai)disposals of assets pursuant to sale and leaseback transactions (regardless of whether any such lease resulting from such a transaction constitutes an operating lease or a Finance Lease) where the aggregate fair market value of any assets disposed of in reliance on this paragraph (ii) does not exceed the greater of:
(i)€150,000,000 (or its equivalent in other currencies); and
(ii)3% of Total Assets,
in any financial year and any disposal of assets pursuant to sale and leaseback transactions constituting Financial Indebtedness to the extent such Financial Indebtedness is permitted under this Agreement;
(aj)disposals of accounts receivable on arm’s length commercial terms pursuant to an asset securitisation programme or receivables factoring transactions (recourse and non-recourse), provided that the aggregate amount of all such asset securitisations or receivables factoring transactions does not exceed the greater of:
(i)€200,000,000 (or its equivalent in other currencies) at any time; and
(ii)5% of Total Assets at any time;

(ak)disposals of accounts receivables which have remained due and owing from a third party for a period of more than 90 days and in respect of which the relevant member of the Group has diligently pursued in the normal course of business and where such disposal is on non-recourse terms to a member of the Group;
(al)disposals of assets related to accounts receivable subject to a Permitted Disposal including, without limitation, all Security Interests securing such receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred or in respect of which Security Interests are customarily granted in connection with asset securitisation programmes or receivables factoring transactions involving receivables and any hedging obligations entered into by any member of the Group in connection with such accounts receivable;
(am)disposals of assets (or a fractional undivided interest therein) related to receivables permitted to be disposed of in connection with an asset securitisation programme or receivables factoring transactions including, without limitation, all Security Interests securing such receivables, all contracts and all guarantees or other obligations in respect of such receivables, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with an asset securitisation involving receivables and any hedging obligations entered into in connection with such receivables;
(an)disposals of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements provided that any cash or Cash Equivalent Investments received in such disposition is applied in accordance with Clause 10.3 (Mandatory Prepayment from Disposal Proceeds);
(ao)disposals with respect to property built, repaired, improved, owned or otherwise acquired by a member of the Group pursuant to customary sale and lease-back transactions, asset securitisations and other similar financings permitted by this Agreement;
(ap)disposals of contractual arrangements under long-term contracts with customers entered into by a member of the Group in the ordinary course of business which are treated as sales for accounting purposes; provided that there is no transfer of title in connection with such contractual arrangement;
(aq)disposals consisting of the assignment, licensing or sublicensing of intellectual property or other general intangibles and assignments, licenses, sublicenses, leases or subleases of spectrum or other property;
(ar)any disposal made in respect of a Permitted Payment other than a Permitted Payment made pursuant to paragraph (e) of the definition of Permitted Payment;
(as)any disposal made in connection with any start-up financing or seed funding provided that any such disposals shall not exceed an aggregate value equal to the greater of (i) €10,000,000 and (ii) 1.00% of Total Assets;
(at)any disposal by any member of the Group of all or any of the Towers Assets;
(au)any disposal of any person where the only material assets of such person are assets that themselves have been the subject of a Permitted Disposal;
(av)any disposal of shares or other interests representing a nominal or non-substantial part of the share capital of a person that is not a member of the Group provided that such person is (or was at the time such share capital was acquired) a Subsidiary of SuperHoldco;
(aw)disposals which constitute the concurrent purchase and sale or exchange of related business assets (including, without limitation, securities of any business that is the same as or related, ancillary or complementary to any of the businesses of any member of the Group on the 2018 Amendment Effective Date) or a combination of such assets, cash and Cash Equivalent Investments between any member of the Group and another person provided that the relevant member of the Group receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such disposal) for the assets subject to that disposal;
(ax)disposals of undertakings, assets, rights or revenues comprising interests in the share capital of persons not holding or engaged in the Distribution Business of the Group or other undertakings, assets, rights or revenues not constituting part of the Distribution Business of the Group (“Non-Distribution Business Assets”);
For the avoidance of doubt and without limiting the generality of this paragraph (xx), Non-Distribution Business Assets shall include:
(i)undertakings, assets, rights and revenues comprising interests in the share capital of any person engaged solely in the competitive local exchange carrier (CLEC) business, including without limitation, the business of providing traditional voice and data services and services based on Transmission Control Protocol/Internet Protocol (RCP/IP) technology and other undertakings, assets, rights or revenues constituting a part of such businesses; and
(ii)undertakings, assets, rights and revenues comprising interests in the share capital of any person engaged solely in the business of television and radio programming, including without limitation, the business of creating and distributing special interest television channels, radio programmes, pay per view programmes and near video on demand services and other undertakings, assets, rights or revenues constituting a part of such businesses;
(ay)any disposal approved in writing by the Facility Agent (acting on the instructions of the Majority Lenders); and
(az)(in addition to those described in the other paragraphs of this definition) a disposal of any person or asset the Annualised EBITDA of or attributable to which does not exceed the Remaining Percentage of the Consolidated Annualised EBITDA for the Latest Measurement Period, provided that:
(i)no Default has occurred and is continuing or would occur as a result of such disposal; and
(ii)where required, a prepayment is made in accordance with Clause 10.3 (Mandatory Prepayment from Disposal Proceeds) in respect of such disposal, and further provided that if, at the time of such disposal, any member of the Group has contractually committed or agreed to a future Majority Acquisition and such a Majority Acquisition occurs within 12 months (or less) of the disposal, the Remaining Percentage (as defined in paragraph (aaa) below) would instead not be exceeded if the aggregate Percentage Value of the contemplated Majority Acquisition is added to the calculation and tested at the time of the disposal on a pro forma basis (giving effect to the Annualised EBITDA of the Target based on then available historical financial information) and on an actual basis at the completion of the Majority Acquisition (and for these purposes the proviso in paragraph (aaa) below shall be disapplied so that the percentage of the Consolidated Annualised EBITDA represented by the Annualised EBITDA of the relevant disposal could be more than the Remaining Percentage immediately prior to such disposal provided that the Remaining Percentage would not be exceeded once any contemplated Majority Acquisition is taken into account as described in this paragraph).
(ba)the “Remaining Percentage” is:
(i)17.5 per cent.;
(ii)less the aggregate Percentage Value of all previous disposals made after the 2017 Amendment Effective Date; and
(iii)plus the aggregate Percentage Value of all Reinvestments made, as calculated in accordance with paragraph (bbb) below,
provided that the percentage of the Consolidated Annualised EBITDA represented by the Annualised EBITDA of the person or asset disposed of can never be more than the Remaining Percentage immediately prior to such disposal.
(bb)For the purposes of paragraphs (zz) and (aaa) above:
“Annualised EBITDA”, “Consolidated Annualised EBITDA” and “EBITDA” have the meaning given to such terms in this Clause 1 (Definitions and Interpretation) but, when calculating EBITDA in relation to a person or asset that is being (or has been) acquired or disposed of, any amounts will be calculated using the methodology for calculating operating cash flow used in the accounts most recently filed with the SEC by or on behalf of the Ultimate Parent prior to the date of that acquisition or disposal, and, for the avoidance of doubt, any corporate costs or allocations paid or payable during the relevant period by a member of the Group which is being disposed of to one of its Affiliates pursuant to any general services (or similar) arrangement shall be deducted from the EBITDA of the member of the Group being disposed of;
“Latest Measurement Period” means the most recent Measurement Period for which financial statements have been delivered pursuant to Clause 20.1 (Financial Statements);
“Percentage Value” means:
(a)in relation to a disposal, the percentage of the Consolidated Annualised EBITDA for what was the Latest Measurement Period at the time of the disposal which is represented by the Consolidated Annualised EBITDA of the person or asset disposed of (the “EBITDA Percentage”), after deducting a percentage equal to the EBITDA Percentage multiplied by the Proportion Repaid; and
(b)in relation to a Reinvestment, the percentage of the Consolidated Annualised EBITDA for what was the Latest Measurement Period at the time of the Reinvestment (but taking into account each disposal made by the Group after the last day of that Latest Measurement Period and prior to the date of the relevant Reinvestment) which is represented by the Annualised EBITDA of the person or asset acquired multiplied by the Proportion Reinvested,
Where:
the “Proportion Reinvested” is that proportion of the purchase price for the person or asset acquired which is represented by the amount of the Net Proceeds of a previous disposal that were reinvested pursuant to the relevant Reinvestment;
the “Proportion Repaid” is that proportion of the Net Proceeds of that disposal prepaid pursuant to Clause 10.3(a) (Mandatory Prepayment from Disposal Proceeds) and/or repaid pursuant to Clause 10.5 (Voluntary Prepayment); and
“Reinvestment” means the reinvestment of all or any part of the Net Proceeds of a previous disposal made under paragraph (zz) above by the Group after the 2015 Amendment Effective Date, including in circumstances where all or any part of such Net Proceeds are distributed as a Permitted Payment and an equity subscription is subsequently made in, or a Subordinated Shareholder Loan is subsequently made to, a member of the Group.
“Permitted Financial Indebtedness” means any Financial Indebtedness:
(a)arising hereunder or under the Security Documents;
(b)permitted pursuant to Clause 22.13 (Loans and Guarantees);
(c)incurred through a Subordinated Shareholder Loan made to any member of the Group;
(d)of any member of the Group arising as a result of the issue by it or a financial institution of a surety or performance bond in relation to the performance by such member of the Group of its obligations under contracts entered into in the ordinary course of its business (other than for the purpose of raising indebtedness);
(e)approved in writing by the Facility Agent (acting on the instructions of the Majority Lenders);
(f)owing by any member of the Group being permitted Management Fees or management, consultancy or similar fees payable to another member of the Group in respect of which payment has been deferred;
(g)constituting Permitted Payments the payment of which has been deferred;
(h)arising in relation to an Asset Passthrough or a Funding Passthrough;

(i)of any Asset Securitisation Subsidiary incurred solely to finance any asset securitisation programme or programmes or one or more receivables factoring transactions otherwise permitted by Clause 22.6 (Disposals) as a Permitted Disposal;
(j)of a person which is acquired by a member of the Group after the Signing Date as an acquisition permitted by Clause 22.9 (Acquisitions and Mergers) where such Financial Indebtedness existed at the date of completion of such acquisition provided that the amount of such Financial Indebtedness is not increased beyond the amount in existence at the date of completion of the acquisition;
(k)of any member of the Group (other than any Obligor) constituting Financial Indebtedness to all the holders (or their Affiliates) of the share capital of any such member of the Group on a basis that is substantially proportionate to their interests in such share capital (with any disproportionately large interest received by any member of the Group or any disproportionately small interest received by any person other than a member of the Group, in each case relative to its interests in such share capital, being ignored for this purpose), provided such Financial Indebtedness does not bear interest (other than by way of addition to its principal amount on a proportionate basis as described above) and is made on terms that repayment or prepayment of such Financial Indebtedness shall only be made to each such holder:
(i)in proportion to their respective interests in such share capital (ignoring any disproportionately large interest held by any member of the Group or any disproportionately small interest received by any person other than a member of the Group, in each case relative to its interests in such share capital, for this purpose); and
(ii)only on and in connection with the liquidation or winding up (or equivalent) of such member of the Group;
(l)arising as a result of any cash pooling arrangements in the ordinary course of the Group’s banking business to which any member of the Group is a party;
(m)under:
(i)a financial lease arrangement in relation to the Group’s corporate headquarters at Liersesteenweg 4, Mechelen, Belgium; and
(ii)the Clientele Fees or the Annuity Fees;
(n)which is incurred by a member of the Group pursuant to or in respect of any BIPT performance bond subject to an aggregate maximum amount outstanding at any time of €20,000,000 (or its equivalent);
(o)constituting a Permitted Transaction;
(p)of any member of the Group, in respect of which the person or persons to whom such Financial Indebtedness is or may be owed has or have no recourse whatever to any member of the Group for any payment or repayment in respect thereof, other than recourse to the extent that:
(i)such recourse to such member of the Group is limited solely to the amount of any recoveries made on any such enforcement; and
(ii)such person or persons are not entitled, pursuant to the terms of any agreement evidencing any right or claim arising out of or in connection with such Financial Indebtedness, to commence proceedings for the winding up, dissolution or administration of any member of the Group (or proceedings having an equivalent effect) or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of any member of the Group or any of its assets until after the Commitments have been reduced to zero and all amounts outstanding under the Finance Documents have been repaid or paid in full;
(q)arising under sale and leaseback arrangements or Vendor Financing Arrangements (to the extent these constitute Financial Indebtedness) provided that the aggregate principal amount thereof does not at any time exceed the amount that could be incurred so that the ratio of Net Total Debt to Consolidated Annualised EBITDA (giving pro forma effect to any such Financial Indebtedness and the use of proceeds thereof) is equal to, or less than, 5.50:1.00 (excluding any Holdco Debt) and 6.00:1 (including any Holdco Debt (rounded to the second decimal number); and provided further that, in each case, the relevant lessor or provider of Vendor Financing Arrangements does not have the benefit of any Security Interest other than over the assets the subject of such sale and leaseback arrangements and/or Vendor Financing Arrangements;
(r)arising in respect of any guarantee given by any member of the Group in respect of any issuer of Holdco Debt’s obligations under any Holdco Debt, provided that any such guarantee is given on a subordinated unsecured basis and is subject to the terms of the Intercreditor Agreement and further provided that no Event of Default is continuing or occurs as a result of such Holdco Debt being raised or issued;
(s)arising in respect of any performance bond, guarantee, standby letter of credit or similar facility entered into by any member of the Group to the extent that cash is deposited as security for the obligations of such member of the Group thereunder;
(t)arising under tax-related financings designated in good faith as such by prior written notice from the Company to the Facility Agent, provided that the aggregate principal amount of such Financial Indebtedness outstanding at any time does not exceed €250,000,000;
(u)of any Obligor incurred after the 2017 ICA Amendment Effective Date provided that the ratio of Net Total Debt to Consolidated Annualised EBITDA (after giving pro forma effect to the incurrence of any such Financial Indebtedness pursuant to this paragraph (u) and the ultimate use of proceeds thereof and to any movement of cash out of the Group since such date pursuant to any Permitted Payments) on the last day of the financial quarter immediately prior to any such incurrence would not exceed 6.00:1;
(v)of any Obligor incurred after the 2017 ICA Amendment Effective Date provided that:
(i)the ratio (after giving pro forma effect to the incurrence of any such Financial Indebtedness pursuant to this paragraph (v) and the ultimate use of proceeds thereof and to any movement of cash out of the Group since such date pursuant to any Permitted Payments) on the quarter date prior to any such incurrence:
(A)of Net Senior Debt to Consolidated Annualised EBITDA would not exceed 4.50:1; and
(B)of Net Total Debt to Consolidated Annualised EBITDA would not exceed 5.50:1.00 (excluding any Holdco Debt) and 6.00:1 (including any Holdco Debt),
(provided that, in each case, this limitation shall not apply to any Financial Indebtedness the proceeds of which are used to refinance (x) any Facility, (y) any Senior Secured Notes or (z) any other Financial Indebtedness which is secured by assets that are subject to Security); and
(ii)such Financial Indebtedness constitutes Senior Liabilities (under and as defined in the Intercreditor Agreement);
(w)incurred after the 2017 ICA Amendment Effective Date arising in respect of any Senior Secured Notes and any guarantee in respect of any Senior Secured Notes given by any member of the Group that is an Obligor, in each case, subject to the terms of the Intercreditor Agreement;
(x)which constitutes Subordinated Obligations or is otherwise incurred on a second lien ranking basis provided that:
(i)(other than in the case of a refinancing of other Subordinated Obligations or other second lien ranking Financial Indebtedness in the same or a lesser principal amount) the ratio of Net Total Debt to Consolidated Annualised EBITDA (after giving pro forma effect to the incurrence of any such Financial Indebtedness pursuant to this paragraph (x) and the ultimate use of proceeds thereof and to any movement of cash out of the Group since such date pursuant to any Permitted Payments) on the last day of the financial quarter immediately prior to any such incurrence would not exceed 5.50:1.00 (excluding any Holdco Debt) and 6.00:1 (including any Holdco Debt); and
(ii)such Financial Indebtedness constitutes Second Lien Liabilities (under and as defined in the Intercreditor Agreement) or is (x) unsecured or (y) or is secured on a junior ranking basis to the liabilities under this Agreement and, in each case contractually subordinated to the rights of the Lenders, on terms comparable to, at the election of the Company:

(A)the intercreditor agreement most recently entered into by an Affiliate of the Company prior to the incurrence of such Financial Indebtedness which provides for second lien financing (as amended from time to time) with such adjustments and amendments as agreed between the Company, the Security Agent and the Facility Agent (acting reasonably in each case);
(B)an intercreditor agreement (providing for contractual subordination on terms comparable to the LMA’s form of intercreditor agreement at such time for mezzanine debt) with such adjustments and amendments as agreed between the Company, the Security Agent and the Facility Agent (acting reasonably in each case); or
(C)without prejudice to the rights of the Facility Agent to seek instructions from the Lenders, any other form of intercreditor agreement agreed between the Company, the Security Agent and the Facility Agent (acting reasonably in each case) that does not adversely affect the rights of the Lenders in any material respect in each case, and, in each case, the Security Agent and the Facility Agent shall be authorised to enter into such intercreditor agreement without the consent of the Lenders;
(y)incurred constituting reimbursement obligations with respect to letters of credit issued and bank guarantees in the ordinary course of business provided to lessors of real property or otherwise in connection with the leasing of real property and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses in respect of any government requirement, or other Financial Indebtedness with respect to reimbursement type obligations regarding the foregoing; provided, however, that upon the drawing of such letters of credit or the incurrence of such Financial Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;
(z)arising from (i) facilities or services related to cash management, cash pooling, treasury, depository, overdraft, credit or debit card, p-cards (including purchasing cards or commercial cards), electronic funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade financial services or other cash management and cash pooling arrangements and (ii) daylight exposures of any member of the Group in respect of banking and treasury arrangements entered into in the ordinary course of business;
(aa)incurred pursuant to a Permitted Financing Action;
(ab)with Affiliates reasonably required to effect or consummate any Post-Closing Reorganisation;
(ac)incurred under borrowing facilities provided by a special purpose vehicle note issuer to a member of the Group in connection with the issuance of notes intended to be supported primarily by the payment obligations of any member of the Group in connection with any vendor financing platform otherwise permitted under this Agreement;
(ad)arising under: (i) arrangements to fund a production where such funding is only repayable from the distribution revenues of that production or (ii) Production Facilities provided that the aggregate amount of Financial Indebtedness under all Production Facilities incurred pursuant to this sub-paragraph (ii) does not exceed the greater of (A) €200,000,000 and (B) 1.0% of Total Assets at any time outstanding;
(ae)in the form of borrowings, loans or deferred consideration made available by a vendor in connection with a Permitted Acquisition;
(af)incurred in connection with the Hedging Agreements and any other hedging arrangements permitted by this Agreement;
(ag)of any member of the Group, in respect of which the person or persons to whom such Financial Indebtedness is or may be owed has or have no recourse whatever to any member of the Group for any payment or repayment in respect thereof other than recourse to such member of the Group for the purpose only of enabling amounts to be claimed in respect of such Financial Indebtedness in an enforcement of any Security Interest given by any member of the Group over Non-Distribution Business Assets (as defined in paragraph (xx) of the definition of Permitted Disposal), provided that:

(i)the extent of such recourse to such member of the Group is limited solely to the amount of any recoveries made on any such enforcement;
(ii)such person or persons are not entitled, pursuant to the terms of any agreement evidencing any right or claim arising out of or in connection with such Financial Indebtedness, to commence proceedings for the winding up, dissolution or administration of any member of the Group (or proceedings having an equivalent effect) or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of any member of the Group or any of its assets (save only for the Non-Distribution Business Assets the subject of that Security Interest) until after the Commitments have been reduced to zero and all amounts outstanding under the Finance Documents have been repaid or paid in full; and
(iii)the aggregate outstanding amount of all such Financial Indebtedness of all members of the Group does not exceed €100,000,000 (or its equivalent in other currencies); and
(ah)not otherwise permitted by this definition not exceeding at any time the greater of:
(i)€250,000,000 in aggregate (or its equivalent in other currencies); and
(ii)5% of Total Assets,
and further provided that in the case of any Financial Indebtedness constituted by an overdraft facility which operates on a gross/net basis only the net amount of such facility shall count towards such aggregate amount.
“Permitted Financing Action” means, to the extent that any incurrence of Financial Indebtedness is permitted under Clause 22.7 (Financial Indebtedness), any transaction to facilitate or otherwise in connection with a cashless rollover of any Commitment or participation in a Utilisation in relation to the incurrence of that Financial Indebtedness.
“Permitted Joint Venture” means:
(a)any Restricted Acquisition referred to in paragraph (b) of the definition of “Permitted Acquisition” and any Restricted Acquisition as a result of a reorganisation of a person that is not a Subsidiary of the Company or a Subsidiary of any Permitted Affiliate Parent but in which a member of the Group has an interest, provided that such reorganisation does not result in an overall increase in the value of the Group’s interest in that person, other than adjustments to the basis of any member of the Group’s interest in accordance with the Accounting Principles; and
(b)any acquisition by a member of the Group of assets, businesses and entities or any equity interests in, or debts or securities owed or issued by any such entity, where upon completion of the acquisition the Target will not be a Subsidiary of the Company or a Subsidiary of any Permitted Affiliate Parent and where a member of the Group will own directly or indirectly no more than a 50 per cent. interest in the assets or assets constituting the acquired business (a “JV Minority Acquisition”) and provided that the principal activities of such entities are related to the Permitted Business as at the Signing Date.
“Permitted Payment” means any distribution, dividend, transfer of assets, loan or other payment:
(a)to any Restricted Person in relation to transactions carried out on bona fide arm’s length commercial terms in the ordinary course of business or on terms which are fair and reasonable and in the best interest of the Group;
(b)by way of payment of Management Fees:
(i)which are paid on bona fide arm’s length terms in the ordinary course of business to a Restricted Person; or
(ii)of up to an amount equal to the greater of (A) €15,000,000 and (B) 0.5% of Total Assets in any financial year, provided that, at the time of payment, no Default is continuing or would occur as a result of such payment;

(c)by way of payment of principal or interest on Subordinated Shareholder Loans or by way of distributions, dividends, transfers of assets, loans or any other payments made by any member of the Group to any Restricted Person provided that:
(i)the ratio of Net Total Debt to Consolidated Annualised EBITDA is 5.00:1 or less prior to making the relevant payment and will be 5.00:1 or less after such payment has been made; and
(ii)no Default has occurred and is continuing or would occur as a result of such payment;
(d)in respect of a Permitted Transaction;
(e)in respect of a Permitted Disposal;
(f)in an amount to enable any Holding Company of a member of the Group to pay taxes that are formally due by such Holding Company but which are allocable to (i) the Group and are due by such Holding Company as a result of the Group being included in a fiscal unity (for corporate income and/or VAT purposes) with such Holding Company or (ii) acting as a holding and/or financing company of the Group;
(g)contemplated by a Regulatory Authority Disposal;
(h)for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including without limitation in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the board of directors of SuperHoldco or any Permitted Affiliate Holdco;
(i)by way of payment to any direct or indirect shareholder of the Company or any direct or indirect shareholder of any Permitted Affiliate Parent for all of its out-of-pocket expenses incurred in connection with its direct or indirect investment in the Company or any Permitted Affiliate Parent and any of their Subsidiaries;
(j)made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a person that is not a member of the Group in connection with, an asset securitisation programme or receivables factoring transaction otherwise permitted as a Permitted Disposal under paragraph (jj) of that definition;
(k)to fund the payment of Holding Company Expenses;
(l)for the purpose of implementing any Content Transaction;
(m)in an amount of up to the greater of €200,000,000 and 5% of Total Assets from the cash proceeds of a Content Transaction provided always that no Event of Default has occurred and is continuing or would result following such payment;
(n)or other distribution, or the repayment of a loan, or the redemption of loan stock or redeemable equity made pursuant to an Asset Passthrough or a Funding Passthrough, in each case, funded from cash generated by entities outside of the Group;
(o)to the extent required for the purpose of making payments to the indenture trustee for any Senior Unsecured Notes in respect of any amounts payable to the indenture trustee which are High Yield Notes Trustee Amounts;
(p)at any time when an Event of Default is continuing, to the extent required to fund Permitted Payments not otherwise prohibited under the Intercreditor Agreement;
(q)to the extent such distribution, dividend, transfer of assets, loan or other payment is in respect of a nominal amount;
(r)made to any member of the Wider Group, provided that:
(i)an amount equal to such payment is reinvested by such member of the Wider Group into a member of the Group within three Business Days of receipt thereof;

(ii)the aggregate principal amount of such payments and reinvested amounts at any time does not exceed an amount equal to €300,000,000; and
(iii)to the extent any such payments are made in cash, any re-invested amounts are also made in cash provided that any such re-invested amounts shall be in the form of Subordinated Shareholder Loans, equity or the repayment of an intercompany loan or advance;
(s)which is required in order to facilitate the making of payments by any person and to the extent required:
(i)by the terms of the Senior Secured Finance Documents;
(ii)by the terms of any Holdco Debt (or, in each case, any guarantee of the obligations thereunder) provided that:
(A)no Event of Default has occurred under Clause 23.2 (Non-payment), Clause 23.6 (Insolvency), Clause 23.7 (Insolvency Proceedings) or Clause 23.8 (Creditors’ Process) and is continuing;
(B)there has been no breach of Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA) pursuant to which the Composite Revolving Facility Instructing Group continues to have a right to direct the Facility Agent to take any action in accordance with Clause 23.17 (Maintenance Covenant Revolving Facility Acceleration);
(C)no Event of Default has occurred in respect of which any notice has been served by the Facility Agent in accordance with Clause 23.16 (Acceleration); and
(D)no automatic acceleration has occurred in accordance with Clause 23.18 (Automatic Acceleration), other than where:
(1)such payment is permitted under paragraph (o) above; or
(2)such Holdco Debt is subject to the terms of the Intercreditor Agreement;
(iii)by the terms of any Hedging Agreement to which SuperHoldco or any Permitted Affiliate Holdco or any other issuer of Holdco Debt is a party in relation to the hedging of Holdco Debt to the extent such payment is not prohibited by the Intercreditor Agreement; or
(iv)for the purposes of implementing any Content Transaction or Permitted Business Division Transaction;
(t)made to SuperHoldco and any Permitted Affiliate Holdco of any amounts outstanding in relation to Subordinated Shareholder Loans the proceeds of which are used by such person in connection with the refinancing of Holdco Debt provided that concurrently with such payment such person advances directly or indirectly new Subordinated Shareholder Loans to an Obligor in an amount equal to or greater than the outstanding amount of the Subordinated Shareholder Loans discharged;
(u)made with the consent of the Majority Lenders;
(v)in connection with any earn out;
(w)by way of transfer of tax losses to Restricted Persons (provided that the amount of such tax losses shall be deemed reduced by any payment received by any member of the Group from any Restricted Person for such tax losses), provided that:
(i)the applicable ratio for the purposes of Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA) is 6.00:1 or less prior to making the relevant transfer of tax losses and will be 6.00:1 or less after such transfer of tax losses has been made; and
(ii)no Default has occurred and is continuing or would occur as a result of such transfer of tax losses;

(x)by way of payments in relation to any tax losses received by any member of the Group from any Restricted Person provided that such payments shall only be made in relation to such tax losses in an amount equal to the amount of tax that would have otherwise been required to be paid by any member of the Group if those tax losses were not so received and such payment shall only be made in the tax year in which such losses are utilised by any member of the Group;
(y)by way of any purchase of receivables pursuant to any obligation of a seller of receivables in an asset securitisation programme or receivables factoring transaction to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defence, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller in connection with an asset securitisation programme or receivables factoring transaction;
(z)to fund the purchase of any management equity which is subsequently transferred to other or new management (together with the purchase or repayment of any related loans) and/or to make other compensation payments to departing management;
(aa)in respect of Receivables Fees;
(ab)for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including without limitation in connection with loans, capital market transactions, hedging and other derivative transactions, acquisitions or divestitures, which payments are approved by a majority of the members of the board of directors of the Company or a Permitted Affiliate Parent;
(ac)made in connection with any start-up financing or seed funding provided that any such payments shall not exceed an aggregate value of the greater of (i) €50,000,000 and (ii) 1.00% of Total Assets;
(ad)in an amount of up to the Credit Facility Excluded Amount provided that:
(i)no breach of Clause 22.11 (Restricted Payments) shall occur as a result of a decrease in Consolidated Annualised EBITDA after any such distribution, dividend, transfer of assets, loan or other payment has been made; and
(ii)if an amount equal to the Credit Facility Excluded Amount in respect of any prior Measurement Period has been the subject of a distribution, dividend, transfer of assets, loan or other payment under this paragraph (dd), no further distribution, dividend, transfer of assets, loan or other payment may be made under this paragraph (dd)(ii) until there is an increase in Consolidated Annualised EBITDA in respect of any subsequent Measurement Period (the “Incremental EBITDA Amount”) such that it is above the level of Consolidated Annualised EBITDA at the time when the most recent distribution, dividend, transfer of assets, loan or other payment was made under this paragraph (dd)(ii) in which case an amount equal to 0.25 multiplied by the Incremental EBITDA Amount for such Measurement Period may be the subject of a distribution, dividend, transfer of assets loan or other payment under this paragraph (dd) provided that if at any time after a Permitted Payment is made under this paragraph (dd) a Permitted Credit Facility is prepaid or repaid in full or in part, a distribution, dividend, transfer of assets, loan or other payment may be made under this paragraph (dd) in an amount equal to (A) if in full, the Credit Facility Excluded Amount; and (B) if in part, the lower of an amount equal to (i) the Credit Facility Excluded Amount and (ii) the amount of the partial prepayment or repayment referred to above, in each case, at any time after the date of such prepayment or repayment and notwithstanding whether any further advance under a Permitted Credit Facility is made (including, in the case of a Revolving Facility or a Telenet Additional Facility that is a revolving loan facility, by way of Rollover Advance at the time of such repayment);
(ae)by way of payment to any Restricted Person of consideration for an acquisition, merger or consolidation permitted by Clause 22.9 (Acquisitions and Mergers);
(af)by way of any distribution, dividend, transfer of assets, loan or other payment reasonably required in order to consummate a Permitted Financing Action;
(ag)by way of any distribution, dividend, transfer of assets, loan or other payment reasonably required in order to consummate any Post-Closing Reorganisation;

(ah)by way of payments under commercial contracts entered into in the ordinary course of business between a member of the Group and a Restricted Person provided that such contracts are on arm’s-length terms or on a basis that senior management of that member of the Group reasonably believes allocates costs fairly;
(ai)by way of distributions (including by way of dividend) to a Parent consisting of cash, any equity interests, property or other assets of any member of the Group that is, in each case held by that member of the Group for the sole purpose of transferring such cash, equity interest, property or other assets to another member of the Group;
(aj)by way of payments to finance investments or other acquisitions by any Parent or any Affiliate of a Parent (other than a member of the Group) which would otherwise be permitted to be made under Clause 22.9 (Acquisitions and Mergers) or Clause 22.13 (Loans and Guarantees) if made by a member of the Group provided that: (i) such payments shall be made within 120 days of the closing of such investment or other acquisition, (ii) such Parent or Affiliate of a Parent shall prior to or promptly following the date of such payment, cause (A) all property acquired (whether assets or equity interests) to be contributed to a member of the Group or (B) the merger, amalgamation, consolidation or sale of the person formed or acquired into a member of the Group in a manner not prohibited by this Agreement in order to consummate such investment or acquisition and (iii) such Parent or Affiliate of a Parent receives no consideration or other payment in connection with such transaction other than if such consideration or other payment from a member of the Group is otherwise a Permitted Payment;
(ak)by way of payments in relation to any tax losses received by any member of the Group from any member of the Wider Group provided that such payments shall only be made in relation to such tax losses in an amount equal to, in any financial year, the greater of €200,000,000 and 3% of Total Assets (with any unused amounts in any financial year being carried over to the next succeeding financial year);
(al)by way of transfer to any Restricted Person of any Non-Distribution Business Assets (as defined in paragraph (xx) of the definition of Permitted Disposal) permitted in accordance with paragraph (xx) of the definition of Permitted Disposal;
(am)to any Designated Notes Issuer in connection with any fees, costs, indemnity claims or other expenses payable to it in connection with transactions related to the issuance of any notes, bonds or other securities;
(an)in relation to any Permitted Business Division Transaction;
(ao)in relation to any Acceptable Joint Venture; and
(ap)any other distribution, dividend, transfer of assets, loan, other payment or transfer of tax losses not falling within the other paragraphs of this definition and not exceeding at any time, in an aggregate amount, the amount equal to the greater of:
(i)€150,000,000 in aggregate (or its equivalent); and
(ii)three per cent. of Total Assets,
in any financial year, with any unused amounts in any financial year being carried over to the next succeeding financial year subject to a maximum of the aggregate amount of the greater of €150,000,000 and three per cent. of Total Assets of carried over amounts for any financial year and with any such carried over amounts being used first in the next succeeding financial year.
“Permitted Security Interest” means:
(a)any Security Interests arising hereunder or under any Senior Secured Finance Document, which is subject to the terms of the Intercreditor Agreement;
(b)any Security Interest which arises by operation of law or by a contract having a similar effect or under an escrow arrangement required by a trading counterparty of any member of the Group and in each case arising or entered into the ordinary course of business of the relevant member of the Group;
(c)any Security Interest created or evidenced by the Security Documents or in favour of another Obligor;

(d)any lien arising in the ordinary course of business by way of contract which secures indebtedness under any agreement for the supply of goods or services in respect of which payment is not deferred for more than 180 days (or 360 days if such deferral is in accordance with the terms pursuant to which the relevant goods were acquired or services provided);
(e)any Security Interest imposed by any taxation or governmental authority in respect of amounts which are being contested by the relevant member of the Group in good faith and not yet payable for which adequate reserves have been set aside in the books of the relevant member of the Group in accordance with the Accounting Principles;
(f)any Security Interest which arises in respect of any right of set-off, netting arrangement, title transfer or title retention arrangements which:
(i)arises in the ordinary course of business and/or by operation of law;
(ii)is entered into by any member of the Group in the normal course of its banking arrangements for the purpose of netting debit and credit balances on bank accounts of members of the Group operated on a net balance basis (and any Security Interests over bank accounts granted in connection therewith);
(iii)arises in respect of netting or set off arrangements contained in any hedging contract permitted by this Agreement;
(iv)is entered into by any member of the Group on terms which are generally no worse than the counterparty’s standard or usual terms and entered into in the ordinary course of business of the relevant member of the Group; or
(v)which is a retention of title arrangement with respect to customer premises equipment in favour of a supplier (or its Affiliate); provided that the title is only retained to individual items of customer premises equipment in respect of which the purchase price has not been paid in full;
(g)any Security Interest approved in writing by the Facility Agent (acting on the instructions of the Majority Lenders);
(h)any Security Interest in favour of any bank incurred in relation to any cash management arrangements;
(i)any netting or set-off arrangement entered into by a member of the Group in the ordinary course of business;
(j)any Security Interest over or affecting any asset of, or shares in, any person which becomes a member of the Group after the Signing Date, where such Security Interest is created prior to the date on which such person becomes a member of the Group (including Security Interests created, incurred or assumed in connection with or in contemplation of the relevant acquisition or transaction); provided, however that such Security Interests may not extend to any other property owned by any member of the Group (other than pursuant to after-acquired property clauses in effect with respect to such Security Interests at the time of acquisition on property of the type that would have been subject to such Security Interests notwithstanding the occurrence of the relevant acquisition or transaction);
(k)Security Interests arising under agreements entered into in the ordinary course of business relating to:
(i)network leases; or
(ii)the leasing of:
(A)buildings;
(B)cars; and
(C)other operational equipment;

(l)any Security Interests arising under any retention of title arrangement contained in any contract for the acquisition of any asset by a member of the Group in the ordinary course of its business from any person on customary terms unless in relation to such a retention of title arrangement, there are payments of €15,000,000 or more which are overdue and unpaid;
(m)any Security Interest which is granted over the shares of, Financial Indebtedness owed by or other interests held in, or over the assets (including, without limitation, present or future revenues), attributable to a Group Excluded Subsidiary or a Permitted Joint Venture;
(n)after the 2017 ICA Amendment Effective Date, Security Interests securing any Financial Indebtedness on a pari passu basis with respect to any part of the Facilities (to the extent that any Financial Indebtedness is permitted under the terms of this Agreement), provided that such Financial Indebtedness constitutes Senior Liabilities (under and as defined in the Intercreditor Agreement) and:
(i)the ratio (after giving pro forma effect to any such Financial Indebtedness and the use of proceeds thereof):
(A)of Net Senior Debt to Consolidated Annualised EBITDA would not be greater than 4.50:1.00; and
(B)of Net Total Debt to Consolidated Annualised EBITDA would not be greater than 5.50:1.00 (excluding any Holdco Debt) and 6.00:1 (including any Holdco Debt), provided that, in each case, this limitation shall not apply to any Financial Indebtedness the proceeds of which are used to refinance (x) any Facility, (y) any Senior Secured Notes or (z) any other Financial Indebtedness which is secured by assets that are subject to Security; or
(ii)such Financial Indebtedness constitutes:
(A)Financial Indebtedness which is permitted under paragraph (b) of the definition of Permitted Financial Indebtedness as it relates to guarantees permitted under paragraph (h) of Clause 22.13 (Loans and Guarantees);
(B)Financial Indebtedness which is permitted under paragraph (j) of the definition of Permitted Financial Indebtedness, provided that at the time of the acquisition or other transaction pursuant to which such Financial Indebtedness was incurred and after giving effect to such incurrence on a pro forma basis:
(1)an Obligor could incur at least €1.00 of Financial Indebtedness under paragraph (v) of the definition of Permitted Financial Indebtedness; or
(2)the ratio of each of (I) Net Senior Debt to Consolidated Annualised EBITDA, (II) Net Total Debt (excluding Holdco Debt) to Consolidated Annualised EBITDA and (III) Net Total Debt to Consolidated Annualised EBITDA would not be greater than it was immediately prior to giving pro forma effect to such acquisition or other transaction and to the incurrence of such Financial Indebtedness;
(C)Financial Indebtedness which is permitted under paragraph (hh) of the definition of Permitted Financial Indebtedness; or
(D)Financial Indebtedness which is permitted under paragraph (w) of the definition of Permitted Financial Indebtedness, including, in each case, any guarantees in respect of such Financial Indebtedness;
(o)Security Interests securing any Financial Indebtedness which is permitted under paragraph (x) of the definition of Permitted Financial Indebtedness or any guarantees in respect of such Financial Indebtedness, provided that (i) such Security Interest ranks junior to the Security Interests securing the liabilities under this Agreement and related guarantees, as applicable, and (ii) such Financial Indebtedness and any guarantees thereof are contractually subordinated to the rights of the Lenders on the terms of an intercreditor agreement in accordance with paragraph (x)(ii) of the definition of Permitted Financial Indebtedness;
(p)any Security Interest over cash deposits or other Security Interests constituting or for the purpose of securing Limited Recourse;
(q)any Security Interest comprising of a right of set-off granted to any financial institution acting as a lockbox bank in connection with any asset securitisation programme or one or more receivables factoring transactions;
(r)any Security Interest created for the purpose of perfecting the ownership interests of a purchaser of receivables and related assets pursuant to any asset securitisation programme or one or more receivables factoring transactions;
(s)any Security Interest on investments in Asset Securitisation Subsidiaries;
(t)any Security Interest arising from any Finance Leases, sale and leaseback arrangements or Vendor Financing Arrangements permitted to be incurred pursuant to Clause 22.7 (Financial Indebtedness);
(u)any Security Interest over or affecting any asset (including any shares) acquired by a member of the Group after the Signing Date (including Security Interests created, incurred or assumed in connection with or in contemplation of the relevant acquisition or transaction); provided, however, that such Security Interests may not extend to any other property owned by any member of the Group (other than pursuant to after-acquired property clauses in effect with respect to such Security Interests at the time of acquisition of property of the type that would have been subject to such Security Interests notwithstanding the occurrence of the relevant acquisition or transaction);
(v)any Security Interest over any property or other assets to satisfy any pension plan contribution liabilities provided that the aggregate value of any such property or other assets, when taken together with the aggregate amount of disposals pursuant to paragraph (f) of the definition of Permitted Disposal, shall not exceed €100,000,000 at any time;
(w)any Security Interest constituted by a rent deposit deed entered into on arm’s length commercial terms and in the ordinary course of business securing the obligations of a member of the Group in relation to property leased to a member of the Group;
(x)any Security Interest over cash deposited as security for the obligations of a member of the Group in respect of a performance bond, guarantee, standby letter of credit or similar facility entered into in the ordinary course of business of the Group;
(y)any Security Interest which is created by any member of the Group in substitution for any Security Interest under any existing Security Document, provided that the principal amount secured thereby may not be increased unless any Security Interest in respect of such increased amount would be permitted under another paragraph of this definition;
(z)any Security Interest in respect of any Permitted Transaction;
(aa)any Security Interest arising in connection with other sales of receivables permitted under this Agreement without recourse to any member of the Group;
(ab)any Security Interest over:
(i)proceeds from the offering of any debt securities or other Financial Indebtedness (and accrued interest thereon) paid into escrow accounts with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow accounts upon satisfaction of certain conditions or the occurrence of certain events for the benefit of the related holders of debt securities or other Financial Indebtedness (or the underwriters or arrangers thereof); or

(ii)cash set aside at the time of the incurrence of any Financial Indebtedness or government securities purchased with such cash, in either case, to the extent such cash or government securities prefund the payment of interest on such Financial Indebtedness and are held in escrow accounts or similar arrangement to be applied for such purpose;
(ac)any Security Interest created to secure any Financial Indebtedness incurred on a second lien ranking basis provided that such Financial Indebtedness constitutes Second Lien Liabilities (under and as defined in the Intercreditor Agreement) or is subject to other intercreditor arrangements on terms satisfactory to the Facility Agent and the Security Agent (in each case, acting reasonably) and, where the rights of the holders of such Financial Indebtedness will be contractually subordinated to the rights of the Lenders, on terms comparable to the All3Media Intercreditor Agreement (as amended from time to time up to the date of the Telenet Additional Facility Accession Agreement relating to Telenet Additional Facility “AB”) with such adjustments and amendments as agreed between the Company, the Security Agent and the Facility Agent (acting reasonably in each case) and;
(i)(other than in the case of a refinancing of other secured Financial Indebtedness in the same or a lesser principal amount) the ratio of Net Total Debt to Consolidated Annualised EBITDA on a pro forma basis would not be greater than 5.50:1.00 (excluding any Holdco Debt) and 6.00:1 (including any Holdco Debt);
(ii)such Financial Indebtedness is permitted under paragraph (b) of the definition of Permitted Financial Indebtedness as it relates to guarantees permitted under paragraph (h) of Clause 22.13 (Loans and Guarantees); or
(iii)such Financial Indebtedness is permitted under paragraph (j) of the definition of Permitted Financial Indebtedness provided that at the time of the acquisition or other transaction pursuant to which such Financial Indebtedness was incurred and after giving effect to such incurrence on a pro forma basis:
(A)an Obligor could incur at least €1.00 of Financial Indebtedness under paragraph (v) of the definition of Permitted Financial Indebtedness; or
(B)the ratio each of (I) Net Senior Debt to Consolidated Annualised EBITDA, (II) Net Total Debt (excluding Holdco Debt) to Consolidated Annualised EBITDA, and (III) Net Total Debt to Consolidated Annualised EBITDA would not be greater than it was immediately prior to giving pro forma effect to such acquisition or other transaction and to the incurrence of such Financial Indebtedness; or
(iv)such Financial Indebtedness is permitted under paragraph (hh) of the definition of Permitted Financial Indebtedness, including, in each case, any guarantees in respect of such Financial Indebtedness and provided further that any additional Financial Indebtedness the proceeds of which are used to refinance existing Financial Indebtedness on a second lien ranking basis may also be secured by assets subject to the Security on a second lien ranking basis;
(ad)Security Interests on receivables and any assets related thereto including, without limitation, all Security Interests securing such receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which Security Interests are customarily granted, in connection with asset securitisations involving receivables and any hedging obligations entered into by any member of the Group in connection with such receivables that arise in connection with an asset securitisation programme or receivables factoring transactions, and Security Interests on investments in Asset Securitisation Subsidiaries;
(ae)Security Interests in respect of (i) any facilities or services related to cash management, cash pooling, treasury, depository, overdraft, credit or debit card, p-cards (including purchasing cards or commercial cards), electronic funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade financial services or other cash management and cash pooling arrangements and (ii) daylight exposures of the Group in respect of banking and treasury arrangements entered into in the ordinary course of business;

(af)Security Interests on Cash, Cash Equivalent Investments or other property arising in connection with the defeasance, discharge or redemption of indebtedness; provided that such defeasance, discharge or redemption is permitted hereunder;
(ag)Security Interests or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property or assets over which any member of the Group has easement rights or on any leased property and subordination or similar arrangements relating thereto (including, without limitation, the right reserved to or vested in any governmental authority by the terms of any lease, license, franchise, grant or permit acquired by that member of the Group or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof);
(ah)any Security Interest in respect of any condemnation or eminent domain proceedings affecting any real property;
(ai)Security Interests securing hedging obligations so long as the related Financial Indebtedness is, and is permitted to be incurred under this Agreement, secured by a Security Interest on the same property securing such hedging obligation;
(aj)Security Interests (i) encumbering reasonable customary initial deposits and margin deposits and similar Security Interests attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes or (ii) deposits made in the ordinary course of business to secure liability to insurance carriers;
(ak)Security Interests in respect of the ownership interests in, or assets owned by, any joint ventures or similar arrangements securing obligations of such joint ventures or similar agreements;
(al)Security Interests on equipment of any member of the Group granted in the ordinary course of business to a client of that member of the Group at which such equipment is located;
(am)any Security Interest in respect of subdivision agreements, site plan control agreements, development agreements, servicing agreements, cost sharing, reciprocal and other similar agreements with municipal and other governmental authorities affecting the development, servicing or use of a property; provided the same are complied with in all material respects except as such non-compliance does not interfere in any material respect as determined in good faith by the Company with the business of the Group taken as a whole;
(an)any Security Interest in respect of facility cost sharing, servicing, reciprocal or other similar agreements related to the use and/or operation a property in the ordinary course of business; provided the same are complied with in all material respects;
(ao)any Security Interest in respect of deemed trusts created by operation of law in respect of amounts which are (i) not yet due and payable, (ii) immaterial, (iii) being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established in accordance with IFRS or (iv) unpaid due to inadvertence after exercising due diligence;
(ap)any Security Interest arising from any sale and leaseback arrangements or Vendor Financing Arrangements permitted to be incurred pursuant to paragraph (q) of the definition of Permitted Financial Indebtedness;
(aq)Security Interests (i) over the segregated trust accounts set up to fund productions, (ii) required to be granted over productions to secure production grants granted by regional and/or national agencies promoting film production in the relevant regional and/or national jurisdiction and (iii) over assets relating to specific productions funded by Production Facilities;
(ar)Security Interests arising solely by virtue of any statutory or common law provisions or customary business provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;
(as)any Security Interests attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business;

(at)any Security Interests over Non-Distribution Business Assets referred to in paragraph (gg) of the definition of Permitted Financial Indebtedness, securing Financial Indebtedness described therein or any other obligation in respect of such Non-Distribution Business Assets; and
(au)Security Interests securing Financial Indebtedness (which is permitted under the terms of this Agreement) the principal amount of which (when aggregated with the principal amount of any other Financial Indebtedness (which is permitted under the terms of this Agreement) which has the benefit of a Security Interest other than as permitted pursuant to another paragraph of this definition) does not exceed the greater of (i) €200,000,000 (or its equivalent in other currencies) and (ii) 5% of Total Assets:
(i)which may be secured on assets not subject to the Security Documents; or
(ii)which may be secured on a junior ranking basis over assets subject to the Security provided that such junior ranking security shall be granted on terms where the rights of the relevant mortgagee, chargee or other beneficiary of such security in respect of any payment will be subordinated to the rights of the Finance Parties under an intercreditor arrangement (providing for contractual subordination on terms comparable to the LMA’s form of intercreditor agreement at such time for mezzanine debt) and each of the Finance Parties hereby agrees to execute such intercreditor agreement as soon as practicable following request from the Company.
“Permitted Tax Reorganisation” means any reorganisations and other activities related to tax planning and tax reorganisation entered into prior to, on, or after the Signing Date so long as such Permitted Tax Reorganisation is not materially adverse to the Lenders (as determined by the Company in good faith).
“Permitted Transaction” means:
(a)any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security given, or other transaction arising, under the Senior Secured Finance Documents;
(b)the solvent liquidation or reorganisation of any member of the Group which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group;
(c)transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of Security Interests or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms;
(d)the acquisition by any member of the Group of any shares in any other member of the Group;
(e)a change in the corporate form of any member of the Group to form a private limited company (or its equivalent under the law of the jurisdiction of such member of the Group) or any other corporate limited liability form (a “Re-registration”) provided that:
(i)if any of such Group member’s shares are the subject of Security in favour of the Finance Parties, the Security Agent may require such member of the Group to deliver new duly executed Security Documents on or prior to the completion of the Re-registration of that member of the Group on terms of an equivalent nature to the existing Security over that member of the Group’s shares to ensure that the Finance Parties maintain legally valid, binding and effective Security over the shares in that member of the Group as a consequence of that Re-registration, together with such other documents and evidence and legal opinions as the Security Agent may reasonably require in relation to the validity and effectiveness of the new Security and, for the avoidance of doubt, to the extent the Security Agent requests any such documents, no Re-registration of a member of the Group will complete until such documents have been delivered to the Security Agent in a form satisfactory to the Security Agent (acting reasonably); and
(ii)such Re-registration is not materially adverse to the interests of the Finance Parties;
(f)a Post-Closing Reorganisation;
(g)a Spin-Off;

(h)any internal corporate reorganization reasonably required in connection with, or to effect, any asset securitisation programme or a receivables factoring transaction;
(i)any other transaction agreed by the Majority Lenders; and
(j)a Permitted Tax Reorganisation.
“Plan” means an “employee benefit plan” as defined in section 3(3) of ERISA, which is subject to Title IV of ERISA:
(a)maintained by any Obligor or any ERISA Affiliate; or
(b)to which any Obligor or any ERISA Affiliate is required to make any payment or contribution.
“Pledge of Subordinated Shareholder Loans” means each pledge of Subordinated Shareholder Loans entered into between certain Restricted Persons and the Security Agent and any other pledge entered into pursuant to any such pledge or the terms of this Agreement.
“Post-Closing Reorganisation” has the meaning given to such term in Clause 10.2 (Mandatory Prepayment – Change of Control).
“Primary Term Rate” means the rate specified as such in the applicable Reference Rate Terms.
“Pro Rata Share” means:
(a)for the purpose of determining a Lender’s share in a utilisation of a Facility, the proportion which its Commitment under that Facility bears to all the Commitments under that Facility; and
(b)for any other purpose on a particular date and in relation to a particular Lender:
(i)the proportion which that Lender’s share of the Utilisations (if any) bears to all the Utilisations;
(ii)if there is no Utilisation outstanding on that date, the proportion which the aggregate of its Commitments bears to the Total Commitments on that date;
(iii)if there is no Utilisation outstanding on that date and the Total Commitments have been cancelled in full or reduced to zero, the proportion which the aggregate of its Commitments bore to the Total Commitments immediately before being cancelled or so reduced; or
(iv)when the term is used in relation to a Facility, the above proportions but applied only to the Utilisations and Commitments for that Facility.
For the purpose of paragraph (iv) above, the Facility Agent will (in its absolute discretion) determine, in the case of a dispute whether the term in any case relates to a particular Facility.
“Production Facilities” means any facilities provided to any member of the Group to finance a production.
“Project Company” means a Subsidiary of a company (or a person in which such company has an interest) which has a special purpose and whose creditors have no recourse to any member of the Group in respect of Financial Indebtedness of that Subsidiary or person, as the case may be, or any of such Subsidiary’s or person’s Subsidiaries (other than recourse to such member of the Group who had granted a Security Interest over its shares or other interests in such Project Company beneficially owned by it provided that such recourse is limited to an enforcement of such a Security Interest).
“Proposed Affiliate Subsidiary” has the meaning given to such term in Clause 30.11 (Additional Guarantors).
“Published Rate” means:
(a)an RFR;

(b)a Primary Term Rate for any Quoted Tenor; or
(c)the Alternative Term Rate for any Quoted Tenor.
“Qualifying Lender” means a Lender which is:
(a)a credit institution established in a country of the European Economic Area or in a country with which the Kingdom of Belgium has concluded a Double Tax Treaty;
(b)a “non-resident saver” within the meaning of Article 105, 50 of the Royal Decree implementing the Belgian Income Tax Code 1992;
(c)a “professional investor” within the meaning of Article 105, 30 of the Royal Decree implementing the Belgian Income Tax Code 1992;
(d)in the case of a U.S. Borrower only, a Lender which is not described in Clause 13.6 (U.S. Taxes);
(e)a company of a Participating Member State that is associated with the Borrower within the meaning of Article 105, 60 of the Royal Decree implementing the Belgian Income Tax Code 1992; or
(f)in the case of a Borrower incorporated in the Grand Duchy of Luxembourg, a Lender which is entitled to receive interest payments free of withholding tax levied pursuant to the Luxembourg law of 23 December 2005, as amended, introducing a withholding tax of 20% on payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to or for the benefit of an individual beneficial owner who is resident of Luxembourg.
“Quotation Date” means the day specified as such in the applicable Reference Rate Terms.
“Quotation Time” means the relevant time (if any) specified as such in the applicable Reference Rate Terms.
“Quoted Tenor” means, in relation to a Primary Term Rate or an Alternative Term Rate, any period for which that rate is customarily displayed on the relevant page or screen of an information service.
“Rate Switch Currency” means a Term Rate Currency:
(a)which is specified as a “Rate Switch Currency” in the applicable Reference Rate Terms; and
(b)for which there are Reference Rate Terms applicable to Compounded Rate Advances.
“Rate Switch Date” means, in relation to a Rate Switch Currency, the date notified in writing by the Company to the Facility Agent to be the Rate Switch Date for that Rate Switch Currency in a Rate Switch Notice, provided that:
(a)if such notification is not given by the Company to the Facility Agent prior to the Backstop Rate Switch Date for that Rate Switch Currency, such date shall occur on the Backstop Rate Switch Date for that Rate Switch Currency; and
(b)if such notification is not given by the Company to the Facility Agent in relation to a currency for which there is no Backstop Rate Switch Date and for which there is a date specified as the “Rate Switch Date” in the Reference Rate Terms for that Rate Switch Currency, such date shall be the date specified in those Reference Rate Terms.
“Rate Switch Notice” means a notice substantially in the form set out in Schedule 16 (Form of Rate Switch Notice) or any other form agreed between the Company and the Facility Agent.
“Receivables Fees” means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a person that is not an Asset Securitisation Subsidiary in connection with, any asset securitisation programme or receivables factoring transaction.

“Redesignation Effective Date” shall have the meaning given to such term in Clause 2.1A (Redesignation of Revolving Facility A).
“Redesignation Lender” shall have the meaning given to such term in Clause 2.1A (Redesignation of Revolving Facility A).
“Redesignation Notice” means an irrevocable notice substantially in the form of Schedule 19 (Form of Redesignation Notice) with such changes as may be agreed between the relevant Lender, the Company and the Facility Agent from time to time.
“Redesignation Relevant Time” means 5:30 p.m. London time on the Business Day immediately preceding the Redesignation Effective Date.
“Reference Bank Quotation” means any quotation supplied to the Facility Agent by a Reference Bank or an Alternative Reference Bank.
“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks in relation to a Euro Term Rate Advance:
(a)(other than where paragraph (b) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in Euro within the Participating Member States for the relevant period; or
(b)if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the applicable Primary Term Rate are asked to submit to the relevant administrator.
“Reference Banks” means BNP Paribas S.A. and ABN AMRO Bank N.V. and any other bank or financial institution appointed as such in good faith by the Facility Agent in consultation with the Company.
“Reference Rate Supplement” means, in relation to any currency and Facility, a document which:
(a)is agreed in writing by the Company and the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party);
(b)specifies for that currency and Facility the relevant terms which are expressed in this Agreement to be determined by reference to the Reference Rate Terms;
(c)specifies whether that currency is a Compounded Rate Currency or a Term Rate Currency; and
(d)has been made available to the Company and each Finance Party.
“Reference Rate Terms” means, in relation to a currency and Facility and:
(a)an Advance or an Unpaid Sum under that Facility in that currency;
(b)a Term for such an Advance or Unpaid Sum under that Facility in that currency (or other period for the accrual of commission or fees in respect of that currency and that Facility); or
(c)any term of this Agreement relating to the determination of a rate of interest in relation to such an Advance or Unpaid Sum under that Facility in that currency, the terms set out for that currency and Facility (if any) in Schedule 17 (Reference Rate Terms) or in any Reference Rate Supplement.
“Regulatory Authority Disposal” means any direct or indirect sale, lease, transfer, issuance or distribution of any part of a present or future undertaking, shares, property, rights, remedies or other assets by one or a series of transactions related or not (each referred to for the purposes of this definition as a “disposal”) by any member of the Group to another member of the Group or any other person, provided that such disposal is required by a regulatory authority or court of competent jurisdiction or such disposal is made in response to concerns raised by a regulatory authority or court of competent jurisdiction.

“Related Fund” in relation to a fund or account that, in each case, invests in commercial loans (the “first fund”), means any other fund or account that, in each case, invests in commercial loans which is managed or administered directly or indirectly by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund or account that, in each case, invests in commercial loans whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
“Relevant Event” means a Default in relation to:
(a) Clause 23.2 (Non-payment); or
(b)Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA).
“Relevant Market” means the market specified as such in the applicable Reference Rate Terms.
“Renewal Request” means, in relation to a Documentary Credit, a Request therefor, in respect of which the proposed Utilisation Date stated in it is the Expiry Date of an existing Documentary Credit and the proposed Euro Amount is the same or less than the Euro Amount of that existing Documentary Credit.
“Repeating Representations” means the representations which are deemed to be repeated under Clause 19.19 (Times for Making Representations and Warranties).
“Reporting Entity” means:
(a)prior to any Permitted Affiliate Group Designation Date, SuperHoldco or any other Holding Company of the Company notified by the Company to the Facility Agent; and
(b)on or following any Permitted Affiliate Group Designation Date, the Common Holding Company or any other Holding Company of the Common Holding Company notified by the Company to the Facility Agent.
“Request” means:
(a)in relation to an Advance, a duly completed notice substantially in the form set out in Part 1 of Schedule 3 (Form of Request); or
(b)in relation to a Documentary Credit, a duly completed notice substantially in the form set out in Part 2 of Schedule 3 (Form of Request).
“Reserved Indebtedness Amount” has the meaning given to that term in Clause 22.7(d) (Financial Indebtedness).
“Resignation Request” means a letter in the form of Schedule 9 (Form of Resignation Request), with such amendments as the Facility Agent and the Company may agree.
“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.
“Restricted Acquisition” means the acquisition, whether by one or a series of transactions, (including, without limitation, by purchase, subscription or otherwise) of all or any part of the share capital or equivalent of any person (including, without limitation, any partnership or joint venture) or any asset or assets of any person (including, without limitation, any partnership or joint venture) constituting a business or separate line of business of that person.
“Restricted Payment” means, in each case whether in cash, securities, property or otherwise:
(a)any direct or indirect distribution, dividend or other payment on account of any class of share capital or capital stock or other securities;
(b)any payment of principal of, or interest on, any loan; or
(c)any transfer of assets, loan or other payment,

in each case, to a Restricted Person.
“Restricted Person” means any Affiliate of a Borrower and, following any Parent Joint Venture Transaction, any Joint Venture Parent, any Subsidiary of the Joint Venture Parent and any Parent Joint Venture Holders (in each case, other than a member of the Group) provided that any Designated Notes Issuer that is not a member of the Group shall, notwithstanding the proviso to the definition of “Affiliate”, be a “Restricted Person” except for the purposes of:
(a)the definition of “Pledge of Subordinated Shareholder Loans”;
(b)the definition of “Subordinated Creditor”; and
(c)Clause 22.14 (Shareholder Loans).
“Revolving Facility” means Revolving Facility A and/or Revolving Facility B (as the context requires).
“Revolving Facility A” means the revolving loan facility (including any Ancillary Facility and any Documentary Credit facility) granted to the relevant Borrower pursuant to Clause 2.1(a) (Revolving Facility).
“Revolving Facility A Commitment” means in relation to:
(a)an Existing Revolving Facility Lender, the amount set opposite its name in the relevant column of Part 3 of Schedule 1 (Original Parties) and any amount of any other Revolving Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and
(b)any other Lender, the amount specified in the Transfer Certificate, Transfer Agreement or Increase Confirmation pursuant to which such Lender becomes a Party and any amount of any other Revolving Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), in each case to the extent not cancelled, reduced or transferred by it under this Agreement.
“Revolving Facility A Outstandings” means, at any time, the aggregate outstanding principal amount of each Revolving Facility A Advance and of each Lender under Revolving Facility A’s participation in an Outstanding L/C Amount at such time.
“Revolving Facility B” means the revolving loan facility (including any Ancillary Facility and any Documentary Credit facility) granted to the relevant Borrower pursuant to Clause 2.1 (b) (Revolving Facility).
“Revolving Facility B Commitment” means in relation to:
(a)an Existing Revolving Facility Lender, the amount set opposite its name in the relevant column of Part 3 of Schedule 1 (Original Parties) and any amount of any other Revolving Facility B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and
(b)any other Lender, the amount specified in the Transfer Certificate, Transfer Agreement or Increase Confirmation pursuant to which such Lender becomes a Party and any amount of any other Revolving Facility B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), in each case to the extent not cancelled, reduced or transferred by it under this Agreement.
“Revolving Facility B Outstandings” means, at any time, the aggregate outstanding principal amount of each Revolving Facility B Advance and of each Lender under Revolving Facility B’s participation in an Outstanding L/C Amount at such time.
“Revolving Facility Commitment” means a Revolving Facility A Commitment and/or a Revolving Facility B Commitment (as the context requires);
“Revolving Facility Instructing Group” means:

(a)before any Utilisation of a Revolving Facility under this Agreement, a Lender or group of Lenders whose Available Revolving Facility Commitments in relation to that Revolving Facility amount in aggregate to more than 50 per cent. of all of the Available Revolving Facility Commitments; and
(b)thereafter, a Lender or group of Lenders to whom in aggregate more than 50 per cent. of the aggregate amount of the Revolving Facility Outstandings in relation to that Revolving Facility are (or if there are no Revolving Facility Outstandings in relation to that Revolving Facility at such time, immediately prior to their repayment, were then) owed, in each case calculated in accordance with the provisions of Clause 29.11 (Calculation of Consent) and provided that the “Revolving Facility Instructing Group” as used in Clause 4.2(a) (Further Conditions Precedent) in relation to a Rollover Loan in respect of an Advance under a Telenet Additional Facility that is a revolving loan facility shall mean a Lender or group of Lenders to whom in aggregate more than 50 per cent. of the aggregate amount of that Advance is owed calculated in accordance with the provisions of Clause 29.11 (Calculation of Consent).
“Revolving Facility Margin” means, in relation to a Revolving Facility Advance, 2.25 per cent. per annum.
“Revolving Facility Outstandings” means the Revolving Facility A Outstandings and/or the Revolving Facility B Outstandings (as the context requires).
“RFR” means the rate specified as such in the applicable Reference Rate Terms.
“RFR Banking Day” means, in relation to any Compounded Rate Advance, any day specified as such in respect of the currency of that Compounded Rate Advance in the applicable Reference Rate Terms.
“Rollover Advance” has the meaning given to such term in Clause 9.2 (Rollover).
“Rollover Loan” means:
(a)a Rollover Advance that is for an amount which is equal to or less than the Maturing Advance in respect of which that Rollover Advance is being drawn to refinance; and
(b)an Advance in relation to a Revolving Facility or a Telenet Additional Facility that is a revolving facility:
(i)made or to be made on the same day that a demand by the Facility Agent pursuant to a drawing in respect of a Documentary Credit is due to be met;
(ii)the aggregate amount of which is equal to or less than the amount of the relevant claim in respect of that Documentary Credit;
(iii)in the same currency as the relevant claim in respect of that Documentary Credit; and
(iv)made or to be made for the purpose of satisfying the relevant claim in respect of that Documentary Credit.
“Sanctioned Country” means any country or other territory subject to comprehensive countrywide or territory wide Sanctions.
“Sanctioned Lender” means any person acting through a Facility Office situated in, or which is a branch of an institution situated in, a Sanctioned Country.
“Sanctions” means any applicable law, directive, national statute or administrative regulation relating to money laundering, unlawful financial activities or unlawful use or appropriation of corporate funds including economic or financial sanctions or trade embargoes imposed by the U.S. (including those administered by the Office of Foreign Assets Control of the U.S. Department of Treasury).
“SEC” means the United States Securities and Exchange Commission.
“Secured Party” has the meaning given to such term in the Intercreditor Agreement.

“Security” means the Security Interests created or purported to be created pursuant to the Security Documents.
“Security Agent Claims” means liabilities of and, amounts owing from, any Obligor to the Security Agent under the Finance Documents.
“Security Document” means:
(a)an Existing Security Document;
(b)any Pledge of Subordinated Shareholder Loans;
(c)any other agreement or instrument under which any Obligor may from time to time grant a Finance Party a Security Interest in respect of an obligation under any Finance Document; or
(d)any other document designated in writing as such by the Security Agent and the Company, in each case, to the extent that all of the Security in relation to any such Security Document has not been released.
“Security Interest” means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.
“Security Provider’s Deed of Accession” means a Debtor Accession Deed (as defined in the Intercreditor Agreement).
“Senior Debt” means, at any time, the aggregate amount of Total Debt that constitutes Senior Secured Liabilities (other than Hedging Liabilities) at that time, each such term as defined in the Intercreditor Agreement, excluding, for the avoidance of doubt:
(a)Holdco Debt;
(b)any Subordinated Obligations or other second lien ranking Financial Indebtedness (to the extent such Subordinated Obligations or second lien ranking Financial Indebtedness constitutes Permitted Financial Indebtedness); and
(c)any Financial Indebtedness referred to in paragraph (x) of the definition of Permitted Financial Indebtedness.
“Senior Secured Finance Documents” means:
(a)any Finance Document;
(b)after the 2017 ICA Amendment Effective Date, any Senior Secured Notes Document;
(c)any Hedging Agreement;
(d)after the 2017 ICA Amendment Effective Date, any Pari Passu Debt Document; and
(e)any other agreement or document designated a “Senior Secured Finance Document” in writing by the Facility Agent and the Company.
“Senior Secured Notes” means:
(a)any notes issued after the 2017 ICA Amendment Effective Date:
(i)where the incurrence of any Financial Indebtedness under such notes would not result in the ratio of (A) Net Senior Debt to Consolidated Annualised EBITDA being greater than 4.50:1 and (B) Net Total Debt to Consolidated Annualised EBITDA being greater than 5.50:1.00 (excluding any Holdco Debt) and greater than 6.00:1 (including any Holdco Debt), or where the incurrence of any Financial Indebtedness under such notes would otherwise be Permitted Financial Indebtedness (other than to the extent that such Financial Indebtedness is incurred by way of Senior Secured

Notes pursuant to paragraphs (u) or (w) of the definition of Permitted Financial Indebtedness), on a pro forma basis (taking into account the issuance of such notes and the use of proceeds of such notes and not taking into account the cash proceeds of such notes but after giving pro forma effect to any movement of cash out of the Group since the date on which Net Senior Debt or Net Total Debt (as applicable) is calculated pursuant to any Permitted Payments);
(ii)that are issued by the Company, any Borrower, any Permitted Affiliate Parent or any other SSN Finance Subsidiary;
(iii)in respect of which some or all of the Obligors have granted security and guarantees on the terms specified in the Intercreditor Agreement; and
(iv)that are designated as “Senior Secured Notes” (A) by written notice from the Company to the Facility Agent, and (B) in accordance with the Intercreditor Agreement including by written notice from the Company to the Facility Agent and the Security Agent, in each case, by the date when the consolidated financial statements are due to be provided pursuant to Clause 20.1 (Financial Statements) for the first full financial quarter after the issuance of the relevant notes; and
(b)any Senior Secured Notes Refinancing.
“Senior Secured Notes Documents” means any Senior Secured Notes and any indenture for any Senior Secured Notes, the Intercreditor Agreement, any guarantee given by any member of the Group in respect of any Senior Secured Notes, any security documents granting security in favour of the holders of any Senior Secured Notes (or any trustee for such holders or security agent or trustee for such holders or trustee), any note depository agreement, any fee letter and any indemnity letter in relation thereto.
“Senior Secured Notes Refinancing” means any notes issued by the Company, any Borrower, any Permitted Affiliate Parent or any other SSN Finance Subsidiary at any time after the 2017 ICA Amendment Effective Date, for the purposes of refinancing all or a portion of:
(a)the Senior Secured Notes;
(b)the Facilities; or
(c)any other Financial Indebtedness of the Group which is secured and ranks pari passu as to right of payment with the Facilities pursuant to and in compliance with the terms of the Intercreditor Agreement, in each case, outstanding from time to time (including all fees, expenses, commissions, make-whole and any other contractual premium payable under such Financial Indebtedness being refinanced and any fees, costs and expenses incurred in connection with such refinancing) and designated as “Senior Secured Notes Refinancing” by written notice from the Company to the Facility Agent and the Security Agent by the date when the consolidated financial statements are due to be provided pursuant to Clause 20.1 (Financial Statements) for the first full financial quarter after the issuance of the relevant notes, in respect of which the following terms apply:
(i)the principal amount of any such notes shall not exceed the principal amount of, and any outstanding interest on, the Financial Indebtedness being refinanced (plus all fees, expenses, commissions, make-whole or other contractual premium payable in connection with such refinancing) unless any excess principal amount otherwise constitutes Senior Secured Notes meeting the conditions set out in paragraph (a) of the definition of Senior Secured Notes; and
(ii)such notes satisfy the requirements of paragraphs (a)(ii), (a)(iii) and (a)(iv) of the definition of “Senior Secured Notes”.
“Senior Unsecured Notes” means:
(a)any notes:
(i)where the incurrence of Financial Indebtedness under such notes would not result in the pro forma ratio (giving effect to such incurrence and the ultimate use of proceeds thereof, which shall not include any cash balances) on the date which is the last day of the financial quarter prior to such incurrence (giving pro forma effect to any movement of cash out of the Group since such date pursuant to any Permitted Payments) of Net Total Debt to Consolidated Annualised EBITDA being greater than 6.00:1 following such incurrence;
(ii)issued by SuperHoldco or any Permitted Affiliate Holdco pursuant to a Senior Unsecured Offering at any time after the 2017 ICA Amendment Effective Date;
(iii)that are not secured by any Security Interest over any shares in any member of the Group, any asset of any member of the Group or any rights of any creditor in relation to any Subordinated Shareholder Loans;
(iv)that, if guaranteed by any member of the Group, such guarantee or guarantees so provided are granted on subordination and release terms and subject to the terms of the Intercreditor Agreement; and
(v)that are designated as:
(A)“Senior Unsecured Notes” and “Holdco Debt” by written notice from the Company to the Facility Agent and the Security Agent; and
(B)“High Yield Notes” in accordance with the Intercreditor Agreement including by written notice from the Company to each Agent (as defined in the Intercreditor Agreement), in each case, by the date when the consolidated financial statements are due to be provided pursuant to Clause 20.1 (Financial Statements) for the first full financial quarter after the issuance of the relevant notes; and
(b)any Senior Unsecured Refinancing.
“Senior Unsecured Offering” means one or more offerings of Senior Unsecured Notes on a registration statement filed with the SEC or pursuant to an exemption from registration under the United States Securities Act of 1933, as amended, including pursuant to Rule 144A and/or Regulation S under the United States Securities Act of 1933, as amended.
“Senior Unsecured Refinancing” means any Financial Indebtedness incurred by SuperHoldco or any Permitted Affiliate Holdco at any time after the 2017 ICA Amendment Effective Date, for the purposes of refinancing all or a portion of any Senior Unsecured Notes and/or any Senior Unsecured Refinancing and/or any Senior Secured Notes and/or any Financial Indebtedness permitted to be incurred or outstanding pursuant to Clause 22.7 (Financial Indebtedness) in each case, including any Financial Indebtedness incurred for the purpose of the payment of all principal, interest, fees, expenses, commissions, make-whole and any other contractual premium payable under such Financial Indebtedness being refinanced and any fees, costs and expenses incurred in connection with such refinancing, in respect of which the following terms apply:
(a)the principal amount of any such Financial Indebtedness shall not exceed the principal amount of, and any outstanding interest on, the Financial Indebtedness being refinanced (plus all fees, expenses, commissions, make-whole or other contractual premium payable in connection with such refinancing) unless any excess principal amount otherwise constitutes Senior Unsecured Notes meeting the conditions set out in paragraph (a) of the definition of Senior Unsecured Notes;
(b)that, if guaranteed, by any member of the Group such guarantee or guarantees so provided are granted on subordination and release terms and subject to the terms of the Intercreditor Agreement; and
(c)are not secured by any Security Interest over any shares in any member of the Group, any asset of any member of the Group or any rights of any creditor in relation to any Subordinated Shareholder Loans, provided that such Financial Indebtedness is designated as (i) “Senior Unsecured Refinancing” and “Holdco Debt” by written notice from the Company to the Facility Agent and the Security Agent and (ii) “High Yield Notes” in accordance with the Intercreditor Agreement including by written notice from the Company to each Agent (as defined in the Intercreditor Agreement), in each case, by the date when the consolidated financial statements are due to be provided pursuant to Clause 20.1 (Financial Statements) for the first full financial quarter after the incurrence of the relevant Financial Indebtedness.

“Signing Date” means the date of this Agreement, such date being 1 August 2007.
“Specified Legal Expenses” means, to the extent not constituting an extraordinary, non-recurring or unusual loss, charge or expense, all attorneys’ and experts’ fees and expenses and all other costs, liabilities (including all damages, penalties, fines and indemnification and settlement payments) and expenses paid or payable in connection with any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative, governmental or investigative).
“Specified Time” means a time determined in accordance with Schedule 12 (Timetable).
“SSN Finance Subsidiary” means any Subsidiary directly and wholly-owned by the Company or any Subsidiary directly and wholly-owned by any Permitted Affiliate Parent, in each case engaged in the business of effecting or facilitating the issuance of Senior Secured Notes and on-lending the proceeds to any other member of the Group and in either case having no Subsidiaries.
“Standard & Poor’s” means Standard & Poor’s Ratings Group or any successor thereof.
“Structural Adjustment” has the meaning given to such term in Clause 29.13 (Structural Adjustments).
“Subordinated Creditor” means any Restricted Person who has, at any relevant time, entered into a Pledge of Subordinated Shareholder Loans and the Intercreditor Agreement.
“Subordinated Obligations” means any Financial Indebtedness that is expressly subordinate or junior in right of payment to the liabilities under this Agreement pursuant to a written agreement.
“Subordinated Shareholder Loans” means any Financial Indebtedness of any member of the Group owed to a Subordinated Creditor.
“Subscriber” means any person who has entered into an agreement (which has not expired or been terminated) with an Obligor to be provided with services by an Obligor through the operation of telecommunications and/or television systems operated by the Group in accordance with applicable Telecommunications and Cable Laws (including any part of such system and all modifications, substitutions, replacements, renewals and extensions made to such systems).
“Subsidiary” means a person of which another person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of that first-mentioned person whether through the ownership of voting capital, by contract or otherwise.
“Sub-participation” means any sub-participation or sub-contract (whether written or oral) or any other agreement or arrangement having an economically substantially similar effect, including any credit default or total return swap or derivative (whether disclosed, undisclosed, risk or funded) by a Lender of or in relation to any of its rights or obligations under, or its legal, beneficial or economic interest in relation to, the Facilities and/or Finance Documents to a counterparty and “sub-participate” shall be construed accordingly.
“SuperHoldco” means Telenet Group Holding NV, a company registered in Belgium with the Crossroads Bank for Enterprises under number 0477.702.333 (RLP Brussels).
“Super Majority Lenders” means, at any time, Lenders:
(a)whose share in the outstanding Utilisations and whose undrawn Commitments then aggregate 90 per cent. or more of the aggregate of all the outstanding Utilisations and the undrawn Commitments of all the Lenders;
(b)if there is no Utilisation then outstanding, whose undrawn Commitments then aggregate 90 per cent. or more of the Total Commitments; or
(c)if there is no Utilisation then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 90 per cent. or more of the Total Commitments immediately before the reduction.

“Syndication” means the primary syndication of the Facilities by the Mandated Lead Arrangers.
“T2” means the real time gross settlement systems operated by the Eurosystem, or any successor system.
“Target” means any assets or person which is or are the subject of an acquisition in accordance with the terms of this Agreement.
“TARGET Day” means any day on which T2 is open for the settlement of payments in euro.
“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest imposed with respect thereto).
“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than:
(a)a FATCA Deduction; or
(b)a deduction or withholding for or on account of any Bank Levy (or otherwise attributable to, or arising as a consequence of, a Bank Levy).
“Tax Payment” means a payment made by an Obligor to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by that Obligor in respect of Tax under any Finance Document.
“Telecommunications and Cable Law” means all laws, statutes, regulations and judgments relating to telecommunications, cable television and data services applicable to any member of the Group and/or the business carried on by any member of the Group in any jurisdiction in which a member of the Group is incorporated or formed or in which such member has its principal place of business or owns any material assets.
“Telenet Additional Facility” means an additional term and/or revolving loan facility (which may include any Ancillary Facility or Documentary Credit facility) referred to in Clause 2.3 (Telenet Additional Facility) and “Telenet Additional Facilities” means all or any such Telenet Additional Facilities.
“Telenet Additional Facility Accession Agreement” means an agreement in the form set out in Schedule 8 (Form of Telenet Additional Facility Accession Agreement) with such amendments as may be agreed between the Company and the relevant Lender or Lenders under the proposed Telenet Additional Facility.
“Telenet Additional Facility AJ” means the U.S. Dollar denominated term loan facility made available under the Telenet Additional Facility AJ Accession Agreement.
“Telenet Additional Facility AJ Accession Agreement” means the Telenet Additional Facility Accession Agreement dated 13 December 2017 between, among others, Telenet International Finance S.à r.l. as borrower, the Facility Agent and the Security Agent.
“Telenet Additional Facility AK” means the Euro denominated term loan facility made available under the Telenet Additional Facility AK Accession Agreement.
“Telenet Additional Facility AK Accession Agreement” means the Telenet Additional Facility Accession Agreement dated 13 December 2017 between, among others, Telenet International Finance S.à r.l. as borrower, the Facility Agent and the Security Agent.
“Telenet Additional Facility AQ” means the Euro denominated term loan facility made available under the Telenet Additional Facility AQ Accession Agreement.
“Telenet Additional Facility AQ Accession Agreement” means the Telenet Additional Facility Accession Agreement dated 24 January 2020 between, among others, Telenet International Finance S.à r.l. as borrower, the Facility Agent and the Security Agent.
“Telenet Additional Facility AR” means the U.S. Dollar denominated term loan facility made available under the Telenet Additional Facility AR Accession Agreement.

“Telenet Additional Facility AR Accession Agreement” means the Telenet Additional Facility Accession Agreement dated 24 January 2020 between, among others, Telenet Financing USD LLC as borrower, the Facility Agent and the Security Agent.
“Telenet Additional Facility Commitment” means in relation to:
(a)a Telenet Initial Additional Facility Lender, the amount in Euros or U.S. Dollars set out as the Telenet Additional Facility Commitment of that Lender in the relevant Telenet Additional Facility Accession Agreement and the amount of any other Telenet Additional Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and
(b)any other Telenet Additional Facility Lender, the amount in Euros or U.S. Dollars transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), in each case, to the extent not cancelled, reduced or transferred by it under this Agreement.
“Telenet Additional Facility Lender” means:
(a)a Telenet Initial Additional Facility Lender; and
(b)any person which has become a Lender under a Telenet Additional Facility in accordance with Clause 2.2 (Increase) or Clause 30 (Changes to the Parties),
which in each case has not ceased to be a Party in accordance with the terms of this Agreement.
“Telenet Additional Facility Margin” means the percentage rate set out in the relevant Telenet Additional Facility Accession Agreement.
“Telenet Additional Facility Outstandings” means, at any time, the aggregate principal amount of (i) any Telenet Additional Facility Advances outstanding under this Agreement, (ii) each Telenet Additional Facility Lender’s participation in an Outstanding L/C Amount and (iii) any Ancillary Facility Outstandings.
“Telenet Initial Additional Facility Lender” means a person which becomes a Lender under a Telenet Additional Facility pursuant to Clause 2.3 (Telenet Additional Facility).
“Telenet Vlaanderen” means Telenet Vlaanderen NV, a company registered in Belgium with the Crossroads Bank for Enterprises under number 0458.840.088 (RLP Antwerp, division Mechelen).
“Term” means:
(a)in relation to an Advance, each period determined under this Agreement by reference to which interest on that Advance or an overdue amount is calculated; and
(b)in relation to a Documentary Credit, the period from the date of its issue until its Expiry Date.
“Term Facility” means a Telenet Additional Facility pursuant to which one or more Term Facility Advances have been or may be made.
“Term Facility Advance” means any Advance other than any Revolving Facility Advance or any Advance under a Telenet Additional Facility which is a revolving loan facility, and “Term Facility Advances” shall be construed accordingly.
“Term Rate Advance” means any Advance or, if applicable, Unpaid Sum, in a Term Rate Currency to the extent that:
(a)it is not or has not become a Compounded Rate Advance; and
(b)it is not a Fixed Rate Advance.
“Term Rate Currency” means:

(a)Euro and U.S. Dollars; and
(b)any currency specified as such in a Reference Rate Supplement relating to that currency, to the extent, in any case, not specified otherwise in a subsequent Reference Rate Supplement.
“Term Reference Rate” means, in relation to a Term Rate Advance, the aggregate of:
(a)the applicable Primary Term Rate as of the Quotation Time for a period equal in length to the Term of that Advance or as otherwise determined pursuant to Clause 14.1 (Interest calculation if no Primary Term Rate); and
(b)if applicable, the applicable Credit Adjustment Spread,
provided that if such rate is less than zero, there shall be no adjustment to ensure the aggregate of such amounts is zero or otherwise except as otherwise set out in the applicable Reference Rate Terms, or in an applicable Telenet Additional Facility Accession Agreement.
“Total Assets” means the consolidated total assets of the Group as shown on the most recent balance sheet (excluding the footnotes thereto) of the Group delivered in accordance with Clause 20.1(a) (Financial Statements) (and, in the case of any determination relating to any incurrence of indebtedness or any investment, on a pro forma basis including any property or assets being acquired in connection therewith).
“Total Commitments” means the aggregate of the Total Revolving Facility A Commitments, the Total Revolving Facility B Commitments and the Total Telenet Additional Facility Commitments.
“Total Debt” means, at any time, the principal amount outstanding at that time of all Consolidated Group Borrowings plus any Holdco Debt outstanding from time to time, but excluding:
(a)the capitalised element of indebtedness under the Clientele Fees and the Annuity Fees; and
(b)any indebtedness incurred under the network lease entered into in connection with the Interkabel Acquisition up to a maximum aggregate amount of €195,000,000.
“Total Revolving Facility A Commitments” means the aggregate of all the Revolving Facility A Commitments of all of the Lenders, being €30,000,000 at the 2023 Amendment Effective Date.
“Total Revolving Facility B Commitments” means the aggregate of all the Revolving Facility B Commitments of all of the Lenders, being €570,000,000 at the 2023 Amendment Effective Date.
“Total Telenet Additional Facility Commitments” means, with respect to the Telenet Additional Facilities, the aggregate of all of the Telenet Additional Facility Commitments of all of the Telenet Additional Facility Lenders under all of the Telenet Additional Facilities or, when applied to an individual Telenet Additional Facility, the aggregate of all the Telenet Additional Facility Commitments in respect of that Telenet Additional Facility of all of the Telenet Additional Facility Lenders under that Telenet Additional Facility.
“Towers Assets” means:
(a)all present and future wireless and broadcast towers and tower sites that host or assist in the operation of plant and equipment used for transmitting telecommunications signals, being tower and tower sites that are owned by or vested in the Company or any other member of the Group (whether pursuant to title, rights in rem, leases, rights of use, site sharing rights, concession rights or otherwise) and include, without limitation, any and all towers and tower sites under construction;
(b)all rights (including, without limitation, rights in rem, leases, rights of use, site sharing rights and concession rights), title, deposits (including, without limitation, deposits placed with landlords, electricity boards and transmission companies) and interest in, or over, the land or property on which such towers and tower sites referred to in paragraph (a) above have been or will be constructed or erected or installed;
(c)all current assets relating to the towers or tower sites and their operation referred to in paragraph (a) above, whether movable, immovable or incorporeal;

(d)all plant and equipment customarily treated by telecommunications operators as forming part of the towers or tower sites referred to in paragraph (a) above, including, in particular, but without limitation, the electricity power connections, utilities, diesel generator sets, batteries, power management systems, air conditioners, shelters and all associated civil and electrical works;
(e)all permits, licences, approvals, registrations, quotas, incentives, powers, authorities, allotments, consents, rights, benefits, advantages, municipal permissions, trademarks, designs, copyrights, patents and other intellectual property and powers of every kind, nature and description whatsoever, whether from government bodies or otherwise, pertaining to or relating to paragraphs (a) to (d) above; and
(f)shares or other interests in Tower Companies.
“Tower Company” means a person whose principal activity relates to Towers Assets and substantially all of whose assets are Towers Assets.
“Transfer Agreement” means an agreement, substantially in the form set out in Part 2 of Schedule 4 (Form of Transfer Agreement), with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Company.
“Transfer Certificate” means a certificate, substantially in the form set out in Part 1 of Schedule 4 (Form of Transfer Certificate), with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Company.
“Transfer Date” has the meaning given to that term in Clause 30.1 (General).
“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
“U.S. Borrower” means any Additional Borrower under this Agreement which is incorporated or formed in or under the laws of the United States or any jurisdiction thereof, or therein (including any State or the District of Columbia) or that is engaged in the conduct of a trade or business within the United States within the meaning of the Code which, in each case, has not ceased to be a Borrower.
“U.S. Dollars” means the lawful currency for the time being of the United States.
“U.S. Finance Vehicle” means a member of the Group which has been incorporated specifically for the purpose of becoming a U.S. Borrower under this Agreement and whose sole function is to act as a finance vehicle for the Group.
“U.S. Obligor” has the meaning given to such term in Clause 23.6(b) (Insolvency).
“U.S. Person” means a United States person as defined by section 7701(a)(30) of the Code.
“Ultimate Parent” means:
(a)Liberty Global PLC, together with its successors;
(b)following consummation of a Spin-Off, the Spin Holdco and its successors; and
(c)following consummation of a Parent Joint Venture Transaction, each of the ultimate Holding Companies of the Parent Joint Venture Holders and their successors.
“United States” or “U.S.” means the United States of America.
“Unpaid Sum” means any sum due and payable by an Obligor under any Finance Document (other than any Ancillary Facility Document) but unpaid.

“Unrestricted Subsidiary” means each Subsidiary of the Company and each Subsidiary of any Permitted Affiliate Parent that is not an Obligor which is designated by the Company or any Permitted Affiliate Parent in writing as an Unrestricted Subsidiary.
“Utilisation” means the utilisation of a Facility under this Agreement, whether by way of an Advance, the issue of a Documentary Credit or the utilisation of an Ancillary Facility.
“Utilisation Date” means:
(a)in relation to an Advance, the date on which such Advance is (or is requested) to be made;
(b)in relation to a utilisation by way of Ancillary Facility, the date on which such Ancillary Facility is established; and
(c)in relation to a utilisation by way of Documentary Credit, the date on which such Documentary Credit is to be issued, in each case, in accordance with the terms of this Agreement.
“VAT” means value added or similar tax.
“Vendor Financing Arrangements” means any arrangement, contractual or otherwise, pursuant to which credit or other financing is provided or arranged by a supplier (or any of its Affiliates) of assets (including equipment) and/or related services to a member of the Group in connection with such supply of assets and/or services.
“Wider Group” means:
(a)the Ultimate Parent and its Subsidiaries from time to time (other than a member of the Group); and
(b)following consummation of a Parent Joint Venture Transaction, each of the ultimate Holding Companies of the Parent Joint Venture Holders, the Parent Joint Venture Holders and the Joint Venture Parent and, in each case, their successors and their Subsidiaries (other than a member of the Group).
“Write-down and Conversion Powers” means:
(a)in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;
(b)in relation to any other applicable Bail-In Legislation:
(i)any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)any similar or analogous powers under that Bail-In Legislation; and
(c)in relation to any UK Bail-In Legislation:
(i)any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)any similar or analogous powers under that UK Bail-In Legislation.
1.2Construction
(a)This Agreement is entered into subject to, and with the benefit of, the terms of the Intercreditor Agreement.
(b)Notwithstanding anything to the contrary in this Agreement, the terms of the Intercreditor Agreement will prevail if there is a conflict between the terms of this Agreement and the terms of the Intercreditor Agreement.
(c)In this Agreement, unless the contrary intention appears, a reference to:
(i)an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;
(ii)assets includes present and future properties, revenues and rights of every description;
(iii)an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;
(iv)disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;
(v)indebtedness is a reference to any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;
(vi)know your customer requirements are the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;
(vii)“fair market value” unless otherwise specified, wherever such term is used in this Agreement, may be conclusively established by means of an officer’s certificate or a resolution of the board of directors of the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary setting out such fair market value as determined by such officer or such board of directors in good faith;
(viii)any matter being “permitted” under this Agreement or any other Finance Document shall include references to such matters not being prohibited or otherwise being approved under this Agreement or any other such Finance Document;
(ix)“consolidated” in connection with the financial position of, financial statements of or accounts of or financial definitions in relation to, the Group shall be construed to mean that the accounts of any Affiliate Subsidiary shall be combined for the purpose of determining such financial position, financial statements, accounts or financial definitions;
(x)“European interbank market” means the interbank market for Euro operating in Participating Member States;
(xi)a “guarantee” includes a reference to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any indebtedness and “guaranteed” and “guarantor” shall be construed accordingly;
(xii)“determines” or “determined” means, save as otherwise provided herein, a determination made in the absolute discretion of the person making the determination;
(xiii)a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;
(xiv)a “regulation” includes any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law but, if not having the force of law, only if compliance therewith is in accordance with the general practice of the relevant persons to whom it is intended to apply or, in the case of Clause 15 (Increased Costs) only, the relevant Finance Party or its Holding Company) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;
(xv)a currency is a reference to the lawful currency for the time being of the relevant country;
(xvi)an Event of Default or a Default being continuing means that it has not been remedied or waived and a breach of the undertaking set out in Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA) being continuing means it has not been remedied, waived or cured in accordance with paragraph (b) of Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA) or Clause 21.4 (Cure Provisions);
(xvii)a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;
(xviii)a Clause, a Sub-Clause or a Schedule is a reference to a Clause or Sub-Clause of, or a schedule to, this Agreement;
(xix)a Party or any other person includes its assignees, transferees, successors in title, and merged entities thereof;
(xx)a Finance Document or other document includes (without prejudice to any prohibition on amendments) all amendments however fundamental to that Finance Document or other document, including any amendment providing for any increase in the amount of a facility or any additional facility;
(xxi)a time of day is a reference to Paris time (unless expressly provided otherwise);
(xxii)except as provided to the contrary in this Agreement, an accounting term used in any of Clause 1.1 (Definitions) or Clause 21 (Financial Covenant) is to be construed in accordance with the Accounting Principles;
(xxiii)a Borrower providing “cash cover” for a Documentary Credit or an Ancillary Facility means that Borrower paying an amount in the currency of the Documentary Credit (or, as the case may be, Ancillary Facility) to an interest-bearing account in the name of that Borrower and the following conditions being met:
(A)the account is with the Security Agent or with the L/C Bank or Ancillary Facility Lender for which that cash cover is to be provided;
(B)subject to Clause 6.9(b) (Cash Cover by Borrower), until no amount is or may be outstanding under that Documentary Credit or Ancillary Facility, withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of that Documentary Credit or Ancillary Facility; and
(C)if requested by the relevant L/C Bank or Ancillary Facility Lender, that Borrower has executed a Security Document in respect of that account or a security document over that account, in form and substance satisfactory to the Security Agent or the L/C Bank or Ancillary Facility Lender, each acting reasonably, with which that account is held, creating a first ranking security interest over that account;
(xxiv)a Lender’s “participation” in relation to a Documentary Credit, shall be construed as a reference to the relevant amount that is or may be payable by that Lender in relation to that Documentary Credit;
(xxv)a Borrower “repaying” or “prepaying” a Documentary Credit or a letter of credit, bank guarantee, indemnity, performance bond or other documentary credit under an Ancillary Facility (each, a “Relevant Documentary Credit”) means:

(A)that Borrower providing cash cover for that Documentary Credit or in respect of the Ancillary Facility Outstandings;
(B)the maximum amount payable under the Documentary Credit or Ancillary Facility being reduced or cancelled in accordance with its terms;
(C)the relevant L/C Bank or Ancillary Facility Lender being satisfied that it has no further liability under that Documentary Credit or Ancillary Facility;
(D)in the case of a Documentary Credit, a Borrower having made a payment under paragraph (b) of Clause 6.6 (Claims Under a Documentary Credit) in respect of that Documentary Credit or a Borrower having made a reimbursement in respect of that Documentary Credit under Clause 6.7 (Documentary Credit Indemnities) (but in each case only to the extent of such payment or reimbursement);
(E)the Relevant Documentary Credit (as the case may be) expiring in accordance with its terms or is otherwise returned by the beneficiary with its written confirmation that it is released and cancelled; or
(F)a bank or financial institution having a long term credit rating from any of Moody’s, Standard & Poor’s or Fitch at least equal to Baa3/BBB- (as applicable or its equivalent or such other rating as the Facility Agent and the applicable L/C Bank or Ancillary Facility Lender (as the case may be) may agree), or by any other institution satisfactory to the applicable L/C Bank or Ancillary Facility Lender (as the case may be) (acting reasonably), having issued an unconditional and irrevocable guarantee, indemnity, counter-indemnity or similar assurance against financial loss in respect of amounts due under that Relevant Documentary Credit, and the amount by which a Documentary Credit is, or Ancillary Facility Outstandings are, repaid or prepaid under paragraphs (A) and (B) above is the amount of the relevant cash cover or reduction;
(xxvi)an amount “borrowed” includes any amount utilised by way of Documentary Credit or under an Ancillary Facility;
(xxvii)a Lender funding its participation in a Utilisation includes a Lender participating in a Documentary Credit;
(xxviii)an “outstanding amount” of a Documentary Credit at any time is the maximum amount that is or may be payable by a Borrower in respect of that Documentary Credit at that time; and
(xxix)a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer includes a curator/curateur, verefferaar/liquidateur, voorlopig bewindvoerder/administrateur judiciaire, commissaris inzake opschorting/commissaire au sursis and sekwester/séquestre;
(xxx)a security interest includes a mortgage (hypotheek/hypothèque), a pledge (pand/nantissement), a privilege (voorrecht/privilège), a retention of title (eigendomsvoorbehoud/réserve de propriété), a real surety (zakelijke zekerheid/sûreté réelle), a transfer by way of security (overdracht ten titel van zekerheid/transfert à titre de garantie) and a promise or mandate to create any of the security interest mentioned above;
(xxxi)a person being unable to pay its debts is that person being in a state of cessation of payments (staking van betaling/cessation de paiements);
(xxxii)a composition includes gerechtelijk akkoord/concordat judiciaire;
(xxxiii)an insolvency includes gerechtelijk akkoord/concordat judiciaire, gerechtelijke reorganisatie/réorganisation judiciaire, faillissement/faillite, voorlopige ontneming van beheer/déssaisissement provisoire and any other concurrence between creditors (samenloop van schuldeisers/concours des créanciers);

(xxxiv)a winding up, liquidation, administration or dissolution includes vereffening/liquidation, ontbinding/dissolution, faillissement/faillite and sluiting van een onderneming/fermeture d’enterprise;
(xxxv)an attachment, sequestration, distress, execution or analogous events includes uitvoerend beslag/saisie exécutoire and bewarend beslag/saisie conservatoire;
(xxxvi)to a page or screen of an information service displaying a rate shall include:
(A)any replacement page or screen of that information service which displays that rate; and
(B)the appropriate page or screen of such other information service which displays that rate from time to time in place of that information service, and, if such page, screen or service ceases to be available, shall include any other page, screen or service displaying that rate specified by the Facility Agent and agreed with the Company; and
(xxxvii)to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.
(d)A “wholly-owned Subsidiary” of a person shall be construed as a reference to any person which has no other members except that other person and that other person’s wholly-owned Subsidiaries or nominees for that other person or its wholly-owned Subsidiaries save that the following shall not constitute “other members”:
(i)directors’ qualifying shares or an immaterial amount of shares required to be owned by other persons pursuant to applicable law, regulation or to ensure limited liability; and
(ii)in the case of an Asset Securitisation Subsidiary, shares held by a person that is not an Affiliate of the Company solely for the purpose of permitting such person (or such person’s designee) to vote with respect to customary major events with respect to such Asset Securitisation Subsidiary, including without limitation the institution of bankruptcy, insolvency or other similar proceedings, any merger or dissolution, and any change in charter documents or other customary events.
(e)Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:
(i)if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);
(ii)if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and
(iii)notwithstanding paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate, provided that in relation to a Term for any Advance (or any other period for the accrual of commission or fees) in any currency for which there are rules specified as “Business Day Conventions” in respect of that currency in the applicable Reference Rate Terms, those rules shall apply.
(f)Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) and notwithstanding any term of any Finance Document, no consent of any third party is required for any amendment (including any release or compromise of any liability) or termination of any Finance Document.
(g)Unless the contrary intention appears:
(i)a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

(ii)unless otherwise stipulated, a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and
(iii)any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is or may be outstanding under the Finance Documents.
(h)The knowledge or awareness or belief of any member of the Group shall be limited to the actual knowledge, awareness or belief of the board of directors (or equivalent body) of such member of the Group at the relevant time.
(i)The headings in this Agreement do not affect its interpretation.
(j)Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Advances in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Facility Agent and such Lender, and any such exchange, continuation or rollover shall be deemed to comply with any requirement hereunder or under any other Finance Document that any payment be made “in Euros” (or any other relevant currency), “in immediately available funds”, “in cash” or any other similar requirements.
(k)No personal liability shall attach to any director, officer or employee of any member of the Wider Group or Group for any representation or statement made by that member of the Wider Group or Group (as applicable) in a certificate signed by such director, officer or employee.
(l)No Default, Event of Default or breach of any representation and warranty or undertaking under the Finance Documents shall arise merely as a result of a subsequent change in the Euro equivalent of any relevant amount due to fluctuations in exchange rates.
(m)Where paragraph or clause numbers have changed in this Agreement as a result of an amendment to this Agreement implemented after the Signing Date (each such date being, an “Amendment Date”) and such paragraph and clause numbers are referred to in any Finance Document in force on that Amendment Date, such paragraph or clause numbers shall be read and construed in this Agreement, for the purposes of the relevant Finance Document only, so that the relevant equivalent provision in this Agreement is referred to in each such Finance Document.
(n)In the event that any amount or transaction meets the criteria of more than one of the baskets or exceptions set out in this Agreement, the Company, in its sole discretion, will classify and may from time to time reclassify that amount or transaction to a particular basket or exception and will only be required to include that amount or transaction in one of those baskets or exceptions (and, for the avoidance of doubt, an amount or transaction may at the option of the Company be split between different baskets or exceptions).
(o)Any amounts incurred or actions taken on the basis of any basket, test or permission where an element is set by reference to a percentage of Consolidated EBITDA, Consolidated Annualised EBITDA or Total Assets (“EBITDA or Total Assets based basket”) shall (provided that such amounts or actions taken are, at the time of incurrence or being taken, duly and properly incurred or taken in accordance with the relevant basket, test or permission) be treated as having been duly and properly incurred or taken without the occurrence of a Default or Event of Default in the event that such EBITDA or Total Assets based basket subsequently decreases.
(p)Any Reference Rate Supplement relating to a currency and a Facility overrides anything relating to that currency and that Facility in:
(i)Schedule 17 (Reference Rate Terms); or
(ii)any earlier Reference Rate Supplement.
(q)Any Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate overrides anything relating to that rate in:
(i)Schedule 18 (Daily Non-Cumulative Compounded RFR Rate); or

(ii)any earlier Methodology Supplement.
1.3Luxembourg Terms
Luxembourg legal concepts expressed in English terms in this Agreement may not correspond to the original French or German terms relating thereto.

In this Agreement, where it relates to a Luxembourg entity, a reference to:

(a)a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrator receiver, administrator or similar officer includes, without limitation, any:
(i)juge-commissaire or insolvency receiver (curateur) appointed under the Luxembourg Commercial Code;
(ii)liquidateur appointed under Articles 1100-1 to 1100-15 (inclusive) of the Luxembourg Companies Law;
(iii)juge-commissaire or liquidateur appointed under Article 1200-1 of the Luxembourg Companies Law;
(iv)commissaire appointed under the Grand-Ducal decree of 24 May 1935 on the controlled management regime or under Articles 593 to 614 (inclusive) of the Luxembourg Commercial Code; and
(v)juge délégué appointed under the Luxembourg law of 14 April 1886 on the composition to avoid bankruptcy, as amended;
(b)a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally;
(c)a receiver, administrative receiver, administrator or the like includes, without limitation, a juge délégué, commissaire, juge-commissaire, liquidateur or curateur;
(d)a security interest or a Security Interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention and any type of real security or agreement or arrangement having a similar effect and any transfer of title by way of security;
(e)a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements) and a loss of its creditworthiness (ébralement de credit);
(f)by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés);
(g)a director and/or a manager includes a gérant or an administrateur; and
(h)an attachment includes a saisie.
1.4Permitted Affiliate Group Designation Date
On and from any Permitted Affiliate Group Designation Date any obligation in this Agreement of the Company to procure that members of the Group comply with any covenant shall be construed such that the Company shall be obliged to procure that only its Subsidiaries that are members of the Group comply with that obligation and the relevant Permitted Affiliate Parent shall be obliged to procure that its Subsidiaries that are members of the Group comply with that obligation.

1.5Term of Advance
The determination of the extent to which a rate is “for a period equal in length” to a Term shall disregard any inconsistency arising from the last day of that Term being determined pursuant to the terms of this Agreement.
1.6Exchange Rates
When applying any monetary limits, thresholds and other exceptions to the representations and warranties, undertakings and Events of Default under the Finance Documents, the equivalent to an amount in Euro shall be calculated at a rate for the conversion of the relevant non-Euro currency into Euro which is, at the election of the Company (a) a rate selected by the Company (acting reasonably and in good faith) or (b) the Agent’s Spot Rate of Exchange, in each case, as at the time of any relevant action.
1.7LIBOR Transition
(a)Notwithstanding paragraph 15 of the Telenet Additional Facility AQ Accession Agreement, from the 2023 Amendment Effective Date the interest rate for any Advance under Telenet Additional Facility AQ will be:
(i)if it relates to a Term for an Advance which is current on the 2023 Amendment Effective Date the sum of the reference rate that was determined for such Advance in accordance with this Agreement and the Telenet Additional Facility AQ Accession Agreement prior to the 2023 Amendment Effective Date and the applicable Margin (as set out in the Telenet Additional Facility AQ Accession Agreement); or
(ii)if it relates to any other Advance, calculated in accordance with paragraph (b) of Clause 12.1 (Calculation of Interest – Term Rate Advances).
(b)Notwithstanding paragraph 7 of the Telenet Additional Facility AQ Accession Agreement, any interest due in relation to an Advance under Telenet Additional Facility AQ on or after the 2023 Amendment Effective Date will be payable in accordance with paragraph (a) of Clause 12.4 (Payment of Interest).
(c)Notwithstanding paragraph 15 of the Telenet Additional Facility AR Accession Agreement, from the 2023 Amendment Effective Date the interest rate for any Advance under Telenet Additional Facility AR will be:
(i)if it relates to a Term for an Advance which is current on the 2023 Amendment Effective Date the sum of the reference rate that was determined for such Advance in accordance with this Agreement and the Telenet Additional Facility AR Accession Agreement prior to the 2023 Amendment Effective Date and the applicable Margin (as set out in the Telenet Additional Facility AR Accession Agreement); or
(ii)if it relates to any other Advance, calculated in accordance with paragraph (b) of Clause 12.1 (Calculation of Interest – Term Rate Advances).
(d)Notwithstanding paragraph 7 of the Telenet Additional Facility AR Accession Agreement, any interest due in relation to an Advance under Telenet Additional Facility AR on or after the 2023 Amendment Effective Date will be payable in accordance with paragraph (a) of Clause 12.4 (Payment of Interest).
1.8Existing Fixed Rate Facilities
(a)The interest rate for any Advance under Telenet Additional Facility AJ shall continue to be a fixed rate of 5.500 per cent. per annum (save to the extent that Clause 12.5 (Interest on Overdue Amounts) applies) and:
(i)notwithstanding anything to the contrary in Clause 25.3 (Calculations) shall be calculated on the basis of a 360 day year comprised of twelve 30 day months; and
(ii)notwithstanding paragraph 11 of the Telenet Additional Facility AJ Accession Agreement shall not be calculated in accordance with Clause 12.1 (Calculation of Interest – Term Rate Advances) or Clause 12.2 (Calculation of Interest – Compounded Rate Advances).
(b)The interest rate for any Advance under Telenet Additional Facility AK shall continue to be a fixed rate of 3.500 per cent. per annum (save to the extent that Clause 12.5 (Interest on Overdue Amounts) applies) and:

(i)notwithstanding anything to the contrary in Clause 25.3 (Calculations) shall be calculated on the basis of a 365 day or 366 day year (as applicable); and
(ii)notwithstanding paragraph 11 of the Telenet Additional Facility AK Accession Agreement shall not be calculated in accordance with Clause 12.1 (Calculation of Interest – Term Rate Advances) or Clause 12.2 (Calculation of Interest – Compounded Rate Advances).
2.FACILITIES
2.1Revolving Facility
The Lenders grant upon the terms and subject to the conditions of this Agreement:
(a)a multicurrency revolving loan facility in an amount equal to the Total Revolving Facility A Commitments, as may be increased in accordance with Clause 2.2 (Increase); and
(b)a multicurrency revolving loan facility in an amount equal to the Total Revolving Facility B Commitments, as may be increased in accordance with Clause 2.2 (Increase), each of which shall be available for drawing in Euro, U.S. Dollars or any Optional Currency.
The Borrower in relation to the revolving loan facility in paragraph (a) above and the revolving loan facility in pararaph (b) above shall be Telenet International Finance S.à r.l.
2.1A    Redesignation of Revolving Facility A
(a)At any time after the 2023 Amendment Effective Date, any Lender in relation to Revolving Facility A may elect to convert all of its Available Revolving Facility A Commitments and all of its participations in any outstanding Revolving Facility A Advances into Revolving Facility B Commitments and (if applicable) participations in any Revolving Facility B Advances (a “Redesignation Lender”) by submitting a Redesignation Notice to the Facility Agent (with a copy to the Company) at least 5 Business Days prior to the proposed effective date of such conversion (the “Redesignation Effective Date”).
(b)On the Redesignation Effective Date, all of the relevant Redesignation Lender’s Available Revolving Facility A Commitments and any participations in outstanding Revolving Facility A Advances, as at the applicable Redesignation Relevant Time, shall be redesignated into Revolving Facility B Commitments and (if applicable) participations in Revolving Facility B Advances provided that any such participations in any Revolving Facility B Advances shall be subject to the Term applicable to such Redesignation Lender’s participations in the Revolving Facility A Advances immediately prior to the Redesignation Effective Date.
(c)Each Redesignation Lender with a participation in a Revolving Facility A Advance or an Available Revolving Facility A Commitment at the Redesignation Relevant Time will participate in the Revolving Facility B Advances or make available the Revolving Facility B Commitments in the amounts confirmed to it by the Facility Agent (with a copy to the Company) on the applicable Redesignation Effective Date.
(d)Upon request by the Company, the Facility Agent shall provide the Company with a schedule of Lenders and their Commitments under Revolving Facility A and Revolving Facility B on each Redesignation Effective Date.
2.2Increase
(a)In addition to paragraph (b) below, the Company may with the prior consent of a Lender, any bank, financial institution, trust, fund or any other person selected by the Company (each an “Increase Lender”) and by giving 10 Business Days prior notice to the Facility Agent, increase the Commitments under any Facility by including any new Commitments of any Increase Lender provided that:
(i)at the election of the Company acting in its sole discretion, it shall be a condition:
(A)that the aggregate principal amount of any proposed increase in the Commitments shall not exceed, mutatis mutandis, the Additional Facilities Cap on the date that such increase in the Commitments becomes effective (giving pro forma effect to the intended use of proceeds of such increased Commitment and assuming that the entire amount of that increased Commitment is drawn on such date, and provided that an election that this paragraph (A) shall apply may not be made in relation to that increased Commitment if an election that paragraph (B) below shall apply has previously been made in relation to that increased Commitment); or
(B)to any Utilisation (other than a Rollover Loan or a Documentary Credit which is being renewed pursuant to Clause 6.2 (Renewal of Documentary Credits)) of that increased Commitment that the aggregate principal amount of that increased Commitment to be drawn would not exceed, mutatis mutandis, the Additional Facilities Cap on the date of that Utilisation (giving pro forma effect to the use of proceeds of such Utilisation but not assuming that the entire amount of that increased Commitment is drawn); and
(ii)each Borrower for that Facility is or becomes an Obligor.
(b)The Company may by giving prior notice to the Facility Agent by no later than the date falling 30 Business Days after the effective date of a cancellation of:
(i)the Available Commitments of a Defaulting Lender in accordance with Clause 10.9 (Right of Cancellation in Relation to a Defaulting Lender);
(ii)the Commitments of a Lender in accordance with Clause 16 (Illegality and Mitigation), Clause 10.1 (Mandatory Prepayment – Illegality) and Clause 16.1 (Illegality in Relation to an L/C Bank); or
(iii)the Commitments of a Lender in accordance with Clause 10.8 (Right of Repayment and Cancellation of a Single Lender),
request that the Commitments relating to any Facility be increased (and the Commitments under that Facility shall be so increased) in an aggregate amount in the relevant currency of up to the amount of the Available Commitments or Commitments relating to that Facility so cancelled.
(c)The increased Commitments will be assumed by one or more Increase Lenders selected by the Company each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume as if it had been an Original Lender; each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender.
(d)Each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other relevant Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those relevant Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender.
(e)The Commitments of the other Lenders shall continue in full force and effect.
(f)An increase in the Commitments shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph (g) below are satisfied.
(g)An increase in the Commitments will only be effective on:
(i)the execution by the Facility Agent of an Increase Confirmation from the relevant Increase Lender;
(ii)in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase:
(A)the Increase Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and
(B)the performance by the Facility Agent of all necessary “know your client” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Facility Agent shall promptly notify to the Company, the Increase Lender and each L/C Bank; and
(iii)each relevant Increase Lender consenting to such increase.
(h)The Company may pay to any Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender.
(i)Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.
(j)The execution by the Company of an Increase Confirmation constitutes confirmation by each Guarantor that its obligations under Clause 18 (Guarantee and Indemnity) shall continue unaffected except that those obligations shall extend to the Total Commitments as increased by the addition of the new Commitments of any Increase Lender and shall be owed to each Finance Party including the relevant Lender.
(k)Clause 30.7 (Limitation of Responsibility of Existing Lender) shall apply mutatis mutandis in this Clause 2.2 (Increase) in relation to an Increase Lender as if references in that Clause to:
(i)an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;
(ii)the “New Lender” were references to that “Increase Lender”; and
(iii)a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.
2.3Telenet Additional Facility
(a)Any person may, subject to the terms of this Agreement, become a Lender by delivering to the Facility Agent a Telenet Additional Facility Accession Agreement in each case duly completed and executed by that person and the Company. That person shall become a Lender on the date specified in a Telenet Additional Facility Accession Agreement.
(b)Upon the relevant person becoming a Lender, the Total Telenet Additional Facility Commitments shall be increased by the amount set out in the relevant Telenet Additional Facility Accession Agreement as that Lender’s Telenet Additional Facility Commitment.
(c)Subject to paragraphs (g) and (h) below, each Lender will grant to the relevant Borrower a term loan facility or a revolving loan facility (which may include any Ancillary Facility or Documentary Credit facility) in the amount specified in the relevant Telenet Additional Facility Accession Agreement in Euros or U.S. Dollars during the Availability Period specified in such Telenet Additional Facility Accession Agreement, subject to the terms of this Agreement.
(d)The execution by the Company of a Telenet Additional Facility Accession Agreement constitutes confirmation by each Guarantor that its obligations under Clause 18 (Guarantee and Indemnity) shall continue unaffected except that those obligations shall extend to the Total Telenet Additional Facility Commitments as increased by the addition of the relevant Lender’s Commitment and shall be owed to each Finance Party including the relevant Lender.
(e)Each Telenet Additional Facility Lender, by executing a Telenet Additional Facility Accession Agreement, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver to any Finance Document that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the Telenet Additional Facility becomes effective.
(f)The Company may pay to any Telenet Additional Facility Lender a fee in the amount and at the times agreed between the Company and that Telenet Additional Facility Lender.

(g)Subject to paragraph (h) below, the aggregate principal amount of any proposed Telenet Additional Facility shall not, at the election of the Company acting in its sole discretion (x) on the date that the Telenet Additional Facility becomes effective (giving pro forma effect to the intended use of proceeds of such Telenet Additional Facility and assuming that the entire amount of that Telenet Additional Facility is drawn on such date, and provided that an election that this sub-paragraph (x) shall apply may not be made in relation to that Telenet Additional Facility if an election that sub-paragraph (y) shall apply has previously been made in relation to that Telenet Additional Facility) or (y) on the date of each Utilisation (other than a Rollover Loan or a Documentary Credit which is being renewed pursuant to Clause 6.2 (Renewal of Documentary Credits)) of that Telenet Additional Facility (giving pro forma effect to the use of proceeds of such Utilisation but not assuming that the entire amount of that Telenet Additional Facility is drawn) exceed the aggregate of the sum of:
(i)an unlimited amount provided that on a pro forma basis Net Senior Debt to Consolidated Annualised EBITDA is equal to or less than 4.50:1;
(ii)if the proceeds of the Telenet Additional Facility are being used to refinance existing indebtedness that ranks pari passu or senior in right of security to the Facilities, an amount equal to the accrued interest, premiums and other amounts owing or paid relating to such existing indebtedness together with related fees and expenses;
(iii)any amount of Financial Indebtedness available to be incurred pursuant to paragraph (hh) of the definition of Permitted Financial Indebtedness; and
(iv)the aggregate amount of any voluntary prepayments of (A) Term Facility Advances that are secured on a pari passu basis with any other Facilities or (B) Revolving Facility Advances and any Advances under a Telenet Additional Facility which is a revolving loan facility (to the extent accompanied by a corresponding permanent cancellation of the relevant Revolving Facility Commitments or Telenet Additional Facility Commitments (as applicable)), in each case, to the extent the relevant prepayment or cancellation is not funded or effected with any long-term Financial Indebtedness (including Financial Indebtedness in the form of a bridge or other interim credit facility intended to be refinanced with long-term Financial Indebtedness), provided, that (A) any Telenet Additional Facility may be incurred under any of the above paragraphs as selected by the Company, in its sole discretion, (B) the Company may elect to incur Telenet Additional Facilities under paragraph (i) above prior to using amounts available under paragraph (iii) and (iv) above, (C) amounts incurred pursuant to paragraph (iii) above substantially concurrently with amounts incurred pursuant to paragraph (i) above will not count as Financial Indebtedness for the purposes of calculating Net Senior Debt and Net Total Debt and (D) the Company shall have the ability to classify such amounts of Financial Indebtedness on the date of their incurrence and shall only be required to include the amount and type of such Financial Indebtedness in one of the sub-paragraphs above and will be permitted on the date of such incurrence to divide and classify an item of such Financial Indebtedness in more than one of the types of Financial Indebtedness described in such paragraphs, and, from time to time, may reclassify all or a portion of such Financial Indebtedness, in any manner (the “Additional Facilities Cap”).
(h)There shall be no limit on the aggregate principal amount of any proposed Telenet Additional Facility (a “Refinancing Additional Facility”) established in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, existing Utilisations or Commitments (the “Refinanced Debt”) provided that if the obligations under such Refinancing Additional Facility do not rank equal to or junior to such existing Utilisations and Commitments the principal amount of such Refinancing Additional Facility shall not exceed an amount equal to the Additional Facilities Cap (or its equivalent in other currencies). A Refinancing Additional Facility may only be incurred pursuant to this paragraph (h) if the following conditions are met (provided that such conditions shall not be required to be met if such Refinancing Additional Facility is incurred pursuant to paragraph (g) above and the condition therein is met):
(i)it provides for Telenet Additional Facility Commitments which are in an aggregate principal amount that is not less than €1,000,000 in the case of any Telenet Additional Facility that is a revolving loan facility and €15,000,000 in the case of any Term Facility provided that such amount may be less than €1,000,000 and €15,000,000, respectively, if such amount is equal to the entire outstanding principal amount of the Refinanced Debt;
(ii)in the case of Refinancing Additional Facilities which are not revolving loan facilities:

(A)it does not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and fees, expenses, OID and upfront fees associated with the refinancing of the Refinanced Debt;
(B)it ranks pari passu or junior in right of payment with any Telenet Additional Facility Commitments which are senior in right of payment and shall rank pari passu or junior in right of Security with the Telenet Additional Facility Commitments which are secured on a first ranking basis in accordance with the terms of the Intercreditor Agreement or other intercreditor agreement or arrangement reasonably satisfactory to the Company and the Facility Agent; and
(C)to the extent applicable, it is subject to the Intercreditor Agreement; and
(iii)in the case of Refinancing Additional Facilities which are revolving loan facilities:
(A)it ranks pari passu or junior in right of payment with the Telenet Additional Facility Commitments that are senior in right of payment and shall rank pari passu in right of Security with the Telenet Additional Facility Commitments which are secured on a first ranking basis;
(B)it does not have a greater principal amount of Telenet Additional Facility Commitments than the principal amount of the Refinanced Debt and accrued interest, fees, premiums (if any) and penalties thereon and fees, expenses, OID and upfront fees associated with the refinancing of the Refinanced Debt; and
(C)it shall be subject to the Intercreditor Agreement.
(i)Each Telenet Additional Facility Lender shall become a Party and be entitled to share in the Security in accordance with the terms of the Intercreditor Agreement and the Security Documents pari passu with the Lenders under the other Facilities provided that the Company and the relevant Telenet Additional Facility Lenders may agree that a Telenet Additional Facility shares in the Security on a junior basis to the other Facilities or shall not be entitled to share in the Security either in accordance with the terms of the Intercreditor Agreement or pursuant to ancillary intercreditor arrangements.
(j)With the prior written consent of the Company, the Facility Agent is authorised and instructed to enter into such documentation as is reasonably required to amend this Agreement and any other Finance Document (in accordance with terms of this Clause 2.3 (Telenet Additional Facility)) to reflect the terms of each Telenet Additional Facility without the consent of any Lender other than the applicable Telenet Additional Facility Lender.
(k)Each Party (other than each proposed Telenet Additional Facility Lender and the Company) irrevocably authorises and instructs the Facility Agent to execute on its behalf any Telenet Additional Facility Accession Agreement which has been duly completed and signed on behalf of each proposed Telenet Additional Facility Lender, the Company and each proposed Borrower of the Telenet Additional Facility, and each Obligor agrees to be bound by such accession.
2.4Overall Facility Limits
(a)The aggregate amount of all outstanding Utilisations under a Telenet Additional Facility shall not at any time exceed the relevant Total Telenet Additional Facility Commitments for that Telenet Additional Facility.
(b)The aggregate amount of the participations of a Lender in Utilisations under a Telenet Additional Facility shall not at any time exceed that Lender’s Telenet Additional Facility Commitment for that Telenet Additional Facility at that time.
(c)The aggregate amount of all outstanding Utilisations under Revolving Facility A shall not at any time exceed the Total Revolving Facility A Commitments.
(d)The aggregate amount of all outstanding Utilisations under Revolving Facility B shall not at any time exceed the Total Revolving Facility B Commitments.

(e)The aggregate amount of the participations of a Lender in Utilisations under Revolving Facility A shall not at any time exceed that Lender’s Revolving Facility A Commitment at that time.
(f)The aggregate amount of the participations of a Lender in Utilisations under Revolving Facility B shall not at any time exceed that Lender’s Revolving Facility B Commitment at that time.
2.5Nature of a Finance Party’s Rights and Obligations
Unless all the Finance Parties agree otherwise:
(a)the obligations of a Finance Party under the Finance Documents are several;
(b)failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance Documents;
(c)no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;
(d)the rights of a Finance Party under the Finance Documents are separate and independent rights;
(e)a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights; and
(f)a debt arising under the Finance Documents to a Finance Party is a separate and independent debt.
2.6Security Agent as Joint Creditor
(a)Each of the Obligors and each of the Finance Parties agree that the Security Agent shall be the joint and several creditor of each and every obligation of any Obligor towards each of the Finance Parties under each Finance Document, and that accordingly the Security Agent will have its own independent right to demand performance by the relevant Obligor of those obligations. However, any discharge of such obligation to either the Security Agent or a Finance Party shall, to the same extent, discharge the corresponding obligation owing to the other.
(b)Without limiting or affecting the Security Agent’s rights against any Obligor (whether under this paragraph or under any other provision of the Finance Documents), the Security Agent agrees with each other Finance Party (on a several and divided basis) that, subject as set out in the next sentence, it will not exercise its rights under the Finance Documents as a joint and several creditor with a Finance Party except after consultation with the relevant Finance Party. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Security Agent’s right to act in the protection or preservation of rights under or to enforce any Security Document in accordance with the Finance Documents (or to do any act reasonably incidental to any of the foregoing).
(c)Each of the Finance Parties hereby appoints the Security Agent as its representative in the sense of Article 5 of the Belgian Financial Collateral Act of 15 December 2004 (Wet van 15 december 2004 betreffende financiële zekerheden en houdende diverse fiscale bepalingen inzake zakelijke-zekerheidsovereenkomsten en leningen met betrekking tot financiële instrumenten) (the “Financial Collateral Law”) for the purpose of each Belgian law governed pledge over the shares of a member of the Group granted to secure the Obligors’ liabilities under the Finance Documents.
3.PURPOSE
3.1Utilisations
(a)Each Utilisation under a Telenet Additional Facility may only be used for the general corporate purposes of the Group (including, without limitation, funding the payment of permitted dividends or intercompany loans by the Company, financing a Permitted Acquisition, a Permitted Joint Venture and/or refinancing amounts outstanding under any other Facility).
(b)Each Utilisation under a Revolving Facility may only be used for the general corporate purposes of the Group (including, without limitation, funding the payment of permitted dividends or intercompany loans by the Company, financing a Permitted Acquisition, a Permitted Joint Venture and/or refinancing amounts outstanding under any other Facility or other Financial Indebtedness).
3.2No Obligation to Monitor
No Finance Party is bound to monitor or verify the utilisation of a Facility.
4.CONDITIONS PRECEDENT
4.1Conditions precedent documents
The obligations of each Lender under Clause 5.5 (Participations in Advances) to make an Advance and an L/C Bank to issue a Documentary Credit are subject to the condition precedent that the Facility Agent has notified the Company and the Lenders that it has received (or waived receipt of) all of the documents and evidence set out in Part 1 of Schedule 2 (Conditions Precedent Documents) in form and substance satisfactory to the Facility Agent. The Facility Agent must give this notification to the Company and the Lenders promptly upon being so satisfied.
4.2Further Conditions Precedent
The obligations of each Lender to participate in any Advance and an L/C Bank to issue a Documentary Credit are subject to the further conditions precedent that:
(a)in the case of a Rollover Loan or a Documentary Credit that is being renewed pursuant to Clause 6.2 (Renewal of Documentary Credits), on both the date of the Request and on the proposed Utilisation Date for that Advance or Documentary Credit, the Facility Agent shall not have received instructions from the relevant Revolving Facility Instructing Group requiring the Facility Agent to refuse such rollover or renewal of a Documentary Credit, in each case, by reason of the Acceleration Date having occurred;
(b)in any other case, on the date of the proposed Utilisation Date for that Advance or Documentary Credit:
(i)the Repeating Representations are, and will be immediately after the Advance is drawn or the Documentary Credit is issued, correct in all material respects; and
(ii)no Default is continuing or would result from the Advance or Documentary Credit, provided that, in relation to any Advance or Documentary Credit under a Facility in relation to a Limited Condition Transaction, the Lenders under that Facility may agree to amend or waive any of the conditions under paragraphs (i) and (ii) above;
(c)in the case of a Utilisation under a Maintenance Covenant Revolving Facility (other than in relation to a Utilisation (i) that is a Rollover Loan or a Documentary Credit which is being renewed pursuant to Clause 6.2 (Renewal of Documentary Credits) or (ii) under any Facility in relation to a Limited Condition Transaction), subject to the expiry of the cure period in Clause 21.4 (Cure Provisions), no Default is continuing under Clause 21 (Financial Covenant); and
(d)in the case of a Utilisation by way of a Revolving Facility Advance or a Documentary Credit after the 2023 Amendment Effective Date, the Borrower may only submit a Utilisation Request if the proposed Utilisation reduces the Available Revolving Facility A Commitments and the Available Revolving Facility B Commitments on a pro rata basis.
5.ADVANCES
5.1Delivery of Requests
Subject to the terms of this Agreement, an Advance will be made by the Lenders to a Borrower or a Documentary Credit will be issued by an L/C Bank at the Borrower’s request if:
(a)in the case of an Advance, the Facility Agent has received from such Borrower a duly completed Request in the relevant form; and

(b)in the case of a Documentary Credit, both the Facility Agent and the relevant L/C Bank have received from such Borrower a duly completed Request in the relevant form, in each case, (unless otherwise agreed with the Facility Agent (and, in relation to a Documentary Credit only, the L/C Bank)) by the Specified Time or (if applicable) by not later than the time specified in the relevant Telenet Additional Facility Accession Agreement.
5.2Completion of Requests
(a)A Request for an Advance or a Documentary Credit will not be regarded as having been duly completed unless:
(i)it identifies the Borrower;
(ii)it identifies the Facility the Advance or Documentary Credit applies to;
(iii)it identifies the currency of the proposed Advance (which must be in Euros or U.S. Dollars or, in relation to a Revolving Facility or a Telenet Additional Facility that is a revolving loan facility, an Optional Currency);
(iv)the Utilisation Date is a Business Day falling within the relevant Availability Period;
(v)the proposed Term complies with this Agreement;
(vi)in the case of a Documentary Credit, the proposed form of Documentary Credit is substantially in the form set out in Schedule 10 (Form of Documentary Credit) unless the relevant L/C bank shall have approved the terms of such Documentary Credit (acting reasonably); and
(vii)in the case of a Utilisation by way of a Documentary Credit, the proposed Term of the Documentary Credit ends on or before (i) in respect of a Revolving Facility, if the Final Maturity Date in respect of Revolving Facility A has not yet occurred, the Final Maturity Date in respect of Revolving Facility A, (ii) in respect of a Revolving Facility, if the Final Maturity Date in respect of Revolving Facility A has occurred, the Final Maturity Date in respect of Revolving Facility B, or (iii) in relation to a Telenet Additional Facility which is a revolving loan facility, the Final Maturity Date of that Telenet Additional Facility (as applicable).
(b)Only one Advance or Documentary Credit may be requested in each Request (other than the Request in respect of the first utilisation under each Facility).
(c)The maximum number of Advances or Documentary Credits permitted to be outstanding at any time in respect of a Telenet Additional Facility shall be the number specified in the relevant Telenet Additional Facility Accession Agreement.
(d)The maximum number of Advances or Documentary Credits permitted to be outstanding at any time in respect of a Revolving Facility shall be 15.
5.3Amount of Advance or Documentary Credit
(a)Except as provided below, the Euro Amount of an Advance must be a minimum amount of €5,000,000 and an integral multiple of €1,000,000.
(b)The amount of an Advance (other than an Advance under a Telenet Additional Facility that is a revolving facility) may also be the balance of the relevant undrawn Total Telenet Additional Facility Commitments or such other amount as the Facility Agent (acting on behalf of the Lenders under that Facility) may agree.
(c)In the case of a Documentary Credit, the proposed Euro Amount of such Documentary Credit shall be a minimum of €1,000,000 or such lesser amount as the relevant L/C Bank may agree (acting reasonably).
(d)In the case of a Revolving Facility Advance or an Advance in respect of a Telenet Additional Facility that is a revolving loan facility (as applicable), the proposed Euro Amount (or its equivalent) of such Advance is (i) equal to the amount of the Available Revolving Facility Commitment or the Available Telenet

Additional Facility Commitment in relation to the relevant revolving loan facility (as applicable) at such time, or (ii) less than such amount but equal to a minimum of €1,000,000 (or such lower amount agreed between the Company and the Facility Agent), or any greater amount that is an integral multiple of €1,000,000.
5.4Notification to the Lenders
The Facility Agent must promptly notify each Lender participating in the relevant Advance of each Request for an Advance and the amount of its participation in that Advance.
5.5Participations in Advances
(a)The amount of each Lender’s share of the Advance will be its Pro Rata Share on the proposed Utilisation Date.
(b)No Lender is obliged to participate in an Advance if, as a result:
(i)its share in the Advances under a Facility would exceed its Commitment for that Facility; or
(ii)the aggregate outstanding amount of the Advances under a Facility would exceed the Total Telenet Additional Facility Commitments in respect of that Facility, the Total Revolving Facility A Commitments or the Total Revolving Facility B Commitments (as applicable).
(c)If the conditions set out in this Agreement have been met, each Lender must make its share in the Advance available to the Facility Agent for the relevant Borrower through its Facility Office on the Utilisation Date.
(d)The Facility Agent shall determine the Euro Amount of each Revolving Facility Advance and each Advance under a Telenet Additional Facility which is a revolving loan facility (as applicable) which is to be made in an Optional Currency and notify each relevant Lender of the amount, currency and the Euro Amount of each Advance, the amount of its participation in that Advance and, if different, the amount of that participation to be made available by it, by the Specified Time.
6.DOCUMENTARY CREDITS
6.1Issue of Documentary Credits
(a)Each L/C Bank shall issue Documentary Credits pursuant to Clause 4.2 (Further Conditions Precedent) by:
(i)completing the issue date and the proposed Expiry Date of any Documentary Credit to be issued by it; and
(ii)executing and delivering such Documentary Credit to the relevant Documentary Credit Beneficiary on the relevant Utilisation Date.
(b)Each Lender having a Revolving Facility Commitment or a Telenet Additional Facility Commitment in relation to a revolving loan facility (an “L/C Lender”) will participate by way of indemnity in each Documentary Credit issued under the relevant Facility in an amount equal to its L/C Proportion.
(c)The Facility Agent shall notify each L/C Lender and the relevant L/C Bank of the details of any requested Documentary Credit (including the Euro Amount of it, and, if such Documentary Credit is not to be denominated in Euro, the relevant currency in which it will be denominated and the amount of it) and its participation in that Documentary Credit.
6.2Renewal of Documentary Credits
(a)Each Borrower may request that a Documentary Credit issued on its behalf be renewed by delivering to the Facility Agent and the relevant L/C Bank a Renewal Request which complies with Clause 4.2 (Further Conditions Precedent) and Schedule 3 (Form of Request).
(b)The terms of each renewed Documentary Credit shall be the same as those of the relevant Documentary Credit immediately prior to its renewal, except that (as stated in the Renewal Request therefor):

(i)its amount may be less than the amount of such Documentary Credit immediately prior to its renewal; and
(ii)its Documentary Credit Term shall start on the date which was the Expiry Date of that Documentary Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.
(c)If the conditions set out in this Clause 6.2 (Renewal of Documentary Credits) have been met, the relevant L/C Bank shall amend and re-issue the relevant Documentary Credit pursuant to a Renewal Request.
6.3Reduction of a Documentary Credit
(a)If, on the proposed Utilisation Date of a Documentary Credit, any Lender under a Revolving Facility or the relevant Telenet Additional Facility (as applicable) is a Non-Acceptable L/C Lender and:
(i)that Lender has failed to provide cash collateral to the relevant L/C Bank in accordance with Clause 6.8 (Cash Collateral by Non-Acceptable L/C Lender); and
(ii)either:
(A)the relevant L/C Bank has not required the relevant Borrower which requested the Documentary Credit to provide cash cover pursuant to Clause 6.9 (Cash Cover by Borrower); or
(B)the relevant Borrower which requested the Documentary Credit has failed to provide cash cover to the relevant L/C Bank in accordance with Clause 6.9 (Cash Cover by Borrower), the relevant L/C Bank may reduce the amount of that Documentary Credit by an amount equal to the amount of the participation of that Non-Acceptable L/C Lender in respect of that Documentary Credit and that Non-Acceptable L/C Lender shall be deemed not to have any participation (or obligation to indemnify the relevant L/C Bank) in respect of that Documentary Credit for the purposes of the Finance Documents.
(b)The relevant Borrower shall notify the Facility Agent (with a copy to the relevant L/C Bank) of each reduction made pursuant to this Clause 6.3 (Reduction of a Documentary Credit).
(c)This Clause 6.3 (Reduction of a Documentary Credit) shall not affect the participation of each other Lender in that Documentary Credit.
6.4Revaluation of Documentary Credits
(a)If any Documentary Credit is denominated in a currency other than Euro, the Facility Agent shall on the last Business Day of each financial year recalculate the Euro Amount of that Documentary Credit by notionally converting into Euro, the outstanding amount of that Documentary Credit on the basis of the Agent’s Spot Rate of Exchange on the date of calculation.
(b)The relevant Borrower shall, if requested by the Facility Agent within two days of any calculation under paragraph (a) above, ensure that within ten Business Days sufficient outstanding amounts under Revolving Facility A and Revolving Facility B (on a pro rata basis as between them) or any Telenet Additional Facility which is a revolving loan facility (as applicable) in relation to that Documentary Credit are repaid (subject to Break Costs, if applicable, but otherwise without penalty or premium which might otherwise be payable), to prevent the Euro Amount of the outstanding amounts under Revolving Facility A, Revolving Facility B and/or that Telenet Additional Facility (as applicable) exceeding the Total Revolving Facility A Commitments, the Total Revolving Facility B Commitments and/or the Total Telenet Additional Facility Commitments in relation to that Telenet Additional Facility (as applicable), adjusted to reflect any cancellations or reductions, following any adjustment under paragraph (a) above.
6.5Immediately Payable
(a)If a Documentary Credit or any amount outstanding under a Documentary Credit becomes immediately payable under this Agreement, the relevant Borrower that requested (or on behalf of which the Company requested) the issue of that Documentary Credit shall repay or prepay that Documentary Credit or that amount within three Business Days of demand.
(b)Each L/C Bank shall promptly notify the Facility Agent of any demand received by it under and in accordance with any Documentary Credit (including details of the Documentary Credit under which such demand has been received and the amount demanded). The Facility Agent shall promptly notify the Company, the relevant Borrower for whose account the Documentary Credit was issued and each of the Lenders under a Revolving Facility or the relevant Telenet Additional Facility (as applicable).
6.6Claims Under a Documentary Credit
(a)Each Borrower irrevocably and unconditionally authorises each L/C Bank to pay any claim made or purported to be made under a Documentary Credit requested by it (or by the Company on its behalf) and which appears on its face to be in order (a “claim”).
(b)Each Borrower shall within three Business Days of demand pay to the Facility Agent for the account of the relevant L/C Bank an amount equal to the amount of any claim under that Documentary Credit.
(c)On receipt of any demand or notification under Clause 6.5 (Immediately Payable), the relevant Borrower shall (unless the Company notifies the Facility Agent otherwise) be deemed to have delivered to the Facility Agent a duly completed Request requesting an Advance under a Revolving Facility or the relevant Telenet Additional Facility which is a revolving loan facility (as applicable):
(i)in an amount and currency equal to the amount and currency of the relevant claim (if applicable, net of any available cash cover);
(ii)for a Documentary Credit Term of three months or such other period of up to six months as notified by the relevant Borrower to the relevant L/C Bank prior to the Utilisation Date applicable to such currency; and
(iii)with a Utilisation Date on the date of receipt of the relevant demand or notification.
The proceeds of any such Advance shall be used to pay the relevant claim.
(d)Each Borrower acknowledges that each L/C Bank:
(i)is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and
(ii)deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.
(e)The obligations of each Borrower under this Clause 6.6 (Claims Under a Documentary Credit) will not be affected by:
(i)the sufficiency, accuracy or genuineness of any claim or any other document; or
(ii)any incapacity of, or limitation on the powers of, any person signing a claim or other document.
(f)Without prejudice to any other matter contained in this Clause 6.6 (Claims Under a Documentary Credit), the relevant L/C Bank shall notify the relevant Borrower as soon as reasonably practicable after receiving a claim.
6.7Documentary Credit Indemnities
(a)The relevant Borrower shall within three Business Days of demand indemnify an L/C Bank against any cost, loss or liability incurred by such L/C Bank (otherwise than by reason of such L/C Bank’s gross negligence, wilful misconduct or wilful breach of the terms of this Agreement) in acting as an L/C Bank under any Documentary Credit requested by such Borrower.

(b)Each L/C Lender shall (according to its L/C Proportion) promptly on demand indemnify an L/C Bank against any cost, loss or liability incurred by such L/C Bank (otherwise than by reason of such L/C Bank’s gross negligence, wilful misconduct or wilful breach of the terms of this Agreement) in acting as an L/C Bank under any Documentary Credit (except to the extent that such L/C Bank has been reimbursed by an Obligor pursuant to a Finance Document).
(c)If any L/C Lender is not permitted (by its constitutional documents or any applicable Law) to comply with paragraph (b) above, then that L/C Lender will not be obliged to comply with paragraph (b) above and shall instead be deemed to have taken, on the date the relevant Documentary Credit is issued (or if later, on the date that L/C Lender’s participation in the Documentary Credit is transferred or assigned to that L/C Lender in accordance with the terms of this Agreement), an undivided interest and participation in the Documentary Credit in an amount equal to its L/C Proportion of that Documentary Credit. On receipt of demand from the Facility Agent, that L/C Lender shall pay to the Facility Agent (for the account of the relevant L/C Bank) an amount equal to its L/C Proportion of the amount demanded under paragraph (b) above.
(d)The Borrower which requested the Documentary Credit shall within three Business Days of demand reimburse any L/C Lender for any payment it makes to an L/C Bank under this Clause 6.7 (Documentary Credit Indemnities) in respect of that Documentary Credit unless such Lender or an Obligor has already reimbursed such L/C Bank in respect of that payment.
(e)The obligations of each L/C Lender and Borrower under this Clause 6.7 (Documentary Credit Indemnities) are continuing obligations and will extend to the ultimate balance of sums payable by that L/C Lender in respect of any Documentary Credit, regardless of any intermediate payment or discharge in whole or in part.
(f)The obligations of any L/C Lender or Borrower under this Clause 6.7 (Documentary Credit Indemnities) will not be affected by any act, omission, matter or thing which, but for this Clause 6.7 (Documentary Credit Indemnities) would reduce, release or prejudice any of its obligations under this Clause 6.7 (Documentary Credit Indemnities) (without limitation and whether or not known to it or any other person) including:
(i)any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Documentary Credit or any other person;
(ii)the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;
(iii)the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Documentary Credit or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
(iv)any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Documentary Credit or any other person;
(v)any amendment or restatement (however fundamental) or replacement of a Finance Document, any Documentary Credit or any other document or security;
(vi)any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Documentary Credit or any other document or security; or
(vii)any insolvency or similar proceedings.
6.8Cash Collateral by Non-Acceptable L/C Lender
(a)If, at any time, a Lender under a Revolving Facility or a Telenet Additional Facility that is a revolving loan facility is a Non-Acceptable L/C Lender, the relevant L/C Bank may, by notice to that Lender, request that Lender to pay and that Lender shall pay, on or prior to the date falling three Business Days after the request by such L/C Bank, an amount equal to that Lender’s L/C Proportion of the outstanding amount of a

Documentary Credit issued by such L/C Bank and in the currency of that Documentary Credit to an interest-bearing account held in the name of that Lender with such L/C Bank.
(b)The Non-Acceptable L/C Lender to whom a request has been made in accordance with paragraph (a) above shall enter into a security document or other form of collateral arrangement over the account, in form and substance satisfactory to the relevant L/C Bank, as collateral for any amounts due and payable under the Finance Documents by that Lender to the L/C Bank in respect of that Documentary Credit.
(c)Until no amount is or may be outstanding under that Documentary Credit, withdrawals from the account may only be made to pay to the relevant L/C Bank amounts due and payable to the relevant L/C Bank by the Non-Acceptable L/C Lender under the Finance Documents in respect of that Documentary Credit.
(d)Each Lender under a Revolving Facility or a Telenet Additional Facility that is a revolving loan facility shall notify the Facility Agent and the Company:
(i)on the 2023 Amendment Effective Date or on any later date on which it becomes such a Lender in accordance with Clause 2.2 (Increase), Clause 2.3 (Telenet Additional Facility) or Clause 30 (Changes to the Parties) whether it is a Non-Acceptable L/C Lender; and
(ii)as soon as practicable upon becoming aware of the same, that it has become a Non-Acceptable L/C Lender, and an indication in a Transfer Certificate, Transfer Agreement, Telenet Additional Facility Accession Agreement or Increase Confirmation or, in the case of an Existing Revolving Facility Lender, next to their name in Part 3 of Schedule 1 (Original Parties), to that effect will constitute a notice under paragraph (d)(i) to the Facility Agent and, upon delivery in accordance with Clause 37.6 (Copy of Transfer Certificate, Transfer Agreement or Increase Confirmation to the Company) or otherwise, to the Company.
(e)Any notice received by the Facility Agent pursuant to paragraph (d) above shall constitute notice to each L/C Bank of that Lender’s status and the Facility Agent shall, upon receiving each such notice, promptly notify each L/C Bank of that Lender’s status as specified in that notice.
(f)If a Lender who has provided cash collateral in accordance with this Clause 6.8 (Cash Collateral by Non-Acceptable L/C Lender):
(i)ceases to be a Non-Acceptable L/C Lender; and
(ii)no amount is due and payable by that Lender in respect of a Documentary Credit, that Lender may, at any time it is not a Non-Acceptable L/C Lender, by notice to the relevant L/C Bank request that an amount equal to the amount of the cash provided by it as collateral in respect of that Documentary Credit (together with any accrued interest) standing to the credit of the relevant account held with that L/C Bank be returned to it and that L/C Bank shall pay that amount to the Lender within three Business Days after the request from the Lender (and shall cooperate with the Lender in order to procure that the relevant security or collateral arrangement is released and discharged).
6.9Cash Cover by Borrower
(a)If a Lender which is a Non-Acceptable L/C Lender fails to provide cash collateral (or notifies the relevant L/C Bank that it will not provide cash collateral) in accordance with Clause 6.8 (Cash Collateral by Non-Acceptable L/C Lender) and that L/C Bank notifies the Company and the relevant Borrower (with a copy to the Facility Agent) that it requires the relevant Borrower of the relevant Documentary Credit or proposed Documentary Credit to provide cash cover to an account with that L/C Bank in an amount equal to that Lender’s L/C Proportion of the outstanding amount of that Documentary Credit and in the currency of that Documentary Credit then that Borrower shall do so within five Business Days after the notice is given.
(b)Notwithstanding Clause 1.2 (Construction), the relevant Borrower shall be entitled to withdraw amounts up to the level of that cash cover from the account if:
(i)the relevant L/C Bank is satisfied that the relevant Lender is no longer a Non-Acceptable L/C Lender;

(ii)the relevant Lender’s obligations in respect of the relevant Documentary Credit are transferred to a New Lender in accordance with the terms of this Agreement; or
(iii)an Increase Lender has agreed to undertake the obligations in respect of the relevant Lender’s L/C Proportion of the Documentary Credit.
(c)To the extent that a Borrower has complied with its obligations to provide cash cover in accordance with this Clause 6.9 (Cash Cover by Borrower), the relevant Lender’s L/C Proportion in respect of that Documentary Credit will remain (but that Lender’s obligations in relation to that Documentary Credit may be satisfied in accordance Clause 1.2 (Construction)). However, the relevant Borrower’s obligation to pay any Documentary Credit fee in relation to the relevant Documentary Credit to the Facility Agent (for the account of that Lender) in accordance with Clause 26 (Fees) will be reduced proportionately as from the date on which it complies with that obligation to provide cash cover (and for so long as the relevant amount of cash cover continues to stand as collateral).
(d)The relevant L/C Bank shall promptly notify the Facility Agent of the extent to which the relevant Borrower provides cash cover pursuant to this Clause 6.9 (Cash Cover by Borrower) and of any change in the amount of cash cover so provided.
6.10Rights of Contribution
No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 6 (Documentary Credits).
6.11Appointment and Change of L/C Bank
(a)The Company, with the prior written consent of the relevant Lender, may designate any Lender with a Revolving Facility Commitment or a Telenet Additional Facility Commitment in relation to a revolving loan facility that permits Documentary Credits as an L/C Bank or as a replacement therefor, but not with respect to Documentary Credits already issued by any other L/C Bank.
(b)Any Lender so designated shall become an L/C Bank under this Agreement by delivering to the Facility Agent an executed L/C Bank Accession Certificate.
(c)An L/C Bank may resign as issuer of further Documentary Credits at any time if: (i) the Company and the Majority Lenders in relation to the Facility in respect of which such Documentary Credits are issued consent to such resignation or so require; (ii) there is, in the reasonable opinion of each L/C Bank, an actual or potential conflict of interest in it continuing to act as L/C Bank; or (iii) its Revolving Facility Commitment or Telenet Additional Facility Commitment in relation to the relevant revolving loan facility (as applicable) is reduced to zero, provided that an L/C Bank shall not resign until a replacement L/C Bank is appointed.
7.ANCILLARY FACILITIES
7.1Utilisation of Ancillary Facilities
(a)Each Borrower may, subject to paragraph (b) below, at any time at least 35 days prior to the Final Maturity Date in respect of Revolving Facility A, Revolving Facility B or a Telenet Additional Facility that is a revolving loan facility (as applicable) by delivery of a notice (a “Conversion Notice”) to the Facility Agent, request an Ancillary Facility to be established by the conversion of any Lender’s Available Revolving Facility A Commitment (or any part of it), Available Revolving Facility B Commitment (or any part of it) or Available Telenet Additional Facility Commitment in relation to the relevant revolving loan facility (or any part of it) into an Ancillary Facility Commitment with effect from the date (in this Clause 7 (Ancillary Facilities), the “Effective Date”) specified in the Conversion Notice (being a date not less than three Business Days after the date such Conversion Notice is received by the Facility Agent).
(b)Each Conversion Notice shall specify:
(i)the proposed Borrower(s) (or any Affiliate of the Borrower(s) that is a member of the Group) which may use the Ancillary Facility;

(ii)the nominated Ancillary Facility Lender;
(iii)the type of Ancillary Facility and the currency or currencies in which the relevant Borrower wishes such Ancillary Facility to be available;
(iv)the proposed Euro Amount of the original Ancillary Facility Commitment, being an amount (A) equal to the Available Revolving Facility A Commitment, Available Revolving Facility B Commitment or Available Telenet Additional Facility Commitment in relation to the relevant revolving loan facility (as applicable) of the nominated Ancillary Facility Lender or, if less, (B) equal to or more than €1,000,000;
(v)the Effective Date and expiry date for the Ancillary Facility (such expiry date not to extend beyond the Final Maturity Date in respect of Revolving Facility A, Revolving Facility B or any Telenet Additional Facility in relation to the relevant revolving loan facility (as applicable));
(vi)if the Ancillary Facility is an overdraft facility comprising more than one account, its maximum gross amount (that amount being the “Designated Gross Amount”) and its maximum net amount (that amount being the “Designated Net Amount”); and
(vii)such other details as to the nature, amount, fees for and operation of the proposed Ancillary Facility as the Facility Agent and the nominated Ancillary Facility Lender may reasonably require.
(c)The Facility Agent shall promptly notify the Company, the nominated Ancillary Facility Lender and the Lenders of each Conversion Notice received pursuant to paragraph (a) above.
(d)Any Lender nominated as an Ancillary Facility Lender which has notified the Facility Agent of its consent to such nomination shall be authorised to make the proposed Ancillary Facility available in accordance with the Conversion Notice (as approved by the Facility Agent) with effect on and from the Effective Date. No other Lender shall be obliged to consent to the nomination of the Ancillary Facility Lender.
(e)Any material variation from the terms of the Ancillary Facility or any proposed increase or reduction or extension of the Ancillary Facility Commitment shall be effected on and subject to the provisions of this Clause 7 (Ancillary Facilities) mutatis mutandis as if such Ancillary Facility were newly requested (including, for the avoidance of doubt, that such newly requested Ancillary Facility shall only take effect from a date not less than three Business Days after the date the Facility Agent has received notice of the modification or variation or extension), provided that the Euro Amount of the Ancillary Facility Outstandings under each Ancillary Facility provided by an Ancillary Facility Lender shall at no time exceed the Available Revolving Facility A Commitment, Available Revolving Facility B Commitment or Available Telenet Additional Facility Commitment in relation to the relevant revolving loan facility (as applicable) of that Ancillary Facility Lender.
(f)Each relevant Borrower may (subject to compliance with the applicable terms of the relevant Ancillary Facility) at any time by giving written notice to the Facility Agent and the relevant Ancillary Facility Lender cancel any Ancillary Facility Commitment pursuant to and in accordance with Clause 10.7 (Voluntary Cancellation), provided that on the date of such cancellation, that part of such Ancillary Facility Commitment as shall have been so cancelled shall be converted back into Revolving Facility Commitments or Telenet Additional Facility Commitments in relation to the relevant revolving loan facility (as applicable) of the relevant Lender unless those Revolving Facility Commitments or Telenet Additional Facility Commitments (as applicable) are also cancelled on such date.
(g)The Ancillary Facility Commitment of any Ancillary Facility Lender shall terminate and be cancelled on the date agreed therefor between the relevant Ancillary Facility Lender and the relevant Borrower, provided that such date shall be no later than the Final Maturity Date in respect of Revolving Facility A, Revolving Facility B or the Telenet Additional Facility in relation to the relevant revolving loan facility (as applicable) (the “Ancillary Facility Final Maturity Date”). Any Ancillary Facility Outstandings on the applicable Ancillary Facility Final Maturity Date shall be repaid in full by the relevant Borrower on such date.
(h)The Revolving Facility Commitment or Telenet Additional Facility Commitment in relation to the relevant revolving loan facility (as applicable) of each Lender at any time shall be reduced by the amount of any relevant Ancillary Facility Commitment of such Lender at such time but such reduced Commitment shall, subject to any other provisions of this Agreement, automatically be increased by the amount of any portion of its Ancillary Facility Commitment which ceases to be made available to the relevant Borrowers for any reason (other than as a result of an Advance of it) in accordance with the terms of such Ancillary Facility or is cancelled pursuant to paragraph (f) or (g) above.
7.2Operation of Ancillary Facilities
(a)Subject to paragraph (b) below, the terms governing the operation of any Ancillary Facility (including the rate of interest (including default interest), fees, commission and other remuneration in respect of such Ancillary Facility) shall be those determined by agreement between the Ancillary Facility Lender and the relevant Borrower, provided that such terms shall be based upon the normal commercial terms and market rates of the relevant Ancillary Facility Lender.
(b)In the case of any inconsistency or conflict between the terms of any Ancillary Facility, the applicable Ancillary Facility Documents and this Agreement, the terms and provisions of the applicable Ancillary Facility Document shall prevail unless the contrary intention is expressly provided for in this Agreement.
(c)Each relevant Borrower and Ancillary Facility Lender will promptly upon request by the Facility Agent, supply the Facility Agent with such information relating to the operation of each Ancillary Facility (including without limitation details of the Ancillary Facility Outstandings and the Euro Amount thereof) as the Facility Agent may from time to time reasonably request (and each relevant Borrower consents to such documents and information being provided to the Facility Agent and the other Lenders).
7.3Ancillary Facility Default
(a)If a default occurs under any Ancillary Facility, no Ancillary Facility Lender may demand repayment of any monies or demand cash cover for any Ancillary Facility Outstandings, or take any analogous action in respect of any Ancillary Facility, until the Acceleration Date.
(b)If an Acceleration Date occurs, the claims of each Lender with a Revolving Facility A Commitment, a Revolving Facility B Commitment or Telenet Additional Facility Commitment in relation to a revolving loan facility (as applicable) and each Ancillary Facility Lender in respect of amounts outstanding to them under Revolving Facility A, Revolving Facility B or that Telenet Additional Facility (as applicable) and the related Ancillary Facilities respectively shall be adjusted in accordance with this Clause 7.3 (Ancillary Facility Default) by making all necessary transfers of such portions of such claims such that following such transfers the outstandings under Revolving Facility A, Revolving Facility B or that Telenet Additional Facility (as applicable) and the related Ancillary Facility Outstandings (together with the rights to receive interest, fees and charges in relation thereto) of (i) each Lender with a Revolving Facility A Commitment, Revolving Facility B Commitment or Telenet Additional Facility Commitment in relation to the relevant revolving loan facility (as applicable) and (ii) each Ancillary Facility Lender, in each case as at the Acceleration Date shall be an amount corresponding pro rata to the proportion that the sum of such Lender’s Revolving Facility A Commitment, Revolving Facility B Commitment or Telenet Additional Facility Commitment in relation to the relevant revolving loan facility (as applicable) and/or (as the case may be) related Ancillary Facility Commitment bears to the sum of all of the Total Revolving Facility A Commitments, Total Revolving Facility B Commitments or Total Telenet Additional Facility Commitments in relation to the relevant revolving loan facility (as applicable) and the related Ancillary Facility Commitments, each as at the Acceleration Date.
(c)No later than the third Business Day following the Acceleration Date each of the Ancillary Facility Lenders shall notify the Facility Agent in writing of the Euro Amount of its Ancillary Facility Outstandings as at the close of business on the Acceleration Date, such amount to take account of any clearing of debits which were entered into the clearing system of such Ancillary Facility Lenders prior to the Acceleration Date and any amounts credited to the relevant accounts prior to close of business on the Acceleration Date.
(d)On receipt of the information referred to in paragraph (c) above, the Facility Agent will promptly determine what adjustment payments (if any) are necessary as between the Lenders participating in Revolving Facility A, Revolving Facility B or Telenet Additional Facility in relation to the relevant revolving loan facility (as applicable) and each related Ancillary Facility Lender in order to ensure that, following such adjustment payments, the requirements of paragraph (b) above are complied with.
(e)The Facility Agent will notify all the Lenders as soon as practicable of its determinations pursuant to paragraph (d) above, giving details of the adjustment payments required to be made. Such adjustment payments shall be payable by the relevant Lenders and shall be made to the Facility Agent within 5 Business Days following receipt of such notification from the Facility Agent. The Facility Agent shall distribute the adjustment payments received, among the Ancillary Facility Lenders and the Lenders participating in Revolving Facility A, Revolving Facility B or relevant Telenet Additional Facility (as applicable) in order to satisfy the requirements of paragraph (b) above.
(f)If at any time following the Acceleration Date, the amounts outstanding under Revolving Facility A, Revolving Facility B or a Telenet Additional Facility in relation to the relevant revolving loan facility (as applicable) of any Lender or related Ancillary Facility Outstandings of any Ancillary Facility Lender used in the Facility Agent’s calculation of the adjustments required under paragraph (d) above should vary for any reason (other than as a result of currency exchange fluctuation or other reason which affects all relevant Lenders equally), further adjustment payments shall be made on the same basis (mutatis mutandis) provided for in this Clause 7.3 (Ancillary Facility Default).
(g)In respect of any amount paid by any Lender (a “Paying Lender”) pursuant to either of paragraph (e) or (f) above, as between a relevant Borrower and the Paying Lender, the amount so paid shall be immediately due and payable by such relevant Borrower to the Paying Lender and the payment obligations of such relevant Borrower to the Lender(s) which received such payment shall be treated as correspondingly reduced by the amount of such payment.
(h)Each Lender shall promptly supply to the Facility Agent such information as the Facility Agent may from time to time request for the purpose of giving effect to this Clause 7.3 (Ancillary Facility Default).
(i)If an Ancillary Facility Lender has the benefit of any Security Interest securing any of its Ancillary Facilities, the realisations from such security when enforced will be treated as an amount recovered by such Ancillary Facility Lender in its capacity as a Lender which is subject to the sharing arrangements in Clause 34 (Pro Rata Sharing) to the intent that such realisation should benefit all Lenders pro rata.
(j)Prior to the application of the provisions of paragraph (b) above, an Ancillary Facility Lender that has provided a Multi-account Overdraft shall set-off any Available Credit Balance on any account comprised in that Multi-account Overdraft.
(k)All calculations to be made pursuant to this Clause 7.3 (Ancillary Facility Default) shall be made by the Facility Agent based upon information provided to it by the Lenders and Ancillary Facility Lenders and using the Euro Amount equivalent where applicable.
(l)This Clause 7.3 (Ancillary Facility Default) shall not oblige any Lender to accept the transfer of a claim relating to an amount outstanding under an Ancillary Facility which is not denominated (pursuant to the relevant Finance Document) in Euro or where the Borrower of that Ancillary Facility is not an existing Borrower under Revolving Facility A, Revolving Facility B or a Telenet Additional Facility in relation to the relevant revolving loan facility (as applicable) (excluding that Ancillary Facility).
7.4Repayment of Ancillary Facilities
(a)No Ancillary Facility Lender may demand repayment or prepayment of any amounts under its Ancillary Facility unless:
(i)the Revolving Facility Commitments or Telenet Additional Facility Commitments in relation to the relevant revolving loan facility (as applicable) have been cancelled in full, or the Facility Agent has declared all amounts outstanding under Revolving Facility A, Revolving Facility B or relevant Telenet Additional Facility (as applicable) immediately due and payable; or
(ii)the Ancillary Facility Outstandings under that Ancillary Facility can be repaid by a Revolving Facility Advance or an Advance under the Telenet Additional Facility in relation to the relevant revolving loan facility (as applicable) (and not less than 7 Business Days’ notice (or such shorter period as agreed to by the Company) is given to the relevant Borrower before payment becomes due).
(b)For the purposes of repaying Ancillary Facility Outstandings (so long as paragraph (a)(i) above does not apply) an Advance under Revolving Facility A, Revolving Facility B or the Telenet Additional Facility in relation to the relevant revolving loan facility (as applicable) may be borrowed irrespective of whether a Default is continuing or any other applicable condition precedent is not satisfied.

(c)The share of the Ancillary Facility Lender in a Revolving Facility Advance or an Advance under a Telenet Additional Facility in relation to a revolving loan facility (as applicable) being used to refinance that Ancillary Facility Lender’s Ancillary Facility will be that amount which will result (so far as possible) in:
(i)the proportion which its share of all amounts outstanding under Revolving Facility A, Revolving Facility B or the relevant Telenet Additional Facility (as applicable) bears to the aggregate of all amounts outstanding under Revolving Facility A, Revolving Facility B or the relevant Telenet Additional Facility (as applicable), being equal to:
(ii)the proportion which its Revolving Facility A Commitment, Revolving Facility B Commitment or Telenet Additional Facility Commitment (as applicable) bears to the aggregate of the Revolving Facility A Commitments, Revolving Facility B Commitments or Telenet Additional Facility Commitments with respect to that Telenet Additional Facility (as applicable), in each case, assuming the repayment of the relevant Ancillary Facility has taken place. The share of the other Lenders in any such Advance under Revolving Facility A, Revolving Facility B or that Telenet Additional Facility (as applicable) will be adjusted accordingly.
7.5Continuation of Ancillary Facilities
(a)An Ancillary Facility Lender may agree with a Borrower, as between themselves only, to continue to provide the same banking facilities following the Final Maturity Date applicable to Revolving Facility A, Revolving Facility B or the Telenet Additional Facility in relation to the relevant revolving loan facility (as applicable), or following the date on which the Commitments in relation to such Facility are cancelled under this Agreement.
(b)If any arrangement contemplated in paragraph (a) above is to occur, the relevant Borrower and the Ancillary Facility Lender shall each confirm that to be the case in writing to the Facility Agent. Upon such Final Maturity Date or, as the case may be, date of cancellation, any such facility shall continue as between the said entities on a bilateral basis and not as part of, or under, the Finance Documents. Save for any rights and obligations against any Finance Party under the Finance Documents prior to such Final Maturity Date or, as the case may be, date of cancellation, no such rights or obligations in respect of such Ancillary Facility shall, as between the Finance Parties, continue and the Security shall not support any such facility in respect of any matters that arise after such Final Maturity Date or, as the case may be, date of cancellation.
7.6Affiliates of Lenders as Ancillary Facility Lenders
(a)Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Facility Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose (i) Revolving Facility Commitment is the amount set out opposite the relevant Lender’s name in Part 3 of Schedule 1 (Revolving Facility Commitments as at the 2023 Amendment Effective Date) and/or the amount of any Revolving Facility Commitment transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement or (ii) Telenet Additional Facility Commitment in relation to the relevant revolving loan facility is the amount set out opposite the relevant Lender’s name in the relevant Telenet Additional Facility Accession Agreement and/or the amount of any relevant Telenet Additional Facility Commitment transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement (as applicable). For the purposes of calculating the Lender’s Available Revolving Facility Commitment or Available Telenet Additional Facility Commitment in relation to the relevant Telenet Additional Facility (as applicable), the Lender’s Commitment shall be reduced to the extent of the aggregate of the Ancillary Facility Commitments of its Affiliates.
(b)The Company shall specify any relevant Affiliate of a Lender in any Conversion Notice delivered by the Company to the Facility Agent pursuant to Clause 7.1 (Utilisation of Ancillary Facilities).
(c)An Affiliate of a Lender which becomes an Ancillary Facility Lender shall accede to this Agreement as an Ancillary Facility Lender, and the Intercreditor Agreement as a Senior Lender (as defined in the Intercreditor Agreement).

(d)If a Lender transfers or assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender (in accordance with Clause 30 (Changes to the Parties)), its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Facility Document.
(e)Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Facility Lender and the relevant Ancillary Facility Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.
7.7Affiliates of Borrowers
(a)Subject to the terms of this Agreement, an Affiliate of a Borrower that is a member of the Group may with the approval of the relevant Ancillary Facility Lender become a Borrower with respect to an Ancillary Facility.
(b)The Company shall specify any relevant Affiliate of a Borrower in any Conversion Notice delivered by the Company to the Facility Agent pursuant to Clause 7.1 (Utilisation of Ancillary Facilities).
(c)If any Borrower ceases to be a Borrower under this Agreement in accordance with Clause 30 (Changes to the Parties), its Affiliates, provided that any such Affiliate is not an Affiliate of any other Obligor, shall cease to have any rights under this Agreement or any Ancillary Facility Document.
(d)Where this Agreement or any other Finance Document imposes an obligation on a Borrower under an Ancillary Facility and the relevant Borrower is an Affiliate of a Borrower which is not a party to that document, the relevant Borrower shall ensure that the obligation is performed by its Affiliate.
(e)Any reference in this Agreement or any other Finance Document to a Borrower being under no obligations (whether actual or contingent) as a Borrower under such Finance Document shall be construed to include a reference to any Affiliate of a Borrower being under no obligations under any Finance Document or Ancillary Facility Document.
8.OPTIONAL CURRENCIES
8.1Selection of Currency
Each Borrower under a Revolving Facility or any Telenet Additional Facility in relation to a revolving loan facility (as applicable) shall select the currency of the Advance made to it (which shall be Euro, U.S. Dollars or an Optional Currency) in the Request relating to the relevant Advance.
8.2Unavailability of Optional Currency
(a)If before the Specified Time on the Quotation Date for the relevant Revolving Facility Advance or Advance under a Telenet Additional Facility in relation to a revolving loan facility (as applicable):
(i)a Lender notifies the Facility Agent that the relevant Optional Currency is not readily available to it in the amount required; or
(ii)a Lender notifies the Facility Agent that compliance with its obligation to participate in that Revolving Facility Advance or that Advance under that Telenet Additional Facility (as applicable) in the proposed Optional Currency would contravene a Law or regulation applicable to it, the Facility Agent will give notice to the relevant Borrower to that effect by the Specified Time. In this event, any Lender that gives notice pursuant to this Clause 8.2 (Unavailability of Optional Currency) will be required to participate in that Revolving Facility Advance or that Advance under the Telenet Additional Facility (as applicable) in Euros (in an amount equal to that Lender’s Pro Rata Share of the Euro Amount of the relevant Advance (as applicable) or, in respect of a Rollover Loan, an amount equal to that Lender’s Pro Rata Share of the Euro Amount of any amount that the Lenders are actually required to advance in accordance with Clause 9.2 (Rollover)), and its participation will be treated as a separate Advance denominated in Euros during that Term.
(b)Any part of a Revolving Facility Advance or an Advance under a Telenet Additional Facility in relation to a revolving loan facility (as applicable) treated as a separate Advance under this Clause 8 (Optional

Currencies) will not be taken into account for the purposes of any limit on the number of Advances or currencies outstanding at any one time.
9.REPAYMENT
9.1Repayment of Advances
(a)Subject to paragraph (b) below, each Advance will be repaid on such dates as the Company and the Telenet Additional Facility Lenders may agree in the Telenet Additional Facility Accession Agreement relating to that Advance.
(b)The Borrower shall (subject to Clause 9.2 (Rollover)) repay the full amount of each Revolving Facility Advance and each Advance under a Telenet Additional Facility in relation to a revolving loan facility on the last day of its Term.
9.2Rollover
Without prejudice to each Borrower’s obligation to repay the full amount of each Revolving Facility Advance and each Advance under a Telenet Additional Facility in relation to a revolving loan facility made to it on the last day of the Term for that Advance, where, on the same day on which such Borrower is due to repay a Revolving Facility Advance or an Advance under a Telenet Additional Facility in relation to a revolving loan facility (as applicable) (a “Maturing Advance”) such Borrower has also requested that one or more Advances in relation to a Revolving Facility or that Telenet Additional Facility (as applicable) in the same currency as the Maturing Advance be made to it (a “Rollover Advance”), subject to the Lenders being obliged to make such Rollover Advance under Clause 4.2 (Further Conditions Precedent), the aggregate amount of the Rollover Advance shall be treated as if applied in or towards repayment of the Maturing Advance so that:
(a)if the amount of the Maturing Advance exceeds the aggregate amount of the Rollover Advance:
(i)the relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and
(ii)each Lender’s participation (if any) in the Rollover Advance shall be treated as having been made available and applied by the relevant Borrower in or towards repayment of that Lender’s participation (if any) in the Maturing Advance and that Lender will not be required to make its participation in the Rollover Advance available in cash; and
(b)if the amount of the Maturing Advance is equal to or less than the aggregate amount of the Rollover Advance:
(i)the relevant Borrower will not be required to make any payment in cash; and
(ii)each Lender will be required to make its participation in the Rollover Advance available in cash only to the extent that its participation (if any) in the Rollover Advance exceeds that Lender’s participation (if any) in the Maturing Advance and the remainder of that Lender’s participation in the Rollover Advance shall be treated as having been made available and applied by the relevant Borrower in or towards repayment of that Lender’s participation in the Maturing Advance.
9.3Cash Collateralisation of Documentary Credits
(a)If not previously repaid in accordance with paragraph (b) below, each Borrower must repay each Documentary Credit issued on its behalf in full on the date stated in that Documentary Credit to be its Expiry Date.
(b)A Borrower may give the Facility Agent not less than five Business Days prior written notice of its intention to repay all or any portion of a Documentary Credit requested by it prior to its stated Expiry Date and, having given such notice, shall procure that the relevant Outstanding L/C Amount in respect of such Documentary Credit is reduced in accordance with such notice by providing cash cover therefor in accordance with Clause 1.2(c)(xxiii) (Construction) (in each case) or by reducing the Outstanding L/C Amount of such Documentary Credit or by cancelling such Documentary Credit and returning the original to the relevant L/C Bank or the Facility Agent on behalf of the Lenders

9.4Repayment of Revolving Facility
The Company shall procure that all amounts outstanding under a Revolving Facility or any Telenet Additional Facility which is a revolving loan facility shall be repaid on its Final Maturity Date.
10.PREPAYMENT AND CANCELLATION
10.1Mandatory Prepayment - Illegality
(a)A Lender must notify the Facility Agent and the Company promptly if it becomes aware that it is unlawful in any applicable jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Advance or, in the case of an Ancillary Facility Lender, any Utilisation under any Ancillary Facility.
(b)After notification under paragraph (a) above the Facility Agent must notify the Company and:
(i)each Borrower must repay or prepay the share of that Lender in each Advance made to it on the date specified in paragraph (c) below;
(ii)each Borrower must repay each amount payable or, as the case may be, provide full cash cover in respect of each contingent liability under each Ancillary Facility of that Lender on the date specified in paragraph (c) below; and
(iii)the Commitments of that Lender will be immediately cancelled.
(c)The date for repayment or prepayment of a Lender’s share in an Advance or, in the case of an Ancillary Facility, the date for repayment of each amount payable or to provide full cash cover in respect of each contingent liability will be:
(i)the last day of the current Term of that Advance or, in the case of an Ancillary Facility, the last day of the interest period for each relevant Utilisation; or
(ii)if earlier, the date specified by the Lender in the notification under paragraph (a) above and which must not be earlier than the last day of any applicable grace period allowed by law.
10.2Mandatory Prepayment – Change of Control
(a)“Change of Control” means:
(i)the Controlling Company: (A) ceases to be the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or, after a Permitted Affiliate Group Designation Date, a Permitted Affiliate Parent; and (B) ceases, by virtue of any powers conferred by the articles of association or other documents regulating the Company or, after a Permitted Affiliate Group Designation Date, a Permitted Affiliate Parent, as applicable, to, directly or indirectly, direct or cause the direction of management and policies of the Company or, after a Permitted Affiliate Group Designation Date, a Permitted Affiliate Parent, as applicable;
(ii)the sale, lease, transfer, conveyance or other disposition (other than by way of a merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company, a Permitted Affiliate Parent (after any Permitted Affiliate Group Designation Date) and the Restricted Subsidiaries (taken as a whole), as applicable, to any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder (other than as a result of the transfer of receivables to any Asset Securitisation Subsidiary in connection with any asset securitisation programme or programmes and/or one or more receivables factoring transactions); or
(iii)at any time after a Permitted Affiliate Group Designation Date, any Permitted Affiliate Holdco ceases to be the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) directly or indirectly of 100% of the total voting power of the Voting Stock of any Permitted Affiliate Parent, provided that a Change of Control shall not be deemed to have occurred:
(A)pursuant to paragraph (i) of this definition upon the consummation of a Post-Closing Reorganisation or a Spin-Off;
(B)pursuant to paragraph (a)(i), (a)(ii) or (a)(iii) of this definition upon the liquidation on a solvent basis of a Permitted Affiliate Holdco provided that:
(1)100 per cent. of the shares in the relevant Permitted Affiliate Parent continue to be pledged in favour of the Finance Parties on a first ranking basis without any material adverse effect on the interests of the Finance Parties;
(2)the successor Permitted Affiliate Holdco is not organized in a jurisdiction which would result in a materially adverse effect on the ability of the Finance Parties to enforce the Security over the shares in the relevant Permitted Affiliate Parent; and
(3)the successor Permitted Affiliate Holdco is the sole shareholder of the relevant Permitted Affiliate Parent provided that to the extent a Permitted Affiliate Parent is a Belgian limited liability company it may have a second shareholder organized in a jurisdiction that does not result in a materially adverse effect on the ability of the Finance Parties to enforce their security over all of the shares in the Permitted Affiliate Parent; and
(C)pursuant to paragraph (a)(i), (a)(ii) or (a)(iii) of this definition as a result of any sale, lease, transfer or other disposition of 100 per cent. of the shares in a Permitted Affiliate Parent provided that such sale, lease, transfer, conveyance or other disposition falls within one or more of the paragraphs of the definition of Permitted Disposal.
(b)Notwithstanding the other provisions of this Clause 10.2 (Mandatory Prepayment – Change of Control), upon consummation of (i) the Post-Closing Reorganisation, the “Controlling Company” (as defined below) will mean the relevant New Intermediate Holdco and its successors or (ii) a Spin-Off in which the Common Holding Company and its successors is no longer a Parent of the Company and any Permitted Affiliate Parent, the “Controlling Company” will mean a common Parent of the Company and any Permitted Affiliate Parent designated by the Company and any successors of such Parent.
(c)For the purpose of this Clause 10.2 (Mandatory Prepayment – Change of Control) and the definition of Ultimate Parent, wholly-owned Subsidiary and Permitted Transaction:
(i)“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of interests in (howsoever designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity;
(ii)“Controlling Company” means, subject to paragraph (b) above:
(A)at any time prior to a Permitted Affiliate Group Designation Date, UGC Europe, Inc. and its successors; and
(B)at any time on or after a Permitted Affiliate Group Designation Date, the Common Holding Company and its successors;
(iii)“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;
(iv)“New Intermediate Holdco” means the direct Subsidiary of the Ultimate Parent following a Post-Closing Reorganisation;
(v)“Permitted Holder” means, collectively:
(A)the Ultimate Parent;

(B)in the event of a Spin-Off, the Spin Holdco and any Subsidiary of the Spin Holdco;
(C)each Affiliate or Related Person of a Permitted Holder described in paragraph (A) above, and any successor to such Permitted Holder, Affiliate or Related Person;
(D)any Person who is acting as an underwriter in connection with any public or private offering of Capital Stock of the Company or, after a Permitted Affiliate Group Designation Date, a Permitted Affiliate Parent, acting in such capacity; and
(E)any “person” or “group” of related persons (as such terms are used in sections 13(d) and 14(d) of the Exchange Act) whose acquisition of “beneficial ownership” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of Voting Stock or all or substantially all of the assets of the Company or, after a Permitted Affiliate Group Designation Date, a Permitted Affiliate Parent, and its Restricted Subsidiaries (taken as a whole) would constitute a Change of Control in respect of which the Company, or, after a Permitted Affiliate Group Designation Date, a Permitted Affiliate Parent, as applicable, has provided a notice to the Facility Agent under paragraph (d)(i) below and the Facility Agent has not, within sixty Business Days of receipt of such notice, provided a notice to the Company or, after a Permitted Affiliate Group Designation Date, a Permitted Affiliate Parent, as applicable, under paragraph (d)(i) below cancelling the Facilities and/or declaring all outstanding Advances to be immediately due and payable;
(vi)“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organisation, limited liability company, government or any agency of political subdivision hereof or any other person;
(vii)“Post-Closing Reorganisation” means: (A) a distribution or other transfer of the Controlling Company and its Subsidiaries or a Holding Company of Controlling Company and its Subsidiaries to the Ultimate Parent or another direct Subsidiary of the Ultimate Parent through one or more mergers, transfers, consolidations or other similar transactions such that Controlling Company or such Holding Company will become the direct Subsidiary of the Ultimate Parent or such other direct Subsidiary of the Ultimate Parent; and/or (B) the issuance by the Controlling Company of Capital Stock to the Ultimate Parent or another direct Subsidiary of the Ultimate Parent and, as consideration therefor, the assignment or transfer by the Ultimate Parent or a direct Subsidiary of the Ultimate Parent of assets to the Controlling Company, as the case may be;
(viii)“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation;
(ix)“Related Person” with respect to any Permitted Holder, means:
(A)any controlling equity holder or majority (or more) owned Subsidiary of such Permitted Holder; or
(B)in the case of an individual, any spouse, family member or relative of such individual, any trust or partnership for the benefit of one or more of such individual and any such spouse, family member or relative, or the estate, executor, administrator, committee or beneficiaries of any thereof; or
(C)any trust, corporation, partnership or other person for which one or more of the Permitted Holders and other Related Persons of any thereof constitute the beneficiaries, stockholders, partners or owners thereof, or Persons beneficially holding in the aggregate a majority (or more) controlling interest therein;
(x)“Restricted Subsidiary” means any Subsidiary of the Company or any Subsidiary of any Permitted Affiliate Parent, other than an Unrestricted Subsidiary;
(xi)“Spin-Off” means a transaction by which all outstanding ordinary and or equity shares of the Common Holding Company or any Holding Company of the Common Holding Company directly or indirectly owned by the Ultimate Parent are distributed to (A) all of the Ultimate Parent’s shareholders or (B) all of the shareholders comprising one or more groups of the Ultimate Parent’s shareholders as provided by the Ultimate Parent’s articles of association, in each case, either directly or indirectly through the distribution of the Common Holding Company’s shares or any such Holding Company’s shares;
(xii)“Spin Holdco” means the company the shares of which are distributed to the shareholders of the Ultimate Parent pursuant to the Spin-Off; and
(xiii)“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.
(d)Upon becoming aware of a Change of Control:
(i)the Company or, after a Permitted Affiliate Group Designation Date, a Permitted Affiliate Parent, as applicable, shall promptly notify the Facility Agent; and
(ii)if the Majority Lenders so require, the Facility Agent shall, by not less than 30 Business Days’ notice to the Company, cancel each Facility and declare all outstanding Utilisations, together with accrued interest and all other relevant amounts accrued under the Finance Documents immediately due and payable, whereupon each Facility will be cancelled and all such outstanding amounts will become immediately due and payable.
10.3Mandatory Prepayment from Disposal Proceeds
(a)Other than as provided in paragraph (c) below, on a Permitted Disposal (other than (i) the first €200,000,000 (or, if greater, an amount equal to five per cent. of Total Assets) of each Content Transaction or (ii) a disposal in accordance with paragraphs (a) to (xx) of the definition of “Permitted Disposal”), the Company shall procure that an amount of the Facilities is prepaid which is the lesser of: (i) the amount of the Net Proceeds of such disposal; and (ii) an amount so as to ensure that the financial ratio set out in Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA) for the most recent Measurement Period ending prior to the receipt of such Net Proceeds would not be breached if such financial ratio was tested for that most recent Measurement Period taking into account (on a pro-forma basis) all disposals made since the last day of that Measurement Period and the amount of such prepayment (but ignoring such Net Proceeds), provided that there shall be no requirement to make a prepayment if the financial ratio set out in Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA) was not required to be tested for the most recent Measurement Period ending prior to the receipt of such Net Proceeds.
(b)Such amount shall be applied against the Telenet Additional Facilities in accordance with Clause 10.4 (Order of application).
(c)No prepayment in accordance with paragraph (a) above is required:
(i)where the amount of any such prepayment would be less than the greater of €200,000,000 and five per cent. of Total Assets; or
(ii)where an amount equal to the amount of such prepayment is reinvested in assets in the Business (for the avoidance of doubt, including Permitted Acquisitions, Capital Expenditure, Operational Expenditure and Permitted Joint Ventures). Any amount that has not been:
(A)reinvested or contracted to be so reinvested within 12 months of the relevant Permitted Disposal; and
(B)if contracted to be reinvested, so reinvested within 18 months of the relevant Permitted Disposal (the “Reinvestment End Date”), shall be applied in prepayment of the Facilities in accordance with Clause 10.4 (Order of application) provided that on the Reinvestment End Date, the Company shall procure that an amount of the Facilities is prepaid which is the lesser of: (i) the amount of the Net Proceeds of such disposal; and (ii) an amount so as to ensure that the financial ratio set out in Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA) for the most recent Measurement Period ending prior to the Reinvestment End Date would not be breached if such financial ratio was tested for that most recent Measurement Period taking into account (on a pro-forma basis) all disposals made since the last day of that Measurement Period and the amount of such prepayment but without taking into account in the calculation of Cash any Net Proceeds that have not been reinvested as at such Reinvestment End Date, provided that there shall be no requirement to make a prepayment if the financial ratio set out in Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA) was not required to be tested for the most recent Measurement Period ending prior to the Reinvestment End Date.
10.4Order of application
(a)The amount of each prepayment of the Facilities made under Clause 10.3 (Mandatory Prepayment from Disposal Proceeds) shall be applied:
(i)first against the Term Facility Advances in such proportion as may be specified to the Facility Agent by the Company not less than two Business Days before the date on which the prepayment is due to be made and against all the outstanding Advances made under the relevant Facilities pro rata;
(ii)second against the Revolving Facility Advances or any Advances under a Telenet Additional Facility that is a revolving loan facility in such proportion as may be specified to the Facility Agent by the Company not less than two Business Days before the date on which the prepayment is due to be made and against all the outstanding Advances made under the relevant Facility pro rata and then any Outstanding L/C Amounts pro rata; and
(iii)third in repayment of the Ancillary Facility Outstandings in such proportion as may be specified to the Facility Agent by the Company not less than two Business Days before the date on which the prepayment is due to be made and against all the outstanding Ancillary Facility Outstandings made under the relevant Ancillary Facility pro rata, in each case with a corresponding permanent cancellation of the relevant Commitments (pro rata between the Commitments of the Lenders under the relevant Facility).
(b)Unless the relevant Borrower makes an election under paragraph (d) below or notifies the Facility Agent that it intends to reinvest the Net Proceeds in assets in the Business of the Group in accordance with Clause 10.3 (Mandatory Prepayment from Disposal Proceeds), it shall prepay Advances promptly upon receipt of the Net Proceeds of the disposal.
(c)If the Company does not give a notice to the Facility Agent specifying how amounts are to be applied in prepayment under Clause 10.3 (Mandatory Prepayment from Disposal Proceeds) within the time period specified in paragraph (a) above, the amount of the relevant prepayment shall be applied against all outstanding Term Facility Advances pro rata in accordance with paragraph (a) above.
(d)A Borrower may elect that any prepayment under Clause 10.3 (Mandatory Prepayment from Disposal Proceeds) be applied in prepayment of an Advance on the last day of the Term relating to that Advance. If the relevant Borrower makes that election then a proportion of the Advance equal to the amount of the relevant prepayment will be due and payable on the last day of its Term.
10.5Voluntary Prepayment
(a)The Company may by giving not less than three Business Days’ (or such other period as may be agreed between the Company and the Facility Agent) prior notice to the Facility Agent, prepay (or ensure that a Borrower prepays) any outstanding Advance at any time in whole or in part.
(b)A prepayment of part of a Term Facility Advance must be in a minimum amount of €5,000,000 and an integral multiple of €1,000,000.
(c)A prepayment of part of a Revolving Facility Advance or an Advance under a Telenet Additional Facility that is a revolving loan facility must be in a minimum amount of €1,000,000 and an integral multiple of €1,000,000 (provided that Revolving Facility Advances must be repaid on a pro rata basis as between Revolving Facility A Advances and Revolving Facility B Advances).

10.6Automatic Cancellation
The Commitments of each Lender under a Facility will be automatically cancelled at the close of business on the last day of the Availability Period for that Facility.
10.7Voluntary Cancellation
(a)Subject to paragraphs (b) and (c) below, the Company may, by giving not less than three Business Days (or such other period as may be agreed between the Company and the Facility Agent) prior notice to the Facility Agent, cancel any Available Revolving Facility Commitments (provided that in such case Available Revolving Facility A Commitments and Available Revolving Facility B Commitments are cancelled on a pro rata basis) or any Available Telenet Additional Facility Commitments in whole or in part in such proportions as the Company may specify in that notice on the date specified in that notice.
(b)Partial cancellation of any Telenet Additional Facility Commitments in relation to a term loan facility must be in a minimum amount of €5,000,000 and an integral multiple of €1,000,000.
(c)Partial cancellation of the Revolving Facility Commitments or any Telenet Additional Facility Commitments in relation to a revolving loan facility must be in a minimum amount of €1,000,000 and an integral multiple of €1,000,000.
(d)Any cancellation in part will be applied against the relevant Commitment of each Lender pro rata.
10.8Right of Repayment and Cancellation of a Single Lender
(a)If:
(i)any sum payable to any Lender, Ancillary Facility Lender or L/C Bank by an Obligor is required to be increased under Clause 13.2(a) (Tax Gross-up);
(ii)any Lender, Ancillary Facility Lender or L/C Bank claims indemnification from the Company or a Borrower under Clause 13.4(a) (Tax Indemnity) or Clause 15 (Increased Costs); or
(iii)any Lender, Ancillary Facility Lender or L/C Bank invokes Clause 14.3 (Market disruption), Clause 10.1 (Mandatory Prepayment -Illegality) or Clause 16 (Illegality and Mitigation),
then, subject to paragraph (c) below:
(A)if the circumstance relates to a Lender, the Company may:
(1)arrange for the transfer or assignment in accordance with this Agreement of the whole (but at par only) of that Lender’s Commitment and participation in the Utilisations to a new or existing Lender willing to accept that transfer or assignment; or
(2)give the Facility Agent notice of cancellation of that Lender’s Commitment and the Company’s intention to procure the repayment of that Lender’s participation in the Utilisation, whereupon the Commitment of that Lender shall immediately be reduced to zero;
(B)if the circumstance relates to an Ancillary Facility Lender, the Company may give the Facility Agent notice of cancellation of that Ancillary Facility Lender’s Ancillary Facility Commitment and the Company’s intention to procure the repayment of the utilisations of any Ancillary Facility granted by that Ancillary Facility Lender, whereupon the Ancillary Facility Commitment of that Ancillary Facility Lender shall immediately be reduced to zero; and
(C)if the circumstance relates to an L/C Bank, the Company may give the Facility Agent notice of repayment of any outstanding Documentary Credit issued by such L/C Bank and cancellation of the appointment of such L/C Bank as an L/C Bank under this Agreement in relation to any Documentary Credit to be issued in the future or the provision of full cash cover in respect of such L/C Bank’s maximum contingent liability under each outstanding Documentary Credit.
(b)On the last day of each Term which ends after the Company has given notice under paragraph (a)(iii)(A)(2), (a)(iii)(B) or (a)(iii)(C) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Utilisation or utilisation of an Ancillary Facility is outstanding shall repay that Lender’s participation in that Utilisation or the utilisation of the Ancillary Facility granted by that Ancillary Facility Lender (together with all interest and other amounts accrued under the Finance Documents) or, as the case may be, provide full cash cover in respect of any Documentary Credit issued by that L/C Bank or any contingent liability under an Ancillary Facility.
(c)The Company may only exercise its rights under paragraph (a) above if:
(i)in the case of paragraphs (a)(i) and (a)(ii) above, the circumstances giving rise to the requirement for indemnification continue; and
(ii)it gives the Facility Agent and the relevant Lender not less than five Business Days prior notice.
(d)The replacement of a Lender pursuant to paragraph (a)(iii)(A)(1) above shall be subject to the following conditions:
(i)no Finance Party shall have any obligation to find a replacement Lender;
(ii)any replaced Lender shall not be required to refund, or to pay or surrender to any other Lender, any of the fees or other amounts received by that replaced Lender under any Finance Document; and
(iii)any replacement of a Lender which is the Facility Agent shall not affect its role as the Facility Agent.
(e)Prepayments made pursuant to this Clause 10.8 (Right of Repayment and Cancellation of a Single Lender) shall be applied against the outstanding Advances of the relevant Lender pro rata.
10.9Right of Cancellation in Relation to a Defaulting Lender
Without prejudice to the Company’s rights under Clause 2.2 (Increase):
(a)if any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Facility Agent three Business Days’ notice of cancellation of each Available Commitment of that Lender;
(b)on the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero; and
(c)the Facility Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.
10.10Miscellaneous Provisions
(a)Any notice of prepayment given by a Borrower pursuant to Clause 10.5 (Voluntary Prepayment) or Clause 10.8 (Right of Repayment and Cancellation of a Single Lender) and a notice of cancellation pursuant to Clause 10.7 (Voluntary Cancellation) shall be irrevocable, shall specify the date upon which such prepayment or cancellation (as applicable) is to be made and the amount of such prepayment or cancellation (as applicable) and shall oblige that Borrower to make such prepayment or cancellation (as applicable) on such date, provided that a notice of prepayment or cancellation may be conditional and not irrevocable provided that the Company or a Borrower shall within 10 Business Days’ notice from the Facility Agent indemnify any Lender in respect, and in the amount, of such Lender’s Break Costs as specified in such notice should cancellation or prepayment not occur on the date specified in the notice of cancellation or prepayment.

(b)All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.
(c)No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.
(d)A Lender for whose account a repayment is to be made under Clause 10.8 (Right of Repayment and Cancellation of a Single Lender) shall not be obliged to participate in the making of Advances (including Revolving Facility Advances and Advances under a Telenet Additional Facility in relation to a revolving loan facility (as applicable)) or in the issue or counter-guarantee in respect of Documentary Credits or in the provision of Ancillary Facilities on or after the date upon which the Facility Agent receives the relevant notice of intention to repay such Lender’s share of the Revolving Facility Outstandings or the Telenet Additional Facility Outstandings (as applicable), on which date all of such Lender’s Available Commitments shall be cancelled and all of its Commitments shall be reduced to zero.
(e)No amount of an Advance prepaid under this Agreement may subsequently be re-borrowed other than an Advance or any Documentary Credit in relation to a Revolving Facility and any Telenet Additional Facility in relation to a revolving loan facility (as applicable) repaid in accordance with this Agreement. For the avoidance of doubt, unless expressly agreed to the contrary in the relevant Ancillary Facility Documents, this paragraph (e) shall not apply to any Ancillary Facility.
(f)Subject to Clause 2.2 (Increase), no amount of the Total Revolving Facility A Commitments, Total Revolving Facility B Commitments or Total Telenet Additional Facility Commitments cancelled under this Agreement may subsequently be reinstated.
(g)Other than in relation to any prepayment under Clause 10.1 (Mandatory Prepayment – Illegality), Clause 10.8 (Right of Repayment and Cancellation of a Single Lender) or Clause 29.6 (Replacement of Lenders), any prepayment in part of any Advance shall be applied against the participations of the Lenders in that Advance pro rata.
11.RATE SWITCH
11.1Switch to Compounded Reference Rate
Subject to Clause 11.2 (Delayed switch for existing Term Rate Advances), on and from the Rate Switch Date for a Rate Switch Currency:
(a)use of the Compounded Reference Rate will replace the use of the applicable Term Reference Rate for the calculation of interest for Advances under the applicable Compounded Rate Facility in that Rate Switch Currency; and
(b)any Advance or Unpaid Sum under the applicable Compounded Rate Facility in that Rate Switch Currency shall be a “Compounded Rate Advance” and Clause 12.2 (Calculation of interest – Compounded Rate Advances) shall apply to each such Advance or Unpaid Sum.
11.2Delayed switch for existing Term Rate Advances
If the Rate Switch Date for a Rate Switch Currency falls before the last day of a Term for a Term Rate Advance in that currency, and use of a Compounded Reference Rate would have replaced use of the applicable Term Reference Rate for the calculation of interest for that Term Rate Advance on the Rate Switch Date in accordance with Clause 11.1 (Switch to Compounded Reference Rate):
(a)that Advance shall continue to be a Term Rate Advance for that Term notwithstanding Clause 11.1 (Switch to Compounded Reference Rate) and Clause 12.1 (Calculation of Interest – Term Rate Advances) shall continue to apply to that Advance for that Term;
(b)any provision of this Agreement which is expressed to relate to a Compounded Rate Currency shall not apply in relation to that Advance for that Term; and

(c)on and from the first day of the next Term (if any) for that Advance, that Advance shall be a “Compounded Rate Advance” and Clause 12.2 (Calculation of interest – Compounded Rate Advances) shall apply to that Advance.
11.3Notification by Facility Agent
The Facility Agent shall, promptly upon becoming aware of the occurrence of the Rate Switch Date for a Rate Switch Currency, notify the relevant Lenders of that occurrence.
12.INTEREST
12.1Calculation of Interest – Term Rate Advances
(a)The rate of interest applicable to each Revolving Facility Advance which is a Term Rate Advance during its Term shall, subject to paragraph (c) below, be the rate per annum which is the aggregate of:
(i)the Revolving Facility Margin; and
(ii)the Term Reference Rate.
(b)Subject to Clause 1.7 (LIBOR Transition) and Clause 1.8 (Fixed Rate Facilities), the rate of interest applicable to a Telenet Additional Facility Advance which is a Term Rate Advance during its Term shall be the rate per annum which is the aggregate of:
(i)the applicable Margin as set out in the relevant Telenet Additional Facility Accession Agreement; and
(ii)the applicable Term Reference Rate.
(c)The rate of interest applicable to any Revolving Facility Advance denominated in U.S. Dollars in respect of a Term:
(i)which is current on the 2023 Amendment Effective Date shall be the sum of the applicable Margin and the reference rate that was determined for such Revolving Facility Advance in accordance with this Agreement prior to the 2023 Amendment Effective Date; and
(ii)which commences after the 2023 Amendment Effective Date shall be determined in accordance with paragraph (a) above.
12.2Calculation of Interest – Compounded Rate Advances
(a)The rate of interest applicable to a Revolving Facility Advance which is a Compounded Rate Advance on any day during its Term is the percentage rate per annum which is the aggregate of:
(i)the Revolving Facility Margin; and
(ii)the Compounded Reference Rate for that day.
(b)The rate of interest applicable to a Telenet Additional Facility Advance which is a Compounded Rate Advance on any day during its Term is the percentage rate per annum which is the aggregate of:
(i)the applicable Margin as set out in the relevant Telenet Additional Facility Accession Agreement; and
(ii)the Compounded Reference Rate for that day.
(c)If any day during a Term for a Compounded Rate Advance is not an RFR Banking Day, the rate of interest on that Compounded Rate Advance for that day will be the rate applicable to the immediately preceding RFR Banking Day.

12.3Calculation of Interest – Fixed Rate Advances
The rate of interest applicable to a Telenet Additional Facility Advance which is a Fixed Rate Advance shall be the fixed rate as set out in the applicable Telenet Additional Facility Accession Agreement.
12.4Payment of Interest
(a)Except where it is provided to the contrary in this Agreement or any relevant Telenet Additional Facility Accession Agreement, each Borrower must pay accrued interest on each Advance made to it on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six-monthly intervals after the first day of that Term.
(b)Except where it is provided to the contrary in any relevant Telenet Additional Facility Accession Agreement, for any Compounded Rate Advance, the Compounded Rate Interest Payment in respect of such Compounded Rate Advance is payable on the later of the last day of its Term and the date that is three Business Days after the date the Facility Agent notifies the Company of the amount of such Compounded Rate Interest Payment.
12.5Interest on Overdue Amounts
(a)If an Obligor fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.
(b)Interest on an overdue amount is payable at a rate determined by the Facility Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted an Advance in the currency of the overdue amount. For this purpose, the Facility Agent may (acting reasonably):
(i)select successive Terms of any duration of up to three months; and
(ii)determine the appropriate Quotation Date for that Term.
(c)Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of an Advance and becomes due and payable before the last day of its current Term, then:
(i)the first Term for that overdue amount will be the unexpired portion of that Term; and
(ii)the rate of interest on the overdue amount for that first Term will be one per cent. per annum above the rate then payable on that Advance.
After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.
(d)Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.
12.6Notification of Rates of Interest
(a)In relation to any Term Rate Advance, the Facility Agent must promptly notify each relevant Party of the determination of the rate of interest applicable to that Term Rate Advance and any change to the proposed length of a Term or any interest rate occasioned by the operation of Clause 14 (Market Disruption and Alternative Interest Rates).
(b)In relation to any Compounded Rate Advance, upon a Compounded Rate Interest Payment being determinable, the Facility Agent must promptly notify:
(i)the Company or the relevant Borrower of that Compounded Rate Interest Payment;
(ii)each relevant Lender of the proportion of that Compounded Rate Interest Payment which relates to that Lender’s participation in the relevant Compounded Rate Advance; and

(iii)the relevant Lenders and the Company or the relevant Borrower of each applicable rate of interest relating to the determination of that Compounded Rate Interest Payment.
(c)This Clause 12.6 (Notification of Rates of Interest) shall not require the Facility Agent to make any notification to any Party on a day which is not a Business Day.
12.7Selection – Term Facility
(a)Each Term Facility Advance has successive Terms.
(b)A Borrower must select the first Term for a Term Facility Advance in the relevant Request and each subsequent Term in an irrevocable notice received by the Facility Agent not later than 10.00 am three Business Days before the first day of that subsequent Term. Each Term for a Term Facility Advance will start on its Utilisation Date or on the expiry of its preceding Term.
(c)If a Borrower fails to select a Term for an outstanding Term Facility Advance under paragraph (b) above, that Term will, subject to the other provisions of this Clause 12.7 (Selection – Term Facility), be three months.
(d)Each Term for a Term Facility Advance will be one, two, three or six months or:
(i)any shorter period agreed by the Company and the Facility Agent and, in relation to the first Term for a Term Facility Advance only, any other period of six months or less agreed by the Company and the Facility Agent; or
(ii)any longer period of up to 12 months agreed by the Company and the Majority Lenders under the relevant Facility.
(e)The length of a Term of a Term Rate Advance shall not be affected by that Term Rate Advance becoming a “Compounded Rate Advance” for that Term pursuant to Clause 11.2 (Delayed switch for existing Term Rate Advances).
12.8Selection – Revolving Facility
(a)Each Revolving Facility Advance and Advance in respect of a Telenet Additional Facility that is a revolving loan facility has one Term only.
(b)A Borrower must select the Term for a Revolving Facility Advance and an Advance in respect of a Telenet Additional Facility that is a revolving loan facility (as applicable) in the relevant Request.
(c)Each Term for a Revolving Facility Advance and Advance in respect of a Telenet Additional Facility that is a revolving loan facility (as applicable) will be for a period of one, two, three or six months or any other period as the Facility Agent and the Company may agree prior to submission of the relevant Request provided that such period shall end on or before the Final Maturity Date in respect of the relevant Revolving Facility or that Telenet Additional Facility (as applicable).
(d)The Term for each Revolving Facility Advance and Advance in respect of a Telenet Additional Facility that is a revolving loan facility will commence on its Utilisation Date.
12.9Consolidation – Term Facility Advances
Unless a Borrower otherwise requests, a Term for a Term Facility Advance will end on the same day as the current Term for any other Term Facility Advance denominated in the same currency as that Term Facility Advance and borrowed by that Borrower under the same Facility. On the last day of those Terms, those Term Facility Advances will be consolidated and treated as one Term Facility Advance under the relevant Facility.
12.10No Overrunning the Final Maturity Date
If a Term in respect of an Advance under a Facility would otherwise overrun the Final Maturity Date for that Facility, it will be shortened so that it ends on the Final Maturity Date for that Facility.

12.11Other Adjustments
The Facility Agent and the Company may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation and/or splitting of Advances under a Facility.
12.12Notification
The Facility Agent must notify each relevant Party of the duration of each Term promptly after ascertaining its duration.
13.TAXES
13.1General
(a)In this Clause 13 (Taxes) “Tax Credit” means a credit against any Tax or any relief or remission for Tax (or its repayment).
(b)In this Clause 13 (Taxes) a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination acting reasonably and in good faith.
13.2Tax Gross-up
(a)Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.
(b)If:
(i)a Lender is not, or ceases to be, a Qualifying Lender; or
(ii)an Obligor or a Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the Facility Agent. The Facility Agent must then promptly notify the affected Parties.
(c)Except as provided below, if a Tax Deduction is required by law to be made by an Obligor or the Facility Agent, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
(d)Except as provided below, an Obligor is not required to make an increased payment under paragraph (c) above to a Lender that is not, or has ceased to be, a Qualifying Lender in respect of that Obligor in excess of the amount that the Obligor would have had to pay had the Lender been, or not ceased to be, a Qualifying Lender in respect of that Obligor.
(e)Paragraph (d) above will not apply if the Lender has ceased to be a Qualifying Lender by reason of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or Double Tax Treaty or any published practice or concession of any relevant taxing authority.
(f)If an Obligor is required to make a Tax Deduction, that Obligor must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.
(g)Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor making that Tax Deduction must deliver to the Facility Agent for the relevant Finance Party evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.
(h)Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction. No Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.
13.3Lender Tax Status
(a)The Finance Parties and the Borrowers shall co-operate in good faith in completing any procedural steps (including, but not limited to, giving any required confirmation or providing any relevant information) necessary for the Borrowers to make payments to the Finance Party without any withholding or deduction for any Taxes. In particular, the Borrowers agree to provide such information in respect of themselves as may be reasonably requested by the Finance Parties in writing in order for the Finance Parties to comply with any administrative formalities required for the Finance Parties to be exempt from withholding or deduction for any Taxes under any applicable international treaty.
(b)Similarly, each Finance Party undertakes to provide any tax certificate or other document as may be reasonably requested by a Borrower in writing in order for that Borrower to be exempt from withholding or deduction for any Taxes under any applicable international treaty.
(c)Each Finance Party shall confirm whether it is entitled to receive payments under the Finance Documents free from withholding under FATCA and shall provide any documentation, forms and other information relating to its status under FATCA reasonably requested by the Facility Agent or a Borrower sufficient for the Facility Agent and that Borrower to comply with their obligations under FATCA and to determine whether such Finance Party has complied with such applicable reporting requirements.
(d)Each Lender shall represent and warrant to the Facility Agent and to each Borrower that, as at the relevant Transfer Date, the date of the relevant Telenet Additional Facility Accession Agreement or the date of the relevant Increase Confirmation in each case with respect to which it is a party, it is a Qualifying Lender as the same shall be expressly indicated in the relevant Transfer Certificate, Transfer Agreement, Telenet Additional Facility Accession Agreement or Increase Confirmation to which it is a party.
(e)Notwithstanding Clause 30.3 (Assignment and Transfers by Lenders), no Lender shall be permitted to enter into a Telenet Additional Facility Accession Agreement with any Borrower which is incorporated in Belgium if, as a result of the entry into such Telenet Additional Facility Accession Agreement, any Obligor would be required to make a Tax Deduction unless such Lender has obtained the prior written consent of the Company.
13.4Tax Indemnity
(a)Except as provided below, the Company must indemnify (within ten Business Days of written demand by the Facility Agent) a Finance Party against any loss or liability which that Finance Party (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document. Such Finance Party shall within five Business Days of any request by the Company provide to the Company reasonable written details explaining the loss, liability or cost and the calculation of the amount claimed by the Finance Party.
(b)Paragraph (a) above does not apply:
(i)with respect to any Tax assessed on a Finance Party:
(A)under the laws of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party has a Facility Office and is treated as resident for tax purposes; or
(B)under the laws of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose; and
(ii)to the extent a loss, liability or cost:

(A)is compensated for by an increased payment under Clause 13.2 (Tax Gross-up);
(B)would have been compensated for by an increased payment under Clause 13.2 (Tax Gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 13.2 (Tax Gross-up) applied;
(C)relates to a FATCA Deduction required to be made by a Party;
(D)is suffered or incurred by a Finance Party in respect of a Bank Levy; or
(E)has been compensated for by a payment under Clause 13.7 (Stamp Taxes) or would have been compensated for by such a payment, but for the application of any exception in such Clause.
(c)A Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify the Facility Agent of the event which will give, or has given, rise to the claim together with supporting evidence, following which the Facility Agent shall promptly provide such information to the Company.
(d)A Finance Party shall, on receiving a payment from an Obligor under this Clause 13.4 (Tax Indemnity), notify the Facility Agent.
13.5Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party (in its absolute discretion) determines that:
(a)a Tax Credit is attributable to that Tax Payment; and
(b)it has used and retained that Tax Credit,
the Finance Party must pay an amount to the Obligor which that Finance Party determines (in its absolute discretion) will leave it (after that payment) in the same after-tax position as it would have been if the Tax Payment had not been required to be made by the Obligor.
13.6U.S. Taxes
A U.S. Borrower shall not be required to pay any additional amount pursuant to Clause 13.2 (Tax Gross-up) in respect of Taxes of the United States or any political subdivision thereof which arise or are imposed as a result of the failure of a Lender to provide the forms described in paragraph (a) or (b) below, or a connection of a Lender as described in paragraph (c) below, with respect to a sum payable by it pursuant to this Agreement to a Lender if on the date such Lender becomes a Party or has designated a new Facility Office either:
(a)in the case of a Lender which is not a U.S. person:
(i)such Lender has not provided the Company with two accurate and complete original signed copies including all necessary attachments of (A) U.S. Internal Revenue Service Form W-8BEN (or successor form), (B) U.S. Internal Revenue Service Form W-8ECI (or successor form), or (C) (if appropriate) Internal Revenue Service Form W-8IMY (or successor form), certifying, in each case, to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to all amounts payable pursuant to the Finance Documents; or
(ii)after the date such Lender becomes a Party, when a lapse in time or change in circumstances renders the previous certification of such Lender made pursuant to paragraph (a)(i) above obsolete or inaccurate, such Lender has not delivered to the Company two new accurate and complete original signed copies of U.S. Internal Revenue Service Form W-8ECI (or successor form) or Form W-8BEN (or successor form), as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from United States withholding tax with respect to amounts payable pursuant to the Finance Documents;
(b)in the case of a Lender which is a U.S. Person:

(i)such Lender has not provided the Company with two accurate and complete original signed copies, including all necessary attachments, of U.S. Internal Revenue Service Form W-9 (or successor form); or
(ii)after the date such Lender becomes a Party, when a lapse in time or change in circumstances renders the previous certification of such Lender made pursuant to paragraph (b)(i) above obsolete or inaccurate, such Lender has not delivered to the Company two new accurate and complete original signed copies of U.S. Internal Revenue Service Form W-9 (or successor form) and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from United States withholding tax with respect to amounts payable pursuant to the Finance Documents; or
(c)such Lender is subject to such Tax by reason of any connection between the jurisdiction imposing such Tax and the Lender or its Facility Office other than a connection arising solely from this Agreement or any transaction contemplated hereby.
13.7Stamp Taxes
The Company shall pay and, within 10 Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Tax liabilities payable in respect of any Finance Document except for:
(a)any such Tax liabilities payable in connection with any Transfer Certificate, Transfer Agreement or other document relating to the assignment or transfer by any Lender of any of its rights and/or obligations under any Finance Document; or
(b)any registration duties and any Tax liability payable due to a registration, submission or filing by a Finance Party of any Finance Document where such registration, submission or filing is or was not required to maintain or preserve the rights of that Finance Party under the applicable Finance Documents.
13.8Value Added Taxes
(a)All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT and no Party shall exercise any potential option for waiving a VAT exemption. Subject to paragraph (b) below, if VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT, unless the VAT charge is caused by the Finance Party’s option to waive a VAT exemption, and in either case concurrently against the issue of an appropriate invoice.
(b)If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) in connection with a Finance Document, and any Party other than the Recipient (the “Subject Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration), (i) if the Supplier is required to account to the relevant tax authority for the VAT, the Subject Party must also pay to the Supplier and, (ii) if the Recipient is required to account to the relevant tax authority for the VAT the Subject Party must pay to the Recipient, (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. Where sub-paragraph (i) applies, the Recipient must promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of the VAT chargeable on that supply. Where sub-paragraph (ii) applies, the Subject Party must only pay to the Recipient an amount equal to the amount of such VAT to the extent that the Recipient reasonably determines that it is not entitled to a credit or repayment from the relevant tax authority in respect of that VAT.
(c)Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party for the full amount of such costs and expenses including such costs that represent VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the VAT.

(d)Any reference in this Clause 13.8 (Value Added Taxes) to any Party shall, at any time when such Party is treated as a member of a group including but not limited to any fiscal unities for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the relevant legislation of any jurisdiction having implemented Council Directive 2006/112/EC on the common system of value added tax).
(e)If VAT is chargeable on any supply made by a Finance Party to any Party under a Finance Document and if reasonably requested by such Finance Party, that Party must give the Finance Party details of its VAT registration number and any other information as is reasonably requested in connection with the Finance Party’s reporting requirements for the supply and at such time that the Finance Party may reasonably request it.
(f)Where a Borrower is required to make a payment under paragraph (b) above, such amount shall not become due until the relevant Borrower has received a formal invoice detailing the amount to be paid.
13.9Confirmation by Lenders
(a)Each Lender as at the Signing Date hereby confirms that, as at the Signing Date, it is a Qualifying Lender.
(b)Each Existing Revolving Facility Lender hereby confirms that, as at the 2023 Amendment Effective Date, it is a Qualifying Lender.
14.MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES
14.1Interest calculation if no Primary Term Rate
(a)Interpolated Primary Term Rate: If no Primary Term Rate is available for the Term of a Term Rate Advance, the applicable Primary Term Rate shall be the Interpolated Primary Term Rate for a period equal in length to the Term of that Term Rate Advance.
(b)Shortened Term: If paragraph (a) above applies but it is not possible to calculate the Interpolated Primary Term Rate, the Term of that Term Rate Advance shall (if it is longer than the applicable Fallback Term) be shortened to the applicable Fallback Term and the applicable Primary Term Rate for that shortened Term shall be determined pursuant to the definition of “Primary Term Rate”.
(c)Shortened Term and Historic Primary Term Rate: If paragraph (b) above applies but no Primary Term Rate is available for the Term of that Term Rate Advance and it is not possible to calculate the Interpolated Primary Term Rate, the applicable Primary Term Rate shall be the Historic Primary Term Rate for that Term Rate Advance.
(d)Shortened Term and Interpolated Historic Primary Term Rate: If paragraph (c) above applies but no Historic Primary Term Rate is available for the Term of that Term Rate Advance, the applicable Primary Term Rate shall be the Interpolated Historic Primary Term Rate for a period equal in length to the Term of that Term Rate Advance.
(e)Alternative Term Rate: In relation to a Term Rate Advance that is not a Euro Term Rate Advance, if paragraph (d) above applies but it is not possible to calculate the Interpolated Historic Primary Term Rate, the Term of that Term Rate Advance shall, if it has been shortened pursuant to paragraph (b) above, revert to its previous length and, the applicable Term Reference Rate shall be the aggregate of:
(i)the applicable Alternative Term Rate as of the Quotation Time for a period equal in length to the Term of that Term Rate Advance; and
(ii)any applicable Alternative Term Rate Adjustment.
(f)Interpolated Alternative Term Rate: In relation to a Term Rate Advance that is not a Euro Term Rate Advance, if paragraph (e) above applies but no Alternative Term Rate is available for the Term of that Term Rate Advance, the applicable Term Reference Rate shall be the aggregate of:

(i)the Interpolated Alternative Term Rate for a period equal in length to the Term of that Term Rate Advance; and
(ii)any applicable Alternative Term Rate Adjustment.
(g)Alternative Fallback Rate: In relation to a Term Rate Advance that is not a Euro Term Rate Advance, if there is no Alternative Term Rate specified in the applicable Reference Rate Terms or paragraph (f) above applies and the Company and the Facility Agent (in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party), each acting reasonably, have determined that:
(i)adequate and reasonable means do not exist for ascertaining the Interpolated Historic Primary Term Rate and/or Interpolated Alternative Term Rate (as applicable) for the Term of that Term Rate Advance because neither the Primary Term Rate nor the Alternative Term Rate (if any) is available or published on a current basis for a relevant tenor and such circumstances are unlikely to be temporary; or
(ii)neither the Primary Term Rate nor the Alternative Term Rate (if any) will be made available or permitted to be used for determining the interest rate applicable to that Term Rate Advance, then, on the Alternative Fallback Rate Date the applicable Term Reference Rate in relation to such Term Rate Advance shall be the aggregate of:
(A)the Alternative Fallback Rate; and
(B)any applicable Alternative Fallback Rate Adjustment,
to be calculated by the Facility Agent in a manner consistent with prevailing market practice, provided that if the sum of the Alternative Fallback Rate and the Alternative Fallback Rate Adjustment would be less than zero, in the case of an Advance under Telenet Additional Facility AR, it shall be deemed to be zero, and in the case of any other Telenet Additional Facility, any other adjustment specified in the relevant Telenet Additional Facility Accession Agreement shall be made, provided further that to the extent such prevailing market practice is not administratively feasible for the Facility Agent, the Alternative Fallback Rate shall be applied in a manner as otherwise reasonably determined by the Facility Agent (in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) in consultation with the Company.
(h)Reference Bank Rate for Euro Term Rate Advances: In relation to a Euro Term Rate Advance, if paragraph (d) above applies but it is not possible to calculate the Interpolated Historic Primary Term Rate, the Term of that Euro Term Rate Advance shall, if it has been shortened pursuant to paragraph (b) above, revert to its previous length and the applicable Primary Term Rate shall be the Reference Bank Rate as of the Specified Time for Euros and for a period equal in length to the Term of that Euro Term Rate Advance.
(i)Alternative Reference Bank Rate for Euro Term Rate Advances: In relation to a Euro Term Rate Advance, if paragraph (h) above applies but no Reference Bank Rate is available for Euros or the relevant Term, the applicable Primary Term Rate shall be the Alternative Reference Bank Rate as of the Specified Time for Euros and for a period equal in length to the Term of that Euro Term Rate Advance.
(j)Cost of funds for Euro Term Rate Advances: If paragraph (i) above applies but no Alternative Reference Bank Rate is available for Euros or the relevant Term there shall be no Primary Term Rate for that Advance and Clause 14.4 (Cost of funds) shall apply to that Euro Term Rate Advance for that Term.
14.2Calculation of Reference Bank Rate and Alternative Reference Bank Rate
In relation to Euro Term Rate Advances, the calculation of the Reference Bank Rate and Alternative Reference Bank Rate shall be made in accordance with the following provisions:
(a)subject to paragraph (b) below, if the Primary Term Rate is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks;

(b)if at or about noon on the Quotation Date none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Term;
(c)subject to paragraph (d) below, if the Primary Term Rate is to be determined on the basis of an Alternative Reference Bank Rate but an Alternative Reference Bank does not supply a quotation by the Specified Time, the Alternative Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Alternative Reference Banks; and
(d)if before close of business in London on the date falling one Business Day after the Quotation Date none or only one of the Alternative Reference Banks supplies a quotation, there shall be no Alternative Reference Bank Rate for the relevant Term.
14.3Market disruption
(a)If the Primary Term Rate is determined otherwise than on the basis of an Alternative Reference Bank Rate and before close of business in London on the Quotation Date for the relevant Term, the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Euro Term Rate Advance exceed 40 per cent. of that Euro Term Rate Advance) that the cost to it of funding its participation in that Euro Term Rate Advance from whatever source it may reasonably select would be in excess of the Primary Term Rate then the applicable Primary Term Rate shall be the Alternative Reference Bank Rate as of the Specified Time for Euros and for a period equal in length to the Term of that Euro Term Rate Advance and if no Alternative Reference Bank Rate is available for the relevant currency or Term there shall be no Primary Term Rate for that Euro Term Rate Advance and Clause 14.4 (Cost of funds) shall apply to that Euro Term Rate Advance for the relevant Term.
(b)If the Primary Term Rate is determined on the basis of an Alternative Reference Bank Rate and before close of business in London on the date falling one Business Day after the Quotation Date for the relevant Term of the Euro Term Rate Advance the Facility Agent receives notifications from a Lender or Lenders (whose participations in that Euro Term Rate Advance exceed 40 per cent. of that Euro Term Rate Advance) that the cost to it of funding its participation in that Euro Term Rate Advance from whatever source it may reasonably select would be in excess of the Primary Term Rate then Clause 14.4 (Cost of funds) shall apply to that Euro Term Rate Advance for the relevant Term.
14.4Cost of funds
(a)If this Clause 14.4 (Cost of funds) applies in relation to a Euro Term Rate Advance, the rate of interest on each Lender’s share of such Euro Term Rate Advance for the relevant Term shall be the percentage rate per annum which is the sum of:
(i)the Margin; and
(ii)the rate notified to the Facility Agent by that Lender as soon as practicable and in any event within one Business Day of the first day of that Term (or, if earlier, on the date falling five Business Days before the date on which interest is due to be paid in respect of that Term), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Advance from whatever source it may reasonably select.
(b)If this Clause 14.4 (Cost of funds) applies, and the Facility Agent or the Company so requires, including where the Primary Term Rate is to be determined by reference to a Reference Bank Rate or an Alternative Reference Bank Rate, the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.
(c)Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) and the Company, be binding on all Parties.
(d)If this Clause 14.4 (Cost of funds) applies to a Euro Term Rate Advance pursuant to Clause 14.3 (Market disruption) and:

(i)a Lender’s Funding Rate is less than the Primary Term Rate; or
(ii)a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above, the cost to that Lender of funding its participation in that Euro Term Rate Advance for that Term shall be deemed, for the purposes of paragraph (a) above, to be the Primary Term Rate.
(e)If this Clause 14.4 (Cost of funds) applies to a Euro Term Rate Advance pursuant to Clause 14.1 (Unavailability of Primary Term Rate) but any Lender does not supply a quotation by the time specified in paragraph (a)(ii) above the rate of interest for that Lender will be the weighted average of the quotations notified to the Facility Agent by the other Lenders.
14.5Notification to the Company
If Clause 14.4 (Cost of funds) applies or if the Primary Term Rate is to be determined on the basis of an Alternative Reference Bank Rate the Facility Agent shall, as soon as is practicable, notify the Company.
15.INCREASED COSTS
15.1Increased Costs
Except as provided below in this Clause 15 (Increased Costs), the Company must within ten Business Days of demand by the Facility Agent pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:
(a)the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation; or
(b)compliance with any law or regulation made after the Signing Date.
15.2Exceptions
The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:
(a)compensated for under another Clause or would have been but for an exception to that Clause;
(b)attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation;
(c)attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the Signing Date (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates);
(d)attributable to the gross negligence of or wilful breach by, the relevant Finance Party or, if applicable, any of its Affiliates of any law, regulation, practice, concession, directive, requirement, request or guideline, to which the imposition of such Increased Cost relates;
(e)suffered by a relevant Finance Party (or any Affiliate of it) and in respect of which that relevant Finance Party intends to make a claim pursuant to Clause 15.1 (Increased Costs) and Clause 15.3 (Claims), but which is not (and its claim under Clause 15.1 (Increased Costs) and Clause 15.3 (Claims) is not) notified by that relevant Finance Party to the Facility Agent within 30 days of that Finance Party becoming aware that it (or its Affiliate) had suffered the relevant Increased Cost;
(f)attributable to a FATCA Deduction required to be made by a Party;
(g)attributable to any Bank Levy but only to the extent that such Bank Levy is no more onerous than in respect of:

(i)a Bank Levy not yet enacted into law, any draft of such proposed Bank Levy as at the Signing Date; or
(ii)any other Bank Levy, as set out under existing law as at the Signing Date;
(h)attributable to the implementation or application of, or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV to the extent that a Finance Party knew about or could reasonably be expected to have known about the relevant Increased Cost on or prior to the date on which it became a Finance Party;
(i)attributable to a change (whether of basis, timing or otherwise) in the Tax liability on the overall net income of the Finance Party (or any Affiliate of it) or of the branch or office through which it lends any Advance;
(j)attributable to any penalty having been imposed by the relevant central bank or monetary or fiscal authority upon the Finance Party (or any Affiliate of it) by virtue of its having exceeded any country or sector borrowing limits or breached any directives imposed upon it;
(k)attributable to a breach of a Finance Document by the Finance Party claiming such Increased Cost;
(l)attributable to the withdrawal (or any vote or referendum electing to withdraw) of any member state from the European Union; or
(m)attributable to the implementation or application of or compliance with BEPS Action 6.
In this Clause 15.2 (Exceptions):
“Basel III” means: (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; (b) the rules for global systematically important banks contained in “Global systematically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (c) any further guidance or standards published by the Basel Committee on Banking Supervision relating to implementing or modifying “Basel III” (in each case, whether such implementations, application or compliance is by a government, regulator, a Finance Party or any of its Affiliates).
“CRD IV” means: (a) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and (b) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.
15.3Claims
(a)A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased Costs) shall, as soon as is reasonably practicable after that Finance Party becomes aware that circumstances have arisen which entitle it to make such claim, notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Company.
(b)Each Finance Party must, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Cost and setting out in reasonable detail the circumstances giving rise to such claim and its calculations in relation to such Increased Costs.
16.ILLEGALITY AND MITIGATION
16.1Illegality in Relation to an L/C Bank
If it becomes unlawful in any relevant jurisdiction for an L/C Bank to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Documentary Credit (an “Affected Documentary Credit”):

(a)that L/C Bank shall promptly notify the Facility Agent upon becoming aware of that event;
(b)upon the Facility Agent notifying the Company, that L/C Bank shall not be obliged to issue any future Documentary Credit that would give rise to such unlawfulness; and
(c)upon the Facility Agent notifying the Company, each relevant Borrower shall use its best endeavours to procure the release of any Affected Documentary Credit.
16.2Mitigation
(a)Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount (including without limitation, VAT) becoming payable under, or cancelled pursuant to, any of Clause 13 (Taxes), Clause 15 (Increased Costs), Clause 10.1 (Mandatory Prepayment – Illegality) or Clause 16 (Illegality and Mitigation) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office or financial institution acceptable to the Company which is willing to participate in any Facility in which such Lender has participated, provided in the case of a financial institution acceptable to the Company, such transfer will be for an aggregate purchase price equal to the outstanding principal amount of the Finance Party’s participation in the outstanding Advances and all accrued interest, fees and other amounts due and unpaid on the transfer date to that Finance Party under the Finance Documents.
(b)Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.
16.3Limitation of Liability
(a)The Borrowers shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.2 (Mitigation).
(b)A Finance Party is not obliged to take any steps under Clause 16.2 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
16.4Conduct of business by a Finance Party
No term of this Agreement will:
(a)interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;
(b)oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or
(c)oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.
17.PAYMENTS
17.1Place
Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank in the principal financial centre of a Participating Member State or London, as it may notify to that Party for this purpose by not less than five Business Days’ prior notice.
17.2Funds
Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in that currency in the place for payment.

17.3Distribution
(a)Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank in the principal financial centre of a Participating Member State or London, as it may notify to the Facility Agent for this purpose by not less than five Business Days’ prior notice.
(b)The Facility Agent may (with the consent and at the expense of the Company) apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.
(c)Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.
17.4Currency
(a)Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause 17.4 (Currency).
(b)Amounts payable in respect of Taxes, fees, costs and expenses are payable in the currency in which they are incurred.
(c)A repayment or prepayment of an Advance is payable in the currency in which the Advance is denominated.
(d)All interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.
(e)Each other amount payable under the Finance Documents is payable in Euro or U.S. Dollars (as applicable).
17.5No Set-off or Counterclaim
All payments made by an Obligor under the Finance Documents must be calculated and made without (and free and clear of any deduction for) set-off or counterclaim.
17.6Business Days
(a)If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Facility Agent determines is market practice.
(b)During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.
17.7Partial Payments
(a)If any Administrative Party receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Administrative Party must apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:
(i)first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties and each L/C Bank under the Finance Documents;

(ii)secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;
(iii)thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and
(iv)fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
(b)The Facility Agent must, if so directed by all the Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.
(c)This Clause 17.7 (Partial Payments) will override any appropriation made by an Obligor.
17.8Timing of Payments
If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.
18.GUARANTEE AND INDEMNITY
18.1Guarantee and Indemnity
(a)Subject to Clause 18.9 (Limitations) each Guarantor jointly and severally and irrevocably and unconditionally:
(i)guarantees to each Finance Party punctual performance by each Obligor of all its obligations under the Finance Documents;
(ii)undertakes with each Finance Party that, whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, it must immediately on demand by the Facility Agent pay that amount as if it were the principal obligor in respect of that amount; and
(iii)indemnifies each Finance Party immediately on demand against any loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal; the amount of the loss or liability under this indemnity will be equal to the amount the Finance Party would otherwise have been entitled to recover.
(b)This guarantee is an independent guarantee and not a surety (borg/cautionment).
18.2Continuing Guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.
18.3Reinstatement
(a)If any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation, administration or otherwise without limitation, the liability of each Guarantor under this Clause 18 (Guarantee and Indemnity) will continue or be reinstated as if the discharge or arrangement had not occurred.
(b)Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

18.4Waiver of Defences
The obligations of each Guarantor under this Clause 18 (Guarantee and Indemnity) will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 18 (Guarantee and Indemnity) (whether or not known to it or any Finance Party). This includes:
(a)any time or waiver granted to, or composition with, any person;
(b)any release of any person under the terms of any composition or arrangement;
(c)the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;
(d)any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
(e)any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;
(f)any amendment (however fundamental) of a Finance Document or any other document or security;
(g)any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security; or
(h)any insolvency or similar proceedings.
18.5Immediate Recourse
(a)Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from that Guarantor under this Clause 18 (Guarantee and Indemnity).
(b)This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.
18.6Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may without affecting the liability of any Guarantor under this Clause 18 (Guarantee and Indemnity):
(a)refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) against those amounts; or
(b)apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and
(c)hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of that Guarantor’s liability under this Clause 18 (Guarantee and Indemnity).
18.7Non-competition
Unless:
(a)all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full; or
(b)the Facility Agent otherwise directs,
no Guarantor will, after a claim has been made or by virtue of any payment or performance by it under this Clause 18 (Guarantee and Indemnity):

(i)be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf);
(ii)be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor’s liability under this Clause 18 (Guarantee and Indemnity);
(iii)claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or
(iv)receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.
Each Guarantor must hold in trust for and immediately pay or transfer to the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 18 (Guarantee and Indemnity) or in accordance with any directions given by the Facility Agent under this Clause 18 (Guarantee and Indemnity).
18.8Additional Security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Secured Party.
18.9Limitations
(a)This guarantee does not apply to any liability to the extent that it would result in the guarantee constituting unlawful financial assistance under any laws applicable to a Guarantor.
(b)Notwithstanding any other provision of this Clause 18 (Guarantee and Indemnity), the obligations of each U.S. Guarantor under this Clause 18 (Guarantee and Indemnity), shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Bankruptcy Code, any applicable provisions of comparable state law or any applicable case law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such U.S. Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such U.S. Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such U.S. Guarantors and other Affiliates of the Group of the obligations arising under guarantees by such parties.
For the purposes of this Clause 18 (Guarantee and Indemnity), “U.S. Guarantor” means each Guarantor incorporated (or in the case of a non-corporate Guarantor, formed and subsisting) in the United States of America (or any of its states or territories or any political or legal subdivision thereof).
(c)Notwithstanding any other provision of this Clause 18 (Guarantee and Indemnity), the liability of Telenet BV (formerly, Telenet NV and Telenet BVBA (respectively)) pursuant to this Clause 18 (Guarantee and Indemnity) shall be limited, at any time, to an amount equal to the net assets of Telenet BV (formerly, Telenet NV and Telenet BVBA (respectively)) (determined in accordance with Article 7:212 of the Belgian Company Code (Wetboek van vennootschappen en verenigingen) and accounting principles generally accepted in Belgium) at the time each relevant demand is made under the guarantee.
18.10Luxembourg Limitations
(a)For the purposes of this Clause 18.10 (Luxembourg Limitations):
“Liabilities” means all existing liabilities (other than any liabilities owed to the direct or indirect shareholders of the Luxembourg Guarantor) incurred, from time to time, by the Luxembourg Guarantor and as reflected, from time to time, in the books of the Luxembourg Guarantor;
“Luxembourg” means the Grand Duchy of Luxembourg;
“Luxembourg Guarantor” means a Guarantor incorporated in Luxembourg;

“Luxembourg Obligor” means an Obligor incorporated in Luxembourg; and
“Maximum Amount” means, in respect of any Luxembourg Guarantor, the sum of an amount equal to the aggregate (without duplication) of:
(i)all moneys received by that Luxembourg Guarantor or direct or indirect Subsidiaries of that Luxembourg Guarantor (which are direct or indirect Subsidiaries of that Luxembourg Guarantor on the 2020 Amendment Effective Date or which will be direct or indirect Subsidiaries of that Luxembourg Guarantor after the 2020 Amendment Effective Date) as borrower under or pursuant to the Finance Documents; and
(ii)the aggregate amount of the outstanding intercompany loans made to the Luxembourg Guarantor or direct or indirect Subsidiaries of that Luxembourg Guarantor (which are direct or indirect Subsidiaries of that Luxembourg Guarantor on the 2020 Amendment Effective Date or which will be direct or indirect Subsidiaries of that Luxembourg Guarantor after the 2020 Amendment Effective Date) by other members of the Group which have been funded with moneys received by the Borrowers under the Finance Documents (the “Loan Amount”); and
(iii)an amount equal to 95% of the greater of:
(A)the market value of the assets of the Luxembourg Guarantor at the time the guarantee is called less the Liabilities, other than the Loan Amount, at the time the guarantee is called; and
(B)the market value of the assets of the Luxembourg Guarantor at the 2020 Amendment Effective Date less the Liabilities, other than the Loan Amount, at the time the guarantee is called.
If the Parties fail to reach an agreement as to the market value of the assets as referred to under limb (iii) above, such market value shall be determined, at the sole cost of the Luxembourg Guarantor (provided such costs are properly and reasonably incurred and documented), by (1) an independent investment bank appointed for this purpose by the Finance Parties or (2) a Luxembourg réviseur d’entreprises agréé appointed upon the request of any of the Finance Parties.
(b)Any guarantee given by any Luxembourg Guarantor does not constitute a suretyship (cautionnement) in the sense of articles 2011 and subsequent of the Luxembourg civil code.
(c)The maximum liability of any Luxembourg Guarantor under the Finance Documents shall be limited so that the maximum amount payable by the relevant Luxembourg Guarantor for the obligations of any Obligor, which is not a direct or indirect Subsidiary of such Luxembourg Guarantor, hereunder shall at no time exceed the Maximum Amount.
(d)Telenet International Finance S.à r.l. hereby expressly accepts and confirms, for the purposes of Articles 1278 and 1281 of the Luxembourg Civil Code, that notwithstanding any assignment, transfer and/or novation permitted under, and made in accordance with the provisions of this Agreement or the Finance Documents, the guarantee given by it guarantees all obligations of each Luxembourg Obligor (including without limitation, all obligations with respect to all rights and/or obligations so assigned, transferred or novated) and any security created under this Agreement or the Finance Documents shall be preserved for the benefit of any New Lender and each Luxembourg Obligor hereby accepts and confirms the aforementioned.
18.11Third Parties
Any counterparty to any Hedging Agreement may rely on this Clause 18 (Guarantee and Indemnity) and enforce its terms under the Third Parties Act.

19.REPRESENTATIONS AND WARRANTIES
19.1Representations and Warranties
The representations set out in this Clause 19 (Representations and Warranties) are made by each Obligor or (if it so states) the Company to each Finance Party. Each Obligor makes the representations set out in this Clause 19 (Representations and Warranties) in respect of itself and (where applicable) in respect of its Subsidiaries that are members of the Group or Material Subsidiaries.
19.2Status
(a)It is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.
(b)It and each of its Subsidiaries that are members of the Group have the power to own its assets and carry on its business substantially as it is being conducted.
(c)In respect of the Original Borrower, it is resident for all purposes in the Kingdom of Belgium.
19.3Powers and Authority
It has the power:
(a)to enter into and comply with all obligations expressed on its part under the Finance Documents; and
(b)(in the case of a Borrower) to borrow under this Agreement; and
(c)(in the case of a Guarantor) to give the guarantee in Clause 18 (Guarantee and Indemnity), and has taken all necessary actions to authorise the execution, delivery and performance of the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.
19.4Legal Validity
(a)Each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligations enforceable, subject to any relevant reservations or qualifications as to matters of law contained in any legal opinion referred to in Part 1 of Schedule 2 (Conditions Precedent Documents) or (as applicable) Part 2 of Schedule 2 (Conditions Precedent Documents), in accordance with its terms.
(b)The choice of English law as the governing law of the Finance Documents and its irrevocable submission to the jurisdiction of the courts of England in respect of any proceedings relating to the Finance Documents (in each case other than any Finance Document which is expressed to be governed by a law other than English law) will be recognised and enforced in its jurisdiction of incorporation, subject to any relevant reservation or qualification as to matters of law contained in any legal opinion referred to in paragraph (a) above.
(c)Any judgment obtained in England in relation to the Finance Documents will be recognised and enforced in its jurisdiction of incorporation, subject to any relevant reservation or qualification as to matters of law contained in any legal opinion referred to in paragraph (a) above.
19.5Non-conflict
The execution and delivery by it of the Finance Documents to which it is a party, and its performance of the transactions contemplated thereby, will not violate:
(a)in any material respect, any law or regulation or official judgment or decree applicable to it;
(b)in any material respect, its constitutional documents; or

(c)any agreement or instrument to which it is a party or binding on any of its assets or binding upon any other member of the Group or any other member of the Group’s assets, where such violation would or is reasonably likely to have a Material Adverse Effect.
19.6No Event of Default
No Event of Default has occurred and is continuing or will result from the entry into of, or the performance of any transaction contemplated by, any Finance Document.
19.7Authorisations
(a)Subject to any relevant reservations or qualifications contained in any legal opinion referred to in Clause 19.4 (Legal Validity), all material and necessary authorisations, registrations, consents, approvals, licences (other than the Licences), and filings required by it in connection with the execution, validity or enforceability of the Finance Documents to which it is a party and performance of the transactions contemplated by the Finance Documents have been obtained (or, if applicable, will be obtained within the required time period) and are validly existing.
(b)The Licences are in full force and effect and each member of the Group is in compliance in all material respects with all provisions thereof such that the Licences are not the subject of any pending or, to the best of its knowledge, threatened attack, suspension or revocation by a competent authority except, in each case, to the extent that any lack of effect, non-compliance or attack, suspension or revocation of a Licence would not have or be reasonably likely to have a Material Adverse Effect.
(c)All the Necessary Authorisations are in full force and effect, each member of the Group is in compliance in all material respects with all provisions thereof and the Necessary Authorisations are not the subject of any pending or, to the best of its knowledge, threatened attack or revocation by any competent authority except, in each case, to the extent that any lack of effect, non-compliance or attack or revocation of a Necessary Authorisation would not have or be reasonably likely to have a Material Adverse Effect.
19.8Financial Statements
Its financial statements most recently delivered to the Facility Agent:
(a)have been prepared in all material respects in accordance with the Accounting Principles, consistently applied; and
(b)give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition (consolidated, if applicable) as the date to which they were drawn up, except, in each case, as disclosed to the contrary in those financial statements.
19.9No Material Adverse Change
There has been no material adverse change in the consolidated financial position of the Group (taken as a whole) since the date to which the Original Financial Statements were drawn up which would or is reasonably likely to have a Material Adverse Effect.
19.10Litigation and Insolvency Proceedings
(a)No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been started against any member of the Group and, to its knowledge, no such proceedings are threatened, where in any such case, there is a reasonable likelihood of an adverse outcome to any member of the Group where that outcome is of a nature which would or is reasonably likely to have a Material Adverse Effect.
(b)None of the circumstances referred to in Clause 23.7 (Insolvency Proceedings) are pending or, to its knowledge, threatened against it or any Obligor or Material Subsidiary.

19.11Tax Liabilities
(a)No claims are being asserted against it or any member of the Group with respect to Taxes which are reasonably likely to be determined adversely to it or to such member of the Group and which, if so adversely determined, would or is reasonably likely to have a Material Adverse Effect.
(b)It is not materially overdue in the filing of any Tax returns required to be filed by it (where such late filing might result in any material fine or penalty on it) and it has paid within any period required by law all Taxes shown to be due on any Tax returns required to be filed by it or on any assessments made against it (other than Tax liabilities being contested by it in good faith and where it has made adequate reserves for such liabilities or where such overdue filing, or non-payment, or a claim for payment, in each such case would not have or be reasonably likely to have a Material Adverse Effect).
19.12Intellectual Property Rights
(a)It (and each member of the Group) owns or has the legal right to use all the Intellectual Property Rights which are required for the conduct of the business of the Group as a whole from time to time or are required by it (or such member) in order for it to carry on such business as it is then being conducted, except where the failure to do so would not have or be reasonably likely to have a Material Adverse Effect.
(b)As far as it is aware it does not (nor does any member of the Group), in carrying on its business, infringe any Intellectual Property Rights of any third party in any way which would or is reasonably likely to have a Material Adverse Effect.
(c)None of the Intellectual Property Rights owned by any member of the Group is, to its knowledge, being infringed nor, to its knowledge, is there any threatened infringement of those Intellectual Property Rights, by any third party which, in either case, would or is reasonably likely to have a Material Adverse Effect.
(d)All registered Intellectual Property Rights owned by it (or any member of the Group) are subsisting and all actions (including payment of all fees) required to maintain the same in full force and effect have been taken except where the absence of such rights or the failure to take any such action would not have or be reasonably likely to have a Material Adverse Effect.
19.13Environmental Laws
(a)It and each other member of the Group:
(i)have obtained all requisite Environmental Approvals required for the carrying on of its business as currently conducted;
(ii)have at all times complied with the terms and conditions of such Environmental Approvals; and
(iii)have at all times complied with all other applicable Environmental Law, which in each such case, if not obtained or complied with, would or is reasonably likely to have a Material Adverse Effect.
(b)There is no Environmental Claim in existence, pending or, to the best of its knowledge, threatened, against it which is reasonably likely to be decided against it and which, if so decided, would or is reasonably likely to have a Material Adverse Effect.
19.14Ownership of Assets
It and each member of the Group has good title to or valid leases or licences of or is otherwise entitled to use all assets necessary to conduct its business except where the failure to do so would not have or be reasonably likely to have a Material Adverse Effect.

19.15ERISA
Neither it nor any ERISA Affiliate maintains, contributes to, or has any obligation to contribute to, or any liability under, any Plan, or in the past five years has maintained or contributed to or had any obligation to contribute to, or liability under, any Plan.
19.16United States Regulations
No Obligor is required to be registered as an “investment company” under the United States Investment Company Act of 1940.
19.17Anti-Terrorism Laws
(a)To the best of its knowledge, neither it nor any member of the Group:
(i)is, or is controlled by, a Designated Party;
(ii)has received funds or other property from a Designated Party; or
(iii)is in material breach of or is the subject of any action or investigation under any Anti-Terrorism Law.
(b)It has taken commercially reasonable measures to ensure compliance with the Anti-Terrorism Laws.
19.18Margin Stock
No Obligor is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any borrowings will be used for any purpose that violates Regulation U.
19.19Times for Making Representations and Warranties
(a)The representations and warranties set out in this Clause 19 (Representations and Warranties) are made by each Original Obligor on the Signing Date and (except for Clauses 19.5 (Non-conflict), 19.6 (No Event of Default), 19.7 (Authorisations), 19.9 (No Material Adverse Change), 18.10 (Litigation and Insolvency Proceedings), 19.11 (Tax Liabilities), 19.12 (Intellectual Property Rights), 19.13 (Environmental Laws), 19.14 (Ownership of Assets), 19.15 (ERISA), 19.16 (United States Regulations) and 19.17 (Anti-Terrorism Laws)), are deemed to be made again by each relevant Obligor on the date of each Request and on each Utilisation Date with reference to the facts and circumstances then existing.
(b)The representations and warranties set out in this Clause 19 (Representations and Warranties) (except Clauses 19.8 (Financial Statements) and 19.9 (No Material Adverse Change)) are repeated by each Additional Obligor with respect to itself on the date of the Accession Agreement relating to that Additional Obligor, with reference to the facts and circumstances then subsisting.
(c)When a representation and warranty is repeated, it is applied to the circumstances existing at the time of repetition.
20.INFORMATION COVENANTS
20.1Financial Statements
(a)The Obligors must supply to the Facility Agent in sufficient copies for all the Lenders (provided however, that to the extent any reports are filed on the SEC’s website or the Company’s website, such reports shall be deemed supplied to the Facility Agent in sufficient copies for all the Lenders):
(i)the audited consolidated financial statements for the Reporting Entity for each of its financial years prepared in accordance with IFRS; and

(ii)the unaudited quarterly consolidated management accounts (including, amongst other things, a consolidated balance sheet) of the Reporting Entity for each of its financial quarters in each of its financial years prepared in accordance with IFRS.
(b)All financial statements must be supplied as soon as they are available and:
(i)in the case of the Reporting Entity’s audited financial statements, within 150 days; and
(ii)in the case of the quarterly financial statements of the Reporting Entity, within 60 days (or, in the case of the quarterly financial statements of the Reporting Entity for its fourth financial quarter, within 150 days), of the end of the relevant financial period.
(c)Together with any financial statements provided in accordance with paragraph (a) above, the Obligors shall provide to the Facility Agent in sufficient copies for all the Lenders (provided however, that to the extent any such information is filed on the SEC’s website or the Company’s website, such information shall be deemed supplied to the Facility Agent in sufficient copies for all the Lenders) a schedule containing the components and amounts of Holdco Debt.
(d)At any time, on and from a Permitted Affiliate Group Designation Date, any financial statements provided to the Facility Agent pursuant to this Agreement shall be provided together with the accounts of any Permitted Affiliate Parent and any of its Subsidiaries on a combined basis.
(e)To the extent that material differences exist between the business, assets, results of operations or financial condition of (i) the Reporting Entity and (ii) the Group (excluding, for the avoidance of doubt, the effect of any intercompany balances between the Reporting Entity and any member of the Group), the Company shall provide to the Facility Agent, together with the financial statements delivered under paragraph (a) above, in sufficient copies for all the Lenders, the Group Reconciliation (provided however, that to the extent the Group Reconciliation is filed on the SEC’s website or the Company’s website, such Group Reconciliation shall be deemed supplied to the Facility Agent in sufficient copies for all the Lenders).
20.2Form of Financial Statements
The Company must ensure that each set of financial statements of the Reporting Entity supplied under this Agreement gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up.
20.3Compliance Certificate
(a)The Company must supply to the Facility Agent a Compliance Certificate with each set of its financial statements supplied (or deemed to be supplied) to the Facility Agent under this Agreement if, as at the last day of the Measurement Period ending on the date of such financial statements, the Financial Ratio Test Condition is met.
(b)A Compliance Certificate must be signed by a director of the Company.
20.4Information – Miscellaneous
The Obligors must supply to the Facility Agent, in sufficient copies for all the Lenders if the Facility Agent so requests:
(a)copies of all documents despatched by any of the Obligors to its creditors generally at the same time as they are despatched;
(b)promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending and which might, if adversely determined, have a Material Adverse Effect;
(c)in relation to any proposed Re-registration (as defined in paragraph (e) of the definition of Permitted Transaction) of a member of the Group, the shares in which are the subject of Security in favour of the

Finance Parties, promptly upon becoming aware of them, the final details of that proposed Re-registration; and
(d)promptly on request, such further information regarding the financial condition and operations of the Group as any Finance Party through the Facility Agent may reasonably request.
20.5Change in Accounting Principles
(a)Except as otherwise expressly provided below or in this Agreement, all ratios and calculations based on IFRS contained in this Agreement shall be computed in conformity with IFRS.
(b)At any time after the OFS Date, the Company may elect to apply for all purposes of this Agreement, in lieu of IFRS, GAAP and, upon such election, references to IFRS herein will be construed to mean GAAP; provided that:
(i)all financial statements and reports to be provided, after such election, pursuant to this Agreement shall be prepared on the basis of GAAP as in effect from time to time (including that, upon first reporting its financial year results under GAAP, the financial statements of the Reporting Entity shall be restated on the basis of GAAP for the year ending immediately prior to the first financial year for which financial statements have been prepared on the basis of GAAP); and
(ii)from and after such election, all ratios, computations and other determinations based on IFRS contained in this Agreement shall, at the Company’s option:
(A)continue to be computed in conformity with IFRS (provided that, following such election, the annual and quarterly information required by paragraphs (a)(i) and (a)(ii) of Clause 20.1 (Financial Statements) shall include a reconciliation, either in the footnotes thereto or in a separate report delivered therewith, of such IFRS presentation to the corresponding GAAP presentation of such financial information); or
(B)be computed in conformity with GAAP with retroactive effect being given thereto assuming that such election had been made on the OFS Date, subject to any further election in accordance with the definition of GAAP.
Thereafter, the Company may, at its option, elect to apply IFRS or GAAP and compute all ratios, computations and other determinations based on IFRS or GAAP, as applicable, all on the basis of the foregoing provisions of this Clause 20.5 (Change in Accounting Principles).
20.6Notification of Default
(a)Unless the Facility Agent has already been so notified by another Obligor, each Obligor must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.
(b)Promptly on request by the Facility Agent, the Company must supply to the Facility Agent a certificate, signed by an authorised officer of the Company, certifying that no Default is continuing or, if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it.
20.7Inspection Rights
Each Obligor shall, if required by the Facility Agent (acting on the instructions of the Majority Lenders), at any time whilst an Event of Default is continuing or the Facility Agent has reasonable grounds to believe that an Event of Default may exist and at other times if the Facility Agent has reasonable grounds for such request, permit representatives of the Facility Agent upon reasonable prior written notice to the Company to:
(a)visit and inspect the properties of any member of the Group during normal business hours;
(b)inspect its books and records other than records which the relevant member of the Group is prohibited by law, regulation or contract from disclosing to the Facility Agent; and

(c)discuss with its principal officers and Auditors its business, assets, liabilities, financial position, results of operations and business prospects provided that (i) any such discussion with the Auditors shall only be on the basis of the audited financial statements of the Group and any compliance certificates issued by the Auditors and (ii) representatives of the Company shall be entitled to be present at any such discussion with the Auditors.
20.8Know your Customer Requirements
(a)Each Obligor must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable know your customer requirements.
(b)Each Lender must promptly on the request of the Facility Agent supply to the Facility Agent any documentation or other evidence which is reasonably required by the Facility Agent to carry out and be satisfied with the results of all know your customer requirements.
20.9Use of Websites
(a)An Obligor may (and upon request by the Facility Agent, shall) satisfy its obligations under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who have not objected to the delivery of information electronically by posting this information onto an electronic website designated by the Company and the Facility Agent (the “Designated Website”) or by e-mailing such information to the Facility Agent, if:
(i)the Facility Agent expressly agrees that it will accept communication and delivery of any documents required to be delivered pursuant to this Agreement by this method;
(ii)in the case of posting to the Designated Website, the Company and the Facility Agent are aware of the address of, and any relevant password specifications for, the Designated Website; and
(iii)the information is in a format previously agreed between the Company and the Facility Agent.
(b)If any Lender (a “Paper Form Lender”) objects to the delivery of information electronically then the Facility Agent shall notify the Company accordingly and the Company shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form.
(c)The Facility Agent shall supply each Website Lender with the address of, and any relevant password specifications for, the Designated Website following designation of that website by the Company and the Facility Agent.
(d)Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within 10 Business Days.
(e)Subject to the other provisions of this Clause 20.9 (Use of Websites), any Obligor may discharge its obligation to supply more than one copy of a document under this Agreement by posting one copy of such document to the Designated Website or e-mailing one copy of such document to the Facility Agent.
(f)For the purposes of paragraph (a) above, the Facility Agent hereby expressly agrees that:
(i)it will accept delivery of documents required to be delivered under Clause 20.1 (Financial Statements) by the posting of such documents to the Designated Website or by email delivery to the Facility Agent; and
(ii)it has agreed to the format of the information required to be delivered under Clause 20.1 (Financial Statements).

21.FINANCIAL COVENANT
21.1Interpretation
(a)Except as provided to the contrary in this Agreement, an accounting term used in this Clause 21 (Financial Covenant) is to be construed in accordance with Accounting Principles on which the preparation of the Original Financial Statements were based.
(b)No item must be credited or deducted more than once in any calculation under this Clause 21 (Financial Covenant).
21.2Net Total Debt to Consolidated Annualised EBITDA
(a)Subject to Clause 23.5 (Cross-default and Cross-acceleration), in the event that on the last day of a Measurement Period the aggregate of the Revolving Facility Outstandings, any Telenet Additional Facility Outstandings in relation to a Telenet Additional Facility that is a revolving loan facility (in each case, other than Documentary Credits that are cash collateralised or undrawn) and the net indebtedness outstanding under each Ancillary Facility less Cash of the Group exceeds an amount equal to 40 per cent. of the aggregate of the Revolving Facility Commitments, any Telenet Additional Facility Commitments in relation to a revolving loan facility and each Ancillary Facility Commitment (the “Financial Ratio Test Condition”), the Company shall procure that the ratio of Net Total Debt to Consolidated Annualised EBITDA on that day (the “Financial Ratio”) shall not exceed 6.00:1 unless otherwise agreed in writing by the Composite Revolving Facility Instructing Group and the Company.
(b)If the financial covenant set out in paragraph (a) above has been breached for a Measurement Period but is complied with on the last day of the next Measurement Period (either because the Financial Ratio Test Condition is not met for that next Measurement Period or because the Financial Ratio does not exceed 6.00:1 for that next Measurement Period), then, the prior breach of such financial covenant or any Event of Default arising therefrom shall not (or shall be deemed to not) directly or indirectly constitute, or result in, a breach of any representation, warranty, undertaking or other term in the Finance Documents or a Default or an Event of Default unless the Facility Agent has taken any action under Clause 23.17 (Maintenance Covenant Revolving Facility Acceleration) before the delivery of the certificate referred to at Clause 20.3(a) (Compliance Certificate) in respect of that next Measurement Period.
21.3Calculations
(a)For the purposes of Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA), Net Total Debt for any Measurement Period will be calculated on the basis of Net Total Debt outstanding on the last day of that Measurement Period.
(b)For the purposes of testing compliance with the financial ratio set out in this Clause 21 (Financial Covenant) and testing any other financial ratio in this Agreement:
(i)calculations shall be determined in good faith by a responsible financial or accounting officer of the Group and shall be made on a pro forma basis giving effect to all material acquisitions and disposals made by the Group (including in respect of anticipated expense and cost reductions) and including as a result of, or that would result from, any actions taken, committed to be taken or with respect to which substantial steps have been taken, by the Company or any other member of the Group including in connection with any cost reduction synergies or cost savings plan or program or in connection with any transaction, investment, acquisition, disposition, restructuring, corporate reorganizations or otherwise (regardless of whether these cost savings and cost reduction synergies could then be reflected in pro forma financial statements to the extent prepared);
(ii)Consolidated EBITDA for the relevant period will be calculated after giving pro forma effect thereto as if any incurrence, repayment, transaction, investment, acquisition, disposition, restructuring, corporate reorganization or otherwise occurred on the first day of such period; and
(iii)interest on any indebtedness that bears interest at a floating rate and that is being given pro forma effect shall be calculated as if the rate in effect on the date of calculation had been applicable for the entire period (taking into account any hedging in respect of such indebtedness).

21.4Cure Provisions
(a)The Company may cure a breach of the financial ratio set out in Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA) by procuring that:
(i)additional equity is injected into, and/or additional Subordinated Shareholder Loans are provided to, one or more members of the Group in an aggregate amount equal to or greater than the amount which if it had been deducted from Net Total Debt for the Measurement Period in respect of which the breach arose, would have avoided the breach;
(ii)additional equity is injected into, and/or additional Subordinated Shareholder Loans are provided to, one or more members of the Group in an aggregate amount equal to or greater than the amount which if it had been added to Consolidated EBITDA for the Measurement Period in respect of which the breach arose, would have avoided the breach; or
(iii)any Revolving Facility Outstandings and/or any Telenet Additional Facility Outstandings in relation to a Telenet Additional Facility that is a revolving loan facility and/or net indebtedness under any Ancillary Facility are prepaid (from any source selected by the Company in its sole discretion) in an amount which if such prepayment had occurred immediately prior to the calculation on the last day of the Measurement Period in respect of which the breach arose, the Financial Ratio Test Condition as at the last day of that Measurement Period would not have been met and therefore the financial ratio would not have been required to be tested.
(b)A cure under this Clause 21.4 (Cure Provisions) will not be effective unless:
(i)in the case of paragraph (a)(i) or (a)(ii) above, an amount equal to or greater than the required amount of additional equity or the proceeds of any Subordinated Shareholder Loans is received by one or more members of the Group; or
(ii)in the case of paragraph (a)(iii) above, the amount of the Revolving Facility Outstandings and/or any Telenet Additional Facility Outstandings in relation to a Telenet Additional Facility that is a revolving loan facility and/or net indebtedness under any Ancillary Facility that are required to be prepaid are so prepaid, in each case, within 30 Business Days of delivery of the financial statements delivered under Clause 20.1 (Financial Statements) which show that Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA) has been breached (the “Cure Period”).
(c)No cure may be made under this Clause 21.4 (Cure Provisions):
(i)in respect of more than five Measurement Periods during the life of the Telenet Additional Facilities; or
(ii)in respect of consecutive Measurement Periods.
(d)The Company shall make an election (at its sole discretion) by notice to the Facility Agent prior to the end of the Cure Period as to whether a breach of the financial ratio set out in Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA) shall be cured pursuant to a recalculation as described in either sub-paragraph (a)(i), (a)(ii) or (a)(iii) above.
(e)If the Company makes an election for a recalculation as described in sub-paragraphs (a)(i) or (a)(ii) above, it shall be under no obligation to apply the amount of additional equity or the proceeds of any Subordinated Shareholder Loans that are received by one or more members of the Group in prepayment of the Facilities or for any other specific purpose and such amount will be deemed to be deducted from Net Total Debt or added to Consolidated Annualised EBITDA for the purposes of Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA) (as applicable) as at the last day of the relevant Measurement Period.
(f)If the Company makes an election for a recalculation as described in sub-paragraph (a)(iii) above, the amount of the Revolving Facility Outstandings and/or any Telenet Additional Facility Outstandings in relation to a Telenet Additional Facility that is a revolving loan facility and/or net indebtedness under any Ancillary Facility that are prepaid shall be deemed to be deducted in the calculation of the Financial Ratio

Test Condition for the purposes of Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA) as at the last day of the relevant Measurement Period.
(g)For the purpose of ascertaining compliance with Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA), the Financial Ratio Test Condition and the ratio set out in Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA) will be tested or retested, as applicable, giving effect to the elections and adjustments referred to in paragraphs (d), (e) and (f) above. If, after giving effect to such elections and adjustments, the requirements of Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA) are met, then the requirements under Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA) shall be deemed to have been satisfied as at the relevant original date of determination.
(h)    Where a cure is exercised under this Clause 21.4 (Cure Provisions) in respect of a breach of Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA) for any financial quarter and the Company makes an election for a recalculation as described in sub-paragraph (a)(ii) above, the amount of additional equity and/or the proceeds of any Subordinated Shareholder Loans that are received by one or more members of the Group shall also be added in calculating Consolidated EBITDA for any future Measurement Period that includes such financial quarter. Any adjustments pursuant to this paragraph will not be treated as a separate cure.
21.5Determinations
(a)Financial Indebtedness of the Group originally denominated in any currency other than Euro that has been swapped, directly or indirectly through one or more foreign exchange hedging transactions, into Euro, will be taken into account at its Euro equivalent using the effective exchange rate in the relevant foreign exchange hedging transactions.
(b)All the terms used above are to be calculated in accordance with the Accounting Principles.
(c)Notwithstanding paragraph (a) above and Clause 21.1(a) (Interpretation), Hedged Debt (as defined below) will be taken into account at its Euro equivalent calculated using the same weighted average exchange rates for the relevant Measurement Period used in the profit and loss statements of the relevant accounts of the Group for calculating the Euro equivalent of EBITDA denominated in the same currency as the currency in which that Hedged Debt is denominated or into which it has been swapped, as described below.
“Hedged Debt” means:
(i)Financial Indebtedness of the Group originally denominated in any currency other than Euro in which any member of the Group earns EBITDA (a “functional currency”) and that has not been swapped, directly or indirectly through one or more foreign exchange hedging transactions, into Euro; and
(ii)Financial Indebtedness of the Group that has been swapped, directly or indirectly through one or more foreign exchange hedging transactions, into a functional currency.
(d)If there is a dispute as to any interpretation of or computation for this Clause 21 (Financial Covenant), the interpretation or computation of the Company shall prevail.
22.GENERAL COVENANTS
22.1General
Each Obligor agrees to be bound by the covenants set out in this Clause 22 (General Covenants) relating to it and, where the covenant is expressed to apply to each member of the Group or a Material Subsidiary, each Obligor must ensure that each Subsidiary of it that is a member of the Group or a Material Subsidiary (as applicable) performs that covenant.
22.2Authorisations
Each Obligor must:
(a)obtain or cause to be obtained, maintain and comply with the terms of:

(i)every material consent, authorisation, licence or approval of, or filing or registration with or declaration to, governmental or public bodies or authorities or courts; and
(ii)every material notarisation, filing, recording, registration or enrolment in any court or public office, in each case required under any law or regulation to enable it to perform its obligations under, or for the validity, enforceability or admissibility in evidence of any Finance Document to which it is a party; and
(b)obtain or cause to be obtained every Necessary Authorisation and ensure that:
(i)none of the Necessary Authorisations is revoked, cancelled, suspended, withdrawn, terminated, expires and is not renewed or otherwise ceases to be in full force and effect; and
(ii)no Necessary Authorisation is modified and no member of the Group commits any breach of the terms or conditions of any Necessary Authorisation, which, in each case, would or is reasonably likely to have a Material Adverse Effect.
22.3Compliance with Laws
Each Obligor will, and will procure that each member of the Group will, comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority having jurisdiction over it or any of its assets except where failure to do so would not be reasonably likely to have a Material Adverse Effect.
22.4Pari Passu Ranking
Each Obligor must ensure that its payment obligations under the Finance Documents rank at least pari passu with all the claims of its other present and future unsecured and unsubordinated creditors (save for those obligations mandatorily preferred by law applying to companies generally).
22.5Negative Pledge
(a)No Obligor shall permit (and the Company shall procure that no member of the Group shall permit) any Security Interest by any member of the Group to subsist, arise or be created or extended over all or any part of their respective present or future undertakings, assets, rights or revenues to secure or prefer any present or future Financial Indebtedness of any member of the Group or any other person, other than:
(i)Permitted Security Interests; or
(ii)any Security Interest over any present or future undertaking, asset, right or revenue that is not subject to Security (such Security Interest, the “Initial Security Interest”) if, contemporaneously with the incurrence of such Initial Security Interest, effective provision is made to secure the Financial Indebtedness due under this Agreement equally and rateably with (or prior to, in the case of any Security Interest with respect to Financial Indebtedness that ranks junior to the Facilities) the Financial Indebtedness secured by such Initial Security Interest so long as such Financial Indebtedness is so secured.
(b)In the event that a Security Interest meets the criteria of more than one of the types of Permitted Security Interest described in the paragraphs of the definition of “Permitted Security Interest”, the Company, in its sole discretion, shall classify such Security Interest on the date such Security Interest subsists, arises, is created or extended and shall only be required to include such Security Interest under one of such paragraphs and will be permitted on the date such Security Interest subsists, arises, is created or extended to divide and classify such Security Interest in more than one of the types of Security Interest described in such paragraphs, and, from time to time, may reclassify all or a portion of such Security Interest, in any manner that complies with this covenant.
(c)Any Security Interest created pursuant to the proviso described in paragraph (a)(ii) above securing the Financial Indebtedness due under this Agreement will be automatically and unconditionally released and discharged upon the release and discharge of the Initial Security Interest to which it relates (and, to the extent required, the Facility Agent and the Security Agent are hereby irrevocably authorised and instructed by the Lenders to enter into such documentation as is reasonably required to effect such release).
22.6Disposals
(a)Except as provided below, no Obligor or member of the Group may, either in a single transaction or in a series of transactions and whether related or not and whether voluntary or involuntary, dispose of any asset.
(b)Paragraph (a) above does not apply to any Permitted Disposal.
(c)In the event that a transaction (or a portion thereof) meets the criteria of a Permitted Disposal and also meets the criteria of a Permitted Payment, the Company, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as a Permitted Disposal and/or a Permitted Payment.
22.7Financial Indebtedness
(a)Except as provided below, each Obligor shall ensure that no member of the Group may incur or otherwise permit to remain outstanding any Financial Indebtedness.
(b)Paragraph (a) above does not apply to Permitted Financial Indebtedness.
(c)In the event that Financial Indebtedness meets the criteria of more than one of the types of Permitted Financial Indebtedness described in the paragraphs of the definition of “Permitted Financial Indebtedness”, the Company, in its sole discretion, shall classify such item of Financial Indebtedness on the date of its incurrence and shall only be required to include the amount and type of such Financial Indebtedness in one of such paragraphs and will be permitted on the date of such incurrence to divide and classify an item of such Financial Indebtedness in more than one of the types of Financial Indebtedness described in such paragraphs, and, from time to time, may reclassify all or a portion of such Financial Indebtedness, in any manner that complies with this covenant.
(d)In the event that any member of the Group enters into or increases commitments under a revolving credit facility, enters into any commitment to incur or issue Financial Indebtedness or commits to incur any Security Interest pursuant to any leverage based incurrence test in the definition of “Permitted Security Interest”, the incurrence or issuance thereof for all purposes under this Agreement, including without limitation for purposes of calculating any leverage ratio or usage in any of the paragraphs in the definition of Permitted Financial Indebtedness for borrowings and re-borrowings thereunder (and including issuance and creation of letters of credit and bankers’ acceptances thereunder) will, at the Company’s option, either (i) be determined on the date of such revolving credit facility or such entry into or increase in commitments (assuming that the full amount thereof has been borrowed as of such date) or other Financial Indebtedness, and, if such leverage ratio test or other provision of this Agreement is satisfied with respect thereto at such time, any borrowing or re-borrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be permitted under this Clause 22.7 (Financial Indebtedness) irrespective of the leverage ratio or other provision of this Agreement at the time of any borrowing or re-borrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) (the committed amount permitted to be borrowed or re-borrowed (and the issuance and creation of letters of credit and bankers’ acceptances) on a date pursuant to the operation of this paragraph (i) shall be the “Reserved Indebtedness Amount” and, to the extent of the usage in the paragraphs in the definition of Permitted Financial Indebtedness (if any), shall be deemed to be incurred and outstanding under such paragraphs) or (ii) be determined on the date such amount is borrowed pursuant to any such facility or increased commitment, and in the case of sub-paragraph (i) above, the Company may revoke any such determination at any time and from time to time.
22.8Change of Business
No Obligor shall (and the Company shall procure that no member of the Group shall), without the prior written consent of the Majority Lenders or save as otherwise permitted by the terms of this Agreement, make any change in the nature of its business as carried on immediately prior to the Signing Date, which would give rise to a substantial change in the business of the Group taken as a whole from that set forth in the definition of Business, provided that this Clause 22.8 (Change of Business) shall not be breached by an Obligor or any member of the Group making a Permitted Disposal, a Permitted Acquisition or entering into any Permitted Joint Venture.

22.9Acquisitions and Mergers
(a)No Obligor will, and each Obligor will procure that none of its Subsidiaries that are members of the Group will, make any Restricted Acquisition other than any Permitted Acquisition, any Permitted Joint Venture and any Permitted Transaction.
(b)Each Obligor will not merge or consolidate with any other person and will procure that no member of the Group will merge or consolidate with any other person save for:
(i)Restricted Acquisitions permitted by paragraph (a) above, any Permitted Transaction and disposals permitted by Clause 22.6 (Disposals);
(ii)with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders);
(iii)mergers between any member of the Group with any or all of the other members of the Group or any Unrestricted Subsidiary or a merger of SuperHoldco, the Company, Telenet Vlaanderen or any of their intermediate Holding Companies (“Original Entities”), into one or more entities (each a “Merged Entity”), provided that:
(A)reasonable details of the proposed merger in order to demonstrate satisfaction with paragraphs (C) to (F) below are provided to the Facility Agent within 30 days after the date on which the merger is entered into;
(B)if the proposed merger is between a member of the Group and an Unrestricted Subsidiary or the proposed merger is of SuperHoldco, the Company, Telenet Vlaanderen or any of their intermediate Holding Companies that is a member of the Group, the Company has delivered to the Facility Agent within 30 days after the date on which the merger is entered into financial projections which demonstrate that the Group will be in compliance with the financial covenant set out in Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA) on a pro forma basis following such merger or consolidation;
(C)if any Original Entity was a member of the Group then the relevant Merged Entity will be a member of the Group and will be liable for the obligations of the relevant Original Entities (including the obligations under this Agreement and the Security Documents), which obligations remain unaffected by the merger (other than as a result of the release of any Security Document in accordance with Clause 22.26(b) (Security Documents – Change of Jurisdiction)), and entitled to the benefit of all rights of such Original Entities;
(D)(if all or any part of the share capital of any of the relevant Original Entities was charged pursuant to a Security Document) the equivalent part of the issued share capital of such Merged Entity is charged pursuant to a Security Document on terms of at least an equivalent nature and equivalent ranking as any Security Document relating to the shares in each relevant Original Entity within 60 days of the merger;
(E)any possibility of the Security Documents referred to in paragraph (D) above being challenged or set aside is not materially greater than any such possibility in relation to the Security Documents entered into by, or in respect of the share capital of, any relevant Original Entity; and
(F)all the property and other assets of the relevant Original Entities are vested in the Merged Entity and the Merged Entity has assumed all the rights and obligations of the relevant Original Entities under any relevant material Necessary Authorisations and other licences or registrations (to the extent reasonably necessary for the business of the relevant Original Entities) granted in favour of the Original Entities and/or all such rights and obligations have been transferred to the Merged Entity and/or the relevant Necessary Authorisations and other licences or registrations (to the extent reasonably necessary for the business of the relevant Original Entities) granted in favour of the Original Entities have been reissued to the Merged Entity, except that the requirements of paragraphs (B) to (F) above will not apply in respect of any merger between Original Entities:

(1)both of which are not Obligors; and
(2)neither one of which is party to a Security Document, neither one of whose share capital is charged pursuant to a Security Document and neither one of whom owes any receivables to another member of the Group which are pledged pursuant to a Security Document; or
(iv)in the event that the relevant member of the Group liquidates or dissolves in accordance with the provisions of Clause 22.23 (Internal Reorganisations).
22.10Environmental Matters
(a)Each Obligor will and will procure that each of its Subsidiaries that are members of the Group will:
(i)obtain all requisite Environmental Approvals;
(ii)comply with the terms and conditions of all Environmental Approvals applicable to it; and
(iii)comply with all other applicable Environmental Law,
in each case where failure to do so would or is reasonably likely to have a Material Adverse Effect.
(b)Each Obligor will and will procure that each of its Subsidiaries that are members of the Group will, promptly upon receipt of the same, notify the Facility Agent of any claim, notice or other communication served on it in respect of any alleged breach of, or corrective or remedial obligation or liability under, any Environmental Law which, if substantiated, would or is reasonably likely to either have a Material Adverse Effect or result in any liability for a Finance Party.
22.11Restricted Payments
(a)Each Obligor will not, and will procure that no member of the Group will, make any Restricted Payments other than Permitted Payments.
(b)In the event that a Permitted Payment meets the criteria of more than one type of Permitted Payment listed in the paragraphs of the definition of “Permitted Payment”, the Company will be entitled to classify such Permitted Payment (or portion thereof) on the date of its payment in more than one of the types of Permitted Payments described in such paragraphs or later reclassify such Permitted Payment (or portion thereof) in any manner that complies with the covenant in this Clause 22.11 (Restricted Payments).
(c)The restriction contained in paragraph (a) above on the payment by any member of the Group of Management Fees shall cease to apply during such period as the ratio of Net Total Debt to Consolidated Annualised EBITDA is 3.50:1 (or less), provided that no Management Fees may be paid by any member of the Group at any time whilst a Relevant Event is continuing or if a Relevant Event would result from such payment.
22.12Insurance
Each Obligor will, and will procure that each of its Material Subsidiaries which is a member of the Group will, insure its assets and business to such an extent and against such risks as a prudent person engaged in a similar business would insure.
22.13Loans and Guarantees
Each Obligor will not, and will procure that no member of the Group will make any loans, grant any credit or give any guarantee in respect of Financial Indebtedness only, to or for the benefit of, or enter into any transaction having the effect of lending money to, any person, other than:
(a)loans from a member of the Group to another member of the Group or loan notes issued by one member of the Group and held by another member of the Group;

(b)any guarantee of any Financial Indebtedness of any Parent that is given by an Affiliate Subsidiary provided that (i) on the date of incurrence of such guarantee the ratio of Net Total Debt (including any Holdco Debt) to Consolidated Annualised EBITDA on a pro forma basis would not exceed 6.00:1 (provided that outstanding Net Total Debt (including Holdco Debt) for the purpose of calculating such ratio under this paragraph shall include any Financial Indebtedness represented by guarantees by any member of the Group of Financial Indebtedness of any Parent), (ii) such guarantee is expressed to be subordinated to the liabilities of such Affiliate Subsidiary under the Finance Documents and (iii) no Event of Default is continuing or would occur as a result of such Financial Indebtedness of that Parent being raised or issued;
(c)any credit given by a member of the Group to another member of the Group which arises by reason of cash pooling, set off or other cash management arrangements of the Group or other credits relating to services performed or allocation of expenses;
(d)as permitted by Clause 22.7 (Financial Indebtedness);
(e)in accordance with Clause 22.9 (Acquisitions and Mergers);
(f)liquidity loans of a type which is customary for asset securitisation programmes or other receivables factoring transactions, provided in connection with any asset securitisation programme or receivables factoring transaction otherwise permitted by Clause 22.6 (Disposals);
(g)normal trade credit in the ordinary course of business;
(h)guarantees given:
(i)by any Obligor in respect of the liabilities of another Obligor;
(ii)by a member of the Group in respect of the liabilities of an Obligor;
(iii)by a member of the Group (which is not an Obligor) in respect of the liabilities of another member of the Group (which is not an Obligor);
(iv)by an Obligor in respect of the liabilities of any other member of the Group to the extent that such liabilities could have been incurred by such Obligor directly without breaching this Agreement; or
(v)by an Obligor in respect of the liabilities of any other member of the Group which is not an Obligor provided that that other member of the Group must become an Additional Guarantor in accordance with Clause 30.11 (Additional Guarantors) within 30 days of the granting of the guarantee made pursuant to this paragraph (v);
(i)to the extent that the same constitute Permitted Payments or a Permitted Disposal (not being a Permitted Disposal of cash or cash equivalents);
(j)loans, the granting of credit, guarantees and other transactions having the effect of lending money (each a “Lending Transaction”) from a member of the Group, in connection with an acquisition by that member which is permitted by Clause 22.9 (Acquisitions and Mergers), to the relevant person being acquired or one or more of its Subsidiaries, provided that the aggregate outstanding principal amount of all Lending Transactions (which principal amount shall be deemed to be no longer outstanding for this purpose at the time the beneficiary of the relevant Lending Transaction becomes a member of the Group upon completion of the relevant acquisition, provided such Lending Transaction was made to or in favour of the person acquired or its Subsidiaries) shall not exceed €300,000,000 at any time;
(k)any loans or credit granted by a SSN Finance Subsidiary as contemplated in the definition of “SSN Finance Subsidiary” or the on-lending by any Parent to the Company of the proceeds of an issuance of Senior Secured Notes;
(l)any loans or other credit made available to Asset Securitisation Subsidiaries and any notes issued by, and other amounts payable over time, by a purchaser of receivables in relation to any asset securitisation programme or receivables factoring transaction using a deferred purchase price structure including amounts payable pursuant to financing or operating leases;

(m)any loan made by a member of the Group pursuant to an Asset Passthrough or a Funding Passthrough;
(n)any loan made by a member of the Group to a member of the Wider Group, where the proceeds of such loan are, or are to be (whether directly or indirectly) used:
(i)to make payments to the indenture trustee for the Senior Unsecured Notes in respect of any amounts payable to the indenture trustee which are High Yield Notes Trustee Amounts;
(ii)to make payments under the Senior Secured Notes Documents;
(iii)provided that no Event of Default has occurred and is continuing or will occur as a result thereof, to fund Permitted Payments; or
(iv)at any time whilst an Event of Default is continuing, to fund Permitted Payments to the extent not prohibited by the Intercreditor Agreement;
(o)credit granted by any member of the Group to a member of the Wider Group, where the Financial Indebtedness outstanding thereunder relates to Intra-Group Services in the ordinary course of business;
(p)any customary title guarantee given in connection with the assignment of leases where such assignment is permitted under Clause 22.6 (Disposals);
(q)any loan granted as a result of a Subscriber being allowed terms, in the ordinary course of trade, whereby it does not have to pay for the services provided to it for a period after the provision of such services;
(r)Lending Transactions from a member of the Group to any person of the proceeds of equity subscribed by any Restricted Person in, or Subordinated Shareholder Loans provided to, directly or indirectly, such member (other than any such proceeds which are otherwise applied in mandatory prepayment of any or all Facilities under this Agreement);
(s)the provision of any Limited Recourse;
(t)any counter guarantee in relation to any rental guarantee;
(u)other than in respect of Financial Indebtedness, guarantees given by persons or undertakings acquired pursuant to a Permitted Acquisition;
(v)any deferred consideration on Permitted Disposals up to 25 per cent. of the sale consideration;
(w)any loans and guarantees entered into in connection with a Permitted Transaction or any loan or guarantee provided to a Permitted Joint Venture;
(x)loans made, credit granted or guarantees given or the entry into any transaction having the effect of lending money by any member of the Group to any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;
(y)advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the relevant member of the Group;
(z)loans made, credit granted, guarantees given or the entry into any transaction having the effect of lending money by any member of the Group constituting (i) facilities or services related to cash management, cash pooling, treasury, depository, overdraft, credit or debit card, p-cards (including purchasing cards or commercial cards), electronic funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade financial services or other cash management and cash pooling arrangements and (ii) daylight exposures of any member of the Group in respect of banking and treasury arrangements entered into in the ordinary course of business;
(aa)loans made in connection with any start-up financing or seed funding provided that any such loans shall not exceed an aggregate value equal to the greater of (i) €25,000,000 and (ii) 1.00% of Total Assets;

(ab)any loans made by any member of the Group to its employees either:
(i)in the ordinary course of its employees’ employment; or
(ii)to fund the exercise of share options or the purchase of capital stock by its employees, directors, officers or consultants of the Group, provided that the aggregate principal amount of all such loans shall not at any time exceed €10,000,000 (or its equivalent in other currencies);
(ac)any loans or guarantees relating to Excess Capacity Network Services provided that the price payable to any member of the Group in relation to such Excess Capacity Network Services is no less than the Cost incurred by the relevant member of the Group in providing such Excess Capacity Network Services;
(ad)any guarantees or similar undertakings granted by any member of the Group in favour of any tax authority in respect of any obligations of a member of the Group in respect of tax in order to facilitate the winding up of any member of the Group provided that the Facility Agent shall have first received confirmation from the Company that based on discussions with such tax authority and the Company’s reasonable assumptions, the Company does not believe that the liability under such guarantee or similar undertaking will exceed €15,000,000 (such confirmation to be supported by a letter from the Company’s auditors for the time being, confirming that based on the Company’s calculations of such tax liability the Company’s confirmation is a reasonable assessment of such tax liability);
(ae)in relation to any Permitted Business Division Transaction;
(af)in relation to any Acceptable Joint Venture; and
(ag)loans made, credit granted or guarantees given by any member of the Group not falling within any other paragraph of this Clause 22.13 (Loans and Guarantees), in an aggregate amount not exceeding the greater of €150,000,000 (or its equivalent in other currencies) and 3% of Total Assets at any time.
22.14Shareholder Loans
(a)Each Obligor will procure that at any time a Restricted Person makes any Financial Indebtedness (other than Permitted Payments) available to any member of the Group, such Restricted Person shall enter into a Pledge of Subordinated Shareholder Loans on terms and conditions satisfactory to the Facility Agent and a Security Provider’s Deed of Accession (each within 60 days of the date on which any such Financial Indebtedness is made available to that member of the Group) and provides (i) the Facility Agent with such documents and evidence as it may reasonably require as to the power and authority of the Restricted Person to enter into such Pledge of Subordinated Shareholder Loans and Security Provider’s Deed of Accession and that the same constitute valid and legally binding obligations of such Restricted Person enforceable in accordance with their terms subject (to the extent applicable) to substantially similar qualifications to those made in the legal opinions referred to in Schedule 2 (Conditions Precedent Documents); and (ii) notification of such pledge to the relevant member of the Group.
(b)Each Obligor shall ensure that each Subordinated Shareholder Loan is documented as a loan between that borrower and lender and governed by the law of the Kingdom of Belgium, Luxembourg, the State of Delaware, the State of Colorado, the State of New York, the Netherlands or England and Wales.
(c)If any existing Subordinated Shareholder Loan which is subject to a Pledge of Subordinated Shareholder Loans (each an “Existing Pledge of Subordinated Shareholder Loans”) and which is governed by the law of the Kingdom of Belgium is amended or restated such that it is governed by any law other than the law of the Kingdom of Belgium, each Obligor will procure that, on or prior to the date on which the governing law of that existing Subordinated Shareholder Loan is amended or restated, an equivalent Pledge of Subordinated Shareholder Loans governed by such law is entered into on terms which are consistent with the relevant Existing Pledge of Subordinated Shareholder Loans and terms that are satisfactory to the Security Agent and each Obligor shall provide, at the same time: (i) the Facility Agent with such documents and evidence as it may reasonably require as to the power and authority of the relevant Restricted Person to enter into such equivalent Pledge of Subordinated Shareholder Loans and that the same constitutes valid and legally binding obligations of such Restricted Person enforceable in accordance with their terms subject (to the extent applicable) to substantially similar qualifications to those made in the legal opinions referred to in Schedule 2 (Conditions Precedent Documents); and (ii) notification of such pledge to the relevant member of the Group.
22.15Intellectual Property Rights
Except as otherwise permitted by this Agreement, each Obligor will, and will procure that each of its Subsidiaries that are members of the Group will:
(a)make such registrations and pay such fees and similar amounts as are necessary to keep registered those Intellectual Property Rights owned by any member of the Group and which are material to the conduct of the business of the Group as a whole from time to time;
(b)take such steps as are necessary and commercially reasonable (including, without limitation, the institution of legal proceedings) to prevent third parties infringing those Intellectual Property Rights referred to in paragraph (a) above and (without prejudice to paragraph (a) above) take such other steps as are reasonably practicable to maintain and preserve its interests in those rights, except where failure to do so will not have or be reasonably likely to have a Material Adverse Effect;
(c)ensure that any licence arrangements in respect of the Intellectual Property Rights referred to in paragraph (a) above entered into with any third party are entered into on arm’s length terms and in the ordinary course of business (which shall include, for the avoidance of doubt, any such licensing arrangements entered into in connection with outsourcing on normal commercial terms) and will not have or be reasonably likely to have a Material Adverse Effect;
(d)not permit any registration of any of the Intellectual Property Rights referred to in paragraph (a) above to be abandoned, cancelled or lapsed or to be liable to any claim of abandonment for non-use or otherwise to the extent the same would or is reasonably likely to have a Material Adverse Effect; and
(e)pay all fees, and comply with each of its material obligations under, any licence of Intellectual Property Rights which are material to the conduct of the business of the Group as a whole from time to time.
22.16Share Capital
Each Obligor that is a member of the Group will not, and will procure that no member of the Group (other than in respect of such other members of the Group in order to permit a solvent reorganisation permitted under Clause 22.9(b)(iii) (Acquisitions and Mergers) or a solvent liquidation permitted under Clause 22.23 (Internal Reorganisations)) will, reduce its capital or purchase or redeem any class of its shares or any other ownership interest in it, except to the extent the same:
(a)constitutes a Permitted Payment;
(b)constitutes a Permitted Transaction;
(c)is in relation to a reduction of capital, purchase or redemption of any class of its shares for a nominal amount;
(d)is in relation to a reduction of capital, purchase or redemption of any class of its shares that are or will be held by or transferred to another member of the Group;
(e)is a payment to an Obligor (or, if not paid directly, results in the creation of a receivable from an Obligor or member of the Group towards the Obligor effecting the capital decrease or share redemption);
(f)is a payment by a non-Obligor to another non-Obligor;
(g)is carried out through an incorporation of losses;
(h)in the case of members of the Group other than the Obligors, is otherwise permitted by Clause 22.11 (Restricted Payments); or
(i)relates to the cancellation of the share capital of any member of the Group or any Obligor.

22.17Share security
Each Obligor will not, and will procure that no member of the Group will, issue any shares of any class provided that:
(a)notwithstanding paragraph (b) below, an Obligor may issue shares to any person other than a member of the Group and shall not be required to procure that such shares are charged or pledged in favour of the Beneficiaries, provided that such share issue does not result in a Change of Control;
(b)any member of the Group may issue shares to or otherwise acquire additional rights from any other member of the Group so long as (if any of the existing shares in the relevant member of the Group are charged or pledged in favour of any Beneficiary) such shares are charged or pledged in favour of the Beneficiaries pursuant to the terms of a Security Document and there are delivered at the same time to the Security Agent the relevant share certificates and blank stock transfer forms (or equivalent documents) in respect thereof together with such other documents and evidence and legal opinions as the Security Agent may reasonably require;
(c)the Company may issue shares to Telenet Group NV provided that such shares are charged or pledged in favour of the Beneficiaries pursuant to the terms of a Security Document and there are delivered at the same time to the Security Agent the relevant share certificates and blank stock transfer forms (or equivalent documents) in respect thereof together with such other documents and evidence and legal opinions as the Security Agent may reasonably require;
(d)any member of the Group may issue shares pursuant to the exercise of Approved Stock Options;
(e)a member of the Group may issue shares as part of an Acquisition or merger or consolidation permitted by Clause 22.9 (Acquisitions and Mergers), provided that the issue of such shares does not cause a Change of Control; and
(f)a member of the Group (other than an Obligor) may issue shares to all the holders of the share capital of such member of the Group pro rata to their interests in such share capital provided that, if any existing shares in that member of the Group are charged or pledged in favour of any Beneficiary under any Security Document, upon issue the shares that are issued to any other member of the Group are charged or pledged in favour of the Beneficiaries as provided in paragraph (b) above.
22.18Constitutive Documents
Each Obligor will not, and will procure that no member of the Group will, amend its constitutive documents in any way which would or is reasonably likely to materially adversely affect (in terms of value, enforceability or otherwise) any charge or pledge over the shares or partnership interest of any member of the Group granted to the Secured Parties pursuant to the Security Documents.
22.19ERISA
(a)Each Obligor must ensure that it shall not at any time establish, maintain, contribute to, or be required or permitted to contribute to, any Plan, or become a guarantor with respect to any Plan.
(b)No Obligor will take any action that it knows is reasonably likely to cause it to incur any liability in respect of any Plan of an ERISA Affiliate.
22.20Content Transaction
(a)Notwithstanding any other provisions of this Agreement, no Content Transaction shall be restricted by (nor deemed to constitute a utilisation of any of the permitted exceptions to) any provision of this Agreement, neither shall the implementation of any Content Transaction constitute a breach of any provision of any Finance Document, provided that:
(i)the cash proceeds of any Content Transaction are applied in accordance with Clause 10.3 (Mandatory Prepayment from Disposal Proceeds);

(ii)after giving pro forma effect for such Content Transaction, the Group continues to be in compliance with Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA); and
(iii)at the time of completion of such Content Transaction, no Event of Default has occurred and is continuing and no Event of Default would occur as a result of such Content Transaction.
(b)Any Joint Venture established pursuant to a Content Transaction shall thereafter not be subject to any restrictions under this Agreement.
22.21[RESERVED]
22.22Further Assurances
(a)The Company shall, subject to the Agreed Security Principles:
(i)within 60 days after the Closing Date, ensure that sufficient members of the Group shall become a Party as an Obligor so as to satisfy the 80% Security Test, as tested by reference to the Original Financial Statements, and, thereafter, subject to the proviso below and except as otherwise provided in this Clause 22 (General Covenants), procure that the 80% Security Test is satisfied at the end of each financial year where such test is calculated by reference to the annual financial information relating to the Group most recently delivered pursuant to Clause 20.1 (Financial Statements) and certified in the relevant Compliance Certificate accompanying the same; and
(ii)subject to any Security Interests permitted under Clause 22.5 (Negative Pledge) and Clause 29.3 (Release of Security) procure that each member of the Group which becomes a Party as an Obligor if required to satisfy the 80% Security Test shall have delivered to the Security Agent on or prior to the date of its accession to this Agreement as an Obligor, one or more Security Documents granting security over assets in accordance with the 80% Security Test other than any shares in, receivables owed by or any other interest in any Group Excluded Subsidiary or Joint Venture, or any other asset which the Security Agent agrees may be excluded from the Security Interests granted under the Security Documents (provided that the Security Agent shall not agree to exclude any asset of an Obligor from the Security where the net book value of such asset exceeds €10,000,000 (or its equivalent in other currencies) without the prior consent of the Majority Lenders (not to be unreasonably withheld or delayed)), provided that, in respect of sub-paragraph (ii) above, any member of the Group or any Permitted Affiliate Parent (as applicable) which is required to become an Obligor shall be entitled to become an Obligor without delivering any Security Documents to the Security Agent at the time of its accession to this Agreement provided that such Security Documents shall be delivered to the Security Agent within 60 days of its accession as an Obligor to this Agreement (or if longer by the end of the 60 Business Day grace period referenced in paragraph (e) of this Clause 22.22 (Further Assurance)).
(b)A breach of paragraph (a) above shall not constitute a Default if:
(i)one or more members of the Group become Guarantors in accordance with Clause 30.11 (Additional Guarantors), within 60 days of the delivery of a Compliance Certificate by the Company demonstrating that the 80% Security Test is not satisfied; and
(ii)the Facility Agent (acting reasonably) is satisfied that the 80% Security Test would have been satisfied at the end of the relevant financial year if such Compliance Certificate had been prepared on the basis that such members of the Group had been Guarantors as at that date.
(c)In relation to any provision of this Agreement which requires the Obligors or any member of the Group to deliver a Security Document for the purposes of granting any guarantee or Security for the benefit of the Finance Parties, the Security Agent agrees to execute, as soon as reasonably practicable, any such guarantee or Security Document which is presented to it for execution.
(d)For the purposes of determining whether the 80% Security Test is satisfied at any time under this Agreement other than at the end of a financial year pursuant to paragraph (a) above or for purposes of determining whether the 80% Security Test would be satisfied after a disposal or other transaction is consummated or to determine whether assets are required to remain or become subject to Security in order to comply with the 80% Security Test pursuant to paragraph (a) above or otherwise (in any such case, the “Testing Time”):
(i)the 80% Security Test shall be applied using the financial statements in respect of the financial quarter immediately preceding the Testing Time (and in the case of paragraph (e) below, including the financial information delivered pursuant to Clause 30.9 (Permitted Affiliate Group Designation)), adjusted pro forma for the transaction (which, in the case of paragraph (e) below, means the designation of the Permitted Affiliate Parent as a Borrower and/or a Guarantor and the inclusion of the Subsidiaries of the Permitted Affiliate Parent as members of the Group, in the manner set out in Clause 30.9 (Permitted Affiliate Group Designation)) for which the 80% Security Test is being tested and any other transactions that took place after the end of such financial quarter that also required the satisfaction of the 80% Security Test; and
(ii)any member of the Group which (A) is not an Obligor and (B) has not granted Security over assets in accordance with the 80% Security Test, each in favour of the Security Agent in accordance with this Clause 22 (General Covenants), shall be excluded from the numerator (but not the denominator) in the determination of whether members of the Group generating not less than 80% of Consolidated EBITDA have acceded as Guarantors for purposes of the 80% Security Test.
(e)On or prior to the date falling 60 Business Days from any Permitted Affiliate Group Designation Date, the Company shall deliver to the Facility Agent a certificate signed by an authorised signatory of the Company confirming that the 80% Security Test (calculated on a combined basis (in accordance with paragraph (d) above) across the Group (as existing immediately prior to the Permitted Affiliate Group Designation Date) and the Permitted Affiliate Parent and its Subsidiaries) is satisfied.
22.23Internal Reorganisations
(a)No Obligor shall (for these purposes, a “Predecessor Obligor”), without the prior written consent of the Majority Lenders, liquidate on a solvent basis any Borrower, any Obligor that is a Material Subsidiary or the Company (a “Solvent Liquidation”) unless:
(i)on or prior to the Solvent Liquidation, a person (the “Successor Entity”) acquires substantially all of the assets and assumes substantially all of the liabilities of the Predecessor Obligor (a “Liquidation Transfer”), excluding any rights under contracts that cannot be assigned or liabilities that will be satisfied or released upon the Solvent Liquidation, on an arm’s length basis and for full consideration;
(ii)the Successor Entity is organised in the same jurisdiction as that in which the Predecessor Obligor is organised and is either:
(A)an existing Obligor; or
(B)a Subsidiary of the Company or a Subsidiary of any Permitted Affiliate Parent that is entitled to become (and subsequently does become) an Obligor in accordance with the provisions of Clause 30.10 (Additional Borrowers) or Clause 30.11 (Additional Guarantors);
(iii)the Successor Entity does not incur any additional material liabilities in connection with the Solvent Liquidation other than those which are to be transferred to it by the Predecessor Obligor but which did not arise directly as a result of the Solvent Liquidation;
(iv)to the extent previously provided in respect of the shares or the assets of the Predecessor Obligor, the Finance Parties are granted a first ranking security interest over the shares and/or assets of the Successor Entity (but only, in the case of any Predecessor Obligor other than the Company or any Borrower at any time, to the extent required in order to comply with the 80% Security Test);
(v)no Event of Default has occurred and is continuing or would arise from the Liquidation Transfer or the Solvent Liquidation; and
(vi)immediately after the Solvent Liquidation, the following documents are delivered to the Facility Agent each in a form previously approved by the Facility Agent (acting on the instructions of the Majority Lenders):

(A)copies of solvency declarations of the directors of the Successor Entity confirming to the best of their knowledge and belief, that the Successor Entity was balance sheet solvent immediately prior to and after the Solvent Liquidation, accompanied by any report by the auditors or other advisers of the relevant Successor Entity on which such directors have relied for the purposes of giving such declaration;
(B)copies of the resolutions of the Predecessor Obligor and the Successor Entity (to the extent required by law) approving the Liquidation Transfer and/or the Solvent Liquidation (as applicable);
(C)copies of the statutory declarations of the directors of the Predecessor Obligor (to the extent required by law) given in connection with Solvent Liquidation;
(D)a copy of the executed transfer agreement relating to the Liquidation Transfer; and
(E)a legal opinion from the Successor Entity’s counsel confirming (I) the due capacity and incorporation of each of the Successor Entity and the Predecessor Obligor, (II) the power and authority of the Successor Entity to enter into and perform its obligations under this Agreement and any other Finance Document to which it is a party and (III) that the transfer agreement giving effect to the Liquidation Transfer is legally binding and enforceable in accordance with its terms.
(b)The solvent liquidation, dissolution or other reorganisation of any member of the Group (other than any Borrower and the Company) shall be permitted provided that any payments or assets distributed as a result of such solvent liquidation, dissolution or other reorganisation are distributed to other members of the Group.
22.24Limited Condition Transaction
(a)In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Company, be deemed satisfied, so long as no Default or Event of Default, as applicable, exists on the date the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is entered into. For the avoidance of doubt, where the Company has exercised its option under the first sentence of this paragraph (a) and any Default or Event of Default occurs following the date that such definitive agreement for a Limited Condition Transaction is entered into prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted under this Agreement.
(b)In connection with any action being taken in connection with a Limited Condition Transaction for purposes of determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the ratio of Net Senior Debt to Consolidated Annualised EBITDA or Net Total Debt to Consolidated Annualised EBITDA, or testing baskets set forth in this Agreement including baskets measured as a percentage or multiple, as applicable, of Total Assets or Consolidated Annualised EBITDA, in each case, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether such action is permitted under this Agreement shall be deemed to be the date that the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is entered into (the “LCT Test Date”) provided that the Company shall be entitled to subsequently elect, in its sole discretion, the date of consummation of such Limited Condition Transaction instead of the LCT Test Date as the applicable date of determination and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Financial Indebtedness and the use of proceeds thereof), as are appropriate and consistent with the pro forma adjustment provisions set forth in this Agreement, the Company, a Permitted Affiliate Parent or any member of the Group could have taken such action on the relevant LCT Test Date in compliance with the relevant ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with.
(c)If the Company has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Annualised EBITDA or Total Assets, of the

Company, a Permitted Affiliate Parent and any member of the Group or the person or assets subject to the Limited Condition Transaction (as if each reference to the Company or a member of the Group in such definitions was to such person or assets) at or prior to the consummation of the relevant transaction or action, such ratios, tests or basket amounts will not be deemed to have been exceeded as a result of such fluctuations. If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, test or basket availability under this Agreement on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Financial Indebtedness and the use of proceeds thereof) have been consummated.
22.25Group Redesignation
The Company may at any time deliver a notice (a “Group Redesignation Notice”) to the Facility Agent designating any Holding Company of the Company and/or any Holding Company of any Permitted Affiliate Parent as a “New Group Topco” for the purposes of this Agreement provided that taking into account any actions to be taken by the Company for the benefit of the Lenders, it would not be materially prejudicial to the interests of the Lenders in the opinion of the Facility Agent (acting reasonably).
22.26Security Documents – Change of Jurisdiction
Notwithstanding any other provision of any Finance Document:
(a)SuperHoldco (for so long as it is not a member of the Group) and any other person which is not a member of the Group but which has provided Security which is governed by Belgian law (each a “Belgian Law Security Provider”) shall be permitted to change its jurisdiction of incorporation (including as a result of a merger) provided that:
(i)prior to such change in jurisdiction of incorporation, the relevant Belgian Law Security Provider shall consult with the Security Agent (acting reasonably) with a view to taking steps (other than a release and retake of the relevant Security) to ensure the continuation and effectiveness of the relevant Security and shall undertake all such commercially reasonable steps to ensure the continuity and effectiveness of the relevant Security; and
(ii)if it is not possible to take any steps in accordance with paragraph (i) above, the relevant Belgian Law Security Provider (or its successors, assigns or a post-merger surviving person) shall enter into replacement security (the “Replacement Security”)  prior to the date of any change of jurisdiction of incorporation on terms which are:
(A)consistent with the relevant existing Security; and
(B)satisfactory to the Security Agent (acting reasonably),
and the Security Agent shall be authorised to release the relevant existing Security following the Belgian Law Security Provider’s entry into the Replacement Security; and
(b)any member of the Group which has provided Security which is governed by Belgian law (each a “Group Belgian Law Security Provider”) shall be permitted to change its jurisdiction of incorporation (including by way of a merger in accordance with Clause 22.9 (Acquisitions and Mergers)) provided that:
(i)prior to such change in jurisdiction of incorporation, the relevant Group Belgian Law Security Provider shall consult with the Security Agent (acting reasonably) with a view to taking steps (other than a release and retake of the relevant Security) to ensure the continuation and effectiveness of the relevant Security and/or the obligations under the relevant Security Documents and shall undertake all such commercially reasonable steps to ensure the continuity and effectiveness of the relevant Security and/or the obligations under the relevant Security Documents; and
(ii)if it is not possible to take any steps in accordance with paragraph (i) above, the relevant Group Belgian Law Security Provider (or its successors, assigns or a post-merger surviving person) shall enter into replacement security (the “Group Replacement Security”)  prior to the date of any change of jurisdiction of incorporation on terms which are:
(A)consistent with the relevant existing Security; and
(B)satisfactory to the Security Agent (acting reasonably),
and the Security Agent shall be authorised to release the relevant existing Security following the Group Belgian Law Security Provider’s entry into the Group Replacement Security.
23.DEFAULT
23.1Events of Default
Each of the events or circumstances set out in Clauses 23.2 (Non-payment) to 23.15 (Acceleration Following Financial Ratio Breach) is an Event of Default.
23.2Non-payment
An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the relevant amount is paid in full within three Business Days (in the case of principal amounts) or five Business Days (in the case of other amounts) of the due date.
23.3Breach of Other Obligations
(a)An Obligor does not comply with any of Clauses 22.4 (Pari Passu Ranking), 22.5 (Negative Pledge), 22.6 (Disposals), 22.9 (Acquisitions and Mergers), 22.11 (Restricted Payments), 22.13 (Loans and Guarantees) or 22.17 (Share security), unless the non-compliance:
(i)is capable of remedy; and
(ii)is remedied within 30 days of the earlier of the Facility Agent giving notice of the breach to the Company and any Obligor becoming aware of the non-compliance.
(b)An Obligor does not comply with any other term of the Finance Documents (other than (A) any term referred to in Clause 23.2 (Non-payment) or in paragraph (a) above and (B) (without prejudice to Clause 23.15 (Acceleration Following Financial Ratio Breach) or Clause 23.17 (Maintenance Covenant Revolving Facility Acceleration)), Clause 21 (Financial Covenant)), unless the non-compliance:
(i)is capable of remedy; and
(ii)is remedied within 30 days of the earlier of the Facility Agent giving notice of the breach to the Company and any Obligor becoming aware of the non-compliance.
(c)During the Clean Up Period (as defined below), references to the Group, Material Subsidiaries or any member of the Group in Clauses 19 (Representations and Warranties), 22 (General Covenants) and 23 (Default) will not include any person which has been acquired pursuant to a Permitted Acquisition if the relevant event or circumstance, which would, but for the operation of this paragraph (c), have resulted in a Default:
(i)existed prior to the date of such Permitted Acquisition;
(ii)is capable of remedy during the Clean Up Period and reasonable steps are being taken, having become aware of such event or circumstance, to ensure that such event or circumstance is being remedied;
(iii)was not procured or approved by any member of the Group; and
(iv)has not resulted in or could not be reasonably expected to have, a Material Adverse Effect.

“Clean Up Period” means the period commencing on the date of completion of any Permitted Acquisition referred to in this paragraph (c) and ending on the date falling 180 days thereafter.
23.4Misrepresentation
A representation or warranty made or repeated by an Obligor in or in connection with any Finance Document or in any document delivered by or on behalf of any Obligor under or in connection with any Finance Document is incorrect or misleading in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation or breach of warranty:
(a)are capable of remedy; and
(b)are remedied within 30 days of the earlier of the Facility Agent giving notice and the Obligor becoming aware of the misrepresentation or breach of warranty.
23.5Cross-default and Cross-acceleration
Any of the following occurs in respect of a member of the Group or SuperHoldco or, after a Permitted Affiliate Group Designation Date, the Permitted Affiliate Holdco:
(a)Subject to paragraph (c) below, any of its Financial Indebtedness is not paid when due and payable (after the expiry of any originally applicable grace period).
(b)Subject to paragraph (c) below, any of its Financial Indebtedness:
(i)becomes prematurely due and payable; or
(ii)is capable of being declared by or on behalf of a creditor to be prematurely due and payable or of being placed on demand, in each case, as a result of an event of default or any provision having a similar effect (howsoever described).
(c)It shall not be an Event of Default under this Clause 23.5 (Cross-default and Cross-acceleration):
(i)where the aggregate principal amount (or, if the relevant Financial Indebtedness related to a Hedging Agreement, the amount or value (as applicable)) of all Financial Indebtedness to which any event specified in paragraph (a) or (b) above relates is less than €75,000,000 (or its equivalent in other currencies);
(ii)if the circumstance which would otherwise have caused an Event of Default under this Clause 23.5 (Cross-default and Cross-acceleration) is being contested in good faith by appropriate action;
(iii)if the circumstance which would otherwise have caused an Event of Default under this Clause 23.5 (Cross-default and Cross-acceleration) is in respect of Financial Indebtedness which is cash-collateralised and such cash is available for application in satisfaction of such Financial Indebtedness;
(iv)if the circumstance which would otherwise have caused an Event of Default under this Clause 23.5 (Cross-default and Cross-acceleration) is in respect of Financial Indebtedness owing by a member of the Group to another member of the Group which is permitted under this Agreement;
(v)in the case of a Permitted Acquisition which results in a person becoming a member of the Group, for a period of 180 days following completion of that Permitted Acquisition by reason only of an event of default (however described) arising in relation to the Financial Indebtedness of that acquired person as a result only of the Permitted Acquisition of that acquired person, provided that such Financial Indebtedness does not become prematurely due and payable or is not otherwise accelerated during that period;

(vi)if the relevant Financial Indebtedness relates to Hedging Agreements in respect of which a termination event occurs as a result of the refinancing or redemption of any Financial Indebtedness of the Group or any Holding Company of a member of the Group at any time;
(vii)if the relevant Financial Indebtedness is in relation to a Maintenance Covenant Revolving Facility; or
(viii)if the relevant Financial Indebtedness is covered by a Documentary Credit or a letter of credit, bank guarantee, indemnity or other documentary credit under an Ancillary Facility.
23.6Insolvency
(a)Any of the following occurs in respect of a Material Group Member:
(i)it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or insolvent (is in staat van staking van betalingen/est en état de cessation de paiments);
(ii)it admits its inability to pay its debts as they fall due;
(iii)it suspends making payments on any of its debts generally or announces an intention so to do;
(iv)by reason of actual or anticipated financial difficulties, it begins negotiations with any creditors generally for the rescheduling of any of its indebtedness (excluding any Finance Party in its capacity as such); or
(v)a moratorium is declared in respect of any of its indebtedness exceeding €10,000,000 (or its equivalent) in aggregate.
(b)United States of America: any Material Group Member which is formed, organised or incorporated under the laws of the United States or any State of the United States or the District of Columbia, or that resides or has a domicile, a place of business or property in the United States (each a “U.S. Obligor”):
(i)admits in writing its inability to, or be generally unable to, pay its debts as such debts become due;
(ii)makes a general assignment for the benefit of creditors;
(iii)shall have had appointed a receiver, a custodian, trustee or similar official for, or a receiver, custodian, trustee or similar official shall have taken possession of, all or substantially all of its assets, in proceedings brought by or against such Obligor or Material Subsidiary, and such appointment shall not have been discharged or such possession shall not have been terminated within 60 days after the effective date thereof or such Obligor or Material Subsidiary shall have consented to or acquiesced in such appointment or possession;
(iv)shall have filed a petition for relief under the insolvency, bankruptcy or similar laws of the United States of America or any state thereof, or an involuntary petition for such relief shall have been filed against any such Obligor or Material Subsidiary under such laws and shall not have been dismissed or terminated within 60 days after such involuntary petition is filed; or
(v)shall have failed to have discharged or obtained a stay of any proceeding to enforce, within a period of 45 days after the commencement thereof, any attachment, sequestration or similar proceeding asserted against all or substantially all of the assets of such Obligor or Material Subsidiary.
23.7Insolvency Proceedings
(a)Except as provided below, any of the following occurs in respect of a Material Group Member:
(i)any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors;

(ii)a meeting of it is convened for the purpose of considering any resolution for (or to petition for) its winding-up, administration, examination or dissolution or any such resolution is passed;
(iii)any person presents a petition or files documents with the appropriate legal authorities for its winding-up, administration, examination, dissolution, bankruptcy (faillite/faillissement) or judicial composition (concordat judiciaire/gerechtelijk akkoord);
(iv)an order for its winding-up, administration, examination, dissolution, bankruptcy (faillite/faillissement) or judicial composition (concordat judiciaire/gerechtelijk akkoord) is made;
(v)any liquidator, trustee in bankruptcy, examination, judicial custodian, compulsory manager, receiver, administrative receiver, administrator, voorlopig bewindvoerder/administrateur judiciaire or similar officer is appointed in respect of it;
(vi)its directors or other officers request the appointment of a liquidator, trustee in bankruptcy, examination, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or
(vii)any other analogous step or procedure is taken in any jurisdiction.
(b)Paragraph (a) above does not apply to:
(i)any step or procedure which is part of a Permitted Transaction;
(ii)a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence or where steps are diligently being taken to remedy the grounds for the petition and (in each case) the relevant petition is discharged or struck out within 90 days (or within 30 days of the end of any longer period applicable under an order of court staying proceedings) or such longer period as the Majority Lenders may agree (acting reasonably);
(iii)any solvent liquidation or dissolution pursuant to Clause 22.23 (Internal Reorganisations); or
(iv)any action or proceeding which can be demonstrated to the satisfaction of the Facility Agent (within 30 days of any such action or proceedings having commenced) as being frivolous, vexatious or an abuse of the process of the court.
23.8Creditors’ Process
Any attachment, sequestration, execution, executory or conservatory seizure (uitvoerend of bewarend beslag/saisie exécution ou conservatoire) or analogous event affects any asset(s) of a Material Group Member, having an aggregate value of €75,000,000, or more and (in the case of a conservatory seizure or sequestration) is not discharged within 90 days.
23.9Similar Proceedings
Anything which has an equivalent effect to any of the events specified in Clauses 23.6 (Insolvency) to 23.8 (Creditors’ Process) (inclusive) shall occur under the laws of any applicable jurisdiction in relation to any Material Group Member.
23.10Cessation of Business
An Obligor or a member of the Group ceases, or threatens to cease, to carry on business in circumstances which would have a Material Adverse Effect except:
(a)as part of a Permitted Transaction; or
(b)as a result of any disposal allowed under this Agreement.

23.11Effectiveness of Finance Documents
(a)It is or becomes unlawful for any member of the Group or any Subordinated Creditor to perform any of its payment or other material obligations under the Finance Documents.
(b)An Obligor or Subordinated Creditor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.
23.12Intercreditor Agreement
(a)Any Obligor, member of the Group or Subordinated Creditor does not perform its material obligations under, or breaches the terms of, the Intercreditor Agreement unless the non-compliance:
(i)is capable of remedy; and
(ii)is remedied within 30 days of the earlier of the Facility Agent giving notice of the breach to the Company and any Obligor becoming aware of the non-compliance.
(b)A representation or warranty given by an Obligor in the Intercreditor Agreement is incorrect in any material respect unless the circumstances giving rise to the misrepresentation or breach of warranty:
(i)are capable of remedy; and
(ii)are remedied within 30 days of the earlier of the Facility Agent giving notice and the Obligor becoming aware of the misrepresentation or breach of warranty.
23.13Loss of Licences
Any Licence is in whole or part:
(a)terminated, suspended or revoked or does not remain in full force and effect or otherwise expires and is not renewed prior to its expiry (in each case, without replacement by a Licence(s) having a substantially equivalent effect) in any case in a manner which would or is reasonably likely to have a Material Adverse Effect; or
(b)is modified or is breached in a manner which would or is reasonably likely to have a Material Adverse Effect.
23.14Material Adverse Change
Any event or series of events occurs which would or is reasonably likely to have a Material Adverse Effect.
23.15Acceleration Following Financial Ratio Breach
The Composite Revolving Facility Instructing Group directs the Facility Agent to take any action in accordance with Clause 23.17 (Maintenance Covenant Revolving Facility Acceleration) as a result of a breach of the undertaking set out in Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA).
23.16Acceleration
If an Event of Default is continuing, the Facility Agent shall, if the Majority Lenders so direct, by notice to the Company:
(a)cancel all or any part of the Total Telenet Additional Facility Commitments, Total Revolving Facility A Commitments, Total Revolving Facility B Commitments and/or Ancillary Facility Commitments if not already cancelled under Clause 23.18 (Automatic Acceleration); and/or
(b)declare that all or part of any amounts outstanding (or cash cover in respect of any amounts outstanding under any Ancillary Facilities or Documentary Credits) under the Finance Documents are:

(i)immediately due and payable; and/or
(ii)payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.
Any notice given under this Clause 23.16 (Acceleration) will take effect in accordance with its terms.
23.17Maintenance Covenant Revolving Facility Acceleration
In the event of a breach of the undertaking set out in Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA) which is continuing, subject to the expiry of the cure period in Clause 21.4 (Cure Provisions), the Facility Agent shall, if the Composite Revolving Facility Instructing Group so directs, by notice to the Company:
(a)cancel all or any part of the Commitments in relation to any Maintenance Covenant Revolving Facility (other than in respect of Rollover Loans) and any related Ancillary Facility Commitments;
(b)demand that all or part of the Revolving Facility Outstandings and/or any Telenet Additional Facility Outstandings in relation to a Telenet Additional Facility that is a Maintenance Covenant Revolving Facility be immediately due and payable, whereupon they shall become immediately due and payable together with all interest accrued on those Maintenance Covenant Revolving Facilities and all other amounts payable by the Obligors under those Maintenance Covenant Revolving Facilities;
(c)declare that all or part of the Revolving Facility Outstandings and/or any Telenet Additional Facility Outstandings in relation to a Telenet Additional Facility that is a Maintenance Covenant Revolving Facility be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Composite Revolving Facility Instructing Group;
(d)declare that cash cover in respect of each Documentary Credit under any Maintenance Covenant Revolving Facility is immediately due and payable, at which time it shall become immediately due and payable;
(e)declare that cash cover in respect of each Documentary Credit under any Maintenance Covenant Revolving Facility is payable on demand, at which time it shall immediately become payable on demand by the Facility Agent on the instructions of the Composite Revolving Facility Instructing Group;
(f)declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities in relation to any Maintenance Covenant Revolving Facility be immediately due and payable, at which time they shall become immediately due and payable; and/or
(g)declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities in relation to any Maintenance Covenant Revolving Facility be payable on demand, at which time they shall immediately become payable on demand by the Facility Agent on the instructions of the Composite Revolving Facility Instructing Group.
Any notice given under this Clause 23.17 (Maintenance Covenant Revolving Facility Acceleration) will take effect in accordance with its terms.
23.18Automatic Acceleration
If an Event of Default described in Clause 23.6(b)(ii), (b)(iii) or (b)(iv) (Insolvency) occurs, or upon the entry of an order for relief in a voluntary or involuntary bankruptcy of a U.S. Obligor, all outstanding Advances drawn by a U.S. Borrower under this Agreement will be immediately and automatically due and payable and the Total Telenet Additional Facility Commitments, Total Revolving Facility A Commitments and Total Revolving Facility B Commitments (in each case to the extent they relate to such Advances) will, if not already cancelled under this Agreement, be immediately and automatically cancelled.
23.19Excluded Matters
(a)Notwithstanding any other term of the Finance Documents:
(i)no Permitted Transaction;

(ii)other than in the case of an Event of Default under Clause 23.2 (Non-payment), no breach of any representation, warranty, undertaking or other term of (or default or event of default under) a Hedging Agreement or an Ancillary Facility Document; and
(iii)no Withdrawal Event,
shall (or shall be deemed to) constitute a breach of any representation and warranty or undertaking in the Finance Documents or result in the occurrence of a Default or an Event of Default and shall be expressly permitted under the terms of the Finance Documents.
(b)For the purpose of this Clause, “Withdrawal Event” means:
(i)the withdrawal of any participating member state of the European Union from the single currency of the participating member states of the European Union (being the Euro);
(ii)the redenomination of the Euro into any other currency by the government of any current or former participating member state of the European Union; and/or
(iii)the withdrawal (or any vote or referendum electing to withdraw) of any member state from the European Union.
24.THE ADMINISTRATIVE PARTIES
24.1Appointment and Duties of the Agents
(a)Each Finance Party (other than the Facility Agent and the Security Agent (as the case may be)) irrevocably appoints each Agent to act as its agent under and in connection with the Finance Documents.
(b)Each Finance Party irrevocably authorises each Agent to:
(i)perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and
(ii)execute each Finance Document expressed to be executed by such Agent.
(c)Each Agent has only those duties which are expressly specified in the Finance Documents. Subject to the terms of Clause 2.6 (Security Agent as Joint Creditor), those duties are solely of a mechanical and administrative nature.
24.2Role of the Mandated Lead Arrangers
Except as specifically provided in the Finance Documents, no Mandated Lead Arranger has any obligation of any kind to any other Party in connection with any Finance Document.
24.3No Fiduciary Duties
Nothing in the Finance Documents makes an Administrative Party, L/C Bank or any Ancillary Facility Lender a trustee or fiduciary for any other Party or any other person. No Administrative Party, L/C Bank or any Ancillary Facility Lender need hold in trust any moneys paid to it or recovered by it for a Party in connection with the Finance Documents or be liable to account for interest on those moneys.
24.4Individual Position of an Administrative Party
(a)If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.
(b)Each Administrative Party, each L/C Bank and each Ancillary Facility Lender may:

(i)carry on any business with an Obligor or its related entities (including acting as an agent or a trustee for any other financing); and
(ii)retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with an Obligor or its related entities.
24.5Reliance
Each Agent and each L/C Bank may:
(a)rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;
(b)rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;
(c)assume, unless the context otherwise requires, that any communication made by an Obligor is made on behalf of and with the consent and knowledge of each Obligor;
(d)engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the relevant Agent); and
(e)act under the Finance Documents through its personnel and agents.
24.6Majority Lenders’ Instructions
(a)Each Agent is fully protected if it acts on the instructions of the Majority Lenders, the Super Majority Lenders, the Composite Revolving Facility Instructing Group, the Revolving Facility Instructing Group or any other specified percentage or group of Lenders (as applicable) in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders, the Super Majority Lenders, the Composite Revolving Facility Instructing Group, the Revolving Facility Instructing Group or any other specified percentage or group of Lenders (as applicable) will be binding on all the Lenders. In the absence of instructions, each Agent may act as it considers to be in the best interests of all the Lenders.
(b)Each Agent may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party, the Majority Lenders or any other specified percentage or group of Lenders has not been exercised.
(c)No Agent is authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings in connection with any Finance Document.
(d)Each Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Majority Lenders.
24.7Responsibility
(a)No Administrative Party nor any L/C Bank is responsible to any other Finance Party for the adequacy, accuracy or completeness of any statement or information (whether written or oral) made in or supplied in connection with any Finance Document including the Information Memorandum.
(b)No Administrative Party is responsible to any other Finance Party for the legality, validity, effectiveness, adequacy, completeness or enforceability of any Finance Document or any other document.
(c)Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:
(i)has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each

Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and
(ii)has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document or agreement entered into in anticipation of or in connection with any Finance Document.
24.8Exclusion of Liability
(a)No Agent, L/C Bank or Ancillary Facility Lender is liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.
(b)No Party (other than the relevant Agent, L/C Bank or Ancillary Facility Lender) may take any proceedings against any officers, employees or agents of another Administrative Party, L/C Bank or Ancillary Facility Lender in respect of any claim it might have against that Agent, L/C Bank or Ancillary Facility Lender or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document. Any officer, employee or agent of an Administrative Party may rely on this Clause 24.8 (Exclusion of Liability) and enforce its terms under the Third Parties Act.
(c)An Agent is not liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by that Agent if that Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by that Agent for that purpose.
(d)Nothing in this Agreement will oblige any Administrative Party to satisfy any know your customer requirement in relation to the identity of any person on behalf of any Finance Party.
(e)Each Finance Party confirms to each Administrative Party that it is solely responsible for any know your customer requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.
24.9Default
(a)Neither Agent is obliged to monitor or enquire whether a Default has occurred. No Agent is deemed to have knowledge of the occurrence of a Default.
(b)If an Agent:
(i)receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or
(ii)is aware of the non-payment of any principal, interest or fee payable to a Lender under this Agreement, it must promptly notify the other Lenders.
24.10Information
(a)Each Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to that Agent by a Party for that person.
(b)Except where a Finance Document specifically provides otherwise, no Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(c)Except as provided above, no Agent has a duty:
(i)either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the Signing Date; or
(ii)unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.
(d)In acting as an Agent, the agency division of that Agent is treated as a separate person from its other divisions and departments. Any information acquired by an Agent which, in its opinion, is acquired by it otherwise than in its capacity as that Agent may be treated as confidential by that Agent and will not be treated as information possessed by that Agent in its capacity as such.
(e)The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by or on behalf of a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Finance Documents.
(f)The Facility Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Company and shall disclose the same upon the written request of the Company or the Majority Lenders.
(g)Each Obligor irrevocably authorises each Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as that Agent.
(h)The Facility Agent may execute on behalf of any L/C Bank any Documentary Credit issued under this Agreement.
24.11Indemnities
(a)Without limiting the liability of any Obligor under the Finance Documents, each Lender must indemnify each Agent for that Lender’s Pro Rata Share of any cost, claim, loss, expense (including legal fees) or liability incurred by such Agent in acting as the Facility Agent or the Security Agent, except to the extent that the loss or liability is caused by such Agent’s gross negligence or wilful misconduct.
(b)If a Party owes an amount to an Agent under the Finance Documents, that Agent may, after giving notice to that Party:
(i)deduct from any amount received by it for that Party any amount due to that Agent from that Party under a Finance Document but unpaid; and
(ii)apply that amount in or towards satisfaction of the owed amount, and that Party will be regarded as having received the amount so deducted.
24.12Compliance
Each Agent may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.
24.13Resignation of an Agent
(a)Each Agent may resign and appoint any of its Affiliates as successor Agent by giving notice to the other Finance Parties and the Company.
(b)Alternatively, an Agent may resign by giving notice to the Finance Parties and the Company, in which case the Majority Lenders may appoint a successor Agent.
(c)If no successor Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the resigning Agent may appoint a successor for such Agent.
(d)The person(s) appointing a successor Agent must, if practicable, consult with the Company prior to the appointment.

(e)The resignation of an Agent and the appointment of any successor Agent will both become effective only when the successor Agent notifies all the Parties that it accepts its appointment. On giving the notification, the successor Agent will succeed to the position of the Facility Agent or Security Agent as appropriate and the term Facility Agent will mean the successor Facility Agent and the term Security Agent will mean the successor Security Agent.
(f)The retiring Agent must, at its own cost, make available to the successor Agent such documents and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under the Finance Documents.
(g)Upon its resignation becoming effective, this Clause 24 (The Administrative Parties) will continue to benefit the retiring Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.
(h)The Majority Lenders may, by notice to an Agent, require it to resign under paragraph (b) above.
(i)The Company may provided no Default is continuing, following a period of consultation with the relevant Agent of not less than 14 days, by notice to that Agent require it to resign. Such notice must specify the reasons for which the Company is seeking the Agent’s resignation. In this event, the relevant Agent shall resign in accordance with paragraph (b) above and the Company shall appoint a successor (without any requirement to obtain any Lender’s consent but the successor Agent shall notify the Lenders of its appointment) Agent acting through an office in the United Kingdom or Belgium. The Company may exercise such right to replace the Facility Agent twice during the life of the Facilities.
(j)If requested by the Company by written notice to the Facility Agent, the Facility Agent shall resign in accordance with this Clause 24.13 (Resignation of an Agent) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents the Facility Agent notifies the Company that the Facility Agent will cease to be a FATCA Exempt Party on or after that FATCA Application Date and (in each case) the Company reasonably believes that a Party would be required to make a deduction on account of FATCA that would not be required if the Facility Agent were a FATCA Exempt Party.
24.14Relationship with Lenders
(a)Each Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days’ prior notice from that Lender to the contrary.
(b)Each Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.
(c)The Facility Agent must keep a register with respect to the Parties (which shall be maintained on behalf of all the Parties) and the Commitments and must supply any other Party with a copy of the information contained in that register on request. The register must include:
(i)the name, address and other contact details of each Party;
(ii)the Facility Office of each Lender;
(iii)the Commitments of each Lender;
(iv)the principal amounts, the applicable interest rates and, if applicable, the Terms of each Lender’s Advances; and
(v)information concerning any other amounts owing to a Finance Party.
(d)Entries in the register shall be conclusive and binding, absent manifest error.

(e)Without limitation of any other provision of this Agreement, no transfer or assignment of an interest in an Advance or Commitment hereunder shall be effective unless and until recorded in the register referred to in this Clause 24.14 (Relationship with Lenders).
24.15Notice Period
Where this Agreement specifies a minimum period of notice to be given to an Agent, that Agent may, at its discretion, accept a shorter notice period.
24.16Release of Security
The Security Agent shall manage the Security Documents on its own behalf and as agent on behalf of the other Finance Parties. The Security Agent shall and is hereby authorised by each of the Finance Parties (and to the extent it may have any interest therein, every other Party) to execute on behalf of itself and each of the Finance Parties (other than the Security Agent) and every other Party where relevant without the need for any further referral to, or authority from, any Finance Party or other Party all such releases of security and guarantees given by Obligors under any Finance Document. The Security Agent may effect such a release as soon as it has received confirmation from the Facility Agent that all Finance Party Claims and Security Agent Claims have been repaid in full and there is no possibility of any Finance Party Claims and Security Agent Claims coming or re-entering into existence.
24.17Impaired Agent
(a)If, at any time, the Facility Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Facility Agent may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Finance Party beneficially entitled to that payment under the Finance Documents. In each case such payments must be made within five Business Days of the due date for payment under the Finance Documents.
(b)All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.
(c)A Party which has made a payment in accordance with this Clause 24.17 (Impaired Agent) shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.
(d)Promptly upon the appointment of a successor Facility Agent in accordance with Clause 24.13 (Resignation of an Agent), each Party which has made a payment to a trust account in accordance with this Clause 24.17 (Impaired Agent) shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution in accordance with this Agreement.
24.18Role of Reference Banks and Alternative Reference Banks
(a)No Reference Bank or Alternative Reference Bank is under any obligation to provide a quotation or any other information to the Facility Agent.
(b)No Reference Bank or Alternative Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.
(c)No Party (other than the relevant Reference Bank or Alternative Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank or Alternative Reference Bank in respect of any claim it might have against that Reference Bank or Alternative Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank or Alternative Reference Bank may rely on this Clause 24.18 (Role of Reference Banks and Alternative Reference Banks) subject to Clause 1.2(f) (Construction) and the provisions of the Third Parties Act.

24.19Third party Reference Banks and Alternative Reference Banks
A Reference Bank or Alternative Reference Bank which is not a Party may rely on Clause 24.18 (Role of Reference Banks and Alternative Reference Banks) and Clause 32 (Confidentiality of Funding Rates and Reference Bank Quotations) notwithstanding Clause 1.2(f) (Construction) and the provisions of the Third Parties Act.
25.EVIDENCE AND CALCULATIONS
25.1Accounts
Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.
25.2Certificates and Determinations
Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.
25.3Calculations
(a)Subject to Clause 1.8 (Existing Fixed Rate Facilities) and anything to the contrary set out in an applicable Telenet Additional Facility Accession Agreement, any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or otherwise, depending on what the Facility Agent determines (acting reasonably) is market practice.
(b)The aggregate amount of any accured interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places.
25.4Reductions
Any repayment of any Advance denominated in an Optional Currency shall reduce the amount of such Advance by the amount of such Optional Currency repaid and shall reduce the Euro Amount of such Advance proportionately.
26.FEES
26.1Agent’s Fee
The Company must pay to the relevant Agent for its own account an agency fee in the manner agreed in the Fee Letter between that Agent and the Company.
26.2Arrangement Fee
The Company must pay to each Mandated Lead Arranger for its own account an arrangement fee in the manner agreed in the Fee Letter between the Mandated Lead Arrangers and the Company.
26.3Commitment Fee
(a)Subject to paragraph (c) below, the Company shall pay (or arrange to pay) to the Facility Agent for distribution to each Lender under Revolving Facility A a commitment fee in respect of Revolving Facility A computed at the rate of 40 per cent. of the Revolving Facility Margin per annum, which shall accrue on that Lender’s Available Revolving Facility A Commitment on each day during the period on and from the 2020 Amendment Effective Date to the last day of the Availability Period for Revolving Facility A and shall be payable quarterly in arrears from such date. The accrued commitment fee is also payable to the Facility Agent for distribution to a Lender under Revolving Facility A on the date its Revolving Facility A Commitment is cancelled in full.
(b)Subject to paragraph (c) below, the Company shall pay (or arrange to pay) to the Facility Agent for distribution to each Lender under Revolving Facility B a commitment fee in respect of Revolving Facility B computed at the rate of 40 per cent. of the Revolving Facility Margin per annum, which shall accrue on that Lender’s Available Revolving Facility B Commitment on each day during the period on and from the

2020 Amendment Effective Date to the last day of the Availability Period for Revolving Facility B and shall be payable quarterly in arrears from such date. The accrued commitment fee is also payable to the Facility Agent for distribution to a Lender under Revolving Facility B on the date its Revolving Facility B Commitment is cancelled in full.
(c)No commitment fee payable under the terms of this Agreement or any Fee Letter or any Telenet Additional Facility Accession Agreement shall be payable to the Facility Agent (for the account of any Lender) on any Available Commitment under Revolving Facility A, Revolving Facility B or any Telenet Additional Facility that is a revolving loan facility (as applicable) of that Lender for any date on which that Lender is a Defaulting Lender.
(d)Any commitment fee in respect of the Original Revolving Facility which accrued to a Lender prior to the 2023 Amendment Effective Date shall be deemed to have accrued under Revolving Facility A if such Lender is a Lender under Revolving Facility A as of the 2023 Amendment Effective Date and shall be deemed to have accrued under Revolving Facility B if such Lender is a Lender under Revolving Facility B as of the 2023 Amendment Effective Date.
26.4Documentary Credit Fee
Each Borrower shall, in respect of each Documentary Credit issued on its behalf pay (or procure the payment of) to the Facility Agent for the account of each L/C Lender (for distribution in proportion to each L/C Lender’s L/C Proportion of such Documentary Credit) a documentary credit fee in the currency in which the relevant Documentary Credit is denominated at a rate equal to the applicable Margin applied on the Outstanding L/C Amount in relation to such Documentary Credit (less any amount which has been repaid or prepaid). Such documentary credit fee shall be paid in arrears on 31 March, 30 June, 30 September and 31 December during the Term of the relevant Documentary Credit and on the relevant Expiry Date (or the date of its repayment, prepayment or cancellation, if earlier) for that Documentary Credit.
26.5L/C Bank Fee
Each relevant Borrower shall pay (or procure the payment of) to any L/C Bank a fronting fee in respect of each Documentary Credit requested by it and issued by that L/C Bank, in the amount and at the times agreed in any letter entered into between such L/C Bank and such Borrower.
27.INDEMNITIES AND BREAK COSTS
27.1Currency Indemnity
(a)Each Obligor must within 10 Business Days of demand, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:
(i)that Finance Party receiving an amount in respect of an Obligor’s liability under the Finance Documents; or
(ii)that liability being converted into a claim, proof, judgment or order, in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.
(b)Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.
27.2Other Indemnities
(a)Each Obligor must, within 10 Business Days of demand, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:
(i)the occurrence of any Event of Default;

(ii)any failure by an Obligor to pay any amount due under a Finance Document on its due date, including resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;
(iii)(other than by reason of negligence or default by that Finance Party) an Advance not being made after a Request has been delivered for that Advance; or
(iv)an Advance (or part of an Advance) not being prepaid in accordance with this Agreement.
Each Obligor’s liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document or any Advance.
(b)Each Obligor must, within 10 Business Days of demand, indemnify the Facility Agent against any reasonable loss or liability incurred by the Facility Agent (acting reasonably) as a result of:
(i)investigating any event which the Facility Agent reasonably believes to be an Event of Default; or
(ii)acting or relying on any notice which it reasonably believes to be genuine, correct and appropriately authorised.
27.3Break Costs
(a)Each Borrower must within ten Business Days of demand by a Lender pay to each Lender its Break Costs attributable to all or any part of any Term Rate Advance or Unpaid Sum in relation to a Term Rate Advance to the extent specified in the Reference Rate Terms applicable to such Term Rate Advance or Unpaid Sum.
(b)Each Lender must, as soon as reasonably practicable after a demand by the Facility Agent, supply to the Facility Agent for the relevant Borrower details of the amount of any Break Costs claimed by it under this Clause 27.3 (Break Costs).
(c)Break Costs shall not apply to any Compounded Rate Advance or Fixed Rate Advance.
28.EXPENSES
28.1Initial Costs
Each Obligor must pay to each Administrative Party the amount of all reasonable duly evidenced costs and expenses (including legal fees, any value added tax or similar tax and any costs associated with perfecting any security under the Security Documents) incurred by it in connection with the negotiation, preparation, printing, entry into and syndication of the Finance Documents.
28.2Subsequent Costs
Each Obligor must pay to an Agent the amount of all reasonable duly evidenced costs and expenses (including legal fees, subject to any agreed caps, any value added tax or similar tax and any costs associated with perfecting any security under the Security Documents) incurred by it in connection with:
(a)the negotiation, preparation, printing and entry into of any Finance Document executed after the Signing Date; and
(b)any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by this Agreement.
28.3Enforcement Costs
Each Obligor must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with:
(a)the enforcement of, or the preservation of any rights under, any Finance Documents; or

(b)any proceedings instituted by or against an Agent as a consequence of it entering into a Security Document.
29.AMENDMENTS AND WAIVERS
29.1Procedure
(a)Except as provided in this Clause 29 (Amendments and Waivers), any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause 29 (Amendments and Waivers).
(b)The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.
(c)Each Obligor agrees to any amendment or waiver allowed by this Clause 29 (Amendments and Waivers) or expressly permitted elsewhere in this Agreement which is agreed to by the Company. This includes any amendment or waiver which would, but for this paragraph, require the consent of each Guarantor if the guarantee under the Finance Documents is to remain in full force and effect.
(d)Notwithstanding anything to the contrary in the Finance Documents, a Finance Party may unilaterally waive, relinquish or otherwise irrevocably give up all or any of its rights under any Finance Document with the consent of the Company.
29.2Exceptions
(a)Subject to Clause 29.13 (Structural Adjustments) below, an amendment or waiver which:
(i)changes the definition of Majority Lenders in Clause 1.1 (Definitions);
(ii)changes any term of Clause 2.5 (Nature of a Finance Party’s Rights and Obligations);
(iii)extends the date of payment of any amount to a Lender under the Finance Documents;
(iv)reduces the Margin or the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;
(v)without prejudice to the provisions of Clause 2.3 (Telenet Additional Facility) and the ability of a Borrower to enter into a Telenet Additional Facility Accession Agreement, increases or extends the availability of a Commitment, the Total Telenet Additional Facility Commitments, the Total Revolving Facility A Commitments or the Total Revolving Facility B Commitments (other than pursuant to a Structural Adjustment);
(vi)changes a term of a Finance Document which expressly requires the consent of each Lender;
(vii)changes the right of a Lender to assign or transfer its rights or obligations under the Finance Documents;
(viii)changes any term of Clause 34 (Pro Rata Sharing); or
(ix)changes this Clause 29 (Amendments and Waivers),
may only be made with the consent of each Lender affected thereby and without the consent of any other Lender.
(b)An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.
(c)A Fee Letter may be amended or waived with the agreement of the Administrative Party that is a party to that Fee Letter and the Company.

(d)No amendment or waiver of a term of any Ancillary Facility Document shall require the consent of any Finance Party other than the relevant Ancillary Facility Lender.
(e)A waiver of issuance or the release of any Guarantor from any of its obligations under Clause 18 (Guarantee and indemnity) or a release of any Security under the Security Documents, in each case, other than in accordance with the terms of any Finance Document shall require the prior written consent of affected Lenders whose share in the outstanding Utilisations and whose undrawn Commitments amount in aggregate to more than 75 per cent. of all of the outstanding Utilisations and undrawn Commitments.
29.3Release of Security
(a)Subject to paragraph (b) below, at the time of:
(i)completion of any disposal by a Parent, any Obligor or any other provider of Security of any shares, assets, rights or revenues including, without limitation, any disposal in accordance with Clause 30.12(b)(i)(A) (Resignation of an Obligor (other than the Company)); or
(ii)resignation of any Obligor in accordance with Clause 30.12(b)(i)(B) (Resignation of an Obligor (other than the Company)), the Security Agent shall (and it is hereby authorised by the other Finance Parties to) at the request of and cost of the relevant Obligor, execute such documents as may be required to:
(iii)release those shares, assets, rights or revenues from any Security constituted by any relevant Security Document or certify that any floating charge constituted by any relevant Security Documents over such shares, assets, revenues or rights has not crystallised; and
(iv)release any person which as a result of that disposal, ceases to be a Parent or an Obligor, from any guarantee, indemnity, Security Document to which it is a party and its other obligations under any other Finance Document.
(b)The Security Agent shall only be required under paragraph (a) above to grant the release of any Security or to deliver a certificate of non-crystallisation on account of a disposal as described in that paragraph if:
(i)the disposal is (A) permitted under Clause 22.6 (Disposals), (B) in accordance with the resignation of any Obligor in accordance with Clause 30.12(b)(i)(B) (Resignation of an Obligor (other than the Company)), (C) as a result of, or in connection with, any solvent liquidation or dissolution that complies with Clause 22.23 (Internal Reorganisations), or (D) the consent of the Super Majority Lenders has been obtained; and
(ii)to the extent that the disposal is to be in exchange for replacement assets the Security Agent has either received (or is satisfied, acting reasonably, that it will receive within 60 days of the date of the disposal) one or more duly executed Security Documents granting Security over those replacement assets or is satisfied that the replacement assets will be subject to Security pursuant to any existing Security Documents.
(c)Any Obligor, whose assets are to be released by this Clause 29.3 (Release of Security) or any other provision of this Agreement or the Finance Documents and who as a result will not have granted security over its assets in accordance with the 80% Security Test for the benefit of the Finance Parties, shall, for purposes of the determination of the 80% Security Test, not be treated as an Obligor for the calculation in Clause 30.12(b)(i)(B) (Resignation of an Obligor (other than the Company)) and on a going forward basis.
(d)This Clause 29.3 (Release of Security) shall not permit any release of any guarantees, indemnities or Security in favour of the Finance Parties:
(i)granted by the Company and any Borrower (other than the Company) for so long as such entity is a Borrower; or

(ii)over the shares in the Company or any Borrower (other than the Company) for so long as such entity is a Borrower (including, for the avoidance of doubt, any such share security granted by SuperHoldco).
(e)The Security Agent shall (and it is hereby authorised by the other Finance Parties to) at the cost of the relevant Obligor, execute such documents as may be required or desirable to effect any release (i) permitted under this Clause 29.3 (Release of Security), (ii) required to grant any Security Interest permitted under Clause 22.5 (Negative Pledge) or (iii) expressly permitted under the Finance Documents.
29.4Technical and Operational Amendments
(a)Notwithstanding any other provision of this Clause 29 (Amendments and Waivers), the Facility Agent may at any time without the consent or sanction of the Lenders, concur with the Company in making any modification to any Finance Document, which in the opinion of the Facility Agent would be proper to make provided the Facility Agent is of the opinion such modification:
(i)would not be materially prejudicial to the position of any Lender and in the opinion of the Facility Agent such modification is of a formal, minor or technical nature or is to correct a manifest error;
(ii)relates to the increase in the principal amount of a Commitment of a Lender in relation to any Facility and such increased Commitment has been requested by the Company to fund any original issue discount required to be paid to that Lender in relation to that Facility under any Finance Document;
(iii)is of a minor, operational or technical nature;
(iv)relates to the implementation of any alternative basis for the calculation of interest that is binding on all Parties in accordance with paragraph (c) of Clause 14.4 (Cost of funds); or
(v)is not materially adverse to the interests of the Lenders and is an amendment to the provisions of Clause 13 (Taxes) to accommodate an acceding Additional Borrower incorporated in a jurisdiction other than Belgium, the Netherlands, Luxembourg and the United States.
(b)Any such modification shall be made on such terms as the Facility Agent may determine, shall be binding upon the Lenders, and shall be notified by the Facility Agent to the Company and the Lenders as soon as practicable thereafter.
29.5Amendments only requiring consent of the Composite Revolving Facility Instructing Group
Notwithstanding any other provision of this Clause 29 (Amendments and Waivers) or in any other Finance Document, an amendment or waiver of Clauses 21.2 (Net Total Debt to Consolidated Annualised EBITDA) to Clause 21.4 (Cure Provisions) and Clause 23.17 (Maintenance Covenant Revolving Facility Acceleration) shall be made only with the consent of the Company and the Composite Revolving Facility Instructing Group and shall not require the consent of any other Finance Party.
29.6Replacement of Lenders
(a)In this Clause 29.6 (Replacement of Lenders):
“Non Consenting Lender” means a Lender who does not agree to a consent or amendment to, or a waiver of, a provision of a Finance Document where:
(i)the Company or the Facility Agent has requested the Lenders to consent to a departure from or waiver of any provision of any Finance Document or to agree to an amendment to any Finance Document;
(ii)the consent, waiver or amendment in question requires the consent of all of the Lenders or the affected Lenders;
(iii)the Majority Lenders have agreed to such consent, waiver or amendment; and

(iv)the Company has notified the Facility Agent that it will treat the Lender as a Non Consenting Lender.
(b)If at any time (x) any Lender becomes a Non Consenting Lender or (y) any Lender becomes a Defaulting Lender, then the Company may:
(i)request that the Lenders take a transfer in accordance with Clause 30 (Changes to the Parties) of all of the rights and obligations under the Finance Documents of the Non Consenting Lender or Defaulting Lender for an aggregate purchase price equal to the outstanding principal amount of such Non Consenting Lender’s or Defaulting Lender’s participation in the outstanding Advances and all accrued interest, fees and other amounts due and unpaid on the transfer date to that Non Consenting Lender or Defaulting Lender under the Finance Documents; no Lender shall be obliged to accept such a transfer and any such transfer may be made in such proportions and to such Lenders as the Lenders agree. The Non Consenting Lender or Defaulting Lender shall be required to transfer its rights and obligations under the Finance Documents to Lenders who agree to accept such transfer as contemplated in this paragraph;
(ii)require the Non Consenting Lender or Defaulting Lender to transfer, and the Non Consenting Lender or Defaulting Lender must transfer, in accordance with Clause 30 (Changes to the Parties) all of its rights and obligations under the Finance Documents to another bank or financial institution (including any other Lender) which has agreed to acquire the Non Consenting Lender’s or Defaulting Lender’s rights and obligations under the Finance Documents (as notified by the Company to the Non Consenting Lender or Defaulting Lender and in the proportions notified by the Company to the Non Consenting Lender or Defaulting Lender) for an aggregate purchase price equal to the outstanding principal amount of such Non Consenting Lender’s or Defaulting Lender’s participation in the outstanding Advances and all accrued interest, fees and other amounts due and unpaid on the transfer date to that Non Consenting Lender or Defaulting Lender under the Finance Documents; or
(iii)notwithstanding any other provision of this Agreement, if the Majority Lenders agree, the Company may prepay the Non Consenting Lender’s or Defaulting Lender’s participation in each Advance in full together with all accrued interest, fees and other amounts due and unpaid on the transfer date under the Finance Documents (including any Break Costs).
(c)The replacement of a Lender pursuant to this Clause 29.6 (Replacement of Lenders) shall be subject to the following conditions:
(i)the Company shall have no right to replace the Facility Agent or Security Agent in its capacity as an Agent;
(ii)no Finance Party shall have any obligation to any Obligor to find a Lender or replace the Non Consenting Lender or Defaulting Lender; and
(iii)in no event shall the Lender replaced under this Clause 29.6 (Replacement of Lenders) be required to pay or surrender to any replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.
29.7Class Exception
Any amendment or waiver which:
(a)relates only to the rights or obligations applicable to a particular Utilisation or Facility; and
(b)does not materially and adversely affect the rights or interests of Lenders in respect of any other Utilisation or Facility, may be made in accordance with this Clause 29 (Amendments and Waivers) but as if references in this Clause 29 (Amendments and Waivers) to the specified proportion of Lenders (including, for the avoidance of doubt, each affected Lender) whose consent would, but for this Clause 29.7 (Class Exception), be required for that amendment or waiver were instead references to that same proportion of the Lenders participating in that particular Utilisation or Facility.

29.8Change of Currency
If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.
29.9Primary Term Rate
If any Primary Term Rate is not available for a currency which can be selected for an Advance, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to that currency in place of that Primary Term Rate (or which relates to aligning any provision of a Finance Document to the use of that other benchmark rate) may be made with the consent of the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) and the Company (in each case, acting reasonably) from time to time, provided that the Facility Agent and the Company shall consider the benchmark rates being used at that time in the then prevailing market for syndicated debt financings of a similar size to, and in the same currencies as, the Facilities.
29.10Reference Rates
(a)Any amendment or waiver which relates to providing for the use of any alternative benchmark rate (each a “Replacement Benchmark Rate”) as the replacement for any Published Rate from time to time for the purpose of any Utilisation under a Revolving Facility in any currency under this Agreement including, without limitation:
(i)aligning any provision of any Finance Document to the use of that Replacement Benchmark Rate in relation to a Revolving Facility;
(ii)enabling that Replacement Benchmark Rate to be used for the calculation of interest under this Agreement in relation to a Revolving Facility (including, without limitation, any consequential changes required to enable that Replacement Benchmark Rate to be used for the purposes of this Agreement in relation to a Revolving Facility);
(iii)implementing market conventions applicable to that Replacement Benchmark Rate in relation to a Revolving Facility or aligning the means of calculation of interest on an Advance under a Revolving Facility in any currency under this Agreement to any recommendation of a relevant nominating body which relates to the use of that Replacement Benchmark Rate for that currency in the international or any relevant domestic syndicated loan markets;
(iv)providing for appropriate fallback (and, if applicable, market disruption) provisions for that Replacement Benchmark Rate in relation to a Revolving Facility;
(v)adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark Rate in relation to a Revolving Facility;
(vi)any other amendment or waiver which may be reasonably required, appropriate, necessary or desirable in connection with and/or to facilitate the implementation and use of such Replacement Benchmark Rate in relation to a Revolving Facility; or
(vii)any further modification to the terms relating to that Replacement Benchmark Rate in relation to a Revolving Facility after its implementation under this Agreement (including on the 2023 Amendment Effective Date), may be made with the consent of the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) and the Company (in each case, acting reasonably) from time to time, provided that in selecting any alternative benchmark rate the Facility Agent and the Company shall consider the benchmark rates being used at that time in the then prevailing market for syndicated debt financings of a similar size to, and in the same currency as, the relevant Utilisation and, for the avoidance of doubt, the Facility Agent and the Company may agree to provide for the use of different benchmark rates for different Utilisations and/or Facilities under this Agreement notwithstanding that they may be denominated in the same currency.

(b)The Parties acknowledge that certain provisions of this Agreement relating to (i) Compounded Rate Advances under each Revolving Facility have been drafted with regard to the LMA recommended form multicurrency term and revolving facilities agreement incorporating rate switch provisions (lookback without observation shift) published on 28 May 2021 (the “LMA Rate Switch Agreement”) and (ii) Term Rate Advances denominated in U.S. Dollars have been drafted with regard to the LMA recommended form multicurrency term and revolving facilities agreement incorporating Term SOFR for use in investment grade transactions published on 25 May 2023 (the “LMA Term SOFR Agreement”). The Parties agree that, at the request of the Company, the Facility Agent will notify each of the Lenders of the proposed amendment (for information purposes only) and promptly enter into any amendments to this Agreement reasonably requested by the Company and agreed by the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) (acting reasonably) to ensure that the terms of this Agreement relating to Compounded Rate Advances under each Revolving Facility and Term Rate Advances in U.S. Dollars reflect the equivalent terms of any subsequent version of the LMA Rate Switch Agreement or LMA Term SOFR Agreement (as applicable) or any recommended form of multicurrency term and revolving facilities agreement incorporating rate switch provisions (lookback without observation shift) or Term SOFR provisions published by the LMA, whilst preserving, to the extent reasonably practicable, any negotiated deviations from, or supplements to, the LMA Rate Switch Agreement or LMA Term SOFR Agreement (as applicable), and any election of drafting options set out in the LMA Rate Switch Agreement or LMA Term SOFR Agreement (as applicable), in each case agreed between the Parties and reflected in this Agreement as of the 2023 Amendment Effective Date.
29.11Calculation of Consent
Where a request for a waiver of, or an amendment to, any provision of any Finance Document has been sent by the Facility Agent to the Lenders at the request of an Obligor:
(a)the Commitments and participations in Utilisations of each Lender that does not respond to such request for waiver or amendment within 10 Business Days after receipt by it of such request (or within such other period as the Facility Agent and the Company shall specify), shall be excluded from the calculation in determining whether the requisite level of consent to such waiver or amendment has been granted; and
(b)the Facility Agent, in determining whether sufficient Lenders have consented to that amendment or waiver, shall not take into account any Commitments or Utilisations under any relevant Facility in relation to which a cancellation or prepayment notice (as applicable) has been served in accordance with Clause 10.5 (Voluntary Prepayment) or Clause 10.7 (Voluntary Cancellation) provided that to the extent that any cancellation or prepayment is not made on the date specified in a relevant cancellation or prepayment notice then the requirement to take into account any such Commitments or Advances under any relevant Facility shall be reinstated with retroactive effect from the date of delivery of such cancellation or prepayment notice.
29.12Waivers and Remedies Cumulative
The rights of each Finance Party under the Finance Documents:
(a)may be exercised as often as necessary;
(b)are cumulative and not exclusive of its rights under the general law; and
(c)may be waived only in writing and specifically.
Delay in exercising or non-exercise of any right is not a waiver of that right.
29.13Structural Adjustments
(a)In this Clause 29 (Amendments and Waivers), a “Structural Adjustment” means:
(i)the introduction of any additional tranche or facility into the Finance Documents (other than a Telenet Additional Facility Commitment);

(ii)any increase in or addition of any Commitment (other than a Telenet Additional Facility Commitment), any extension of a Commitment’s availability or the redenomination of a Commitment into another currency; and
(iii)any material changes to the Finance Documents which the Facility Agent agrees acting reasonably are consequential on any of the foregoing.
(b)Structural Adjustments may be approved with the consent of each of the following, subject to the provisions of the Intercreditor Agreement:
(i)the Majority Lenders; and
(ii)each Lender that is assuming a new Commitment (other than a Telenet Additional Facility Commitment) or an increased Commitment or whose Commitment’s availability is being extended or redenominated, or to whom any amount (including interest), which is being redenominated is due.
29.14Amendments Generally
For the avoidance of doubt, any amendments relating to this Agreement shall only be made in accordance with the provisions of this Agreement and any amendments relating to a Hedging Agreement shall only be made in accordance with the provisions of such Hedging Agreement, in each case notwithstanding any other provisions of the relevant Finance Documents.
29.15Disenfranchisement of Defaulting Lenders
(a)In ascertaining the Majority Lenders, Super Majority Lenders, affected Lenders, all Lenders or any other class of Lenders (as applicable) or whether any given percentage (including, for the avoidance of doubt, unanimity) of any of the Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, a Defaulting Lender’s Commitments and participations will be deemed to be zero.
(b)For the purposes of this Clause 29.15 (Disenfranchisement of Defaulting Lenders), the Facility Agent may assume that the following Lenders are Defaulting Lenders:
(i)any Lender which has notified the Facility Agent that it has become a Defaulting Lender; and
(ii)any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b), (c) or (d) of the definition of “Defaulting Lender” has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.
30.CHANGES TO THE PARTIES
30.1General
In this Clause 30 (Changes to the Parties):
“Transfer Date” means for a Transfer Certificate or a Transfer Agreement (as applicable) the later of:
(a)the proposed Transfer Date specified in that Transfer Certificate or Transfer Agreement (as applicable); and
(b)the date on which the Facility Agent executes that Transfer Certificate or Transfer Agreement (as applicable).

30.2Assignment or Transfers by Obligors
No Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the affected Lenders except to the extent permitted by this Agreement and provided that a Borrower (a “Novating Borrower”) may assign or transfer any of its rights and obligations under the Finance Documents to another Borrower incorporated in the same jurisdiction as that Novating Borrower and which is a directly or indirectly wholly-owned Subsidiary of the Company or any Permitted Affiliate Parent (as applicable), and in each case, if so requested by the Facility Agent, the Company delivers to the Facility Agent:
(a)a solvency opinion, in form and substance reasonably satisfactory to the Facility Agent, from an independent financial advisor confirming the solvency of the Group, taken as a whole, after giving effect to any transactions related to such assignment or transfer; and
(b)legal opinions, in form and substance reasonably satisfactory to the Facility Agent, confirming that, after giving effect to any transactions related to such assignment or transfer, the Security as amended, extended, renewed, restated, supplemented, modified or replaced represents valid and perfected Security Interests not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such Security Interests were not otherwise subject to immediately prior to such assignment or transfer.
30.3Assignment and Transfers by Lenders
(a)A Lender (the “Existing Lender”) may, subject to the following provisions of this Clause 30.3 (Assignment and Transfers by Lenders), at any time, transfer (by way of novation), assign or enter into a Sub-participation in respect of any of its rights and obligations under this Agreement to any person (the “New Lender”).
(b)Any assignment, transfer or Sub-participation under paragraph (a) above shall be for an amount of not less than €2,000,000 or $2,000,000 (in the case of participations in Advances denominated in Euro or U.S. Dollars, respectively) (or if less, the aggregate of the Commitments of that Existing Lender).
(c)Subject to Clause 30.15 (Sub-participation) and paragraphs (d) and (i) below, the consent of the Company is required for any assignment or transfer or Sub-participation (other than pursuant to Syndication) unless the New Lender is another Lender or an Affiliate or, if applicable, a Related Fund of a Lender or an Event of Default is continuing pursuant to any of Clauses 23.2 (Non-payment), 23.6 (Insolvency), 23.7 (Insolvency Proceedings), 23.8 (Creditors’ Process) or 23.9 (Similar Proceedings). The consent of the Company must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent ten Business Days after it is given notice of the request unless it is expressly refused by the Company within that time.
(d)Subject to Clause 30.15 (Sub-participation) and paragraph (i) below, and notwithstanding any other provisions of this Agreement, no Lender shall be entitled to assign, transfer or sub-participate any of its rights or obligations under the Finance Documents in a Revolving Facility or any Telenet Additional Facility that is a revolving loan facility without the prior written consent of the Company (in its absolute discretion) and the Company will not be deemed to have given its consent if it has not responded within ten Business Days after it is given notice of the request, provided that no such consent shall be required in the case of any assignment, transfer or Sub-participation:
(i)to another Lender under a Revolving Facility or any Telenet Additional Facility that is a revolving loan facility and/or to its Affiliate or its Related Fund;
(ii)to a person that is a lender under any revolving credit facility made available to any member of the Wider Group; or
(iii)to any New Lender at any time that an Event of Default is continuing pursuant to any of Clauses 23.2 (Non-payment), 23.6 (Insolvency), 23.7 (Insolvency Proceedings), 23.8 (Creditors’ Process) or 23.9 (Similar Proceedings).
(e)Notwithstanding any other provision of this Agreement, the consent of each L/C Bank shall be required (such consent not to be unreasonably withheld or delayed) for any assignment, transfer or Sub-participation of any Lender’s rights and/or obligations under the relevant Revolving Facility or Telenet Additional Facility that is a revolving loan provided that in relation to any assignment, transfer or Sub-participation required by the Company under Clause 10.8 (Right of Repayment and Cancellation of a Single Lender) or

Clause 29.6 (Replacement of Lenders), an L/C Bank may not withhold such consent unless, acting reasonably, the reason for so doing relates to the creditworthiness of the proposed New Lender.
(f)A transfer of obligations will be effective only if the obligations are novated in accordance with the following provisions of this Clause 30 (Changes to the Parties).
(g)An assignment and assumption of rights and obligations will be effective only if the rights and obligations are assigned and assumed in accordance with Clause 30.5 (Procedure for assignments).
(h)Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of €2,500.
(i)Notwithstanding any other provision of this Agreement, no Lender shall be entitled to assign or transfer any of its rights, benefits or obligations under the Finance Documents to a New Lender that is a Defaulting Lender.
(j)Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.
(k)Each Party agrees that in case of an assignment pursuant to this Clause 30.3 (Assignments and Transfer by Lenders) and for the purpose of any applicable law, the Security Documents and the guarantees granted by each Obligor under the Finance Documents shall be preserved for the benefit of the Security Agent, the New Lender and the Existing Lenders.
30.4Procedure for Transfer by Way of Novation
(a)A novation is effected if:
(i)the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate;
(ii)the Facility Agent executes it; and
(iii)the Facility Agent enters the name of the New Lender and the particulars concerning the transferred interests in the register referred to in Clause 24.14(c) (Relationship with Lenders).
(b)The Facility Agent must, as soon as reasonably practicable:
(i)execute and deliver a Transfer Certificate delivered to it and which appears on its face to be in order; and
(ii)enter the name of the New Lender and the details of the transferred interests in the register referred to in Clause 24.14(c) (Relationship with Lenders).
(c)Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.
(d)On the Transfer Date:
(i)the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and
(ii)the Existing Lender will be released from those obligations and cease to have those rights.
(e)For the purposes of Article 1278 of the Belgian Civil Code, each Obligor, the Lenders and the New Lenders agree that, upon any transfer in whole or in part of any of its rights and obligations under this Agreement by way of novation or upon the implementation of any amendment or granting of any waiver which takes effect as a novation, the Security Interests created by the Security Documents will be preserved for the benefit of the New Lender, the Existing Lenders and the Security Agent.

30.5Procedure for assignments
(a)Subject to Clause 30.3 (Assignment and Transfers by Lenders), an Existing Lender may effect an assignment or transfer of an interest in any Facility by:
(i)executing and delivering to the Facility Agent a Transfer Agreement via an electronic settlement system acceptable to the Facility Agent; or
(ii)if previously agreed with the Facility Agent, manually execute and deliver to the Facility Agent a Transfer Agreement, and the New Lender shall provide to the Facility Agent such information as may be required by the Facility Agent for the purposes of this Agreement (including any applicable tax forms) in which the New Lender shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Obligors and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the New Lender’s compliance procedures and applicable laws, including U.S. federal and state securities laws.
(b)By executing and delivering the Transfer Agreement, the Existing Lender and the New Lender thereunder shall be deemed on the Transfer Date to confirm to and agree with each other and the other Parties the representations set out in paragraph 1 of Annex 1 of the Transfer Agreement.
(c)Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Agreement on its behalf.
(d)Upon its receipt of a duly completed Transfer Agreement executed by an Existing Lender and a New Lender, the transfer fee referred to in Clause 30.3(h) (Assignments and Transfers by Lenders) and, if required, the written consent of the Company to such assignment and any applicable tax forms, the Facility Agent shall as soon as reasonably practicable:
(i)accept such Transfer Agreement; and
(ii)record the information contained therein in the register referred to in Clause 24.14(c).
(e)No assignment intended to be effected pursuant to a Transfer Agreement shall be effective unless it has been recorded in the register as provided in Clause 24.14 (Relationship with Lenders).
30.6Designated Entities
(a)A Lender (the “Related Lender”) may designate an affiliate or substitute Facility Office (a “Designated Entity”) as its Facility Office for the purpose of participating in Utilisations to a Borrower in a particular jurisdiction.
(b)An affiliate or Facility Office of a Lender may be designated for the purposes of paragraph (a) above by acceding as a Designated Entity by signing an accession agreement substantially in the form of Schedule 13 (Form of Designated Entity Accession Agreement).
(c)A Designated Entity does not have any Commitment and does not have any obligations under this Agreement prior to such Designated Entity participating in a Utilisation.
(d)When a Designated Entity participates in a Utilisation:
(i)subject to paragraph (e) below, it shall be entitled to all the rights of a Lender and have the corresponding obligations of a Lender, in each case under the Finance Documents relating to its participation in any such Utilisations; and
(ii)the other parties to the Finance Documents shall treat the Designated Entity as a Lender for these purposes.
The Designated Entity is a Party for these purposes.

(e)For the purposes only of voting in connection with any Finance Document, the participation of a Designated Entity in any outstanding Utilisations shall be deemed to be a participation of the Related Lender.
(f)Any notice or communication to be made to a Designated Entity shall be served directly on the Designated Entity at the address supplied to the Facility Agent by the Related Lender where the Related Lender or Designated Entity reasonably requests or, if no such request has been made, shall be delivered to the Related Lender in accordance with this Agreement.
(g)A Designated Entity may assign or transfer any of its rights and obligations under this Agreement in respect of its participation in any Utilisation (and the Related Lender may assign or transfer any corresponding Commitment) in accordance with this Clause 30 (Changes to the Parties).
30.7Limitation of Responsibility of Existing Lender
(a)Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of:
(i)any Finance Document or any other document; or
(ii)any statement or information (whether written or oral) made in or supplied in connection with any Finance Document, and any representations or warranties implied by law are excluded.
(b)Each New Lender confirms to the Existing Lender and the other Finance Parties that it:
(i)has made, and will continue to make, its own independent appraisal of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement; and
(ii)has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.
(c)Nothing in any Finance Document requires an Existing Lender to:
(i)accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations transferred or assigned under this Clause 30 (Changes to the Parties); or
(ii)support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.
30.8Costs resulting from Change of Lender or Facility Office
If:
(a)a Lender transfers or assigns any of its rights or obligations under the Finance Documents or changes its Facility Office; and
(b)as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost, then, unless the assignment, transfer or change is made by a Lender to mitigate any circumstances giving rise to the Tax Payment, Increased Cost or a right to be prepaid and/or cancelled by reason of illegality, the Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

30.9Permitted Affiliate Group Designation
The Company may provide the Facility Agent with notice that it wishes to include any Affiliate (the “Permitted Affiliate Parent”) of the Company and the Subsidiaries of any such Permitted Affiliate Parent as members of the Group for the purposes of this Agreement. Such Affiliate shall become a Permitted Affiliate Parent for the purposes of this Agreement upon confirmation from the Facility Agent to the Company that:
(a)such Affiliate and the Company have complied with the requirements of:
(i)Clause 30.10 (Additional Borrowers) and such Affiliate has acceded to this Agreement as a Borrower; or
(ii)Clause 30.11 (Additional Guarantors) and such Affiliate has acceded to this Agreement as a Guarantor;
(b)Security Interests have been granted (in form and substance satisfactory, to the Facility Agent (acting reasonably)) in favour of the Security Agent over all of such Affiliate’s shares and all of the rights in relation to loans from any member of the Wider Group (other than such Affiliate and its Subsidiaries) to such Affiliate and its Subsidiaries provided that the Facility Agent (acting in its sole discretion) may elect to waive the requirements of this paragraph (b) if the Company gives an undertaking in a form reasonably satisfactory to it that such requirements will be satisfied within 60 days of the date that such Affiliate becomes a Permitted Affiliate Parent;
(c)the Company has delivered a certificate to the Facility Agent signed by an authorised signatory of the Company which certifies that:
(i)the designation of such Affiliate as a Permitted Affiliate Parent under this Agreement will not:
(A)materially and adversely affect the Security Interests and guarantees provided in relation to the liabilities under this Agreement; or
(B)result in the Lenders under this Agreement becoming structurally subordinated in right of payment to lenders to the Permitted Affiliate Parent and its Subsidiaries; and
(ii)if the ratio of Net Total Debt to Consolidated Annualised EBITDA is calculated for the most recent Measurement Period ending prior to the Permitted Affiliate Parent becoming a Party for which financial statements have been delivered pursuant to Clause 20.1 (Financial Statements) (the “Relevant Measurement Period”) but adding to the:
(A)amount of Net Total Debt used in such calculations any net increase in the Net Total Debt (as applicable) since the end of the Relevant Measurement Period or subtracting from the amount of Net Total Debt (as applicable) used in such calculation any net reduction in the Net Total Debt (as applicable) (in each case taking into account the amount of Net Total Debt (as applicable) attributable to the Permitted Affiliate Parent becoming a Party); and
(B)Consolidated Annualised EBITDA, the Annualised EBITDA of the Permitted Affiliate Parent and its Subsidiaries for the Relevant Measurement Period,
that ratio would be equal to or less than the ratio set out in Clause 21.2 (Net Total Debt to Consolidated Annualised EBITDA);
(d)it has received, in form and substance satisfactory to it (acting reasonably):
(i)a combined Group business plan for the designation of such Affiliate as a Permitted Affiliate Parent which sets out the management plan for the period from the date of the proposed designation up to and including the earlier to occur of:
(A)the then latest applicable Final Maturity Date; and
(B)the date falling three years from the date of the relevant designation;

(ii)an updated group structure chart showing the Common Holding Company (as defined below) and all of its direct and indirect Subsidiaries pro forma for the designation of such Affiliate as a Permitted Affiliate Parent; and
(iii)if available, financial statements for the last financial year of the Permitted Affiliate Parent and its Subsidiaries or any Holding Company of the Permitted Affiliate Parent and its Subsidiaries including consolidated balance sheets, consolidated income statements and statements of cash flow; and
(e)the Company has given written notice to the Facility Agent identifying a person that is a Holding Company of the Company and each Permitted Affiliate Parent as the common Holding Company for the purposes of this Agreement (the “Common Holding Company”) provided that the Common Holding Company and any of its Holding Companies has not issued or incurred, and shall not issue or incur, Holdco Debt (except that, in respect of SuperHoldco, it may be the Common Holding Company if it has issued or incurred Holdco Debt and it may issue or incur Holdco Debt).
30.10Additional Borrowers
(a)If the Company wishes one of its wholly-owned Subsidiaries, any Permitted Affiliate Parent or any wholly-owned Subsidiary of any Permitted Affiliate Parent to become an Additional Borrower, then it may deliver to the Facility Agent the relevant documents and evidence listed in Part 2 of Schedule 2 (Conditions Precedent Documents).
(b)The prior consent of all the Lenders under the relevant Facility is required for the accession of an Additional Borrower if the Additional Borrower is incorporated in any jurisdiction outside the Kingdom of Belgium, the Netherlands or Luxembourg or, in relation to a new Telenet Additional Facility, the United Kingdom unless that Additional Borrower is a U.S. Finance Vehicle.
(c)A member of the Group, a Permitted Affiliate Parent or any wholly-owned subsidiary of a Permitted Affiliate Parent may only become an Additional Borrower if it is already a Guarantor or if it becomes a Guarantor at the same time.
(d)The relevant member of the Group, Permitted Affiliate Parent or wholly-owned subsidiary of the Permitted Affiliate Parent will become an Additional Borrower when the Facility Agent notifies the other Finance Parties and the Company that it has received all of the documents and evidence referred to in paragraphs (a), (b) and (c) above (as applicable) in form and substance satisfactory to it (acting reasonably). The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied (acting reasonably) that the conditions specified in this paragraph have been satisfied.
(e)Delivery of an Accession Agreement executed by the relevant member of the Group, Permitted Affiliate Parent or wholly-owned subsidiary of the Permitted Affiliate Parent and the Company to the Facility Agent constitutes confirmation by that member of the Group, Permitted Affiliate Parent or wholly-owned subsidiary of the Permitted Affiliate Parent and the Company that the Repeating Representations are then correct.
30.11Additional Guarantors
(a)Upon delivery of a duly completed Accession Agreement specifying that the relevant person is to be an Additional Guarantor, executed by the relevant member of the Group, a Permitted Affiliate Parent or any Affiliate of the Company that is not a member of the Group or a Permitted Affiliate Parent (a “Proposed Affiliate Subsidiary”), the relevant person will become an Additional Guarantor.
(b)The Company shall procure that, at the same time as an Accession Agreement is delivered to the Facility Agent, there is also delivered to the Facility Agent all those other documents listed in Part 2 of Schedule 2 (Conditions Precedent Documents), in each case in form and substance satisfactory to the Facility Agent (acting reasonably). The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied (acting reasonably) that the conditions specified in this paragraph have been satisfied.
(c)The execution of an Accession Agreement constitutes confirmation by the Additional Guarantor concerned that the representations and warranties set out in Clause 19 (Representations and Warranties) to be made by it on the date of the Accession Agreement are correct, as if made with reference to the facts and circumstances then existing.

30.12Resignation of an Obligor (other than the Company)
(a)The Company may request that an Obligor (other than the Company) ceases to be an Obligor by giving to the Facility Agent a duly completed Resignation Request.
(b)The Facility Agent must accept a Resignation Request and notify the Company and the Lenders of its acceptance if:
(i)either:
(A)all of the shares in that Obligor are being disposed of and (1) the disposal is permitted under Clause 22.6 (Disposals) or (2) the consent of the Super Majority Lenders has been obtained; or
(B)in the case of a Resignation Request delivered in connection with the 80% Security Test:
(1)the resignation request relates to an Obligor that is not the Company or any other Borrower at that time (unless it is a Borrower that no longer owes any amounts under the Finance Documents and will cease to be a Borrower); and
(2)the Obligors at the relevant time represent a percentage that is greater than that required to satisfy the 80% Security Test and the Company provides a certificate certifying that upon the release of the relevant Obligor the 80% Security Test would continue to be satisfied after taking account of the resignation of the relevant Obligor;
(ii)it is not aware that an Event of Default is continuing or would result from the acceptance of the Resignation Request; and
(iii)no amount owed by that Obligor under this Agreement is still outstanding.
(c)The Obligor will cease to be a Borrower and/or a Guarantor, as appropriate, when the Facility Agent signs the Resignation Request. The Facility Agent shall notify the Company and the Lenders promptly upon signing such Resignation Request.
(d)If a relevant disposal or other transaction is not made, the Resignation Request of that Borrower or Guarantor and the related release of Security under Clause 29.3 (Release of Security) shall have no effect and the obligations of the Borrower or Guarantor and the Security created or intended to be created by or over that Borrower or Guarantor shall continue in such force and effect as if that release had not been effected.
30.13Reference Banks
(a)If a Reference Bank ceases to be a Lender, the Facility Agent shall (after consulting with the Company) appoint another Lender which is not a Reference Bank to replace that Reference Bank.
(b)The Company and the Facility Agent may agree to add one or more additional Reference Bank(s) from among the Lenders.
30.14Security Over Lenders’ Rights
In addition to the other rights provided to Lenders under this Clause 30 (Changes to the Parties) each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:
(a)any charge, assignment or other Security Interest to secure obligations to a government authority, department or agency as well as a federal reserve or central bank; and

(b)in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or other Security Interest shall:
(i)release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security Interest for the Lender as a party to any of the Finance Documents; or
(ii)require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.
30.15Sub-participation
Notwithstanding anything to the contrary in Clause 30.3 (Assignment and Transfers by Lenders) there shall be no restrictions on Sub-participations by a Lender provided that:
(a)such Lender remains a Lender under this Agreement with all rights and obligations pertaining thereto and remains liable under the Finance Documents for any such obligation;
(b)such Lender retains exclusive control over all rights and obligations in relation to the participations and Commitments that are the subject of the relevant agreement or arrangement, including all voting rights (for the avoidance of doubt, free of any agreement or understanding pursuant to which it is required to or will consult with any other person in relation to the exercise of any such rights and/or obligations), unless:
(i)the proposed sub-participant is a person to whom the relevant rights and obligations could have been assigned or transferred in accordance with the terms of this Clause 30 (Changes to the Parties); and
(ii)prior to entering into the relevant agreement or arrangement, the relevant Lender provides the Company with full details of that proposed sub-participant and any voting, consultation or other rights to be granted to the sub-participant;
(c)the relationship between the Lender and the proposed sub-participant is that of a contractual debtor and creditor (including in the bankruptcy or similar event of the Lender or an Obligor);
(d)the proposed sub-participant will have no proprietary interest in the benefit of this Agreement or any of the Finance Documents or in any monies received by the relevant Lender under or in relation to this Agreement or any of the Finance Documents (in its capacity as sub-participant under that arrangement); and
(e)the proposed sub-participant will under no circumstances: (i) be subrogated to, or be substituted in respect of, the relevant Lender’s claims under this Agreement or any of the Finance Documents; or (ii) otherwise have any contractual relationship with, or rights against, the Obligors under or in relation to this Agreement or any of the Finance Documents (in its capacity as sub-participant under that arrangement).
30.16Sub-participant Register
(a)In the case of a Sub-participation (other than any non-voting derivatives (which are not participations) which would otherwise be caught by the definition of “Sub-participation”), the person granting the Sub-participation (or similar right) shall, acting solely for these purposes as non-fiduciary agent for the Company, maintain a register (a “Sub-Participant Register”) on which it enters the name and address of each sub-participant (or person holding the similar right) and the Commitment and obligations (including principal and stated interest) in which each sub-participant (or other person) has an interest or obligation.
(b)Notwithstanding anything to the contrary hereunder, including without limitation Clause 25 (Evidence and Calculations), the entries in the Sub- Participant Register shall be conclusive absent manifest error, and such person maintaining the Sub-Participant Register shall treat each person whose name is recorded in the Sub-Participant Register as the owner of such Sub-participation (or similar right) for all purposes of a Finance Document notwithstanding any notice to the contrary.

(c)Without prejudice to the other provisions of this Clause 30 (Changes to the Parties), no Lender shall have any obligation to disclose all or any portion of the Sub-Participant Register to any person (other than the Obligors) (including the identity of any sub-participant or any information relating to a sub-participant’s interest in any Advance, Commitments or other obligations under any Finance Documents) except to the extent that such disclosure is to a tax authority and is necessary to establish that such Advance, Commitment or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or is otherwise required thereunder.
31.DISCLOSURE OF INFORMATION
(a)Each Finance Party must keep confidential any information supplied to it by or on behalf of any member of the Group relating to any member of the Group or its business other than:
(i)information that is or becomes publicly available, other than as a result of a breach by that Finance Party of this Clause 31 (Disclosure of Information);
(ii)information in connection with any legal or arbitration proceedings;
(iii)if required to do so under any law or regulation;
(iv)to a governmental, banking, taxation or other regulatory authority;
(v)to its professional advisers;
(vi)to the extent allowed under paragraph (b) below; or
(vii)with the agreement of the Company.
(b)A Finance Party may disclose to an Affiliate or any person with whom it may enter into, or has entered into, any kind of assignment, transfer, participation or other agreement in relation to this Agreement (a “participant”):
(i)a copy of any Finance Document; and
(ii)any information which that Finance Party has acquired under or in connection with any Finance Document.
However, before a participant may receive any confidential information, it must agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (a) above and (other than in relation to an Affiliate) enter into a Confidentiality Undertaking with that person.
(c)Notwithstanding any other provision of this Agreement, any Party (and any of its affiliates, officers, directors, employees, representatives, professional advisers, or other agents) may disclose to any and all persons, without limitation of any kind:
(i)the U.S. tax treatment and U.S. tax structure (each as defined below) of the Facilities; and
(ii)all material of any kind (including opinions and other tax analyses) that are provided to such party relating to such U.S. tax treatment or U.S. tax structure, except to the extent reasonably necessary to comply with applicable federal or state securities laws.
For the purposes of this paragraph (c), the U.S. tax treatment of the Facilities is the purported or claimed U.S. federal, state and local income tax treatment of the Facilities, and the U.S. tax structure of the Facilities is any fact that may be relevant to understanding the purported or claimed U.S. federal, state and local income tax treatment of the Facilities. This authorisation is not intended to permit disclosure of any information (other than information relating to the U.S. tax treatment or U.S. tax structure of the Facilities) including (without limitation) (A) any portion of any materials to the extent not related to the U.S. tax treatment or U.S. tax structure of the Facilities, (B) the identities of participants or potential participants in the Facilities (except to the extent such identities are related to the U.S. tax treatment or the U.S. tax structure of the Facilities), (C) the existence or status of any negotiations, (D) any pricing or financial information (except to the extent such pricing or financial information is related to the U.S. tax treatment or the U.S. tax structure of the Facilities), or (E) any other term or detail not relevant to the U.S. tax treatment or the U.S. tax structure of the Facilities.
(d)This Clause 31 (Disclosure of Information) supersedes any previous confidentiality given by a Finance Party in connection with this Agreement prior to it becoming a Party.
(e)The obligations imposed on any Finance Party at paragraph (a) (above) shall survive and continue to bind that Finance Party for a period of 12 months commencing from the earlier of (i) the date on which that Finance Party’s Commitments have been repaid or cancelled in full and (ii) the date on which that Finance Party is no longer a Party.
32.CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS
32.1Confidentiality and disclosure
(a)The Facility Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.
(b)The Facility Agent may disclose:
(i)any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the relevant Borrower pursuant to Clause 14.5 (Notification to the Company); and
(ii)any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender or Reference Bank or Alternative Reference Bank, as the case may be.
(c)The Facility Agent may disclose any Funding Rate or any Reference Bank Quotation and each Obligor may disclose any Funding Rate, to:
(i)any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (c) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;
(ii)any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;
(iii)any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and
(iv)any person with the consent of the relevant Lender or Reference Bank or Alternative Reference Bank, as the case may be.

(d)The Facility Agent’s obligations in this Clause 32 (Confidentiality of Funding Rates and Reference Bank Quotations) relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 14.5 (Notification to the Company) provided that (other than pursuant to paragraph (b)(i) above) the Facility Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.
32.2Related obligations
(a)The Facility Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Facility Agent, any Reference Bank Quotation for any unlawful purpose.
(b)The Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank or Alternative Reference Bank, as the case may be:
(i)of the circumstances of any disclosure made pursuant to paragraph (c)(iii) of Clause 32.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and
(ii)upon becoming aware that any information has been disclosed in breach of this Clause 32 (Confidentiality of Funding Rates and Reference Bank Quotations).
32.3No Event of Default
No Event of Default will occur by reason only of an Obligor’s failure to comply with this Clause 32 (Confidentiality of Funding Rates and Reference Bank Quotations).
33.SET-OFF
(a)A Finance Party may, at any time when an Event of Default is continuing, set off any matured obligation owed to it by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.
(b)Any credit balances taken into account by an Ancillary Facility Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in the reduction of the overdraft provided under that Ancillary Facility in accordance with its terms.
(c)This Clause 33 (Set-Off) is a netting arrangement for the purposes of the Belgian Financial Collateral Law (as defined in Clause 2.6(c) (Security Agent as Joint Creditor)).
34.PRO RATA SHARING
34.1Redistribution
If any amount owing by an Obligor under this Agreement to a Finance Party (the “recovering Finance Party”) is discharged by payment, set-off or any other manner other than in accordance with this Agreement (a “recovery”), then:
(a)the recovering Finance Party must, within three Business Days, supply details of the recovery to the Facility Agent;
(b)the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Finance Party would have received if the recovery had been received and distributed by the Facility Agent under this Agreement; and

(c)the recovering Finance Party must pay to the Facility Agent an amount equal to the excess (the “redistribution”).
34.2Effect of Redistribution
(a)The Facility Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Finance Parties, other than the recovering Finance Party, accordingly.
(b)When the Facility Agent makes a distribution under paragraph (a) above, the recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in that redistribution.
(c)If and to the extent that the recovering Finance Party is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.
(d)If:
(i)a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and
(ii)the recovering Finance Party has paid a redistribution in relation to that recovery, each Finance Party must reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the redistribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.
34.3Exceptions
Notwithstanding any other term of this Clause 34 (Pro Rata Sharing), a recovering Finance Party need not pay a redistribution to the extent that:
(a)it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or
(b)it would be sharing with another Finance Party any amount which the recovering Finance Party has received or recovered as a result of legal or arbitration proceedings, where:
(i)the recovering Finance Party notified the Facility Agent of those proceedings; and
(ii)the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.
34.4Litigation
(a)No Lender shall commence any action or proceeding in any court to enforce its rights under any Finance Document without prior consultation with the other Lenders and without the consent of the Majority Lenders.
(b)If in accordance with paragraph (a) above any Lender does take action to enforce its rights under any Finance Document and, as a result thereof or in connection therewith, shall receive a recovery then such Lender shall not be required to share any portion of such recovery with any Lender which has the legal right to, but does not, join in such action or proceeding or commence and diligently prosecute a separate action or proceeding to enforce its rights in another court.

34.5Ancillary Facility Lenders
(a)This Clause 34 (Pro Rata Sharing) shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Facility Lender at any time prior to service of notice under Clause 23.15 (Acceleration Following Financial Ratio Breach).
(b)Following service of notice under Clause 23.15 (Acceleration Following Financial Ratio Breach), this Clause 34 (Pro Rata Sharing) shall apply to all receipts or recoveries by Ancillary Facility Lenders except to the extent that the receipt or recovery represents a reduction from the Designated Gross Amount for an Ancillary Facility to its Designated Net Amount.
34.6Contractual right of bail-in
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(a)any Bail-In Action in relation to any such liability, including:
(i)a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)a cancellation of any such liability; and
(b)    a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
34.7QFC Credit Support
To the extent that the Finance Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the Parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Finance Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the Parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)For the purposes of this Clause 34.7, the following terms have the following meanings:

“BHC Act Affiliate” of a Party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
35.SEVERABILITY
If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:
(a)the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or
(b)the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.
36.COUNTERPARTS
Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.
37.NOTICES
37.1In Writing
(a)Any formal communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given:
(i)in person, by post or fax; or
(ii)to the extent agreed by the Parties making and receiving communication, by e-mail or other electronic communication.
(b)For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.
(c)Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.
37.2Contact Details
(a)Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.
(b)The contact details of each Obligor for this purpose are:
Address:    Liersesteenweg 4
2800 Mechelen
Belgium
Attention:    Group Treasurer / Chief Financial Officer
Telephone:    +32 15 33 30 54
Email:    rob.goyens@telenetgroup.be

(c)The contact details of the Facility Agent for this purpose are:
Address:    201 Bishopsgate
6th Floor
London
EC2M 3NS
Fax number:    +44 (0)20 7638 8488
Attention:    Agency Administration
(d)Any Party may change its contact details by giving five Business Days’ notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.
(e)Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.
37.3Effectiveness
(a)Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:
(i)if delivered in person, at the time of delivery;
(ii)if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope;
(iii)if by fax, when received in legible form; and
(iv)if by e-mail or any other electronic communication, when received in legible form.
(b)A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.
(c)A communication to the Facility Agent will only be effective on actual receipt by it.
37.4Obligors
(a)All formal communications under the Finance Documents to or from an Obligor must be sent through the Facility Agent.
(b)All formal communications under the Finance Documents to or from an Obligor (other than the Company) must be sent through the Company.
(c)Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent:
(i)to give and receive all communications under the Finance Documents;
(ii)to supply all information concerning itself to any Finance Party; and
(iii)to sign all documents under or in connection with the Finance Documents.
(d)Any communication given to the Company in connection with a Finance Document will be deemed to have been given also to the other Obligors.
(e)Each Finance Party may assume that any communication made by the Company is made with the consent of each other Obligor.
(f)If (notwithstanding the fact that the guarantees granted under this Agreement are and the Security is, intended to guarantee and secure, respectively, all obligations arising under the Finance Documents), any guarantee or Security does not automatically extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) amendment, variation, increase, extension or addition of or to any of the Finance Documents and/or any Facility or amount made available under any of the Finance Documents, each Obligor (other than the Company) expressly confirms that the Company is authorised to confirm such guarantee and/or Security on behalf of such Obligor.
37.5Communication when Facility Agent is Impaired Agent
If the Facility Agent is an Impaired Agent the Finance Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the Finance Parties directly. This provision shall not operate after a replacement Facility Agent has been appointed.
37.6Copy of Transfer Certificate, Transfer Agreement or Increase Confirmation to the Company
The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, Transfer Agreement or Increase Confirmation, send to the Company a copy of that Transfer Certificate, Transfer Agreement or Increase Confirmation.
38.LANGUAGE
(a)Any notice given in connection with a Finance Document must be in English.
(b)Any other document provided in connection with a Finance Document must be:
(i)in English; or
(ii)(unless the Facility Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.
39.GOVERNING LAW
This Agreement, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with English law.
40.ENFORCEMENT
40.1Jurisdiction
(a)Unless a Finance Document specifically provides otherwise, the English courts have non exclusive jurisdiction to settle any dispute in connection with any Finance Document.
(b)The English courts are the most appropriate and convenient courts to settle any such dispute. Each Obligor agrees not to argue to the contrary and waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.
(c)This Clause 40.1 (Jurisdiction) is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:
(i)proceedings in any other court; and
(ii)concurrent proceedings in any number of jurisdictions.
(d)References in this Clause 40.1 (Jurisdiction) to a dispute in connection with a Finance Document include any dispute as to the existence, validity or termination of that Finance Document.

40.2Service of Process
(a)Each Obligor irrevocably appoints Liberty Global Europe Limited as its agent under the Finance Documents for service of process in any proceedings before the English courts in connection with any Finance Document.
(b)If any person appointed as process agent is unable under this Clause 40.2 (Service of Process) for any reason to so act, the Company (on behalf of all the Obligors) must immediately appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another process agent for this purpose.
(c)Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.
(d)This Clause 40.2 (Service of Process) does not affect any other method of service allowed by law.
40.3Waiver of Immunity
Each Obligor irrevocably and unconditionally:
(a)agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;
(b)consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and
(c)waives all rights of immunity in respect of it or its assets.
This Agreement has been entered into on the date stated at the beginning of this Agreement.
41.WAIVER OF TRIAL BY JURY
EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

SCHEDULE 1
ORIGINAL PARTIES
Part 1: Original Guarantors as at the 2023 Amendment Effective Date

Name of Original Guarantors	Registration number (or equivalent, if any)
Telenet BV	RLP Antwerp, division Mechelen, Enterprise No. 0473.416.418
Telenet International Finance S.à r.l. (société à responsabilité limitée)	11, rue de l’Industrie, L-8399 Windhof, Grand Duchy of Luxembourg, B155066 (Luxembourg Trade and Companies Register)
Telenet Group NV	RLP Brussels, Dutch speaking division, Enterprise No. 0462.925.669
Telenet Financing USD LLC	6029566

Part 2: [Intentionally Left Blank]

Part 3: Revolving Facility Commitments as at the 2023 Amendment Effective Date

No.	Existing Revolving Facility Lender	Non-Acceptable L/C Lender (Y/N)	Revolving Facility A Commitment (€)	Revolving Facility B Commitment (€)
1.	ING Belgium NV/SA	N	-	30,000,000
2.	The Bank of Nova Scotia	N	-	30,000,000
3.	BNP Paribas Fortis SA/NV	N	-	30,000,000
4.	Credit Suisse AG, London Branch	N	30,000,000	-
5.	Deutsche Bank Aktiengesellschaft	N	-	30,000,000
6.	Societe Generale, London Branch	Y	-	30,000,000
7.	JPMorgan Chase Bank N.A., London Branch	N	-	30,000,000
8.	Goldman Sachs Bank USA	N	-	30,000,000
9.	The Royal Bank of Scotland plc	N	-	30,000,000
10.	Coöperatieve Rabobank U.A.	N	-	30,000,000
11.	Royal Bank of Canada	N	-	30,000,000
12.	KBC Bank NV	N	-	50,000,000
13.	Belfius Bank NV/SA	N	-	30,000,000
14.	Crédit Industriel et Commercial London Branch	N	-	40,000,000
15.	MUFG Bank, Ltd.	N	-	30,000,000
16.	Bank of America Europe Designated Activity Company	N	-	30,000,000
17.	SMBC Bank International plc	N	-	30,000,000
18.	Crédit Agricole Corporate and Investment Bank	N	-	30,000,000
19.	Morgan Stanley Bank, N.A.	N	-	30,000,000
	Total Commitments		€30,000,000	€570,000,000

SCHEDULE 2
CONDITIONS PRECEDENT DOCUMENTS
Part 1: To be delivered before the First Advance
[RESERVED]

Part 2: To be delivered by an Additional Obligor
Additional Obligors
1.An Accession Agreement duly executed by (amongst others) the Company and the Additional Obligor.
2.A copy of the constitutional documents of the Additional Obligor.
3.A copy of a resolution of the board of directors of the Additional Obligor approving the terms of, and the transactions contemplated by, the relevant Finance Documents.
4.A specimen of the signature of each person authorised on behalf of the Additional Obligor to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.
5.A copy of a resolution, signed by all (or any lower percentage agreed by the Facility Agent) of the holders of the Additional Obligor’s issued or allotted shares, approving the terms of, and the transactions contemplated by, the relevant Accession Agreement.
6.If applicable, a copy of a resolution of the board of directors of each corporate shareholder in the Additional Guarantor approving any resolution referred to in paragraph 5 above.
7.A certificate of an authorised signatory of the Additional Obligor:
(a)confirming (in the case of an Additional Borrower only) that utilising the Total Commitments in full would not breach any limit binding on it; and
(b)certifying that each copy document specified in Part 2 of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Agreement.
8.If available, a copy of the latest audited accounts of the Additional Obligor.
9.For any Additional Obligor incorporated outside of England, evidence that the agent of the Additional Obligor under the Finance Documents for service of process in England has accepted its appointment.
10.Evidence required by the Finance Parties for the purpose of any applicable money laundering regulations.
Legal Opinions
1.A legal opinion of Allen & Overy, London, legal advisers to the Facility Agent, addressed to the Finance Parties in scope and substance similar to the legal opinion of Allen & Overy, London, delivered under Part 1 of this Schedule 2.
2.If the Additional Obligor is incorporated in a jurisdiction other than England, a legal opinion from legal advisers in that jurisdiction acceptable to the Facility Agent, addressed to the Finance Parties.
Other Documents and Evidence
1.Evidence that all expenses due and payable from an Obligor under this Agreement in respect of the Accession Agreement have been paid.
2.Subject to the proviso to sub-paragraph (a) of Clause 22.22 (Further Assurances), a copy of any Security Document that the Facility Agent (acting on the instructions of the Majority Lenders) may require (acting reasonably) in accordance with the 80% Security Test, provided that (i) the Additional Obligor or other relevant provider of security shall be under no obligation to procure the granting of security over any shares, in receivables owed by, or any other interest in any Joint Venture, or any other asset which the Security Agent agrees may be excluded from the security granted under the Security Documents, (ii) such Additional Obligor or other relevant provider of security shall not be required by the Facility Agent to enter into any Security Document as a condition to the relevant accession if such Security Document will be entered into by the relevant person within any original applicable grace period for such accession and (iii) the Facility Agent (acting in its sole discretion) may elect to waive the requirements of this paragraph 2 if the Company gives an undertaking in a form reasonably satisfactory to it that such requirements will be satisfied within 60 days of the relevant accession.
3.A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Accession Agreement or for the validity and enforceability of any Finance Document.
4.In the case of the accession of a Proposed Affiliate Subsidiary only, Security has been granted in form and substance satisfactory to the Facility Agent (acting reasonably) in favour of the Security Agent over all of such Proposed Affiliate Subsidiary's shares and all rights in relation to loans from any member of the Wider Group to such Proposed Affiliate Subsidiary provided that the Facility Agent (acting in its sole discretion) may elect to waive the requirements of this paragraph if the Company gives an undertaking in a form reasonably satisfactory to it that such requirements will be satisfied within 60 days of the date that such Proposed Affiliate Subsidiary becomes an Additional Guarantor.

SCHEDULE 3
FORM OF REQUEST
Part 1: Form of Request (Advances)
To:    [FACILITY AGENT] as Facility Agent
From:    [●]
Date:    [●]
Telenet BV (and others) Credit Agreement
dated 1 August 2007 (the “Agreement”)
1.We refer to the Agreement. This is a Request.
2.We wish to borrow an Advance on the following terms:
(a)Facility: [●]
(b)Utilisation Date: [●]
(c)Amount/currency: [●]
(d)Term: [●]
3.Our payment instructions are: [●].
4.We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.
5.[We hereby inform you that as of the date of this Request, the following Event of Default has occurred and is continuing or would result from the making of this Utilisation [insert details].]1 [We confirm that, at the date of this Request, the Repeating Representations are correct in all material respects and no Default is continuing or would result from the Advance to which this Request relates.]2
6.This Request is irrevocable.
By:
[●]

1 Applicable for Rollover Loans only. Insert details of relevant Event of Default, if any.
2 Applicable to all Requests in respect of an Advance (other than Rollover Loans).

Part 2: Form of Request (Documentary Credits)
From:    [Name of Borrower] (the “Borrower”)

To:	[●]	[●]
	as Facility Agent; and	as a L/C Bank

Date:    [●]
Dear Sir/ Madam
We refer to the facilities agreement dated [●] (as from time to time amended, varied, novated or supplemented, the “Facilities Agreement”) and made between, inter alia, [●]. Terms defined in the Facilities Agreement shall have the same meanings in this Request.
We, being authorised signatories of the Borrower named below, give you notice that, pursuant to the Facilities Agreement, we wish [name of L/C Bank] to issue a Documentary Credit on the following terms:
(a)Name of beneficiary: [●]
(b)Address of beneficiary: [●]
(c)Facility: [●]
(d)Euro Amount: €[●]
(e)Currency: [●]
(f)Expiry Date: [●] month[s]
(g)Proposed date of issue of Documentary Credit: [●] (or if that day is not a Business Day, the next Business Day)
[We hereby inform you that as of the date of this Request, the following Event of Default has occurred and is continuing or would result from the making of this Utilisation [insert details].]3[We confirm that, at the date of this Request, the Repeating Representations are correct in all material respects and no Default is continuing or would result from the Utilisation to which this Request relates.]4
Upon issuance of the Documentary Credit requested hereunder, please send the Documentary Credit to the Documentary Credit Beneficiary at the address shown above, with a copy to [insert details of relevant contact at the Borrower].
This Request is made by the authorised signatories of the Borrower named below and is given without personal liability.
3 Applicable for Renewal Requests only. Insert details of the relevant Event of Default, if any.
4 Applicable to all Requests in respect of a Documentary Credit (other than a Renewal Request).

Yours faithfully

...................................................	...................................................
Authorised Signatory	Authorised Signatory
for and on behalf of	for and on behalf of
[Name of Borrower]	[Name of Borrower]

SCHEDULE 4
PART 1 - FORM OF TRANSFER CERTIFICATE
To:    [FACILITY AGENT] as Facility Agent
From:    [THE EXISTING LENDER] (the Existing Lender) and [THE NEW LENDER] (the New Lender)
Date:    [●]
Telenet BV (and others) Credit Agreement
dated 1 August 2007 (the “Agreement”)
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate.
1.The Existing Lender transfers by novation to the New Lender the Existing Lender’s rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.
2.The proposed Transfer Date is [●].
3.The Facility Office and administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.
4.The New Lender confirms that it [is]/[is not] a Defaulting Lender.
5.This Transfer Certificate, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with English law.
6.For the purposes of Article 1278 of the Belgium Civil Code, the Existing Lender, the Facility Agent and the New Lender agree that the Security Documents will be for the benefit of the New Lender in accordance with Clause 30.4 (Procedure for Transfer by Way of Novations) of the Agreement.
7.The New Lender represents on the date of this Transfer Certificate that it is a Qualifying Lender.

THE SCHEDULE
Rights and obligations to be transferred by novation
[insert relevant details, including applicable Commitment (or part)]
Administrative details of the New Lender
[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]
By:

[NEW LENDER]
By:

The Transfer Date is confirmed by the Facility Agent as [●]

[FACILITY AGENT]
By:

PART 2 - FORM OF TRANSFER AGREEMENT
TRANSFER AGREEMENT

1.Assignment and Assumption

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]5 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]6 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]7 hereunder are several and not joint.]8 Capitalised terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns absolutely to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Facility Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered (including the Security Documents) pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit or guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to paragraph (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to paragraphs (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

5 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
6 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
7 Select as appropriate.
8 Include bracketed language if there are either multiple Assignors or multiple Assignees.

1. Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2. Assignee[s]:
[for each Assignee, indicate [Affiliate][other]

3. Borrower(s):

4. Facility Agent:	[●], as the facility agent under the Credit Agreement
5. Credit Agreement:	[The [amount] Credit Agreement dated as of [●] among [name of Borrower(s)], the Lenders parties thereto and [name of Facility Agent], as Facility Agent]
6. Assigned Interest[s]:
Assignor[s][9]	Assignee[s][10]	Facility Assigned[11]	Aggregate Amount of Commitment/ Utilisations for all Lenders[12]	Amount of Commitment/ Utilisations Assigned	Percentage Assigned of Commitment/ Utilisations[13]	CUSIP Number
$	$	%
$	$	%
$	$	%

2.Accession to the Intercreditor Agreement

We further refer to clause 22.3 (Change of Senior Lender, Pari Passu Creditors, Second Lien Lender and Noteholders) of the Intercreditor Agreement. In consideration of the New Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined therein), the New Lender confirms that, as from the Transfer Date, it will be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

[7. Trade Date:	_________________________________________ ][14]

9 List each Assignor, as appropriate.
10 List each Assignee, as appropriate.
11 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment.
12 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
13 Set forth, to at least 9 decimals, as a percentage of the Commitment/Utilisations of all Lenders thereunder.
14 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY FACILITY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]15
[NAME OF ASSIGNOR]

By:    _____________________________________
    Title:

[NAME OF ASSIGNOR]

By:    _____________________________________
    Title:

ASSIGNEE[S]16
[NAME OF ASSIGNEE]

By:    _____________________________________
    Title:

[NAME OF ASSIGNEE]

By:    _____________________________________
    Title:

15 Add additional signature blocks as needed.
16 Add additional signature blocks as needed.

ADMINISTRATIVE AND FACILITY OFFICE DETAILS

Facility Office Address:

Please provide administrative details of the Assignee, to the extent such details have not been provided to the Facility Agent by way of a prior administrative form.

Administrative Office Address:

Contact Name:
Account for Payments:
Fax:
Telephone:17

[Accepted:

[NAME OF FACILITY AGENT], as
Facility Agent

By:    _____________________________________
    Title:

[NAME OF SECURITY AGENT], as
Security Agent

By:    _____________________________________
    Title:

[Consented to:]18

[NAME OF RELEVANT PARTY]

By:    _____________________________________
    Title:

17 To be replicated for each Assignee.
18 To be added only if the consent of the Company and/or other parties (e.g. L/C Bank) is required by the terms of the Credit Agreement.

ANNEX 1

Telenet BV (and others) Credit Agreement
dated 1 August 2007 (the “Credit Agreement”)

[__________________]19
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties
(a)Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Finance Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Finance Documents or any collateral thereunder, (iii) the financial condition of the Obligors, any of its Subsidiaries or Affiliates or any other person obligated in respect of any Finance Document, or (iv) the performance or observance by the Obligors, any of their Subsidiaries or Affiliates or any other person of any of their respective obligations under any Finance Document.

(b)Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Clause 30.3 (Assignment and Transfers by Lenders) of the Credit Agreement (subject to such consents, if any, as may be required under Clause 30.3 (Assignment and Transfers by Lenders) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Clause (Financial Information) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Facility Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) [if it is a Foreign Lender20] attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Facility Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Finance Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Finance Documents are required to be performed by it as a Lender.

19 Describe Senior Facilities Agreement at option of Facility Agent.
20 The concept of “foreign Lender” should be conformed to the section in the Credit Agreement governing withholding taxes and gross-up. If the Borrower is a U.S. Borrower, the bracketed language should be deleted.

2.Payments
From and after the Effective Date, the Facility Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.21 Notwithstanding the foregoing, the Facility Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.General Provisions
This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, English Law.

4.For the purposes of Article 1278 of the Belgium Civil Code, the Assignor, the Facility Agent and the Assignee agree that the Security Documents will be for the benefit of the Assignee in accordance with Clause 30.3 (Assignments and Transfer by Lenders) of the Credit Agreement.

21 The Facility Agent should consider whether this method conforms to its systems. In some circumstances, the following alternative language may be appropriate: “From and after the Effective Date, the Facility Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Facility Agent for period prior to the Effective Date or with respect to the making of this assignment directly between themselves.”

SCHEDULE 5
EXISTING SECURITY

Belgian Law
1.The share pledge agreement dated 10 October 2007 in respect of shares in Telenet Bidco NV (currently Telenet BV) between Telenet Communications NV and Telenet Group Holding NV as pledgors and KBC Bank NV as security agent, supplemented by (i) a supplemental agreement dated 27 June 2011 between Telenet International Finance S.à r.l., Telenet Group Holding NV and KBC Bank NV, (ii) a supplemental agreement dated 20 December 2013 between Telenet International Finance S.à r.l., Telenet Group Holding NV, Telenet Service Center BVBA and KBC Bank NV, and (iii) a supplemental agreement dated 27 April 2016 between Telenet Group Holding NV, Telenet Service Center BVBA, Telenet International Finance S.à r.l. and BASE Company NV (currently Telenet Group NV) as pledgors and KBC Bank NV as security agent;
2.The share pledge agreement dated 11 February 2016 in respect of shares in BASE Company NV (currently Telenet Group NV) between Telenet Group Holding NV and Telenet International Finance S.à r.l. as pledgors and KBC Bank NV as security agent, supplemented by a supplemental agreement dated 27 April 2016 between Telenet Group Holding NV and Telenet International Finance S.à r.l. as pledgors and KBC Bank NV as security agent; and
3.The pledge of subordinated loans agreement dated 3 September 2016 between Telenet Group Holding NV as pledgor and KBC Bank NV as security agent.
Luxembourg Law
4.The share pledge agreement dated 4 October 2010 in respect of shares in Telenet International Finance SA (currently Telenet International Finance S.à r.l.) between Telenet NV (currently Telenet BV) as pledgor and KBC Bank NV as pledgee in the presence of Telenet International Finance SA (currently Telenet International Finance S.à r.l.).
New York Law
5.The pledge agreement dated 2 May 2016 in respect of certain equity interests and other rights in respect of Telenet Financing USD LLC between Telenet International Finance S.à r.l. as pledgor and KBC Bank NV as security agent.

SCHEDULE 6
FORM OF COMPLIANCE CERTIFICATE
To:    [FACILITY AGENT] as Facility Agent
From:    TELENET BV
Date:    [●]
Telenet BV – Credit Agreement
dated 1 August 2007 (the “Agreement”)
1.We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate.
2.We confirm that as at the relevant testing date Net Total Debt is [●] and Consolidated Annualised EBITDA is [●], therefore the ratio of Net Total Debt to Consolidated Annualised EBITDA is [●] to 1.
3.We set out below calculations establishing the figures in paragraph 2 above: [●].
4.[We confirm that no Default is continuing as at [relevant testing date].22

TELENET BV
By:
[insert applicable certification language]
for
[auditors of the Company]23

22 If this statement cannot be made, the certificate should identify any Default that is outstanding and the steps, if any, being taken to remedy it.
23 If tested annually, only include in certificate with annual accounts.

SCHEDULE 7
FORM OF ACCESSION AGREEMENT
To:    [FACILITY AGENT] as Facility Agent
From:    TELENET BV and [Proposed Borrower/Proposed Guarantor]
Date:    [●]
Telenet BV – Credit Agreement
dated 1 August 2007 (the “Agreement”)
We refer to the Agreement. This is an Accession Agreement.
[Name of company] of [address/registered office] agrees to become an Additional Borrower/Guarantor and to be bound by the terms of the Agreement as an Additional Borrower/Guarantor.
This Accession Agreement, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with English law.

TELENET BV
By:

[PROPOSED BORROWER/GUARANTOR]
By:

SCHEDULE 8
FORM OF TELENET ADDITIONAL FACILITY ACCESSION AGREEMENT
To:    [FACILITY AGENT] as Facility Agent
[SECURITY AGENT] as Security Agent
From:    [Proposed Telenet Additional Facility Lender(s)]
Date:    [●]
Telenet BV – Credit Agreement
dated 1 August 2007 (the “Credit Agreement”)
1.Terms defined in the Credit Agreement shall have the same meaning in this Telenet Additional Facility Accession Agreement.
2.We refer to Clause 2.3 (Telenet Additional Facility) of the Credit Agreement.
3.We, [Name of Lender(s)] agree to become party to and to be bound by the terms of the Credit Agreement as [a] Lender(s) in accordance with Clause 2.3 (Telenet Additional Facility).
4.Our Telenet Additional Facility Commitment is €/US$ [●].
5.The final maturity date in respect of our Telenet Additional Facility Commitment is [●].
6.The Availability Period in relation to this Telenet Additional Facility is [●].
7.The Margin in relation to this Telenet Additional Facility is [●] per annum. [If applicable set out how the Margin will be adjusted].
8.Advances under this Telenet Additional Facility will be applied [●].
9.We confirm to each Finance Party that:
(a)we have made our own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in the Credit Agreement and have not relied on any information provided to us by a Finance Party in connection with any Finance Document; and
(b)we will continue to make our own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Credit Agreement or any Telenet Additional Facility Commitment is in force.
10.The Facility Office and address for notices of the Lender is: [●].
11.This Agreement, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with English law.

[LENDER(S)]
By:

[FACILITY AGENT] as Facility Agent
By:

TELENET BV
By:

SCHEDULE 9
FORM OF RESIGNATION REQUEST
To:    [FACILITY AGENT] as Facility Agent
From:    TELENET BV
Date:    [●]
Telenet BV – Credit Agreement
dated 1 August 2007 (the “Agreement”)
1.We refer to the Agreement. This is a Resignation Request. Terms defined in the Agreement have the same meaning as in this Resignation Request.
2.We request that [resigning Obligor] be released from its obligations as [a/an]24 [Obligor/Borrower/Guarantor]25 under the Agreement.
3.We confirm that no Event of Default is continuing or would result from the acceptance of this Resignation Request.
4.We confirm that as at the date of this Resignation Request no amount owed by [resigning Obligor] under the Agreement is outstanding.
5.This Resignation Request, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with English law.

TELENET BV
By:

[RELEVANT OBLIGOR]
By:

The Facility Agent confirms that this resignation takes effect on [●].
[FACILITY AGENT]
By:

24 Delete as applicable.
25 Delete as applicable.

SCHEDULE 10
FORM OF DOCUMENTARY CREDIT
[L/C Bank’s Letterhead]
To:    [Documentary Credit Beneficiary]
(the “Documentary Credit Beneficiary”)
Non-transferable Irrevocable Documentary Credit No. [●]
At the request of [insert name of Borrower], [L/C Bank] (the “L/C Bank”) issues this irrevocable non-transferable documentary credit (“Documentary Credit”) in your favour on the following terms and conditions:
1.Definitions
In this Documentary Credit:
“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in [London].26
“Demand” means a demand for payment under this Documentary Credit in the form of the schedule to this Documentary Credit.
“Expiry Date” means [●].
“Total L/C Amount” means [●].
2.L/C Bank’s Agreement
(a)The Documentary Credit Beneficiary may request a drawing or drawings under this Documentary Credit by giving to the L/C Bank a duly completed Demand. A Demand must be received by the L/C Bank on or before [●] pm ([London] time) on the Expiry Date.
(b)Subject to the terms of this Documentary Credit, the L/C Bank unconditionally and irrevocably undertakes to the Documentary Credit Beneficiary that, within [10] Business Days of receipt by it of a Demand, it will pay to the Documentary Credit Beneficiary the amount demanded in that Demand.
(c)The L/C Bank will not be obliged to make a payment under this Documentary Credit if as a result the aggregate of all payments made by it under this Documentary Credit would exceed the Total L/C Amount.
3.Expiry
(a)The L/C Bank will be released from its obligations under this Documentary Credit on the date (if any) notified by the Documentary Credit Beneficiary to the L/C Bank as the date upon which the obligations of the L/C Bank under this Documentary Credit are released.
(b)Unless previously released under paragraph (a) above, at [●] pm ([London] time) on the Expiry Date the obligations of the L/C Bank under this Documentary Credit will cease with no further liability on the part of the L/C Bank except for any Demand validly presented under the Documentary Credit before that time that remains unpaid.
(c)When the L/C Bank is no longer under any further Obligations under this Documentary Credit, the Documentary Credit Beneficiary must promptly return the original of this Documentary Credit to the L/C Bank.
26 This may need to be amended depending on the currency of payment under the Documentary Credit.

4.Payments
All payments under this Documentary Credit shall be made in [●] and for value on the due date to the account of the Documentary Credit Beneficiary specified in the Demand.
5.Delivery of Demand
Each Demand shall be in writing, and, unless otherwise stated, may be made by letter, fax or telex and must be received in legible form by the L/C Bank at its address and by the particular department or officer (if any) as follows:
[●]
6.Assignment
The Documentary Credit Beneficiary’s rights under this Documentary Credit may not be assigned or transferred.
7.UCP
Except to the extent it is inconsistent with the express terms of this Documentary Credit, this Documentary Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.
8.Governing Law
This Documentary Credit, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English Law.
9.Jurisdiction
The courts of England have exclusive jurisdiction to settle any disputes, including those that are non-contractual, arising out of or in connection with this Documentary Credit.
Yours faithfully,

[L/C Bank]
By:

FORM OF DEMAND
To:    [L/C Bank]
Dear Sir/ Madam
Non-transferable Irrevocable Documentary Credit No. [●]
issued in favour of [name of beneficiary] (the “Documentary Credit”)
We refer to the Documentary Credit. Terms defined in the Documentary Credit have the same meaning when used in this Demand.
We certify that the sum of [●] is due [and has remained unpaid for at least [●] Business Days] [under [set out underlying contract or agreement]]. We therefore demand payment of the sum of [●].
Payment should be made to the following account:
Name:    [●]
A/c Number:    [●]
Bank:    [●]
The date of this Demand is not later than the Expiry Date.
Yours faithfully,

(Authorised Signatory)    (Authorised Signatory)
For
[Documentary Credit Beneficiary]

SCHEDULE 11
FORM OF L/C BANK ACCESSION CERTIFICATE
To:    [●]
cc:    [●]
From:    [L/C Bank]
Date:    [●]
Dear Sir/ Madam
We refer to the facilities agreement dated [●] (as from time to time amended, varied, novated or supplemented, the “Facilities Agreement”) and made between, inter alia, [●]. Terms defined in the Facilities Agreement shall have the same meanings in this L/C Bank Accession Certificate.
This L/C Bank Accession Certificate is delivered pursuant to Clause 6.11 (Appointment and Change of L/C Bank) of the Facilities Agreement.
[Name of L/C Bank] undertakes, upon its becoming an L/C Bank, to perform all the obligations expressed to be undertaken under the Facilities Agreement and the Finance Documents by an L/C Bank and agrees that it shall be bound by the Facilities Agreement and the other Finance Documents in all respects as if it had been an original party to it as an L/C Bank.
[Name of L/C Bank]’s administrative details are as follows:
Address:    [●]
Fax No:     [●]
Contact:    [●]
[and the address of the office having the beneficial ownership of our participation in the Facilities Agreement (if different from the above) is:
Address:    [●]
Fax No:    [●]
Contact:    [●]]
This L/C Bank Accession Certificate, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English Law.
For and on behalf of
[Name of L/C Bank]

SCHEDULE 12
TIMETABLE

	Advance or Documentary Credit in Euro or U.S. Dollars	Advance or Documentary Credit in other currencies
Delivery of a duly completed Request under Clause 5.1 (Delivery of Requests)	A-2 9 a.m.	A-3 9 a.m.
Agent determines (in relation to an Advance) the Euro Amount of the Advance, if required under Clause 5.5(d) (Participations in Advances) and notifies the Lenders of the Advance in accordance with Clause 5.5(d) (Participations in Advances)
	A-2 noon	A-3 noon
Agent receives a notification from a Lender under Clause 8.2 (Unavailability of Optional Currency)	-	Quotation Date 9.30 a.m.
Agent gives notice in accordance with Clause 8.2 (Unavailability of Optional Currency)	-	Quotation Date 5.30 p.m.
Reference Bank Rate calculated by reference to available quotations in accordance with Clause 14.2 (Calculation of Reference Bank and Alternative Reference Bank Rate)	Noon on the Quotation Date	Noon on the Quotation Date
Alternative Reference Bank Rate calculated by reference to available quotations in accordance with Clause 14.2 (Calculation of Reference Bank and Alternative Reference Bank Rate)	Close of business in London on the date falling one Business Day after the Quotation Date	Close of business in London on the date falling one Business Day after the Quotation Date

“A”        =    date of advance
“A - X”        =    X Business Days prior to date of advance

SCHEDULE 13
FORM OF DESIGNATED ENTITY ACCESSION AGREEMENT
To:    [FACILITY AGENT] as Facility Agent
From:    [DESIGNATED ENTITY] and [RELATED LENDER]
Date:    [               ]
Telenet BV – Credit Agreement
dated 1 August 2007 (the “Agreement”)
1.Words and expressions defined in the Agreement have the same meaning in this accession agreement.
2.We refer to the Clause 30.6 (Designated Entities) of the Agreement. This is an accession agreement.
3.The Related Lender designates the Designated Entity as its Facility Office for the purpose of participating in Advances to Borrowers in [JURISDICTION].
4.[Name of Designated Entity] agrees to become a party to and to be bound by the terms of the Agreement as a Designated Entity.
5.For the purposes of Clause 37 (Notices) of the Agreement, the Designated Entity’s address for notices is:
[                ]
6.This Accession Agreement, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with English law.

[DESIGNATED ENTITY]
By:

[RELATED LENDER]
By:

[FACILITY AGENT]
By:

SCHEDULE 14
FORM OF INCREASE CONFIRMATION
To:    [●] as Facility Agent, [●] as Security Agent, [●] as L/C Bank and Telenet BV (the “Company”), for and on behalf of each Obligor
From:    [the Increase Lender] (the “Increase Lender”)
Dated:
Telenet BV – Credit Agreement
dated 1 August 2007 (the “Facilities Agreement”)
We refer to the Facilities Agreement and the Intercreditor Agreement (as defined in the Facilities Agreement). This agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purpose of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.
We refer to Clause 2.2 (Increase) of the Facilities Agreement.
The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Facilities Agreement.
The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [●].
On the Increase Date, the Increase Lender becomes party to the relevant Finance Documents.
The Increase Lender represents on the date of this Increase Confirmation that it is a Qualifying Lender.
The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 37 (Notices) are set out in the Schedule.
The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in Clause 2.2 (Increase).
The Increase Lender hereby agrees with each other person who is or becomes party to the Intercreditor Agreement in accordance with the terms thereof that with effect on and from the date hereof, it will be bound by the Intercreditor Agreement as a Senior Lender as if it had been an original party thereto in such capacity.
This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
This Agreement, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English Law.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

THE SCHEDULE
Relevant Commitment/rights and obligations to be assumed by the Increase Lender
[insert relevant details]
[Facility Office, address, fax number and attention details for notices and account details for payments]
[Increase Lender]
By:
This Agreement is accepted as an Increase Confirmation for the purposes of the Facilities Agreement by the Facility Agent [and each L/C Bank]*, and the Increase Date is confirmed as [●].
Facility Agent    [L/C Bank
By:    By:]*

Security Agent
By:

NOTE:
* Only if increase in Revolving Facility A, Revolving Facility B or Total Telenet Additional Facility Commitments drawn under revolving loan facilities.

SCHEDULE 15
AGREED SECURITY PRINCIPLES
1.Security Principles
(a)The guarantees and security to be provided will be given in accordance with the security principles set out in this Schedule (the “Security Principles”). This Schedule addresses the manner in which the Security Principles will impact on the guarantees and security proposed to be taken in relation to this transaction.
(b)The Security Principles embody recognition by all Parties that there may be certain legal and practical difficulties in obtaining guarantees and security from all Obligors and third party security providers (together the “Security Providers”) in every jurisdiction in which the Security Providers are incorporated. In particular:
(i)general statutory limitations (including, but not limited to, with respect to the relevant jurisdictions for which guarantee limitation language is set out in Clause 18.9 (Limitations) of this Agreement, such limitations as set out therein), regulatory requirements or restrictions, tax restrictions, financial assistance, corporate benefit, fraudulent preference, “thin capitalisation”, “earnings stripping”, “controlled foreign corporation” and “capital maintenance” rules, retention of title claims, employee or works council consultation or approval requirements and similar principles may limit the ability of a Security Provider to provide a guarantee or security or may require that the enforcement of the guarantee or security be limited by or to an amount or otherwise; if any such limit applies, the guarantees and security provided will be limited to the maximum amount which the relevant Security Provider may provide having regard to applicable law (including any jurisprudence); additional guarantee limitations may be included in any Accession Agreement where required in connection with the accession of a new Obligor;
(ii)guarantees and security will not be required from or over the shares in, or over the assets of, any joint venture or similar arrangement or any person which is neither an Obligor nor a Holding Company of an Obligor;
(iii)third party security providers will not be required to provide any guarantees;
(iv)the security and extent of its perfection will be agreed taking into account the cost to the Group of providing such security (including any increase to the tax and/or regulatory costs of the Group) so as to ensure that, in the reasonable opinion of the Company, those costs are proportionate to the benefit accruing to the Finance Parties and the maximum guaranteed or secured amount may be limited to minimise stamp duty, notarisation, registration or other applicable fees, taxes and duties where the benefit of increasing the guaranteed or secured amount is disproportionate to the level of such stamp duty, notarisation, registration or other applicable fees, taxes and duties, taking into account the level of such stamp duty, notarisation, registration or other applicable fees, taxes and duties, provided that no maximum secured amount may be limited to minimise any taxes imposed pursuant to section 956 of the Code;
(v)where a class of assets to be secured includes material and immaterial assets, if the cost of granting security over the immaterial assets is disproportionate to the benefit of such security, security will, subject to (iv) above, be granted over the material assets only;
(vi)unless granted under a global security document governed by the law of the jurisdiction of a Security Provider or under English law, all security (other than share security over its subsidiaries) shall be governed by the law of and secure assets located in the jurisdiction of incorporation of that Security Provider;
(vii)any assets subject to third party arrangements which are permitted by this Agreement and which prevent those assets from being charged will be excluded from any relevant security document;
(viii)if there are third party arrangements in place in respect of any asset, business or person acquired by the Group (where those third party arrangements were not entered into in contemplation of that acquisition) as a result of which the consent of a third party is required for that acquired person to provide a guarantee or to secure any acquired asset, such guarantee and/or security will not be required to be granted;

(ix)Security Providers will not be required to give guarantees or enter into security documents if that would conflict with the fiduciary duties of their directors or contravene any legal prohibition or result in a risk of personal or criminal liability on the part of any officer provided that the relevant Security Provider shall use reasonable endeavours to overcome any such obstacle;
(x)the granting of guarantees, perfection of security, when required, and other legal formalities will be completed as soon as reasonably practicable and, in any event, within the time periods specified in the Finance Documents thereof or (if earlier or to the extent no such time periods are specified in the Finance Documents) within the time periods specified by applicable law in order to ensure due perfection or as otherwise set out in this Schedule;
(xi)the granting of guarantees, security or perfection of security will not be required if (1) it would have a material adverse effect on the ability of the relevant Security Provider to conduct its operations and business in the ordinary course or as otherwise permitted or not prohibited by the Finance Documents or (2) it would be either impossible or impractical or would unduly disrupt the business of the relevant Security Provider and, in each such event, a guarantee will not be granted and/or security will not be taken over such assets, as applicable (including, without limitation, notification of such security to any third party);
(xii)the Security Agent on behalf of each of the Lenders shall be able, subject to the terms of the Intercreditor Agreement, to enforce the security constituted by the security documents without any restriction from either:
(A)the constitutional documents of the relevant Security Provider;
(B)any Security Provider which is or whose assets are the subject of such security document (but subject to any inalienable statutory rights which the Security Provider may have to challenge such enforcement); or
(C)any shareholders of the foregoing not party to the relevant security document;
(xiii)guarantee limitations may mean that access to the assets of a Security Provider for its guarantee is limited, in which case, any asset security granted by that Security Provider shall be proportionate (in terms of liability) to the value of its guarantee;
(xiv)no guarantee or security shall guarantee or secure any Excluded Swap Obligations (as defined in the Intercreditor Agreement);
(xv)no perfection action will be required in jurisdictions where Obligors or material assets are not located;
(xvi)local law restrictions may mean that the Lenders may not be able to benefit from the same security; and
(xvii)the Security Agent will hold one set of security for the Lenders (subject to applicable law).
(c)The Security Agent (upon request or instruction, as applicable, in accordance with this Agreement) or the other Finance Parties, as the case may be, shall promptly discharge any guarantees and release any security which is or are subject to any transaction permitted by this Agreement, unless contrary to the Security Principles.
2.Guarantors and Security
(a)To the extent possible and subject to Clause 18 (Guarantees and Indemnity) of this Agreement and the Security Principles, each guarantee will be an upstream, cross-stream and downstream guarantee and will be for all liabilities of the Obligors under the Finance Documents in accordance with, and subject to, the requirements of Clause 18 (Guarantees and Indemnity) and the Security Principles in each relevant jurisdiction and the requirements of local law in each relevant jurisdiction.
(b)To the extent possible and subject to Clause 18 (Guarantees and Indemnity) of this Agreement and this Schedule, all security shall be given in favour of the Security Agent and not the Finance Parties individually. “Parallel debt” provisions will be used where necessary; such provisions will be contained in the Intercreditor Agreement and not the individual security documents unless required under local laws.
(c)Security Documents will, to the extent legally possible and subject to this Schedule, incorporate the defined terms used in the Intercreditor Agreement and secure the Secured Obligations (as defined in the Intercreditor Agreement) of the relevant Obligor to the secured parties, in each case in accordance with, and subject to, local law requirements and the requirements of this Schedule in each relevant jurisdiction and, in no circumstances, shall impose any obligation more onerous than those contained in this Agreement other than to the extent required by local law in order to create, enforce or perfect the security interest expressed to be created thereby.
(d)Where a Security Provider secures shares, the relevant security document will be governed by the laws of the company whose shares are being charged or pledged and not by the law of the country of the Security Provider.
(e)No action will be required to be taken in relation to any guarantee or security where any Lender transfers or assigns any of its participation in the Facilities. The Security Providers will not be liable for any fees, costs, taxes or expenses in relation to any re-registration, re-notarisation or other requirement for perfection or protection of security or guarantees on transfers or assignments by Finance Parties.
(f)Any security document shall only be required to be notarised or notarially certified if required by law in order for the relevant security to become effective or admissible in evidence
3.Terms of Security Documents
The following principles will be reflected in the terms of any security taken subject to due execution of all relevant security documents, completion of all relevant formalities, the reservations or qualifications in the Finance Documents or any legal opinion referred to in Clause 19.4 (Legal Validity) and the application of the Security Principles:

(a)the Security Agent shall receive the benefit of:
(i)all of the shares in the Obligors held by any member of the Group; and
(ii)all of the rights of the relevant creditors in relation to any Subordinated Shareholder Loans, for the avoidance of doubt: (A) no guarantee or security shall be required to be provided by any person who is not a Security Provider and (B) security shall not be granted over any assets other than as set out in (i) and (ii) above (including, for the avoidance of doubt, security in respect of any real property);
(b)security will be first ranking, to the extent possible and subject to any security permitted under the Finance Documents;
(c)security will not be enforceable until the occurrence of an Acceleration Event (as defined in the Intercreditor Agreement) and will be enforceable only subject to the terms of the Intercreditor Agreement (a “Declared Default”);
(d)any rights of set-off will not be exercisable until the occurrence of a Declared Default;
(e)notification of receivables security to debtors (other than intra-group debtors where notice will be given as soon as is reasonably practicable) will only be given if a Declared Default has occurred (subject to local law advice);
(f)subject to paragraph (g) below, representations and undertakings shall only be included in each security document to the extent they relate to the security interest or secured assets or any registration or perfection of the security unless otherwise required by local law;
(g)the provisions of each security document will not be unduly burdensome on the Security Provider (in relation to the benefit conferred) or interfere materially with the operation of its business and will be limited to those required to create effective security and will not impose commercial obligations and shall not contain additional representations and undertakings (such as in respect of insurance, maintenance of assets, information or the payment of costs) or otherwise repeat any such representations or undertakings given in this Agreement or the Intercreditor Agreement, other than those which are strictly required as a matter of law for the creation and perfection of the security;
(h)in the security documents there will be no repetition or extension of clauses set out in this Agreement (or the Intercreditor Agreement) including, without limitation, those relating to notices, costs and expenses, default or penalty interest, indemnities, tax gross up or indemnity, distribution of proceeds and release of security; representations and undertakings shall be included in the security documents only to the extent that they are strictly required by local law for the creation and perfection of the security interest expressed to be created thereby; the security documents will not contain repeating representations;
(i)information, such as lists of assets, will be provided if, and only to the extent, that they are strictly required by local law to be provided to perfect, enforce or register the security and, when required, shall be provided no more frequently than annually or, following a Declared Default on the Security Agent’s written request;
(j)the security documents should not and will not operate so as to prevent transactions which are not prohibited under the other Finance Documents;
(k)the secured parties shall only be able to exercise a power of attorney following the occurrence of a Declared Default or if the relevant Security Provider has failed to comply with a further assurance or perfection obligation within 10 Business Days of being notified of that failure and being requested to comply (provided that in such case, the power of attorney shall be limited to remedying such failure);
(l)the Security Agent shall (and is irrevocably authorised and instructed to) promptly enter into and deliver any documentation and/or take such other action as may be required by the Company to give effect to the Security Principles;
(m)security will, where possible and practical, automatically create security over future assets of the same type as those already secured; where local law requires supplemental charges to be delivered in respect of future assets in order for effective security to be created over that class of asset, such supplemental charges shall be provided at intervals no more frequently than annually, in each case on the Security Agent’s reasonable written request; and
(n)each security document must contain a clause which records that if there is a conflict between the security document and this Agreement or the Intercreditor Agreement then (to the fullest extent permitted by law) the provisions of this Agreement or (as applicable) the Intercreditor Agreement will take priority over the provisions of the relevant security document.
4.Share Security
(a)Subject to the Security Principles the shares in each Obligor shall be secured.
(b)The security document will be governed by the laws of the Obligor whose shares are being secured and not by the law of the country of the Security Provider granting the security.
(c)Until a Declared Default, the Security Providers will be permitted to retain and to exercise voting rights to any shares pledged by them in a manner which does not adversely affect the validity or enforceability of the security or cause an Event of Default to occur and the person whose shares have been pledged will be permitted to pay dividends to each of its shareholders (including the Security Provider) and the relevant Security Provider shall be entitled to receive dividends from such person.
(d)Where customary the share certificate and a stock transfer form executed in blank will be provided to the Security Agent, and where required by law the share certificate or shareholders register will be endorsed or written up and the endorsed share certificate or a copy of the written up register provided to the Security Agent, in each case, within 20 Business Days following execution of any security over those shares or the registration of the acquisition of those shares that are subject to such security.
(e)Unless the restriction is required by law (or as expressly contemplated in any security document), the constitutional documents of any company the shares in which are subject to security will be amended to remove any restriction on the transfer or the registration of the transfer of the shares on enforcement of the security granted over them.

(f)The enforcement of security over shares and the acquisition or exercise by the Security Agent of voting rights in respect of shares may be subject to regulatory consent. Accordingly, enforcement of any security over shares and the exercise by the Security Agent of the voting rights in respect of such shares will be expressed to be conditional upon obtaining any consents required by law or regulation and no such consents shall be required to be sought or requested prior to a Declared Default and written request having been made by the Security Agent to the Company.
5.Receivables
(a)If a Security Provider grants security over its intercompany receivables or rights in respect of Subordinated Obligations it shall be free to deal with same in the course of its business (provided permitted or not prohibited by this Agreement or the Intercreditor Agreement) until notified by the Facility Agent following a Declared Default.
(b)The perfection of receivables security granted by notification will not be required until the occurrence of a Declared Default other than where such notification is required by applicable law to create security. If such notification is required by applicable law to create security, notice of the security will be served on the relevant counterparties in respect of material intercompany receivables and Subordinated Obligations within 20 Business Days of the security being granted and the Security Provider shall use its commercially reasonable endeavours (not involving the payment of money or incurrence of external expenses) to obtain an acknowledgement of that notice within 20 Business Days of service. If the Security Provider has used its commercially reasonable endeavours but has not been able to obtain acknowledgement or acceptance its obligation to obtain acknowledgement or acceptance shall cease on the expiry of that 20 Business Day period.
(c)Irrespective of whether notice of the security is required for perfection, if the service of notice would prevent the Security Provider from dealing with a receivable in the course of its business (provided permitted or not prohibited by this Agreement or the Intercreditor Agreement) no notice of security shall be served until required by the Facility Agent following a Declared Default.
6.Bank Accounts
For the avoidance of any doubt, security will not be required to be granted over bank accounts.
7.Release of Security
Unless required by local law, the circumstances in which the security shall be released should not be dealt with in individual security documents but, if so required, shall, except to the extent required by local law, be the same as those set out in the Intercreditor Agreement.

SCHEDULE 16
FORM OF RATE SWITCH NOTICE
To:    [●] as Facility Agent
From:    [●] as the Company
Dated:
Dear Sir/ Madam
Telenet BV – Credit Agreement
dated 1 August 2007 (the “Agreement”)
1.We refer to the Agreement. This is a Rate Switch Notice. Terms defined in the Agreement have the same meaning when used in this Rate Switch Notice unless given a different meaning in this Rate Switch Notice.
2.We notify you that the Rate Switch Date for [●]27 in respect of [●]28 is [date].
3.This Rate Switch Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.
[The Company]
By:

27 Insert applicable Rate Switch Currency.
28 Insert applicable Compounded Rate Facility.

SCHEDULE 17
REFERENCE RATE TERMS
Part 1: Term Rate Advances – U.S. Dollars

CURRENCY:	U.S. Dollars.
FACILITIES:
Revolving Facility A, Revolving Facility B, Telenet Additional Facility AR and any other Telenet Additional Facility as may be agreed between the Company and the relevant Telenet Additional Facility Lenders.

Rate Switch Currency:	U.S. Dollars is not a Rate Switch Currency.
Cost of funds as a fall-back:	Cost of funds will not apply as a fall-back.

Definitions:
Alternative Fallback Rate:	Daily Simple SOFR.
Alternative Fallback Rate Adjustment:	Credit Adjustment Spread as below.
Alternative Fallback Rate Date:
Any Business Day on which the Facility Agent and the Company agree upon following a determination in accordance with Clause 14.1 (Interest calculation if no Primary Term Rate) (provided that such date shall be on the last day of the prevailing Term of the applicable Term Rate Advance).

Alternative Term Rate:
The Term SOFR reference rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published by ICE Benchmark Administration Limited (or any other person which takes over the publication of that rate).
In the case of any Telenet Additional Facility to which these Reference Rate Terms apply and which is not stated to have a floor in the applicable Telenet Additional Facility Accession Agreement, if the aggregate of the Alternative Term Rate and the applicable Credit Adjustment Spread (if any) is less than zero, there shall be no adjustment to ensure the aggregate of such amounts is zero or otherwise.
In the case of Revolving Facility A, Revolving Facility B, Telenet Additional Facility AR (and any other Telenet Additional Facility to which these Reference Rate Terms apply and which is stated to have a zero floor in the applicable Telenet Additional Facility Accession Agreement), if the aggregate of the Alternative Term Rate and the applicable Credit Adjustment Spread (if any) is less than zero, the Alternative Term Rate shall be deemed to be such a rate that the aggregate of the Alternative Term Rate and the applicable Credit Adjustment Spread is zero.
In the case of any other Telenet Additional Facility to which these Reference Rate Terms apply but which is stated to have any other floor in the applicable Telenet Additional Facility Accession Agreement, such floor shall apply.

Alternative Term Rate Adjustment:	Credit Adjustment Spread as below.

Additional Business Days:
Any day other than:
(a)a Saturday or a Sunday; and
(b)a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

Break Costs:
(a)the amount (if any) by which:
(i)the amount of interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in an Advance or Unpaid Sum to the last day of the current Term in respect of that Advance or Unpaid Sum, had the principal amount of that Advance or Unpaid Sum received been paid on the last day of that Term, exceeds:
(ii)the amount of interest which that Lender would be able to obtain by placing an amount equal to the principal amount of such Advance or Unpaid Sum received or recovered by it on deposit with a leading bank in the Relevant Market for a period starting on the Business Day following such receipt or recovery and ending on the last day of the current Term; or
(b)for the purposes of Clause 10.10(a) (Miscellaneous Provisions), the loss suffered by any Lender as a result of having to unwind any funding contract for reinvestment of proceeds which it had entered into or initiated upon receipt of the notice of prepayment and/or cancellation referred to in Clause 10.10(a) (Miscellaneous Provisions).

Business Day Conventions (definition of “month”):	(a)If any period is expressed to accrue by reference to a month or any number of months then, in respect of the last month of that period:

(i)subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(iii)if a Term begins on the last Business Day of a calendar month, that Term shall end on the last Business Day in the calendar month in which that Term is to end.

(b)If a Term would otherwise end on a day which is not a Business Day, that Term will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Credit Adjustment Spread:
Unless stated to the contrary in any Telent Additional Facility Accession Agreement for any Telenet Additional Facility to which these Reference Rate Terms apply:
(a)in relation to a Term of one day, 0.00644% per annum;
(b)in relation to a Term of one week, 0.03839% per annum;
(c)in relation to a Term of one Month, 0.11448% per annum;
(d)in relation to a Term of two Months, 0.18456% per annum;
(e)in relation to a Term of three Months, 0.26161% per annum;
(f)in relation to a Term of six Months, 0.42826% per annum;
(g)in relation to a Term of twelve Months, 0.71513% per annum; and
(h)in relation to a Term of any other duration, the spread which results from interpolating on a linear basis between the longest period specified above which is shorter than that Term and the shortest period specified above which is longer than that Term.

Daily Simple SOFR:
For any day (a “SOFR Rate Day”), the rate per annum equal to:
SOFR for the day (such day “i”) that is five US Government Securities Business Days (as defined below) prior to:
(a)if such SOFR Rate Day is a US Government Securities Business Day, such SOFR Rate Day; or
(b)if such SOFR Rate Day is not a US Government Securities Business Day, the US Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published on the website of the Federal Reserve Bank of New York (or any other person which takes over the administration of SOFR).
If by 5:00pm (New York time) on the second US Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s website, then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding US Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s website provided that any SOFR determined pursuant to this sentence shall be utilised for purposes of the calculation of Daily Simple SOFR for no more than three consecutive SOFR Rate Days.
Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR.

Primary Term Rate:
The Term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate) and at any time on or following an Alternative Benchmark Commencement Date in relation to Term SOFR, the Alternative Benchmark Rate for Term SOFR for the relevant period displayed on any page of any screen of an information service as the Facility Agent may specify after consultation with the Company on or about the relevant Alternative Benchmark Commencement Date.
In the case of any Telenet Additional Facility to which these Reference Rate Terms apply and which is not stated to have a floor in the applicable Telenet Additional Facility Accession Agreement, if the aggregate of the Primary Term Rate and the applicable Credit Adjustment Spread (if any) is less than zero, there shall be no adjustment to ensure the aggregate of such amounts is zero or otherwise.
In the case of Revolving Facility A, Revolving Facility B, Telenet Additional Facility AR (and any other Telenet Additional Facility to which these Reference Rate Terms apply and which is stated to have a zero floor in the applicable Telenet Additional Facility Accession Agreement), if the aggregate of the Primary Term Rate and the applicable Credit Adjustment Spread (if any) is less than zero, the Primary Term Rate shall be deemed to be such a rate that the aggregate of the Primary Term Rate and the applicable Credit Adjustment Spread is zero.
In the case of any other Telenet Additional Facility to which these Reference Rate Terms apply but which is stated to have any other floor in the applicable Telenet Additional Facility Accession Agreement, such floor shall apply.

Quotation Date:
Two Additional Business Days before the first day of the relevant Term (unless market practice differs in the relevant syndicated loan market, in which case the Quotation Date will be determined by the Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Date will be the last of those days)).

Quotation Time:	The Quotation Date.
Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.
SOFR:
The secured overnight financing rate (SOFR) administered and published by the Federal Reserve Bank of New York (or any other person which takes over the administration of the secured overnight financing rate (SOFR)).

US Government Securities Business Day:
Any day other than:
(a)a Saturday or a Sunday; and
(b)a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

Part 2: Term Rate Advances – Euro

CURRENCY:	Euro.
FACILITIES:
Revolving Facility A, Revolving Facility B, Telenet Additional Facility AQ and any other Telenet Additional Facility as may be agreed between the Company and the relevant Telenet Additional Facility Lenders.

Rate Switch Currency:	Euro is not a Rate Switch Currency.
Cost of funds as a fall-back:	Cost of funds will apply as a fall-back.

Definitions:
Additional Business Days:	A TARGET Day.
Break Costs:
(a)the amount (if any) by which:
(i)the amount of interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in an Advance or Unpaid Sum to the last day of the current Term in respect of that Advance or Unpaid Sum, had the principal amount of that Advance or Unpaid Sum received been paid on the last day of that Term, exceeds:
(ii)the amount of interest which that Lender would be able to obtain by placing an amount equal to the principal amount of such Advance or Unpaid Sum received or recovered by it on deposit with a leading bank in the Relevant Market for a period starting on the Business Day following such receipt or recovery and ending on the last day of the current Term; or
(b)for the purposes of Clause 10.10(a) (Miscellaneous Provisions), the loss suffered by any Lender as a result of having to unwind any funding contract for reinvestment of proceeds which it had entered into or initiated upon receipt of the notice of prepayment and/or cancellation referred to in Clause 10.10(a) (Miscellaneous Provisions).

Business Day Conventions (definition of “month”):	(a)If any period is expressed to accrue by reference to a month or any number of months then, in respect of the last month of that period:

(i)subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)if a Term begins on the last Business Day of a calendar month, that Term shall end on the last Business Day in the calendar month in which that Term is to end.

(b)If a Term would otherwise end on a day which is not a Business Day, that Term will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Primary Term Rate:
The euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen and at any time on or following an Alternative Benchmark Commencement Date in relation to EURIBOR, the Alternative Benchmark Rate for euro for the relevant period displayed on any page of any screen of an information service as the Facility Agent may specify after consultation with the Company on or about the relevant Alternative Benchmark Commencement Date.
In the case of any Telenet Additional Facility to which these Reference Rate Terms apply and which is not stated to have a floor in the applicable Telenet Additional Facility Accession Agreement, if the aggregate of the Primary Term Rate and the applicable Credit Adjustment Spread (if any) is less than zero, there shall be no adjustment to ensure the aggregate of such amounts is zero or otherwise.
In the case of Revolving Facility A, Revolving Facility B, Telenet Additional Facility AQ and any other Telenet Additional Facility to which these Reference Rate Terms apply and which is stated to have a zero floor in the applicable Telenet Additional Facility Accession Agreement, if the aggregate of the Primary Term Rate and the applicable Credit Adjustment Spread (if any) is less than zero, the Primary Term Rate shall be deemed to be such a rate that the aggregate of the Primary Term Rate and the applicable Credit Adjustment Spread (if any) is zero.
In the case of any other Telenet Additional Facility to which these Reference Rate Terms apply but which is stated to have any other floor in the applicable Telenet Additional Facility Accession Agreement, such floor shall apply.

Quotation Date:
Two TARGET Days before the first day of the relevant Term (unless market practice differs in the Relevant Market, in which case the Quotation Date will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given by leading banks in the Relevant Market on more than one day, the Quotation Date will be the last of those days)).

Quotation Time:	Quotation Date 11:00 a.m. (Brussels time).
Relevant Market:	The European Interbank Market.

Part 3: Compounded Rate Advances – Sterling

CURRENCY:	Sterling.
FACILITIES:	Revolving Facility A, Revolving Facility B and any Telenet Additional Facility as may be agreed between the Company and the relevant Telenet Additional Facility Lenders.
Cost of funds as a fall-back:	Cost of funds will not apply as a fall-back.
Break Costs:	Break Costs shall not apply.

Definitions:
Additional Business Days:	An RFR Banking Day.
Business Day Conventions (definition of “month”):	(a)If any period is expressed to accrue by reference to a month or any number of months then, in respect of the last month of that period:

(i)subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(iii)if a Term begins on the last Business Day of a calendar month, that Term shall end on the last Business Day in the calendar month in which that Term is to end.

(b)If a Term would otherwise end on a day which is not a Business Day, that Term will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	The Bank of England’s Bank Rate as published by the Bank of England from time to time.
Central Bank Rate Adjustment:
In relation to the central bank rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Facility Agent, or by any other Finance Party which agrees to do so in place of the Facility Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which SONIA is available.

Central Bank Rate Spread:
In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Facility Agent (or by any other Finance Party which agrees to do so in place of the Facility Agent) between:
(a)SONIA for that RFR Banking Day; and
(b)the Central Bank Rate prevailing at the close of business on that RFR Banking Day.

Credit Adjustment Spread:
Unless stated to the contrary in any Telenet Additional Facility Accession Agreement for any Telenet Additional Facility to which these Reference Rate Terms apply:
(a)in relation to a Term of one day, 0% per annum;
(b)in relation to a Term of one week, 0.0168% per annum;
(c)in relation to a Term of one Month, 0.0326% per annum;
(d)in relation to a Term of two Months, 0.0633% per annum;
(e)in relation to a Term of three Months, 0.1193% per annum;
(f)in relation to a Term of six Months, 0.2766% per annum;
(g)in relation to a Term of twelve Months, 0.4644% per annum; and
(h)in relation to a Term of any other duration, the spread which results from interpolating on a linear basis between the longest period specified above which is shorter than that Term and the shortest period specified above which is longer than that Term.

Daily Rate:	The “Daily Rate” for any RFR Banking Day is:

(a)the RFR for that RFR Banking Day; or
(b)if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:
(i)the Central Bank Rate for that RFR Banking Day; and
(ii)the applicable Central Bank Rate Adjustment; or

(c)if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:
(i)the most recent Central Bank Rate; and
(ii)the applicable Central Bank Rate Adjustment,
rounded, in either case, to four decimal places.

In the case of any Telenet Additional Facility to which these Reference Rate Terms apply and which is not stated to have a floor in the applicable Telenet Additional Facility Accession Agreement, if the aggregate of the Daily Rate and the applicable Credit Adjustment Spread is less than zero, there shall be no adjustment to ensure the aggregate of such amounts is zero or otherwise.

In the case of Revolving Facility A, Revolving Facility B and any Telenet Additional Facility to which these Reference Rate Terms apply and which is stated to have a zero floor in the applicable Telenet Additional Facility Accession Agreement), if the aggregate of the Daily Rate and the applicable Credit Adjustment Spread is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the applicable Credit Adjustment Spread is zero.

In the case of any other Telenet Additional Facility to which these Reference Rate Terms apply but which is stated to have any other floor in the applicable Telenet Additional Facility Accession Agreement, such floor shall apply.

Lookback Period:	Five RFR Banking Days.
Relevant Market:	The sterling wholesale market.
RFR:	The SONIA (sterling overnight index average) reference rate displayed on the relevant screen of any authorised distributor of that reference rate.
RFR Banking Day:	A day (other than a Saturday or Sunday) on which banks are open for general business in London.

SCHEDULE 18
DAILY NON-CUMULATIVE COMPOUNDED RFR RATE
The “Daily Non-Cumulative Compounded RFR Rate” for any RFR Banking Day “i” during a Term for a Compounded Rate Advance is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:
where:
“UCCDRi” means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day “i”;
“UCCDRi-1” means, in relation to that RFR Banking Day “i”, the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Term;
“dcc” means:
(a)in respect of a Compounded Rate Advance denominated in Sterling, 365; and
(b)in respect of a Compounded Rate Advance denominated in euros or USD, 360, or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;
“ni” means the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day; and
the “Unannualised Cumulative Compounded Daily Rate” for any RFR Banking Day (the “Cumulated RFR Banking Day”) during that Term is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):
where:
“ACCDR” means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;
“tni” means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;
“Cumulation Period” means the period from, and including, the first RFR Banking Day of that Term to, and including, that Cumulated RFR Banking Day;
“dcc” has the meaning given to that term above; and
the “Annualised Cumulative Compounded Daily Rate” for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to 4 decimal places) calculated as set out below:

where:
“d0” means the number of RFR Banking Days in the Cumulation Period;
“Cumulation Period” has the meaning given to that term above;
“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;
“DailyRatei-LP” means, for any RFR Banking Day “i” in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;
“ni” means, for any RFR Banking Day “i” in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day (so that on most days ni will be 1, but on a Friday it will generally be 3 and it will also be larger than 1 on the Banking Day before a holiday);
“dcc” has the meaning given to that term above; and
“tni” has the meaning given to that term above.

SCHEDULE 19
FORM OF REDESIGNATION NOTICE
To:    [FACILITY AGENT] as Facility Agent
Cc:    TELENET BV
From:    [relevant Lender name]
Dated:    [●]29
Dear Sir/Madam
Telenet BV – Credit Agreement
dated 1 August 2007 (the “Facilities Agreement”)
We refer to the Facilities Agreement. This is a Redesignation Notice. Terms defined in the Facilities Agreement have the same meaning in this Redesignation Notice unless given a different meaning in this Redesignation Notice.
Pursuant to Clause 2.1A (Redesignation of Revolving Facility A) of the Facilities Agreement, we hereby notify the Facility Agent and the Company that we intend to redesignate all of our Revolving Facility A Commitments held by us at the Redesignation Relevant Time as Revolving Facility B Commitments on [●] (the “Redesignation Effective Date”).
We hereby agree that on the Redesignation Effective Date all of the Revolving Facility A Commitments and any participations in outstanding Revolving Facility A Advances held by us at the Redesignation Relevant Time will be automatically redesignated as Revolving Facility B Commitments and (if applicable) participations in Revolving Facility B Advances pursuant to Clause 2.1A (Redesignation of Revolving Facility A).
This Redesignation Notice is irrevocable.
Yours faithfully
For:

[Insert relevant Lender name]
29 To be sent no later than 5 Business Days prior to the Redesignation Effective Date.

SIGNATURES
[Original signature pages not restated]

SIGNATURES
THE COMPANY
TELENET BV

_______________________________
Name: Authorised Signatory
Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

THE OBLIGORS
TELENET BV

_______________________________
Name: Authorised Signatory
Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

TELENET INTERNATIONAL FINANCE S. À. R.L., a private limited liability company (société à responsabilité limitée), incorporated under the laws of Luxembourg, with its registered office at 11 rue de l’Industrie, L-8399 Windhof, Grand Duchy of Luxembourg, and registered with the Luxembourg trade and companies register under number B.155066.

_______________________________
Name: Authorised Signatory
Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

TELENET GROUP NV

_______________________________
Name: Authorised Signatory
Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

TELENET FINANCING USD LLC

_______________________________
Name: Authorised Signatory
Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

SUPERHOLDCO
TELENET GROUP HOLDING NV

_______________________________
Name: Authorised Signatory
Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

THE BANK OF NOVA SCOTIA as Facility Agent

_______________________________ Name: Authorised Signatory Title: Authorised Signatory	_______________________________ Name: Authorised Signatory Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

KBC BANK NV as Security Agent

_______________________________ Name: Authorised Signatory Title: Authorised Signatory	_______________________________ Name: Authorised Signatory Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

THE ACCEDING REVOLVING FACILITY LENDERS
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

_______________________________ Name: Authorised Signatory Title: Authorised Signatory	_______________________________ Name: Authorised Signatory Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

MORGAN STANLEY BANK, N.A.

_______________________________ Name: Authorised Signatory Title: Authorised Signatory	_______________________________ Name: Authorised Signatory Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

SMBC BANK INTERNATIONAL PLC

_______________________________ Name: Authorised Signatory Title: Authorised Signatory	_______________________________ Name: Authorised Signatory Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

THE REVOLVING FACILITY LENDERS
ING BELGIUM NV/SA

_______________________________ Name: Authorised Signatory Title: Authorised Signatory	_______________________________ Name: Authorised Signatory Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

THE BANK OF NOVA SCOTIA

_______________________________ Name: Authorised Signatory Title: Authorised Signatory	_______________________________ Name: Authorised Signatory Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

BNP PARIBAS FORTIS SA/NV

_______________________________ Name: Authorised Signatory Title: Authorised Signatory	_______________________________ Name: Authorised Signatory Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

DEUTSCHE BANK AKTIENGESELLSCHAFT

_______________________________ Name: Authorised Signatory Title: Authorised Signatory	_______________________________ Name: Authorised Signatory Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

SOCIETE GENERALE, LONDON BRANCH

_______________________________ Name: Authorised Signatory Title: Authorised Signatory	_______________________________ Name: Authorised Signatory Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

JPMORGAN CHASE BANK N.A., LONDON BRANCH

_______________________________ Name: Authorised Signatory Title: Authorised Signatory	_______________________________ Name: Authorised Signatory Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

GOLDMAN SACHS BANK USA

_______________________________ Name: Authorised Signatory Title: Authorised Signatory	_______________________________ Name: Authorised Signatory Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

THE ROYAL BANK OF SCOTLAND PLC

_______________________________ Name: Authorised Signatory Title: Authorised Signatory	_______________________________ Name: Authorised Signatory Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

COÖPERATIEVE RABOBANK U.A.

_______________________________ Name: Authorised Signatory Title: Authorised Signatory	_______________________________ Name: Authorised Signatory Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

ROYAL BANK OF CANADA

_______________________________ Name: Authorised Signatory Title: Authorised Signatory	_______________________________ Name: Authorised Signatory Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

KBC BANK NV

_______________________________ Name: Authorised Signatory Title: Authorised Signatory	_______________________________ Name: Authorised Signatory Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

BELFIUS BANK NV/SA

_______________________________ Name: Authorised Signatory Title: Authorised Signatory	_______________________________ Name: Authorised Signatory Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

CRÉDIT INDUSTRIEL ET COMMERCIAL LONDON BRANCH

_______________________________ Name: Authorised Signatory Title: Authorised Signatory	_______________________________ Name: Authorised Signatory Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

MUFG BANK, LTD.

_______________________________ Name: Authorised Signatory Title: Authorised Signatory	_______________________________ Name: Authorised Signatory Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)

BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY

_______________________________ Name: Authorised Signatory Title: Authorised Signatory	_______________________________ Name: Authorised Signatory Title: Authorised Signatory

(Signature Page to the Telenet Supplemental Agreement)